As filed with the Securities and Exchange Commission on March 29, 2019.
Registration No. 333-225314

UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549
POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-1 REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
Symetra Life Insurance Company (Exact name of registrant as specified in its charter)

Iowa (State or other jurisdiction of incorporation or organization)	6311 (Primary Standard Industrial Classification Code Number)	91-0742147 (I.R.S. Employer Identification No.)
777 108th Ave NE, Suite 1200 Bellevue, WA 98004 (425) 256-8000 (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
Margaret A. Meister
President
Symetra Life Insurance Company
777 108th Ave NE, Suite 1200
Bellevue, WA 98004
(425) 256-8000
(Name and address, including zip code, and telephone number, including area code, of agent for service)

Copies to: Jacqueline M. Veneziani Senior Vice President, General Counsel and Secretary Symetra Life Insurance Company 777 108th Ave NE, Suite 1200 Bellevue, WA 98004 (425) 256-8000
Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: ☒

If this Form is filed to register addition securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and "emerging growth company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒ (Do not check if a smaller reporting company)	Smaller reporting company ☐	Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

Symetra TrekSM
Individual Single Premium Deferred Index-Linked Annuity Contract

Issued By:
SYMETRA LIFE INSURANCE COMPANY

Prospectus Dated: May 1, 2019

This prospectus describes the Symetra TrekSM Contract (the "Contract") and contains important information. Please read it before investing and keep it for future reference. This prospectus does not constitute an offering in any jurisdiction in which the Contract may not lawfully be sold. The Contract is a single premium deferred index-linked annuity contract issued by Symetra Life Insurance Company. The Contract is designed to help you invest on a tax-deferred basis and meet long-term financial goals. Certain words and phrases used and capitalized throughout the prospectus are defined in the section titled "Defined Terms."

This prospectus describes all material rights and obligations of annuity purchasers under the Contract.

Under the Contract, you may allocate your Purchase Payment to one or more of the "Indexed Accounts" that are available under the Contract. There are currently 10 Indexed Accounts available. Each Indexed Account is tied to a market index and has an applicable Crediting Method. At the end of an “Interest Term,” we will credit to your Contract an amount of interest (which may be positive, negative, or equal to zero) based on the Index performance and Crediting Method of the Indexed Account you invest in. Each Interest Term tracks the Index performance for one year.

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Indexes. Each Index is comprised of or defined by certain securities or by a combination of certain securities and other investments. Please see the section titled "Indexes" for a description of each Index. Currently, the Contract offers Indexed Accounts that credit interest (which may be positive, negative, or equal to zero) based on the performance of the following Indexes:

S&P 500® Index	Russell 2000® Index	NASDAQ-100® Index	MSCI Emerging Markets Index	PIMCO Equity Fusion Index™

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Crediting Methods. Each Crediting Method permits positive interest to be credited up to an Indexed Interest Cap and provides limited protection against negative interest. The Crediting Methods are described in more detail in the section titled "Crediting Methods." Currently, the Contract offers Indexed Accounts with the following Crediting Methods:

Point to Point with Indexed Interest Buffer	Point to Point with Indexed Interest Floor
The Contract also includes a “Return Lock” feature for each Indexed Account. If you decide to exercise the Return Lock feature during an Interest Term, the value of your investment in the Indexed Account (which fluctuates each Business Day) will not change for the remainder of the Interest Term unless you take a withdrawal. You should fully understand the operation and impact of the Return Lock feature, as described in this prospectus. See the section titled “Return Lock.”
You may also choose to invest all or a portion of your Contract Value for one or more Interest Terms in the Fixed Account. Amounts allocated to the Fixed Account earn compounded interest at a fixed rate for the duration of an Interest Term. At the end of an Interest Term, a new fixed rate for the next Interest Term is declared. The interest rate for the Fixed Account will never be less than the guaranteed minimum rate of 1.00%. See the section titled “Fixed Account” for more information.

Any interest credited to your Contract, either as a result of investing in an Indexed Account or the Fixed Account, is subject to our creditworthiness and claims-paying ability.
You are permitted to make transfers and withdrawals under the Contract. Transfers between the Indexed Accounts, or between the Indexed Accounts and the Fixed Account, are effected only at the end of an Interest Term. Withdrawals may be effected at any time prior to annuitization, although withdrawals may be subject to a surrender charge. If you take a withdrawal from your Contract, there is a risk of loss of principal and related earnings due to any applicable surrender charge, negative adjustments to certain values under your Contract, and negative tax consequences. A withdrawal will reduce your Contract Value.
Prospective purchasers may obtain an application to purchase the Contract through broker-dealers that have been appointed by the Company as insurance agents and that have selling agreements with Symetra Securities, Inc. (“SSI”), the principal underwriter for the Contracts. SSI will use its best efforts to sell the Contracts, but is not required to sell any number or dollar amount of Contracts. We may stop offering the Contracts at any time.

Index-linked annuity contracts are complex insurance and investment vehicles. Investors should speak with a financial professional about the Contract’s features, benefits, risks, and fees, and whether the Contract is appropriate for the investor based upon his or her financial situation and objectives.
An investment in this Contract is subject to risks, including the possible loss of principal. See “Risk Factors” beginning on page 7. The Contracts are not deposits or obligations of, or guaranteed or endorsed by, any bank and are not insured or guaranteed by the Federal Deposit Insurance Corporation, Federal Reserve Board, or any other government agency.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

DEFINED TERMS

We have used simple, clear language as much as possible in this prospectus. However, by the very nature of the Contracts certain technical words or terms are unavoidable. We have identified the following as some of these words or terms.

Accumulation Phase	The period beginning on the Contract Date and ending on the Annuity Date.

Adjusted Index Return
The percentage change in the Index Value of an Index from the start of an Interest Term to the end of the Interest Term, after any applicable adjustment for the Indexed Interest Cap, and either the Indexed Interest Buffer or the Indexed Interest Floor. The Adjusted Index Return for an Indexed Account represents the rate at which we credit interest at the end of an Interest Term. The Adjusted Index Return may be positive, negative, or equal to zero.

Allocation Date
The date when the Purchase Payment is allocated to the Fixed Account and/or one or more of the Indexed Accounts for the initial Interest Term. The Allocation Date will be the next 7th or 21st calendar day of a month, whichever occurs first, after the Contract Date. If this date is not a Business Day, the Allocation Date will be the next Business Day.

Annuitant	The natural person(s) on whose life (or lives) annuity payments under the Contract are based.

Annuity Date	The date the Income Phase begins.

Base Value
For each Indexed Account in which you invest, your Base Value is an amount used to calculate (i) your Indexed Account Value on the first Business Day of the Interest Term; (ii) your Interim Value on each other Business Day of the Interest Term (except the last Business Day); and (iii) your Indexed Interest on the last Business Day of the Interest Term. Your Base Value is not a cash value under the Contract.

Beneficiary	The person or entity designated to receive any Contract benefits upon the Owner's death.

Business Day	Any day that the New York Stock Exchange (“NYSE”) is open for regular trading. A Business Day ends at the same time that regular trading on the NYSE closes (typically 4:00 PM Eastern Time).

Cash Surrender Value
The amount that you will receive if you surrender your Contract (i.e., take a full withdrawal) during the Accumulation Phase. The Cash Surrender Value equals your Contract Value minus any surrender charge and any applicable taxes payable by us and not previously deducted.

Code	Internal Revenue Code of 1986, as amended.

Contract	The Symetra TrekSM Contract, which is a single premium deferred index-linked annuity contract between Symetra Life and you, as the Owner.

Contract Date
The first Business Day that the Contract is in force. In most situations, your Contract Date is the Business Day your application and Purchase Payment are received by us and accompanied by all the information that we need to issue your Contract.

Contract Value
The total amount attributable to your Contract during the Accumulation Phase at any given time. Prior to the Allocation Date, your Contract Value is the amount attributable to your Contract held in the Fixed Holding Account. After the Allocation Date, your Contract Value is the sum of your Indexed Account Values and your Fixed Account Value at any given time. Your Contract Value may not necessarily equal your Cash Surrender Value.

Contract Year	The 12-month period starting on the Contract Date and each anniversary of your Contract Date while the Contract remains in force.

Crediting Method	The crediting method used to calculate the Indexed Interest for an Indexed Account. The Crediting Methods are also taken into account when calculating Interim Values.

Fixed Account	The investment option under the Contract that provides for guaranteed interest, and is subject to a guaranteed minimum interest rate. The Fixed Account is part of the General Account.

Fixed Account Value	The amount of your Contract Value allocated to the Fixed Account at any given time.

Fixed Holding Account
The account in which your Purchase Payment is held until the Allocation Date. The Fixed Holding Account provides for guaranteed interest, subject to a guaranteed minimum interest rate. The Fixed Holding Account is part of the General Account.

General Account
The account that holds all of Symetra Life's assets, including all assets held in the Fixed Holding Account, the Fixed Account, and Separate Account RINA. The General Account does not include those assets held in Separate Account RITX or other Symetra Life separate accounts.

Income Phase	The period beginning on the Annuity Date during which we make annuity payments to the Payee(s).

Index	The market index used to determine the Index Return for an Indexed Account. Each Index is comprised of or defined by certain securities or by a combination of certain securities and other investments.

Index Return
The percentage change in the Index Value of an Index from the start of an Interest Term to the end of the Interest Term, before any applicable adjustment for the Indexed Interest Cap and either the Indexed Interest Buffer or the Indexed Interest Floor.

Index Value	The closing value of the Index on any Business Day. If an Index Value is not published for a Business Day, we will use the closing Index Value from the next Business Day.

Indexed Accounts
The investment options under the Contract that provide for credited interest (either positive, negative, or equal to zero) based on the performance of a particular Index and the applicable Crediting Method. Each Indexed Account also includes the Return Lock feature.

Indexed Account Value
During an Interest Term, you have an Indexed Account Value for each Indexed Account in which you invest. On the first Business Day of an Interest Term, your Indexed Account Value equals your Base Value. On each other Business Day (except the last Business Day), your Indexed Account Value equals your Interim Value. On the last Business Day, your Indexed Account Value equals your Base Value multiplied by the sum of 1 plus the Adjusted Index Return (Base Value x (1 + Adjusted Index Return)).

Indexed Interest	The dollar amount of interest credited under an Indexed Account at the end of an Interest Term. Indexed Interest can be positive, negative or equal to zero.

Indexed Interest Buffer
An element of the “Point to Point with Indexed Interest Buffer” Crediting Method. The Indexed Interest Buffer represents the maximum negative Index Return that will not result in a negative Adjusted Index Return for a given Interest Term. It provides limited protection against negative Indexed Interest.

Indexed Interest Cap
An element of each Crediting Method. The Indexed Interest Cap represents the maximum Adjusted Index Return that can be credited under an Indexed Account for an Interest Term. It limits the potential positive Indexed Interest that may be credited during an Interest Term. Each Indexed Account has its own Indexed Interest Cap.

Indexed Interest Floor
An element of the “Point to Point with Indexed Interest Floor” Crediting Method. The Indexed Interest Floor represents the maximum negative Adjusted Index Return for a given Interest Term. It provides limited protection against negative Indexed Interest.

Interest Term
The investment period over which performance of an Index is measured to determine Indexed Interest, or, for the Fixed Account, the period over which interest is credited at a specified declared rate. Each Interest Term period is one year. At the beginning of each Interest Term, your Contract Value may be allocated among the Fixed Account and/or one or more Indexed Accounts. You may not reallocate your Contract Value until the end of an Interest Term.

Interim Value
For each Indexed Account in which you invest, your Indexed Account Value equals your Interim Value on any Business Day during an Interest Term except for the first and last Business Days of the Interest Term for which there is no Interim Value.

Owner
The person(s) or legal entity entitled to exercise all rights and privileges under the Contract. Any reference to Owner in this prospectus includes any joint Owner. References to “you” in this prospectus refer to the Owner or a prospective Owner.

Payee	The person(s) or entity (or entities) designated by you to receive annuity payments during the Income Phase. You are the Payee unless you designate another person or entity as the Payee.

Purchase Payment	The single premium paid to Symetra Life under the Contract, less any applicable taxes due at the time the payment is made.

Return Lock
A feature under the Contract for each Indexed Account. If you exercise the Return Lock feature during an Interest Term, your Indexed Account Value will equal the Interim Value on the Return Lock Date and will not change for the remainder of the Interest Term unless you take a withdrawal. You do not receive Indexed Interest at the end of an Interest Term if you exercise the Return Lock feature.

Return Lock Date	The Business Day on which we process your request to exercise the Return Lock.

Separate Account
Symetra Separate Account RINA which we established under the laws of Iowa. If your Contract was issued in Texas, any assets allocated to the Indexed Accounts are allocated to Symetra Separate Account RITX, which we established under the laws of Iowa. Any reference to the Separate Account in this prospectus includes both Symetra Separate Account RINA and Symetra Separate Account RITX, unless otherwise noted. Symetra Separate Account RINA and Symetra Separate Account RITX are not registered under the Investment Company Act of 1940, as amended.

Symetra Life (or the "Company," "we," "us," or "our")	Symetra Life Insurance Company.

SUMMARY

This summary provides a brief overview of Symetra TrekSM. You should carefully read the entire prospectus before you decide whether to purchase the Contract. The Contract may not be currently available in all states, may vary in your state, or may not be available from all selling firms or from all financial professionals.

Who is Symetra Life? The Contract would be an agreement between you, the Owner, and Symetra Life Insurance Company. Symetra Life Insurance Company is an Iowa stock life insurance company and a wholly-owned subsidiary of Symetra Financial Corporation, which, in turn, is a wholly-owned subsidiary of Sumitomo Life Insurance Company, a Japanese mutual life insurer (sougo kaisha) with its headquarters in Tokyo, Japan. We offer products and services that serve the retirement, employment-based benefits and life insurance markets and are licensed to do business in the District of Columbia, Puerto Rico and all states except New York. The Contract is not available in Puerto Rico.

What is the purpose of the Contract? The Contract is designed to help you invest on a tax-deferred basis and meet long-term financial goals, such as retirement funding. During the Accumulation Phase, you may access your money under the Contract by taking withdrawals of your Contract Value. During the Income Phase, we pay guaranteed income in the form of annuity payments. The Contract also has a death benefit that may become payable during the Accumulation Phase. All payments under the Contract are subject to the terms and conditions described in this prospectus.

You should not buy the Contract if you are looking for a short-term investment, if you plan on taking withdrawals before the end of the surrender charge period, or if you anticipate taking significant withdrawals from your Indexed Account Values. You should recognize that while the Contract provides some protection against loss, you can lose money under the Contract. It is possible to lose your entire principal investment. You should not buy the Contract if you are not willing to assume the risks associated with the Contract. See the section titled “Risk Factors.”
Are the Contracts non-qualified or qualified under the Code? The Contract is available as a non-qualified contract, which will provide you with certain tax deferral features under the Code. The Contract is also available as a qualified contract as an Individual Retirement Annuity (“IRA”) or Roth IRA.

If you purchase the Contract as a qualified contract, the Contract will not provide you tax deferral benefits in addition to those already provided by your IRA or Roth IRA.

How do I purchase the Contract? You may purchase the Contract by completing an application and submitting a Purchase Payment of at least $25,000. We reserve the right to reject any Purchase Payment that exceeds $1 million. Only one Purchase Payment is allowed under the Contract.

What are the investment options during the Accumulation Phase? The Contract currently offers 10 Indexed Accounts and the Fixed Account. For each Interest Term, which is one year, you may allocate Contract Value to one or more Indexed Accounts and/or the Fixed Account. Each Indexed Account credits Indexed Interest (either positive, negative, or equal to zero) at the end of an Interest Term based on the performance of a particular Index and the applicable Crediting Method. Each Indexed Account also has the Return Lock feature. The Fixed Account credits interest during each Interest Term based on a guaranteed rate set by us. The guaranteed minimum interest rate will never be less than 1.00%.
What are the Indexes for the Indexed Accounts? Currently, the Contract offers Indexed Accounts that credit interest based on the performance of the following Indexes:

•	S&P 500® Index;

•	Russell 2000® Index;

•	NASDAQ-100® Index;

•	MSCI Emerging Markets Index; or

•	PIMCO Equity Fusion Index™.

Each Index is described in more detail under the section titled "Indexes."

We reserve the right to add, remove or replace any Index in the future, subject to necessary regulatory approvals. If we replace an Index during an Interest Term, we will calculate the Index Return using the old Index up until the replacement date. After the replacement date, we will calculate the Index Return using the new index, but with a modified start of Interest Term value for the new index. The modified start of Interest Term value for the new index will reflect the Index Return for the old Index from the start of the Interest Term to the replacement date. For an example of how the Index Return is calculated under these circumstances, see the section titled "Indexes." If we replace an Index, this does not cause a change in the Indexed Interest Cap, Indexed Interest Floor or Indexed Interest Buffer.

If we add or remove an Index (as opposed to replacing an index as described in the previous paragraph), the changes will not be effective for your Contract until the start of the next Interest Term. Adding or removing an Index does not cause a change in the Indexed Interest Floor or Indexed Interest Buffer. The Indexed Interest Floor and Indexed Interest Buffer will not change for the life of your Contract. Any Indexed Accounts based on the performance of the newly added Index will have a new Indexed Interest Cap. Changes to the Indexed Interest Caps, if any, occur at the start of the next Interest Term. See the sections titled "Index Risk," "Risk that We May Eliminate or Substitute an Index or Crediting Method or Change Indexed Interest Caps", and "Additional Information about the Indexed Accounts" for more information.

What are the Crediting Methods for the Indexed Accounts? Currently, the Contract offers Indexed Accounts with the following Crediting Methods:

•	Point to Point with Indexed Interest Floor

•	Point to Point with Indexed Interest Buffer

How do the Crediting Methods for the Indexed Accounts work? The Crediting Methods are used to calculate the Adjusted Index Returns for the Indexed Accounts at the end of each Interest Term. The Adjusted Index Return represents the rate at which we will credit Indexed Interest. The Adjusted Index Return and the Indexed Interest may be positive, negative, or equal to zero.

Each Crediting Method takes into account three elements to calculate the Adjusted Index Return:

•	The Index Return (or “Point to Point”);

•	The Indexed Interest Cap; and

•	Either the Indexed Interest Floor or the Indexed Interest Buffer.

To calculate the Adjusted Index Return for an Indexed Account at the end of an Interest Term, we follow a three step process for each Crediting Method:

•	First, we calculate the Index Return. The Index Return for an Indexed Account is the percentage change in the Index Value from the start of an Interest Term to the end of the Interest Term.

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Second, we determine whether the Index Return must be adjusted under the Indexed Interest Cap. The Indexed Interest Cap represents the maximum positive Adjusted Index Return for a given Interest Term. Each Indexed Account has its own Indexed Interest Cap. We set the Indexed Interest Cap for each Indexed Account prior to the beginning of an Interest Term. An Indexed Interest Cap for a particular Interest Term may be higher or lower than the Indexed Interest Caps for previous or future Interest Terms. We guarantee that we will never set such cap at less than 2.00% during the surrender charge period or less than 1.00% thereafter.

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Third, we determine whether the Index Return must be adjusted under the Indexed Interest Floor or the Indexed Interest Buffer, whichever applies to the Crediting Method being used. The Indexed Interest Floor and the Indexed Interest Buffer provide different forms of limited protection against negative Indexed Interest. The Indexed Interest Floor represents the maximum negative Adjusted Index Return for a given Interest Term. The Indexed Interest Floor is set at a loss of 10%. This may also be expressed as a floor equal to negative 10% (or -10%). The Indexed Interest Buffer represents the maximum negative Index Return that will not result in a negative Adjusted Index Return for a given Interest Term. The Indexed Interest Buffer provides protection from a negative Index Return of up to 10%. The Indexed Interest Floor and Indexed Interest Buffer will not change for the life of your Contract.

Once the Adjusted Index Return is determined, the Adjusted Index Return is applied to the Base Value to calculate the Indexed Interest. See the section titled “Crediting Methods” for additional information.

When does Symetra Life establish the Indexed Interest Cap, Indexed Interest Floor and Indexed Interest Buffer and can they be adjusted? We set the Indexed Interest Cap for each Indexed Account prior to the beginning of each Interest Term. The Indexed Interest Caps for the initial Interest Term will be shown in your Contract. We can change the Indexed Interest Caps annually for each Interest Term. We will provide written notice at least 30 days prior to each Interest Term instructing you how to obtain the Indexed Interest Caps for the next Interest Term. You have no right to reject the Indexed Interest Caps for the next Interest Term. See the section titled "Risk that We May Eliminate or Substitute an Index or Crediting Method or Change Indexed Interest Caps" for more information.

The Indexed Interest Floor and Indexed Interest Buffer are shown in your Contract and cannot be changed or reset during the life of your Contract. We may change the Indexed Interest Floor and Indexed Interest Buffer for Contracts issued in the future, and future Contracts may have different Indexed Interest Floors and Indexed Interest Buffers for different Indexed Accounts.

How are my Indexed Account Values calculated during an Interest Term (assuming that I do not exercise the Return Lock feature)? Each Interest Term, you will have a separate Indexed Account Value for each Indexed Account in which you invest. On the first Business Day of the Interest Term, your Contract Value equals your Base Value (i.e., the total amount of Contract Value allocated to the Indexed Account at the beginning of the Interest Term). On the last Business Day of the Interest Term, your Indexed Account Value equals your Base Value (including any adjustments due to withdrawals) plus the amount of Indexed Interest received. This may also be expressed by the following formula: Base Value x (1 + Adjusted Index Return).

On each other Business Day during the Interest Term, your Indexed Account Value equals your Interim Value. Your Interim Value on a given Business Day is intended to reflect the value of your investment in an Indexed Account on that particular day.
However, changes to your Interim Value are not directly related to the performance of the relevant Index (although Index performance impacts your Interim Value). Rather, your Interim Value for an Indexed Account is calculated using a formula that takes into account the value of a specific set of hypothetical fixed income instruments and derivatives. Please see Appendix B for a detailed description of how we calculate Interim Values. It is important to understand that even if an Index performs positively, it is possible that your Interim Value will decrease. If you wish to obtain your Interim Value, you may contact our Home Office.

If you take a withdrawal from an Indexed Account during the Interest Term, your Indexed Account Value on the date of the withdrawal will be reduced by the withdrawal amount, including any applicable surrender charges and taxes payable by us and not previously deducted. In addition, any such withdrawal will also reduce your Base Value, which in turn will negatively impact your Indexed Account Value for the remainder of the Interest Term. See “How do withdrawals affect my Fixed Account Value and Indexed Account Values?” below.

What is the Return Lock feature? If you allocate Contract Value to an Indexed Account, you may exercise the Return Lock feature at any time by notifying us prior to the third to last Business Day of a given Interest Term. If you decide to exercise the Return Lock feature during an Interest Term, your Indexed Account Value (which otherwise fluctuates each Business Day) is “locked in” at the Interim Value on the Return Lock Date and will not change for the remainder of the Interest Term. However, your Indexed Account Value will be reduced by the dollar amount of any withdrawal from your Indexed Account Value, including any applicable surrender charges and taxes payable by us and not previously deducted. In addition, if you exercise the Return Lock feature, you will not be credited with any Indexed Interest for that Indexed Account at the end of the Interest Term, regardless of whether the Indexed Interest would have been positive, negative, or equal to zero.

You should fully understand the operation and impact of the Return Lock feature prior to purchasing the Contract. See “Return Lock Risk” and “Return Lock” for additional information about the risks associated with the Return Lock feature.

Can I make transfers between Indexed Accounts and the Fixed Account? During the Accumulation Phase, you can transfer Contract Value among the Indexed Accounts, and between the Indexed Accounts and the Fixed Account, free of charge at the end of each Interest Term. Transfers are not permitted at any other time. We must receive your transfer request at least two Business Days prior to the end of an Interest Term. If we do not receive a transfer request, no transfers will occur and your current allocation will remain in place for the next Interest Term. See the section titled "General Liquidity Risk" for more information. Transfers are discussed in detail in the section titled “Transfers.”

Can I make withdrawals? You may take withdrawals from your Contract at any time during the Accumulation Phase. If you take a partial withdrawal or surrender your Contract (i.e., a full withdrawal), your withdrawal may be subject to a surrender charge. Repetitive withdrawals (a form of systematic partial withdrawals) are also available during the Accumulation Phase. Repetitive withdrawals that are based on life expectancy are not subject to surrender charges. Amounts withdrawn from this Contract may also be subject to a 10% additional federal tax if taken before age 59½.

Unless you tell us otherwise, withdrawals will be taken proportionately from your investment options based on how your Contract Value is allocated at the time of the withdrawal. Partial withdrawals must be at least $500. If your Contract Value is less than $500, you may only surrender the Contract for the Cash Surrender Value. If you take a partial withdrawal and, immediately after the withdrawal, your Contract Value is less than $2,000, we will instead pay you the Cash Surrender Value and terminate your Contract. If you surrender the Contract, we will pay you the Cash Surrender Value and terminate your Contract.

See the section titled “Access to your Money During the Accumulation Phase” for additional information.

How do withdrawals affect my Fixed Account Value and Indexed Account Values? When you take a withdrawal from your Fixed Account, your Fixed Account Value is reduced by the dollar amount of the withdrawal, including any applicable surrender charges and any applicable taxes payable by us and not previously deducted. When you take a withdrawal from your Indexed Account, your Indexed Account Value is reduced in the same manner. However, if you take a withdrawal from your Indexed Account, the withdrawal will also cause a reduction (perhaps significant reduction) to your Base Value. A reduction in your Base Value negatively impacts your Indexed Account Value for the remainder of the Interest Term.

You should fully understand how withdrawals affect the value of your Contract, particularly your Indexed Account Values, prior to purchasing the Contract. See “Base Value Risk” and “Impact of Withdrawals from Indexed Accounts” for additional information about how withdrawals affect your Indexed Account Values.

What charges are deducted under the Contract? If you withdraw more than the free withdrawal amount allowed under your Contract, you may be assessed a surrender charge. The amount of the surrender charge, if any, will depend on the Contract Year during which the withdrawal is taken. The schedule below sets forth the surrender charges under the Contract. The surrender charge schedule starts at 9% and declines until the seventh Contract Year when it reaches 0%.

Contract Year	1	2	3	4	5	6	7+
Surrender Charge (as a percentage of the amount withdrawn in excess of the free withdrawal amount)	9%	8%	7%	6%	5%	4%	0%

For the first six Contract Years, you may take withdrawals during each Interest Term, in the aggregate, up to your free withdrawal amount without the imposition of surrender charges. Surrender charges will be imposed only on the amounts withdrawn in excess of your free withdrawal amount. Your free withdrawal amount at the beginning of an Interest Term will be equal (in dollars) to the greater of:

(a)	15% of your Contract Value as of the beginning of the Interest Term; or

(b)	The accumulated interest earned in the Contract less any accumulated interest withdrawn previously as of the beginning of the current Interest Term.

Surrender charges are discussed in detail in the section titled "Surrender Charge."

What annuity options are available during the Income Phase? You may select from four annuity options under the Contract. The available annuity options are:

•	Life Annuity;

•	Life Annuity with Guaranteed Period;

•	Joint and Survivor Life Annuity; or

•	Joint and Survivor Life Annuity with Guaranteed Period.

All annuity payments will be made on a fixed basis. The annuity options are discussed in more detail in the section titled "Annuity Payments.”

Does the Contract provide a death benefit? If you die during the Accumulation Phase, your Contract provides for a death benefit equal to the greater of:

(a)	Your Contract Value; or

(b)
Your Purchase Payment, reduced proportionately by the percentage reduction in the Indexed Account Values and the Fixed Account Value for each partial withdrawal, including the impact of any surrender charge deduction.

The death benefit is not payable during the Income Phase and will terminate without value as of the Annuity Date. The death benefit is discussed in more detail in the section titled "Death Benefit.”

How do I contact Symetra Life Insurance Company? Symetra Life's principal place of business is located at 777 108th Avenue NE, Bellevue, Washington 98004. If you need more information, or you wish to submit a request, you should contact us at the following:

Home Office: For all written communications, general correspondence, and other transactional inquiries, please contact us at:			Symetra Life Insurance Company PO Box 305156 Nashville, TN 37230-5156
Customer Service By Phone:	1-800-796-3872 Extension 22136	For Overnight Mail:	Symetra Life Insurance Company 100 Centerview Drive, Suite 100 Nashville, TN 37214-3439
On the Internet:	http://www.symetra.com

RISK FACTORS

The purchase of the Contract involves certain risks. You should carefully consider the following factors, in addition to the matters set forth elsewhere in this prospectus, prior to purchasing the Contract.

GENERAL LIQUIDITY RISK

We designed the Contract to be a long-term investment that you may use to help save for retirement. The Contract is not designed to be a short-term investment. If you take withdrawals from your Contract during the surrender charge period, surrender charges may apply. In addition, amounts withdrawn from this Contract may also be subject to a 10% additional federal tax if taken before age 59½. If you plan on taking withdrawals that will be subject to surrender charges or additional federal taxes, this Contract may not be appropriate for you.

You can transfer Contract Value among the Indexed Accounts and the Fixed Account only at the end of an Interest Term. This restricts your ability to react to changes in market conditions during Interest Terms. You should consider whether the inability to reallocate Contract Value during an Interest Term is consistent with your financial needs. We must receive your transfer request at least two Business Days prior to the end of an Interest Term. If we do not receive a transfer request, no transfers will occur and your current allocation will remain in place for the next Interest Term. This will occur even if the Crediting Method, Index, or Interest Rate Cap associated with the Indexed Account has changed since you last selected the Indexed Account, in which case the Indexed Account may no longer be appropriate for your investment goals. If you fail to transfer Indexed Account Value at the beginning of an Interest Term and do not wish to remain invested in a particular Indexed Account for the remainder of the Interest Term, your only option will be to surrender the related Indexed Account Value. Surrendering all or a portion of your Contract Value may cause you to incur surrender charges, negative adjustments to certain values under your Contract, and negative tax consequences, as discussed in this section.

See "Interim Value Risk" below for information on how liquidity risks relate to our Interim Value calculation.

We may defer payments made under this Contract for up to six months if the insurance regulatory authority of the state in which we issued the Contract approves such deferral.

LOSS OF PRINCIPAL RELATED TO SURRENDER CHARGES
There is a risk of loss of principal and related earnings if you take a withdrawal from your Contract or surrender it during the first six Contract Years when we will deduct a surrender charge. This risk exists even if you are invested in an Indexed Account with an Index that is performing positively as of the date of your withdrawal.

INDEX RISK
If you allocate money to an Indexed Account for an Interest Term, the value of your investment depends in part on the performance of the applicable Index. The performance of an Index is based on changes in the values of the securities or other investments that comprise or define the Index. The securities comprising or defining the Indexes are subject to a variety of investment risks, many of which are complicated and interrelated. These risks may affect capital markets generally, specific market segments, or specific issuers. The performance of the Indexes may fluctuate, sometimes rapidly and unpredictably. Negative Index performance may cause you to realize investment losses. The historical performance of an Index or an Indexed Account does not guarantee future results. It is impossible to predict whether an Index will perform positively or negatively over the course of an Interest Term.

While it is not possible to invest directly in an Index, if you choose to allocate amounts to an Indexed Account, you are indirectly exposed to the investment risks associated with the applicable Index. Because each Index is comprised or defined by a collection of equity securities, each Index is largely exposed to market risk and issuer risk. Market risk is the risk that market fluctuations may cause the value of a security to fluctuate, sometimes rapidly and unpredictably. Issuer risk is the risk that the value of an issuer’s securities may decline for reasons directly related to the issuer, as opposed to the market generally.

Provided below is a summary of important investment risks to which each Index is exposed. For more information on the Indexes, see the section titled "Indexes."

•
S&P 500® Index. The S&P 500® Index is comprised of equity securities issued by large-capitalization U.S. companies. In general, large-capitalization companies may be unable to respond quickly to new competitive challenges, and may not be able to attain the high growth rate of successful smaller companies.

•
Russell 2000® Index. The Russell 2000® Index is comprised of equity securities of small-capitalization U.S. companies. In general, the securities of small-capitalization companies may be more volatile and may involve more risk than the securities of larger companies. Small-capitalization companies are more likely to fail than larger companies.

•
Nasdaq-100® Index. The Nasdaq-100® Index is comprised of equity securities of the largest U.S. and non-U.S. companies listed on the Nasdaq Stock Market, including companies across all major industry groups except the financial industry. In general, large-capitalization companies may be unable to respond quickly to new competitive challenges, and may not be able to attain the high growth rate of successful smaller companies. To the extent that the Nasdaq-100® Index is comprised of securities issued by companies in a particular sector, those securities may not perform as well as the securities of companies in other sectors or the market as a whole. Also, any securities issued by non-U.S. companies (including related depositary receipts) are subject to the risks related to investments in foreign markets (e.g., increased volatility; changing currency exchange rates; and greater political, regulatory, and economic uncertainty).

•
MSCI Emerging Markets Index. The MSCI Emerging Markets Index is comprised of equity securities of large- and mid-capitalization companies in emerging markets. In general, large-capitalization companies may be unable to respond quickly to new competitive challenges, and may not be able to attain the high growth rate of successful smaller companies. Generally, the securities of mid-capitalization companies may be more volatile and may involve more risk than the securities of larger companies. Mid-capitalization companies are more likely to fail than larger companies. Securities issued by non-U.S. companies (including related depositary receipts) are subject to the risks related to investments in foreign markets (e.g., increased price volatility; changing currency exchange rates; and greater political, regulatory, and economic uncertainty). Those risks are typically more acute when issuers are located or operating in emerging markets. Emerging markets may be more likely to experience inflation, political turmoil, and rapid changes in economic conditions than developed markets. Emerging markets often have less uniformity in accounting and reporting requirements, less reliable valuations, and greater risk associated with custody of securities than developed markets.

•
PIMCO Equity Fusion Index™. The PIMCO Equity Fusion Index™ is an equity index that allocates to exchange-traded funds (ETFs) tracking four major equity markets: U.S. large-capitalization equities, U.S. small-capitalization equities, technology-focused equities, and emerging market equities. In general, large-capitalization companies may be unable to respond quickly to new competitive challenges, and may not be able to attain the high growth rate of successful smaller companies. The securities of small-capitalization companies may be more volatile and may involve more risk than the securities of larger companies, and small-capitalization companies are more likely to fail than larger companies. Technology-related companies face risks that their products or services may not prove to be commercially successful. They are also strongly affected by worldwide scientific or technological developments, and their products may rapidly become obsolete. Such companies may be affected adversely by governmental policies more often than other companies. Securities issued by non-U.S. companies are subject to the risks related to investments in foreign markets (e.g., increased price volatility; changing currency exchange rates; and greater political, regulatory, and economic uncertainty). Those risks are typically more acute when issuers are located or operating in emerging markets. Emerging markets may be more likely to experience inflation, political turmoil, and rapid changes in economic conditions than developed markets. Emerging markets often have less uniformity in accounting and reporting requirements, less reliable valuations, and greater risk associated with custody of securities than developed markets. Because this index is comprised of ETF shares, the Index is also exposed to the risks associated with investing in ETFs. The value of the component ETF shares, which are valued based on their trading prices in the secondary market, may change rapidly and unpredictably and may trade at premiums or discounts to the ETFs' respective net asset values.

INDEXED INTEREST CAP RISK
If you choose to allocate amounts to an Indexed Account, the highest possible Adjusted Index Return that you may achieve is limited by the Indexed Interest Cap. The Indexed Interest Cap therefore limits the positive Indexed Interest, if any, that may be credited to your Contract for a given Interest Term. The Indexed Interest Caps do not guarantee a certain amount of Indexed Interest. The Adjusted Index Return for an Indexed Account may be less than the positive return of the Index. This is because any positive return of the Index is subject to a maximum in the form of an Indexed Interest Cap.
The Indexed Interest Caps benefit us because they limit the amount of positive Indexed Interest that we may be obligated to credit for any Interest Term. We set the Indexed Interest Caps in our discretion. You bear the risk that we will not set the Indexed Interest Caps higher than 2.00% during the surrender charge period or 1.00% thereafter.

INDEXED INTEREST BUFFER AND INDEXED INTEREST FLOOR RISK
When you allocate money to an Indexed Account, you are not investing in the associated Index, or in any securities included in that Index. If you allocate money to an Indexed Account, Index fluctuations may cause Indexed Interest to be negative even after the application of the Indexed Interest Buffer, or the Indexed Interest Floor. This would reduce your Indexed Account Value. Any portion of your Contract Value allocated to an Indexed Account will benefit from the protection afforded under either the Indexed Interest Buffer or Indexed Interest Floor only for that Interest Term. You assume the risk that you will incur a loss and that the amount of the loss will be significant. You also bear the risk that sustained negative Index Returns may result in zero or negative Indexed Interest being credited to your Indexed Account Value over multiple Interest Terms. If an Indexed Account is credited with negative Indexed Interest for multiple Interest Terms, the loss may exceed the stated limit of the Indexed Interest Buffer or Indexed Interest Floor for a single Interest Term. You will not have voting rights or rights to receive cash dividends or other distributions or other rights that holders of the shares of the funds or holders of securities comprising the indexes would have. We calculate positive Index changes without taking into account any such distributions or dividends paid.

BASE VALUE RISK
If you withdraw Contract Value allocated to an Indexed Account, the withdrawal will cause a reduction to your Base Value. When you take such a withdrawal, your Base Value will be immediately reduced in a proportion equal to the reduction in your Indexed Account Value. A proportional reduction could be larger than the dollar amount of your withdrawal. Reductions to your Base Value will negatively impact your Indexed Account Value for the remainder of the Interest Term and may result in lower Indexed Interest credited, if any, at the end of the Interest Term.

Once your Base Value is reduced due to a withdrawal, there is no way under the Contract to increase your Base Value during the remainder of the Interest Term. See “Impact of Withdrawals from Indexed Accounts” for additional information about how withdrawals affect your Indexed Account Values.

RETURN LOCK RISK
If you allocate Contract Value to an Indexed Account for an Interest Term, you may exercise the Return Lock feature at any time by notifying us prior to the third to last Business Day of the Interest Term. If you exercise the Return Lock feature, your Indexed Account Value (which otherwise fluctuates daily) will not change for the remainder of the Interest Term. You should consider the following risks related to the Return Lock feature:

•
You will no longer participate in the Index's performance, whether positive or negative, for the remainder of the Interest Term. This means that if you exercise the Return Lock feature, under no circumstances will your Indexed Account Value increase during the remainder of the Interest Term.

•	You will not be credited with any Indexed Interest for that Indexed Account at the end of the Interest Term.

•
We use the Interim Value calculated at the end of the Business Day after we receive your request. This means you will not be able to determine in advance your “locked in” Indexed Account Value, and it may be higher or lower than it was at the point in time you requested the Return Lock.

•
If you exercise the Return Lock feature at a time when your Interim Value has declined, you will lock in any loss. It is possible that you would have realized less of a loss or no loss if you exercised the Return Lock feature at a later time or not at all.

•
We will not provide advice or notify you regarding whether you should exercise the Return Lock feature or the optimal time for doing so. We will not warn you if you exercise the Return Lock feature at a sub-optimal time. We are not responsible for any losses related to your decision whether or not to exercise the Return Lock feature.

See the section titled “Return Lock” for additional information regarding the Return Lock feature.

INTERIM VALUE RISK
On each Business Day of the Interest Term, other than the first and last day, we determine the Indexed Account Value for each Indexed Account by calculating its Interim Value. In order to calculate your Interim Value, we apply a formula which is not directly tied to the actual performance of the applicable Index. Instead, we calculate it by determining the value of hypothetical underlying investments that we may or may not hold. This means that even if the Index Return has increased, it is possible that the Interim Value may not have increased. For more information and to see how we calculate the Interim Value, see Appendix B.

If you choose to allocate amounts to an Indexed Account, Indexed Interest will not be credited to your Contract Value until the end of the Interest Term. This means that amounts withdrawn prior to the end of an Interest Term will not be credited with Indexed Interest. This includes Contract Value applied to pay a death benefit or to an annuity payout option. Except for the first and last Business Day of an Interest Term, your Interim Value is the amount available for withdrawals, surrenders, annuitization and death benefits. You should consider the risk that it could be less than your original investment even when the applicable Index is performing positively.

RISK THAT WE MAY ELIMINATE OR SUBSTITUTE AN INDEX OR CREDITING METHOD OR CHANGE INDEXED INTEREST CAPS
There is no guarantee that any particular Indexed Account, Index, or Crediting Method will be available during the entire time that you own your Contract. We may replace an Index if it is discontinued or if there is a substantial change in the calculation of the Index, or if hedging instruments become difficult to acquire or the cost of hedging becomes excessive. If we substitute an Index, the performance of the new Index may differ from the original Index. This may negatively affect the Indexed Interest that you earn during that Interest Term or the Interim Values that you can lock-in under the Return Lock feature. We may replace an Index at any time during an Interest Term, however, we will notify you in writing at least 30 days prior to replacing an Index. If we replace an Index, this does not cause a change in the Indexed Interest Cap, Indexed Interest Floor or Indexed Interest Buffer. You will have no right to reject the replacement of an Index, and you will not be permitted to transfer Indexed Account Values until the end of an Interest Term even if we replace the Index during such Interest Term. The new Index and the replaced Index (which you may have previously chosen) may not be similar with respect to their component securities, although we will attempt to select a new Index that is similar to the old Index. At the end of the Interest Term, you may transfer your Indexed Account Value to another Indexed Account or to the Fixed Account without charge. If you do not want to remain invested in the relevant Indexed Account for the remainder of the Interest Term, your only option will be to surrender the related Indexed Account Value. Surrendering all or a portion of your Contract Value may cause you to incur surrender charges, negative adjustments to certain values under your Contract, and negative tax consequences, as discussed in this section.

Changes to the Indexed Interest Caps, if any, occur at the beginning of the next Interest Term. We will provide written notice at least 30 days prior to each Interest Term instructing you how to obtain the Indexed Interest Caps for the next Interest Term. You do not have the right to reject any new Indexed Interest Caps for the next Interest Term. If you do not like a new Indexed Interest Cap for a particular Indexed Account, at the end of the current Interest Term, you may transfer your Indexed Account Value to another Indexed Account or to the Fixed Account without charge. If you do not want to invest in any investment option under the Contract, your only option will be to surrender your Contract. Surrendering your Contract may cause you to incur surrender charges, negative adjustments to certain values under the Contract, and may have negative tax consequences, as discussed in this section. The Indexed Interest Floor and Indexed Interest Buffer will not change for the life of your Contract. See the section titled "Indexes" for more information.

We may also add or remove an Index or Crediting Method during the time that you own the Contract. We will not substitute any Index or Crediting Method until the new Index or Crediting Method has been approved by the insurance department in your state. Any addition, substitution, or removal of an Indexed Account, Index, or Crediting Method will be communicated to you in writing. If we add or remove an Index (as opposed to replacing an Index), the changes will not be effective for your Contract until the start of the next Interest Term. Adding or removing an Index does not cause a change in the Indexed Interest Floor or Indexed Interest Buffer. Any Indexed Accounts based on the performance of the newly added Index will have a new Indexed Interest Cap.

You should evaluate whether our ability to make the changes described above, and your ability to react to such changes, are appropriate based on your investment goals. When such changes occur, you should also evaluate whether those changes are appropriate based on your investment goals and, if not, you should evaluate your options under the Contract, which may be limited and may have negative consequences associated with them, as described in this section.

OUR FINANCIAL STRENGTH AND CLAIMS-PAYING ABILITY
Our General Account assets support the guarantees under the Contract and are subject to the claims of our creditors. As such, the guarantees under the Contract are subject to our financial strength and claims-paying ability. There is a risk that we may default on those guarantees. The assets in Symetra Separate Account RINA are also subject to our creditors, but not the assets in Symetra Separate Account RITX. You need to consider our financial strength and claims-paying ability in meeting the guarantees under the Contract. You may obtain information on our financial condition by reviewing our financial statements included in this prospectus. Additionally, information concerning our business and operations is set forth under the section titled “Management’s Discussion and Analysis."

CYBER SECURITY RISKS
We rely heavily on interconnected computer systems and digital data to conduct our annuity business activities. Because our annuity business is highly dependent upon the effective operation of our computer systems and those of our business partners, our business is potentially vulnerable to disruptions from utility outages and other problems, and susceptible to operational and information security risks resulting from information systems failure (hardware and software malfunctions) and cyber-attacks. These risks include, among other things, the theft, misuse, corruption and destruction of data maintained online or digitally, and unauthorized release of confidential customer information. For instance, cyber-attacks may: interfere with our processing of Contract transactions, including the processing of orders from our website; cause the release and possible destruction of confidential customer or business information; impede order processing; subject us and/or our service providers and intermediaries to regulatory fines and financial losses; and/or cause reputational damage.

Cyber security risks may also affect the Indexes. Breaches in cyber security may cause an Index’s performance to be incorrectly calculated, which could affect the calculation of values under the Contract. We are not responsible for the calculation of any Index. Breaches in cyber security may also negatively affect the value of the securities or other investments that comprise or define the Indexes.

See additional company-related risks later in this prospectus under “Risks Related to our Business and Industry.”

THE ANNUITY CONTRACT

This prospectus describes the Contract. The Contract is an agreement between Symetra Life and you, the Owner. The Contract is designed to help you invest on a tax-deferred basis and meet long-term financial goals, such as retirement funding. Under the Contract we promise to pay an income in the form of annuity payments, beginning on a date that you select. A death benefit may also become payable upon your death. All payments under the Contract are subject to the terms and conditions described in this prospectus.

During the Accumulation Phase, you may access your money under the Contract by taking withdrawals of your Contract Value. Withdrawals may be subject to surrender charges and taxes payable by us and not previously deducted. During the Income Phase, we pay guaranteed income in the form of annuity payments. The Contract also has a death benefit that may become payable during the Accumulation Phase. The death benefit is not payable during the Income Phase.

The Contract is available as a non-qualified contract, which will provide you with certain tax deferral features under the Code. The Contract is also available as a qualified contract as an IRA and Roth IRAs.

If you purchase the Contract as a qualified contract, the Contract will not provide you tax deferral benefits in addition to those already provided by your IRA or Roth IRAs.
STATE VARIATIONS

This prospectus describes the material rights and obligations under the Contract. Certain provisions of the Contract may be different from the general description in this prospectus due to variations required by state law. For example, state law may require different right to examine periods, which is the amount of time allowed to examine the Contract and return it for a refund, and may impose different issue age limitations. The state in which your Contract is issued also governs whether or not certain options, or charges are available or will vary under your Contract. Please see Appendix A for a listing of general state variations as well as your Contract for specific variations applicable to you. Any state variations will be included in your Contract or in riders or endorsements attached to your Contract.
OWNER
You, as the Owner, may exercise all ownership rights under the Contract. The Contract must be issued prior to the Owner reaching age 81 (the “maximum issue age”). If your birthday falls between the date of your Contract application and the Contract Date, we will issue the Contract based upon your age as of the application date, if requested by you and subject to state regulations.
Joint Owners: A non-qualified Contract can be owned by joint Owners. Each joint Owner has equal ownership rights and must exercise those rights jointly, unless both Owners direct us otherwise in writing. Only two Owners are allowed per Contract. If the Contract is owned by joint Owners, the signatures of both Owners are needed to exercise rights under the Contract, unless we are directed otherwise by both joint Owners in writing. An Owner who is a non-natural person (e.g., a corporation or trust) may not name a joint Owner.

CHANGES TO OWNERSHIP
You may change the Owner or joint Owner by sending us a signed and dated request. If you designate someone else as Owner, that person must not have been older than the maximum issue age as of the Contract Date. Unless you specify otherwise, a change in ownership is effective as of the date you signed the notice of change. However, we are not responsible for any legitimate actions that we take under the Contract (including payments) prior to receiving the notice. If you designate someone else as Owner, the potential death benefit will be adjusted. See the section titled “Death Benefit.”

Use care when naming joint Owners and making changes to the ownership of your Contract. Consult your agent or other advisor if you have questions.
ANNUITANT
You initially name the Annuitant and any joint Annuitant on your Contract application. This designation may be changed at any time prior to the Annuity Date by sending us a signed and dated written request. However, if the Contract is owned by a non-natural person (e.g., a corporation or trust), the Annuitant(s) may not be changed. Unless you specify otherwise, a change in Annuitant is effective as of the date you signed the notice of change. However, we are not responsible for any legitimate actions that we take under the Contract (including payments) prior to receiving the notice.

Only two Annuitants are allowed per Contract. Each Annuitant must be no older than the maximum issue age as of the Contract Date. The Income Phase must begin prior to the Annuitant reaching age 96. If there are joint Annuitants, the birth date of the older Annuitant will be used to determine the latest Annuity Date.

BENEFICIARY
The Beneficiary is the person(s) or entity (or entities) entitled to receive any death benefit paid under the Contract, as described in the section titled "Death Benefit." You initially name the Beneficiary (or Beneficiaries) on your Contract application and you may change a Beneficiary at any time by sending us a signed and dated written request. If you have designated a Beneficiary as irrevocable, the Beneficiary must consent in writing to any change. A new Beneficiary designation revokes any prior designation and is effective when signed by you. We are not responsible for the validity of any Beneficiary designation or for any legitimate actions we may take under the Contract (including payments) prior to receiving a request to change a Beneficiary. After your death, the Beneficiary has the right to receive any death benefit payable under the Contract or to change the Payee for remaining annuity payments. Beneficiaries should notify us of your death as promptly as possible.

ASSIGNMENT
To the extent allowed by state law, we reserve the right to refuse our consent to any assignment at any time on a nondiscriminatory basis if the assignment would violate or result in noncompliance with any applicable state or federal law or regulation. You may request to assign or transfer your rights under the Contract by sending us a signed and dated request. We will not be bound by an assignment until we acknowledge it. If you assign your benefits, the death benefit amount may be adjusted. See the section titled “Death Benefit.”

Unless you specify otherwise, an assignment or transfer is effective as of the date you signed the notice of change. However, we are not responsible for any legitimate actions (including payments) that we take under the Contract prior to receiving the notice. We are not responsible for the validity of any assignment or transfer. To the extent allowed by law, payments under the Contract are not subject to legal process for the claims of creditors.

An IRA, Roth IRA, or any other qualified Contract may not be assigned except as permitted by the Code.

PURCHASE

PURCHASING THE CONTRACT
If you are younger than age 81, you may purchase the Contract by completing an application and submitting a minimum Purchase Payment of $25,000. Only one Purchase Payment is allowed under the Contract. For IRAs and Roth IRAs, because the minimum Purchase Payment we accept exceeds the annual contribution limits for IRAs and Roth IRAs, your initial Purchase Payment must include a rollover contribution. We will not accept, without our prior approval, any Purchase Payment in excess of $1 million.
Purchase Payments should be made payable to Symetra Life Insurance Company and submitted to our Home Office. Purchase Payments must be made in U.S. dollars and must be made in a form acceptable to us. You may choose to make Purchase Payments:

•	By personal check;

•	By Electronic Funds Transfer ("EFT"); or

•	By wire transfer.
We will not accept Purchase Payments made in the following forms:

•	Cash;

•	Credit cards; and

•	Money orders or travelers checks.
We reserve the right not to accept third-party checks. In some circumstances and at our discretion, we may accept third-party checks that are from a rollover or transfer from other financial institutions.
We reserve the right to refuse any Purchase Payment that exceeds $1 million and any Purchase Payment that exceeds $1 million when aggregated with previous Purchase Payments made to other Contracts. Further, we reserve the right to refuse any Purchase Payment that does not meet our minimum Purchase Payment requirements, is not in good order, or is otherwise contrary to law for Symetra Life to accept. In addition, we reserve the right to refuse any application. If we refuse your application, we will return your Purchase Payment to you.

ALLOCATING YOUR PURCHASE PAYMENT
You tell us how to apply your Purchase Payment by specifying in the Contract application your desired allocation (by percentage) among the Fixed Account and the available Indexed Accounts. Following the Contract Date, your Purchase Payment will be allocated according to your instructions on the Allocation Date. Allocations occur on the 7th or the 21st calendar day of each month. If this day is not a Business Day, the Allocation Date will be the next Business Day. The Allocation Date and Contract Date cannot be the same date. Beginning on the Contract Date until the Allocation Date, your Purchase Payment, less any applicable taxes, will be allocated to the Fixed Holding Account.

Fixed Holding Account. On your Contract Date, we will allocate your Purchase Payment, less any applicable taxes, to the Fixed Holding Account. Your Purchase Payment (and all interest credited to your Contract Value) will remain in the Fixed Holding Account until the Allocation Date, when it will be allocated according to the allocation instructions in your Contract application. We credit compound interest on amounts allocated to the Fixed Holding Account at rates declared by us. The Fixed Holding Account interest rate will never be less than 1.00%. You assume the risk that we will not declare an interest rate higher than 1.00%.

Example 1: Assume that your Contract Date is the 1st calendar day of a month. You have told us that you want your entire Purchase Payment to be allocated to the S&P 500® Indexed Account with Point to Point with Indexed Interest Buffer. Your Purchase Payment will be allocated to the Fixed Holding Account and it will earn interest until the 7th calendar day of the same month (or the next Business Day, if the 7th is not a Business Day), at which time we will allocate your Purchase Payment, plus any interest earned, to the S&P 500® Indexed Account with Point to Point with Indexed Interest Buffer.

Example 2: Assume that your Contract Date is the 21st calendar day of a month. You have told us that you want your entire Purchase Payment to be allocated to the S&P 500® Indexed Account with Point to Point with Indexed Interest Buffer. Although the 21st calendar day of a month is a potential Allocation Date, the Allocation Date and the Contract Date cannot be the same date. Therefore, we will allocate your Purchase Payment to the Fixed Holding Account and it will earn interest until the 7th calendar day of the following month (or the next Business Day, if the 7th is not a Business Day), at which time we will allocate your Purchase Payment, plus any interest earned, to the S&P 500® Indexed Account with Point to Point with Indexed Interest Buffer.

RIGHT TO EXAMINE
You may cancel the Contract without charge by returning it to us or to your Symetra Life registered representative within 10 days after you receive your Contract. In some states, the right to examine period may be longer. Please see the front page of your Contract for the right to examine period that applies to your Contract. If you cancel your Contract during this period, we will issue a refund including all charges that may have been deducted from your Contract. Your state's law will determine the amount you will receive. This amount will either be:

(a)	Your Contract Value on the Business Day we receive your request, which may be more or less than your original Purchase Payment;
(b)The amount of your Purchase Payment; or
(c)The greater of (a) or (b).

The amount of your refund and the length of the right to examine period may depend on if your Contract is a replacement of another insurance or annuity contract. Generally, for Contracts issued as a replacement, this period is 30 days. If your Contract is an IRA or Roth IRA and you cancel within the first 7 days, you will receive the greater of (a) or (b). After the first 7 days, your state's law will determine the amount you will receive as described above.

If your Allocation Date occurs during the right to examine period, we will allocate your Purchase Payment in the manner you selected on your application. If we are required to return the amount of your Purchase Payment or the greater of (a) or (b) above, Symetra Life will be subject to the investment risk if you cancel your Contract during this period.

For a state-by-state description of material variations of this Contract, including the right to examine period, see Appendix A.

INVESTMENT OPTIONS

Under the Contract, you allocate your initial Purchase Payment (and any interest earned thereon from the Fixed Holding Account) among the available investment options for the initial Interest Term. You may reallocate your Contract Value among the available investment options for subsequent Interest Terms by providing new allocation instructions to us, as discussed under the section titled “Transfers.” You may not reallocate your Contract Value until the end of an Interest Term.

Currently, the investment options offered under the Contract are the Fixed Account and 10 Indexed Accounts. The Fixed Account credits compound interest at a guaranteed rate. Each Indexed Account credits interest determined by the performance of a particular Index and the applicable Crediting Method. The interest credited for any Indexed Account may be positive, negative, or equal to zero.

INTEREST TERM
Each Interest Term is one year. The initial Interest Term begins on your Allocation Date. Each subsequent Interest Term begins at the end of the prior Interest Term. If any beginning/ending date of an Interest Term is not a Business Day, the beginning/ending date will be the next Business Day.
FIXED ACCOUNT
The Fixed Account credits compound interest based on rates that are set and guaranteed by Symetra Life. Any portion of your Contract Value allocated to the Fixed Account for an Interest Term will be credited with the interest rate established for that Interest Term. This rate will apply for the entire Interest Term.

Once an Interest Term is over, we will declare a new interest rate for the next Interest Term. The effective annual interest rate for any Interest Term will never be lower than the guaranteed minimum interest rate shown on your Contract data page. This rate will not be less than 1.00%, and is guaranteed to be a rate not less than the minimum interest rate allowed by state law.
The effective annual interest rate represents the rate of daily compounded interest over a 12-month period. You bear the risk that we will never declare an interest rate for the Fixed Account higher than the guaranteed minimum interest rate.
Payments from the Fixed Account are also subject to minimum amounts required by state law. These minimum amounts only apply upon annuitization from the Fixed Account, payment of a death benefit upon death of the Owner, or a total withdrawal from the Fixed Account. We guarantee that if one of these events occurs, then the proceeds from the Fixed Account (the amount applied to annuity payments or paid for a total withdrawal or death benefit) will be at least equal to the minimums required by state law. If necessary to meet this minimum, charges will be waived.

INDEXED ACCOUNTS
Each Indexed Account credits an amount of interest at the end of each Interest Term determined by the performance of a particular Index and the applicable Crediting Method. Each Crediting Method measures the performance of the applicable Index over the course of an Interest Term (i.e., “Point to Point”) subject to the Indexed Interest Cap, and then includes either the Indexed Interest Floor or the Indexed Interest Buffer.

There are currently 10 Indexed Accounts available under the Contract. The table below lists the Index and Crediting Method for each of the 10 Indexed Accounts.

	Index	Crediting Method
1	S&P 500® Index	Point to Point with Indexed Interest Floor
2	S&P 500® Index	Point to Point with Indexed Interest Buffer
3	Russell 2000® Index	Point to Point with Indexed Interest Floor
4	Russell 2000® Index	Point to Point with Indexed Interest Buffer
5	NASDAQ-100® Index	Point to Point with Indexed Interest Floor
6	NASDAQ-100® Index	Point to Point with Indexed Interest Buffer
7	MSCI Emerging Markets Index	Point to Point with Indexed Interest Floor
8	MSCI Emerging Markets Index	Point to Point with Indexed Interest Buffer
9	PIMCO Equity Fusion Index™	Point to Point with Indexed Interest Floor
10	PIMCO Equity Fusion Index™	Point to Point with Indexed Interest Buffer

Additional information about the operation of the Indexed Accounts is provided under “Additional Information about the Indexed Accounts” immediately below.

ADDITIONAL INFORMATION ABOUT THE INDEXED ACCOUNTS

INDEXES
Currently, each Indexed Account credits interest based on the performance of one of the following Indexes, each covering different asset classes.

S&P 500® Index. Widely regarded as the best gauge of the U.S. stock market, this world-renowned index tracks the performance of 500 large companies in leading industries of the U.S. economy.

Russell 2000® Index. The Russell 2000® Index measures the performance of the small-cap segment of the U.S. equity universe. It is a subset of the Russell 3000® Index and includes approximately 2,000 of the smallest securities based on a combination of their market cap and current index membership.

Nasdaq-100 Index®. The Nasdaq-100 Index includes 100 of the largest domestic and international non-financial companies listed on the Nasdaq Stock Market based on market capitalization. The Index reflects companies across major industry groups including computer hardware and software, telecommunications, retail/wholesale trade and biotechnology.

MSCI Emerging Markets Index. The MSCI Emerging Markets Index captures large and mid-cap representation across 24 Emerging Markets countries. With more than 800 constituents, the index covers approximately 85% of the free float-adjusted market capitalization in each country.

PIMCO Equity Fusion Index™. The PIMCO Equity Fusion Index allocates to exchange-traded funds tracking four major equity markets: U.S. large-cap, U.S. small-cap, technology-focused, and emerging markets. The index adjusts its allocation to the constituents quarterly according to predefined rules that attempt to capitalize on changes in the relative value and upside potential of the constituents over time.

We reserve the right to add, remove or replace any Indexed Account, Index, or Crediting Method in the future, subject to necessary regulatory approvals. If we replace an Index, this does not cause a change in the Indexed Interest Cap, Indexed Interest Floor or Indexed Interest Buffer. Adding or removing an Index does not cause a change in the Indexed Interest Floor or Indexed Interest Buffer. The Indexed Interest Floor and Indexed Interest Buffer will not change for the life of your Contract. Any Indexed Accounts based on the performance of the newly added Index will have a new Indexed Interest Cap. Changes to the Indexed Interest Caps, if any, occur at the start of the next Interest Term. If we add or remove an Index (as opposed to replacing an Index), the changes will not be effective for your Contract until the start of the next Interest Term.

We may replace an Index if it is discontinued or the Index is no longer available to us or if the Index’s calculation changes substantially. Additionally, we may replace an Index if hedging instruments become difficult to acquire or the cost of hedging becomes excessive. We may do so at the end of an Interest Term or during an Interest Term. We will notify you in writing at least 30 days before we replace an Index.

If we replace an Index, we will attempt to select a new Index that is similar to the old Index. In making this evaluation, we will look at factors such as asset class, Index composition, strategy or methodology inherent to the Index and Index liquidity. If we replace an Index during an Interest Term, we will calculate the Index Return using the old Index up until the replacement date. After the replacement date, we will calculate the Index Return using the new Index, but with a modified start of Interest Term value for the new Index. The modified start of Interest Term value for the new Index will reflect the Index Return for the old Index from the start of the Interest Term to the replacement date.

Example. This example is intended to show how we would calculate the Index Return during an Interest Term in which an Index was replaced.

Index Return on replacement date for old Index

Old Index Value at beginning of Interest Term	100
Old Index Value on replacement date	103
Index Return for old Index on replacement date	(103 / 100) - 1 = 3%

This 3% Index Return on the replacement date is then used to calculate the modified beginning of Interest Term Index Value for the new index.

Modified start of Interest Term Index Value for new index

Index Return for old Index on replacement date	3%
Index Value for new index on replacement date	1000
Modified start of Interest Term Index Value for new index	1000 / (100% + 3%) = 970.87

The Index Return calculation for that Interest Term is then based on the change between the modified start of Interest Term Index Value for the new index, and the end of Interest Term Index Value for the new index.

Additional Index information, including disclaimers, may be found in Appendix C. The investment risks associated with the Indexes are discussed under the section titled “Index Risk.”

INDEXED ACCOUNT VALUE
When you allocate Contract Value to an Indexed Account for an Interest Term, your investment in the Indexed Account is represented by an Indexed Account Value. Your Indexed Account Value reflects the portion of your Contract Value attributable to that Indexed Account at any given time. If you allocate Contract Value to multiple Indexed Accounts for an Interest Term, you will have a separate Indexed Account Value for each Indexed Account in which you are invested.

If you do not exercise the Return Lock feature at any point during an Interest Term, your Indexed Account Value for an Indexed Account will be calculated at the close of each Business Day of the Interest Term as follows:

•	On the first Business Day, your Indexed Account Value will equal your Base Value for that Indexed Account.

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On each Business Day thereafter prior to the last Business Day of the Interest Term, your Indexed Account Value on a given Business Day will equal your Interim Value. We calculate your Interim Value at the close of each such Business Day. See Appendix B for a description of how Interim Values are calculated.

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On the last Business Day of the Interest Term, your Indexed Account Value will equal your Base Value plus the amount of Indexed Interest credited to the Indexed Account, which may be positive, negative, or equal to zero. This may also be expressed through the following formula: Base Value x (1 + Adjusted Index Return).

Example. Assume that you allocate $25,000 to an Indexed Account at the beginning of an Interest Term with a 5% Indexed Interest Cap. On the first Business Day of the Interest Term, your Base Value is $25,000. Over the course of the Interest Term, your Indexed Account Value will increase and decrease according to changes in your Interim Value. For instance, if your Interim Value at the close of the tenth Business Day equals $25,200, your Indexed Account Value at that time will be $25,200. Then, if your Interim Value at the close of the eleventh Business Day equals $24,800, your Indexed Account Value at that time will be $24,800. On the last Business Day of the Interest Term, if an Adjusted Index Return of 5% is assumed, your Indexed Account Value at the close of the last Business Day will be $26,250 ($25,000 x (1 + 0.05) = $26,250). Under this example, $1,250 in Indexed Interest would have been credited to your Contract ($26,250 - $25,000 = $1,250).

If you exercise the Return Lock feature during an Interest Term, your Indexed Account Value will be “locked-in” at the Interim Value calculated on the Return Lock Date. After you exercise the Return Lock feature, your Indexed Account Value will not change unless you take a withdrawal, in which case your Indexed Account Value will be reduced dollar-for-dollar by the amount withdrawn from that Indexed Account. The Return Lock feature is described in more detail under the section titled “Return Lock” below.

INDEXED INTEREST
For each Indexed Account to which you allocate Contract Value, at the end of the Interest Term, we will credit your Indexed Account Value with Indexed Interest (unless the Return Lock feature was exercised during the Interest Term). Indexed Interest may be positive, negative, or equal to zero.

•	If the Indexed Interest is positive, your Indexed Account Value will increase by a dollar amount equal to the positive Indexed Interest.

•	If the Indexed Interest is negative, your Indexed Account Value will decrease by a dollar amount equal to the negative Indexed Interest.

•	If the Indexed Interest is equal to zero, no interest will be credited and your Indexed Account Value will equal your Base Value.

If you allocate Contract Value to multiple Indexed Accounts for an Interest Term, the Indexed Accounts in which you invest will credit separate Indexed Interests at the end of that Interest Term.

CREDITING METHODS
To determine the Indexed Interest credited to an Indexed Account at the end of an Interest Term, we calculate the Adjusted Index Return for that Indexed Account. We calculate the Adjusted Index Return by applying the applicable Crediting Method. The Contract provides for two Crediting Methods: (1) Point to Point with Indexed Interest Buffer; and (2) Point to Point with Indexed Interest Floor.

Each Crediting Method includes the following elements:

•	The Index Return (or “Point to Point”);

•	The Indexed Interest Cap; and

•	Either the Indexed Interest Floor or the Indexed Interest Buffer.

Additional information about each of these elements is provided below. Also provided below are examples of how the Crediting Method is used to calculate the Adjusted Index Return for either positive or negative Index Returns.

Index Return (“Point to Point”). To calculate the Adjusted Index Return, we first calculate the Index Return. The Index Return for an Indexed Account is the percentage change in the Index Value from the start of an Interest Term to the end of the Interest Term, before any applicable adjustment for the Indexed Interest Cap, and either the Indexed Interest Floor or the Indexed Interest Buffer.

Index Return Example: Assume that you allocate Contract Value for an Interest Term in the S&P 500 ® Indexed Account with Point to Point with Indexed Interest Buffer. Between the beginning and end of the Interest Term, the value of the S&P 500 ® increases by 5%. Thus, the Index Return for that Indexed Account would be 5%. If instead the S&P 500 ® decreased by 5%, the Index Return for that Indexed Account would be -5%.

After the Index Return is calculated, we next calculate the Adjusted Index Return. The Adjusted Index Return reflects any applicable adjustments for the Indexed Interest Cap, and either the Indexed Interest Floor or the Indexed Interest Buffer. Indexed Interest will be credited to the Base Value at a rate equal to the Adjusted Index Return.

Indexed Interest Cap. The Indexed Interest Cap represents the maximum positive Adjusted Index Return for a given Interest Term. Each Indexed Account has its own Indexed Interest Cap. We set the Indexed Interest Cap for each Indexed Account prior to the beginning of an Interest Term. An Indexed Interest Cap for a particular Interest Term may be higher or lower than the Indexed Interest Caps for previous or future Interest Terms. In no event will an Indexed Interest Cap be lower than the guaranteed minimum of 2.00% during the surrender charge period or less than 1.00% thereafter. The Indexed Interest Caps for your initial Interest Term will be set forth in your Contract. Prior to the beginning of each subsequent Interest Term, we will mail to you a 30-day advance written notice indicating how you may obtain the Indexed Interest Caps and the interest rate for the Fixed Account for the next Interest Term.

Indexed Interest Cap Example 1: Assume that you allocated Contract Value to an Indexed Account for an Interest Term with an Indexed Interest Cap of 8%. Also assume that at the end of the Interest Term, the Index Return is 5%. In this case, to calculate the Adjusted Index Return, we would compare the Indexed Interest Cap of 8% to the Index Return of 5%. Because the Index Return (5%) is less than the Indexed Interest Cap (8%), the Adjusted Index Return would be 5%. As a result, we would credit Indexed Interest to your Base Value at the Adjusted Index Return of 5%. In this example, the Indexed Interest Cap did not limit your potential gain.

Indexed Interest Cap Example 2: Assume that you allocated Contract Value to an Indexed Account for an Interest Term with an Indexed Interest Cap of 8%. Also assume that at the end of the Interest Term, the Index Return is 15%. In this case, to calculate the Adjusted Index Return, we would compare the Indexed Interest Cap of 8% to the Index

Return of 15%. Because the Index Return (15%) is higher than the Indexed Interest Cap (8%), the Adjusted Index Return would be 8%. As a result, we would credit Indexed Interest to your Base Value at the Adjusted Index Return of 8%. In this example, the Indexed Interest Cap limited your potential gain.

The Indexed Interest Caps do not guarantee a certain amount of Indexed Interest. The Indexed Interest Caps benefit us because they limit the amount of positive Indexed Interest that we may be obligated to credit for any Interest Term. We set the Indexed Interest Caps at our discretion. You bear the risk that we will not set the Indexed Interest Caps higher than 2.00% during the surrender charge period and 1.00% thereafter.

Indexed Interest Floor. The Indexed Interest Floor represents the maximum negative Adjusted Index Return under an Indexed Account for a given Interest Term. In other words, the Indexed Interest Floor represents the most negative Indexed Interest that you can be credited under an Indexed Account for an Interest Term. Please note that not all Indexed Accounts have a Crediting Method that includes the Indexed Interest Floor.

For those Crediting Methods with the Indexed Interest Floor, the Indexed Interest Floor is set at a loss of 10%. This may also be expressed as a floor equal to negative 10% (or -10%).

Indexed Interest Floor Example 1: Assume that you allocated Contract Value to an Indexed Account with a Crediting Method that includes the Indexed Interest Floor and, at the end of the Interest Term, the Index Return is -5%. In this case, to calculate the Adjusted Index Return, we would compare the Indexed Interest Floor of -10% to the Index Return of -5%. Because the Indexed Interest Floor (-10%) is less than the Index Return (-5%), the Adjusted Index Return would be -5%. As a result, we would credit Indexed Interest to your Base Value at the Adjusted Index Return of -5%. In this example, the Indexed Interest Floor did not provide any downside protection.

Indexed Interest Floor Example 2: Assume that you allocated Contract Value to an Indexed Account with a Crediting Method that includes the Indexed Interest Floor and, at the end of the Interest Term, the Index Return is -15%. In this case, to calculate the Adjusted Index Return, we would compare the Indexed Interest Floor of -10% to the Index Return of -15%. Because the Indexed Interest Floor (-10%) is higher than the Index Return (-15%), the Adjusted Index Return would be -10%. As a result, we would credit Indexed Interest to you Base Value at the Adjusted Index Return of -10%. In this example, the Indexed Interest Floor provided downside protection by limiting your loss.

The -10% Indexed Interest Floor will apply to every Point to Point with Indexed Interest Floor Indexed Account and will not change for the life of your Contract. It is possible that we will change the Indexed Interest Floor for Contracts issued in the future and that future Contracts may have different Indexed Interest Floors for different Indexed Accounts.

The Indexed Interest Floor provides only limited protection from downside risk. You should understand that the Indexed Interest Floor does not provide absolute protection against negative Indexed Interest. You may lose money.

Every Indexed Account has its own Indexed Account Value. Any portion of your Contract Value that is not allocated to an Indexed Account with a Crediting Method that includes the Indexed Interest Floor will not benefit from the downside protection afforded by the Indexed Interest Floor.

Indexed Interest Buffer. The Indexed Interest Buffer represents the maximum negative Index Return that will not result in a negative Adjusted Index Return for a given Indexed Account. In other words, the Indexed Interest Buffer represents the amount of negative Index Return that may occur before you are credited with negative Indexed Interest. Please note that not all Indexed Accounts have a Crediting Method that includes the Indexed Interest Buffer.

The Indexed Interest Buffer provides protection from a negative Index Return of up to 10%.

Indexed Interest Buffer Example 1: Assume that you allocated Contract Value to an Indexed Account with a Crediting Method that includes the Indexed Interest Buffer and, at the end of the Interest Term, the Index Return is -5%. In this case, to calculate the Adjusted Index Return, we would compare the Indexed Interest Buffer of 10% to the Index Return of -5%. Because the negative Index Return (-5%) does not exceed the Indexed Interest Buffer of 10%, the Adjusted Index Return would be 0%. In this example, the Indexed Interest Buffer provided complete downside protection by preventing you from receiving negative Indexed Interest.

Indexed Interest Buffer Example 2: Assume that you allocated Contract Value to an Indexed Account with a Crediting Method that includes the Indexed Interest Buffer and, at the end of the Interest Term, the Index Return is -15%. In this case, to calculate the Adjusted Index Return, we would compare the Indexed Interest Buffer of 10% to the Index Return of -15%. Because the negative Index Return (-15%) exceeds the Indexed Interest Buffer of 10%, the Adjusted Index Return would be -5%. As a result, we would credit Indexed Interest based on an Adjusted Index Return of -5%. In this example, the Indexed Interest Buffer provided downside protection because it did limit your loss from -15% to -5%, but it did not provide complete downside protection.

The Indexed Interest Buffer will apply to every Point to Point with Indexed Interest Buffer Indexed Account and will not change for the life of your Contract. It is possible that we will change the Indexed Interest Buffer for Contracts issued in the future, and that future Contracts may have different Indexed Interest Buffers for different Indexed Accounts.

The 10% Indexed Interest Buffer provides only limited protection from downside risk. You should understand that the Indexed Interest Buffer does not provide absolute protection against negative Indexed Interest. You may lose money.

Every Indexed Account has its own Indexed Account Value. Any portion of your Contract Value that is not allocated to an Indexed Account with a Crediting Method that includes the Indexed Interest Buffer will not benefit from the protection afforded by the Indexed Interest Buffer.

RETURN LOCK
If you allocate Contract Value to an Indexed Account for an Interest Term, you may request to exercise the Return Lock feature at any time prior to the third to last Business Day of an Interest Term. You may exercise the Return Lock feature only once during an Interest Term for each Indexed Account. The exercise of the Return Lock feature is irrevocable.

When you exercise the Return Lock feature, your Indexed Account Value for the remainder of the Interest Term will be “locked-in” at the Interim Value calculated at the end of the Business Day that immediately follows the Business Day on which we receive your request. However, if you take a withdrawal from an Indexed Account during an Interest Term after you exercised the Return Lock feature, your Indexed Account Value will be reduced by the amount withdrawn, including any applicable surrender charges and taxes payable by us and not previously deducted.

If you exercise the Return Lock feature, no Indexed Interest for that Indexed Account will be credited to you at the end of the Interest Term, regardless of whether the Indexed Interest would have been positive, negative or equal to zero.

If you exercise the Return Lock feature based on an Interim Value that is higher than your Base Value at the beginning of the Interest Term, you will realize positive investment return. If you exercise the Return Lock feature based on an Interim Value that is lower than your Base Value at the beginning of the Interest Term, you will realize a negative investment return.

See Appendix B for a description of how Interim Values are calculated. You may contact us at our Home Office to obtain your Interim Value for any Indexed Account to which you allocated Contract Value.

Requests to Exercise Return Lock. To exercise the Return Lock feature, you must submit a request to our Home Office. If we receive your request on a non-Business Day or after the close of a Business Day, your request will be deemed to be received on the next Business Day. For example, if we receive your Return Lock request on a Monday (assuming it is a Business Day) prior to the close of regular trading on the NYSE, the Interim Value used to lock-in your Indexed Account Value will be calculated at the close of business on Tuesday (assuming it is a Business Day). If instead we received the request on Monday after the close of regular trading on the NYSE, the Interim Value used to lock-in your Indexed Account Value will be calculated at the close of business on Wednesday (assuming it is a Business Day).

Please note the following important considerations related to the Return Lock feature:

•	You may exercise the Return Lock feature only once during an Interest Term for each Indexed Account. Once you exercise the Return Lock feature, it may not be revoked.

•	The Return Lock feature must be exercised for the full amount of your Indexed Account Value.

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Even if the Index’s performance has been positive, it is possible that your Interim Value may have decreased at the time Interim Value gets locked in. Also, if the Index's performance has been negative, it is possible that your Interim Value may have increased at the time Interim Value gets locked in.

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Although you may contact our Home Office to obtain your current Interim Value, you will not know the Interim Value used to lock-in your Indexed Account Value in advance. This is because we use the Interim Value calculated at the end of the Business Day that immediately follows the Business Day on which we receive your request. The Interim Value on the immediately following Business Day may be higher or lower than the Interim Value on the Business Day that we received your request or that you last obtained.

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After you exercise the Return Lock feature for an Indexed Account, your Indexed Account Value will not increase for any reason during the remainder of the Interest Term. You will not be credited Indexed Interest at the end of the Interest Term, regardless of whether the credited interest is positive, negative, or equal to zero.

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Under no circumstances will your Indexed Account Value increase during the remainder of the Interest Term. If you take a withdrawal during the remainder of the Interest Term, your Indexed Account Value will be reduced.

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We will not provide advice or notify you regarding whether you should exercise the Return Lock feature or the optimal time for doing so. We will not warn you if you exercise the Return Lock feature at a sub-optimal time. We are not responsible for any losses related to your decision whether or not to exercise the Return Lock feature.

IMPACT OF WITHDRAWALS FROM INDEXED ACCOUNTS
Under the Contract, you are permitted to take full or partial withdrawals at any time during the Accumulation Phase. Withdrawals may be subject to surrender charges and any applicable taxes payable by us and not previously deducted.

In addition, if you withdraw Contract Value allocated to an Indexed Account, the withdrawal will cause a reduction (perhaps significant reduction) to your Base Value. Your Base Value will be immediately reduced in a proportion equal to the reduction in your Indexed Account Value. You should fully understand how withdrawals reduce your Base Value, because reductions in your Base Value always result in reductions (perhaps significant reductions) to your Indexed Account Value for the remainder of the Interest Term.

Reductions to your Base Value will negatively impact your Indexed Account Value in three ways.

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First, a reduction in your Base Value may cause your Interim Values for the remainder of the Interest Term to be lower than if you did not take the withdrawal. Because your Indexed Account Value is set equal to your Interim Value on any given Business Day during an Interest Term (except the first and the last Business Day), lower Interim Values will result in lower Indexed Account Values.

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Second, at the end of the Interest Term, assuming that you do not exercise the Return Lock feature, any positive Indexed Interest credited to you will be lower than if you did not take the withdrawal. This is because the Adjusted Index Return is applied to your Base Value in order to calculate your Indexed Interest, and a withdrawal reduces your Base Value.

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Third, while you may still exercise the Return Lock feature after taking a withdrawal, because your Interim Values for the remainder of the Interest Term will likely be lower than if you did not take the withdrawal as explained above, the Interim Values that you are able to lock-in with the Return Lock feature will likely be lower than the Interim Values that would have been possible had you not taken the withdrawal.

TRANSFERS

TRANSFER REQUESTS
You may transfer Contract Value among the available Indexed Accounts, and between the available Indexed Accounts and the Fixed Account, free of charge at the end of each Interest Term. No transfers are allowed during an Interest Term.

The amount of Contract Value allocated to an Indexed Account at the beginning of an Interest Term must be at least $2,000. If any transfer reduces an Indexed Account Value to less than $2,000, the entire amount remaining in that Indexed Account will be automatically transferred to the Fixed Account. We will reject any transfer request to the extent that it would result in less than $2,000 being allocated under your Contract to the Indexed Account receiving the reallocated Contract Value.

Any transfer request must be received by our Home Office at least two Business Days prior to the end of an Interest Term. If we do not receive a transfer request from you at least two Business Days prior to the end of an Interest Term, no transfers will occur and your current allocation of Contract Value will not change.

Transfer requests may be submitted in writing to our Home Office and must be signed by the Owner. At our discretion, we may accept transfer requests by telephone or, if available, by Internet.

If we receive your request on a non-Business Day or after the close of a Business Day, your request will be deemed to be received on the next Business Day. In addition, your transfer request will not be deemed to be received until it is in good order. To be in good order, the transfer request must identify:

•	Your Contract number;

•	Each investment option from which you are transferring Contract Value and the amount to be transferred out; and

•	Each investment option to which you are transferring Contract Value and the amount to be transferred in.

If we are permitting transfers by telephone, such transfers will be accepted if we have properly signed authorization for your Contract on record. You may authorize someone else to make transfers by telephone on your behalf. Symetra Life will not be liable for any failure to question or challenge such request for transfer as long as there is a valid signed authorization on record at Symetra Life. For telephone requests, your request will be deemed to be received on the date that the transfer request is accepted by us over the telephone.
If we are permitting transfers by Internet, such transfers will be accepted if you provide us with certain identification information, such as a password or personal identification information. We will not accept transfer requests sent by e-mail. Transfer requests that you send electronically through the Internet are considered to be received by us at the time and date stated on the electronic acknowledgment that we return to you. If you do not receive an electronic acknowledgment, you should telephone us as soon as possible.

Although we use reasonable procedures, including recording all telephone instructions and requiring certain personal identification information to prevent unauthorized account access, we cannot assure you that telephone or Internet activity will be completely secure or free of delays or malfunctions. If you choose to make transfers by telephone or Internet, you must be willing to assume the risk of loss that may occur despite our reasonable efforts to verify identity. We are not responsible for the negligence or wrongful acts of third parties.

AUTOMATIC TRANSFER FROM AN INDEXED ACCOUNT TO THE FIXED ACCOUNT
We reserve the right to remove Indexed Accounts for future Interest Terms. If you are invested in an Indexed Account during an Interest Term and we decide not to offer that Indexed Account for the next Interest Term, you must submit a timely transfer request to us prior to the end of the Interest Term instructing us how to reallocate your Contract Value. If you fail to do so, we will automatically transfer the entire amount of your Contract Value allocated to that Indexed Account to the Fixed Account at the end of the Interest Term. That portion of your Contract Value and any interest earned thereon will remain in the Fixed Account for the duration of the Interest Term.

REBALANCING
After each Interest Term, the investment performance of the Indexes may cause the percentage of your Contract Value allocated among the Indexed Accounts and the Fixed Account to change from your original allocations. If you elect the rebalancing feature of the Contract, at the end of each Interest Term, we will automatically reallocate your Contract Value according to your original allocation percentages or any other predetermined allocation percentages provided by you.

Rebalancing will continue at the end of each Interest Term until you instruct us to stop. If you would like to stop using rebalancing, we must receive a request (either a new transfer request, or a request to terminate rebalancing) at least two Business Days prior to the end of the Interest Term. Once stopped, rebalancing will not begin again until you re-elect the program.

In addition, if you elect rebalancing, your rebalancing instructions will be automatically terminated in two circumstances. First, your rebalancing instructions will be terminated if your instructions would require us to allocate less than $2,000 to an Indexed Account. Second, your rebalancing instructions will be terminated if an Indexed Account to which your Contract Value would be allocated is no longer available. If your rebalancing instructions are automatically terminated, you may re-elect rebalancing by submitting new instructions to our Home Office.

Requests to elect and stop rebalancing must be received at least two Business Days prior to the end of an Interest Term to be effective for the upcoming Interest Term. Such requests are subject to the same policies regarding receipt as transfer requests.

ACCESS TO YOUR MONEY DURING THE ACCUMULATION PHASE

TYPES OF WITHDRAWALS
The money under your Contract may be accessed in the following ways during the Accumulation Phase:

•	by taking partial withdrawals (including repetitive withdrawals, a form of systematic partial withdrawals); and

•	by taking a full withdrawal (i.e., surrendering your Contract).

Your Contract Value will decline whenever you take partial withdrawals. If you take a partial withdrawal and, immediately after the withdrawal, your Contract Value would be less than $2,000, we will instead pay you the Cash Surrender Value and terminate your Contract. If you take a full withdrawal, we will pay you the Cash Surrender Value and terminate your Contract. You may not take withdrawals greater than your Cash Surrender Value.

Partial withdrawals (except repetitive withdrawals based on life expectancy) and full withdrawals may be subject to surrender charges. See the section titled "Surrender Charge” for more information about surrender charges. Repetitive withdrawals that are based on life expectancy are not subject to surrender charges. In addition, eligible withdrawals under the nursing home waiver or the terminal illness waiver are not subject to surrender charges.

All withdrawals are subject to any applicable taxes payable by us and not previously deducted. Withdrawals are not possible during the Income Phase.

PARTIAL WITHDRAWALS
During the Accumulation Phase, you can make partial withdrawals from your Contract Value at any time by sending a signed request to our Home Office. The withdrawal request must be accompanied with all the information we need to process it. Unless you tell us otherwise, partial withdrawals will be taken proportionately from the Fixed Account and Indexed Accounts based on how your Contract Value is allocated by percentage. Partial withdrawals must be at least $500. If your Contract Value is less than $500, you may only surrender the Contract for the Cash Surrender Value.

As part of your withdrawal request, you may indicate the Business Day on which you would like to take the withdrawal, including if you would like to take the withdrawal at the end of the current Interest Term. If you indicate the Business Day on which your withdrawal should be taken, we must receive your withdrawal request in good order no later than the close of the Business Day on which you wish to take the withdrawal. If you do not indicate the Business Day on which to take the withdrawal, your withdrawal will be taken on the Business Day that we receive your request. If we receive your request in good order on a non-Business Day or after the close of a Business Day, it will be deemed to be received on the next Business Day.

Partial withdrawals taken from an Indexed Account may negatively impact (perhaps significantly) your Indexed Account Value for the remainder of the Interest Term. See the section titled “Impact of Withdrawals from Indexed Accounts.” Partial withdrawals from an Indexed Account may also negatively impact (perhaps significantly) the Interim Values that you may lock-in with the Return Lock feature. See the section titled “Return Lock.”

FULL WITHDRAWALS
You can take a full withdrawal (i.e., surrender your Contract for its Cash Surrender Value) at any time during the Accumulation Phase by sending a signed request to our Home Office in good order. A surrender request will be in good order if it contains all the information necessary to process the transaction. All benefits under the Contract will be terminated as of the Business Day that we receive your surrender request. The Cash Surrender Value will be as of the Business Day that we process the transaction. We will pay you the Cash Surrender Value within seven calendar days thereof.

As part of your withdrawal request, you may indicate the Business Day on which you would like to take the withdrawal, including if you would like to take the withdrawal at the end of the current Interest Term. If you indicate the Business Day on which your withdrawal should be taken, we must receive your withdrawal request in good order no later than the close of the Business Day on which you wish to take the withdrawal. If you do not indicate the Business Day on which to take the withdrawal, your withdrawal will be taken on the Business Day that we receive your request. If we receive your request in good order on a non-Business Day or after the close of a Business Day, it will be deemed to be received on the next Business Day.

REPETITIVE WITHDRAWALS (A FORM OF SYSTEMATIC PARTIAL WITHDRAWALS)
Repetitive withdrawals allow you to automatically withdraw payments of a pre-determined dollar amount or a fixed percentage of Contract Value on a monthly, quarterly, semi-annual or annual basis. The minimum amount for each repetitive withdrawal is $500. You may request repetitive withdrawals by completing the appropriate form and sending it to our Home Office.

Repetitive withdrawals may be used to avoid tax penalties for premature withdrawals or to satisfy minimum distribution requirements of qualified Contracts. To do this they must be set up as a series of substantially equal withdrawals made at least annually and based on:

•	your life expectancy; or

•	the joint life expectancy of you and your Beneficiary.

Repetitive withdrawals based on life expectancy are intended to deplete your Contract Value over the life expectancy through withdrawals that are substantially equal (as outlined in IRS guidance). To begin repetitive withdrawals based on life expectancy, you must verify your age in order for us to calculate the monthly, quarterly, semi-annual or annual withdrawal amount. We calculate the amount of a repetitive withdrawal based on life expectancy by dividing the Contract Value by the life expectancy of the Owner as determined by using the IRS single-life life expectancy table or for IRA required minimum distributions, the appropriate IRS table. If repetitive withdrawals are based on joint-life life expectancy, we divide the Contract Value by the joint-life expectancy of the Owner and the Beneficiary by using the IRS joint-life life expectancy table or for IRA required minimum distributions, the appropriate IRS table.
Example:  Assume that the Contract Value is equal to $100,000 and the Owner requests repetitive withdrawals based on life expectancy and is age 55. Based on the IRS single-life table, the life expectancy of an Owner age 55 is 29.6 years. The first repetitive withdrawal amount is equal to $100,000 divided by 29.6 which equals an annual payment of $3,378.38.
Assume that in one year, when the Owner is age 56, the Contract Value is equal to $101,453. The life expectancy of the Owner is 28.7 years. The repetitive withdrawal amount is equal to $101,453 divided by 28.7 which equals an annual payment of $3,534.95.
Repetitive withdrawals that are based on life expectancy may allow you to avoid the early withdrawal tax penalty of 10% that you would otherwise pay for taking withdrawals prior to age 59½. If you take additional withdrawals or otherwise modify or stop these repetitive withdrawals, a surrender charge may apply and there may be tax consequences and penalties. You should talk to your tax advisor for more information on taking repetitive withdrawals to avoid the 10% tax penalty. If you make repetitive withdrawals that are not based on life expectancy, the same restrictions, income taxes, and tax penalties that apply to random withdrawals may also apply to repetitive withdrawals. Repetitive withdrawals that are not based on life expectancy are subject to surrender charges.

You should consult your tax and financial advisors prior to taking, modifying, or stopping repetitive withdrawals.

SURRENDER CHARGE

You may take partial withdrawals or surrender your Contract (i.e., take a full withdrawal) at any time during the Accumulation Phase. A surrender charge may be imposed when you take a partial or full withdrawal during the first six Contract Years. After the sixth Contract Year, there are no surrender charges under the Contract.

If a surrender charge applies to a withdrawal, the charge will be a percentage of the amount withdrawn in excess of your free withdrawal amount. See “Free Withdrawal Amount” below. If you take a partial withdrawal, we will deduct the surrender charge from the amount withdrawn unless you tell us to deduct the surrender charge from your remaining Contract Value. If your remaining Contract Value is not sufficient to pay the surrender charge, we will deduct the surrender charge from the amount withdrawn. If you take a full withdrawal, the surrender charge is calculated as part of your Cash Surrender Value.

The applicable surrender charge percentage will depend on the Contract Year during which the withdrawal is taken. The schedule below sets forth the surrender charge percentages under the Contract. The surrender charge schedule starts at 9% and declines until the seventh Contract Year when it reaches 0%.

Contract Year	1	2	3	4	5	6	7+
Surrender Charge (as a percentage of the amount withdrawn in excess of the free withdrawal amount)	9%	8%	7%	6%	5%	4%	0%

All withdrawals during the first six Contract Years are subject to surrender charges, except:

•	withdrawals during a Contract Year that, in the aggregate, do not exceed the free withdrawal amount;

•	repetitive withdrawals based on life expectancy;

•	eligible nursing home withdrawals; and

•	eligible terminal illness withdrawals.

Annuity payments and death benefits under the Contract are not subject to surrender charges.

Surrender charges are intended to compensate us for expenses incurred in connection with the promotion, sale, and distribution of the Contracts. We intend to use revenue generated from surrender charges for any legitimate corporate purpose.

FREE WITHDRAWAL AMOUNT
During the first six Contract Years, you may take withdrawals during each Interest Term up to your free withdrawal amount without the imposition of surrender charges. Any aggregate withdrawals in excess of your free withdrawal amount may be subject to surrender charges. The free withdrawal amount does not apply after the sixth Contract Year because there are no surrender charges under the Contract after the sixth Contract Year.

We determine your free withdrawal amount at the beginning of each Interest Term during the first six Contract Years. Your free withdrawal amount at the beginning of an Interest Term will be equal (in dollars) to the greater of:

(a)	15% of your Contract Value as of the beginning of the Interest Term; or

(b)	The accumulated interest earned in the Contract less any accumulated interest withdrawn previously as of the beginning of the current Interest Term.

Example of the Surrender Charge and the Free Withdrawal Amount
The example below illustrates how the surrender charge and the free withdrawal amount apply to the Contract.

Assume:

•	You purchase the Contract with a Purchase Payment of $99,990. Prior to the Allocation Date, you earned $10 in interest through the Fixed Holding Account.

•	On the Allocation Date, you allocated $100,000 (representing 100% of your Contract Value) to an Indexed Account for your initial Interest Term.

•	You did not make any withdrawals from your Contract during your initial Interest Term.

•	You did not exercise the Return Lock feature during your initial Interest Term.

•	At the end of the Initial Interest Term, you earned 8% in positive Indexed Interest, increasing your Contract Value to $108,000.

•	You did not reallocate your Contract Value at the end of the initial Interest Term.

•	During your second Contract Year and your second Interest Term, you take a partial withdrawal of $20,000 that is subject to a surrender charge.

•	You instruct us to deduct the surrender charge from your remaining Contract Value rather than the amount withdrawn.

Then, assuming no additional facts:

•	The applicable surrender charge is 8% (the surrender charge percentage for the second Contract Year).

•	Your free withdrawal amount, calculated at the beginning of the second Interest Term, is $16,200
(the greater of 15% of your Contract Value ($108,000 x 0.15 = $16,200) or the accumulated interest earned in the Contract less any accumulated interest withdrawn previously as of the beginning of the current Interest Term ($8,010))

•	The portion of the partial withdrawal subject to a surrender charge is $3,800. ($20,000 - $16,200 = $3,800)

•	The surrender charge equals $304. ($3,800 x 0.08 = $304)

•	Your Contract Value after the partial withdrawal and the surrender charge is $87,696.
($108,000 - ($20,000 + $304) = $87,696)

NURSING HOME WAIVER
If approved in your state, there is no surrender charge on withdrawals you make while you are confined in a nursing home or a hospital for a period of at least 30 consecutive days or within 90 days of your release thereafter. If you were confined to a nursing home or hospital on the Contract Date, you are not eligible to rely on this waiver of surrender charges until after the first Contract Year. The 30-day requirement may be satisfied by confinement in a combination of eligible hospitals or eligible nursing homes. Separate periods of confinement, for the same or a related condition, with start dates that are no more than 30 days apart will be considered the same confinement.

For you to rely on this waiver while you are confined, we may require proof of your confinement in an eligible nursing home or hospital, that your confinement has continued for 30 or more consecutive days, and that your confinement began after your Contract Date. For you to rely on this waiver after your release, we may require proof that you were confined to an eligible nursing home or hospital for at least 30 consecutive days, that your confinement began after your Contract Date, and that you were released within 90 days of your withdrawal request. Proof of confinement and release may include a billing statement from the eligible nursing home or hospital showing the dates of confinement and services rendered or a certification of confinement by an eligible attending physician of the Owner.

An eligible hospital includes any lawfully operated institution that is licensed as a hospital by the Joint Commission on Accreditation of Healthcare Organizations, or any lawfully operated institution that provides in-patient treatment under the direction of a staff of physicians and has 24-hour per day nursing services. An eligible nursing home is any facility licensed by the state that provides convalescent or chronic care for in-patients who, by reason of illness or infirmity, are unable to properly care for themselves. An eligible attending physician is any health care practitioner licensed, board certified or board eligible, who is qualified to practice in the area of medicine or in a specialty appropriate to treat the Owner's condition or disease. It does not include the Owner or a member of the Owner’s family.

If the Contract is owned by a non-natural person, the confinement of the Annuitant in an eligible healthcare facility will be treated as confinement of the Owner for purposes of relying on this waiver.

TERMINAL ILLNESS WAIVER
If approved in your state, there is no surrender charge on withdrawals that you make while you are terminally ill and not expected to live more than 12 months. For you to rely on this waiver, we must receive an eligible attending physician's certification regarding your illness and life expectancy and stating that your illness was diagnosed after your Contract Date. Only an original Owner continuously listed since the Contract Date, or a spousal Beneficiary who continued the Contract, may rely on this waiver. If the Contract is owned by a non-natural person, the Annuitant will be treated as the Owner for purposes of determining eligibility.

An eligible attending physician is any health care practitioner licensed, board certified or board eligible, who is qualified to practice in the area of medicine or in a specialty appropriate to treat the Owner's condition or disease. It does not include the Owner or a member of the Owner’s family.

ANNUITY PAYMENTS

INCOME PHASE
If your Contract enters the Income Phase, we will make annuity payments to the Payee(s) based on the annuity option that you select. Each annuity option is based on the life of at least one Annuitant. The value of the annuity payments that we make will depend in part on your Contract Value on the Annuity Date.

As of the Annuity Date, the only payments that we will make under the Contract are annuity payments (or a lump sum payment). It will not be possible to take withdrawals and the death benefit will not be payable upon death. Once your Contract enters the Income Phase, you cannot switch back to the Accumulation Phase.

You may elect to begin the Income Phase at any time after your second Contract Year begins. You may elect to begin the Income Phase by notifying us in writing at our Home Office. The Annuity Date will be the date that we receive your written notice. The latest possible Annuity Date is the day before an Annuitant’s (or oldest Annuitant’s) 96th birthday, or earlier if required by law or the terms of a retirement plan for a qualified Contract. If the Income Phase has not begun by that time, it will begin automatically. We will send notice to you prior to the scheduled Annuity Date and request that you verify all the information that we currently have on file.

The annuity option that you select will determine, among other things, the annuity payment start date and frequency. Annuity payments may begin no sooner than 30 days after the Annuity Date. As such, if you decide to begin the Income Phase, you should submit your written notice to our Home Office at least 30 days prior to the date that you want annuity payments to begin.

You name the Annuitant(s) in your Contract application and name the Payee(s) when you elect to begin the Income Phase. You may change a Payee or an Annuitant at any time prior to the Annuity Date by submitting a written request to our Home Office. You may elect and change the annuity option at any time prior to the Annuity Date by submitting an election form to our Home Office. The election form may be obtained through a written request, by phone, or by downloading the form from our website. After the Annuity Date, no such changes will be permitted.

If you transfer the right to receive annuity payments to someone else, there may be gift and income tax consequences. If premium taxes are required by state law, these taxes will be deducted from your Contract Value before the annuity payments are calculated.
ANNUITY PAYMENTS
You may choose one of the annuity options listed below or any other option you want and that we agree to provide. Each annuity option listed below is a life annuity option. This means that the number of annuity payments a Payee receives depends, at least in part, on how long an Annuitant lives. For Contracts with two Annuitants, only the joint-life annuity options may be elected from the list below.

We use the Annuity Reserve 2012 mortality table with mortality improvement scale G2, with age setback of five years to determine the amount of your annuity payments under all life annuity options. The table factors in an assumed effective interest rate of 1.00%. The amount of each annuity payment depends on many factors including the guarantees, if any, under the annuity option you choose, the frequency of annuity payments, the Annuitant’s age at the time you switch to the Income Phase, and, under some Contracts, the Annuitant’s sex.

The available annuity options are as follows:

Life Annuity. The Payee receives annuity payments as long as the Annuitant is living. Annuity payments stop when the Annuitant dies. There is no minimum number of payments with this option.

Life Annuity with Guaranteed Period. The Payee receives annuity payments for the longer of the Annuitant’s life or a guaranteed period, as selected by you and agreed to by us. The amount of the annuity payments may be affected by the length of the guaranteed period you select. A shorter guaranteed period will result in higher annuity payments during the Annuitant’s life and fewer or no remaining guaranteed payments to the Payee. A longer guaranteed period will result in lower annuity payments. If the Annuitant dies before the guaranteed payments have been made, the remaining payments will be made to the Payee. Annuity payments stop on the later of the date the Annuitant dies or the date the last guaranteed payment is made.

Joint and Survivor Life Annuity. The Payee receives annuity payments as long as either Annuitant is living. After either Annuitant dies, the Payee receives a specified percentage of each annuity payment as long as the other Annuitant is living. You name the joint Annuitant, Payee and payment percentages at the time you elect this option and they cannot be changed once the Income Phase begins. Choosing lower percentages to be paid after the death of either Annuitant results in higher payments while both Annuitants are living. Annuity payments stop the later of the date the Annuitant dies or the date the joint Annuitant dies.

Joint and Survivor Life Annuity with Guaranteed Period. The Payee receives annuity payments for the longer of the Annuitant’s life, the joint Annuitant’s life or a guaranteed period of five or more years, as selected by you and agreed to by us. The full benefit amount will continue to be paid to the Payee until the later of the first death of either the Annuitant or joint Annuitant and the end of the guaranteed period. If only one Annuitant is alive when the guaranteed period ends, a percentage of the payment amount will continue to be paid to the Payee. You name the joint Annuitant, Payee and payment percentages at the time you elect this option. The joint Annuitant and payment percentages cannot be changed once the Income Phase begins. Choosing lower percentages to be paid after the death of either Annuitant results in higher payments while both Annuitants are living. Annuity payments stop on the later of the date the Annuitant dies, the joint Annuitant dies or the date the last guaranteed payment is made.
If you do not choose an annuity option at least 30 days before the latest possible Annuity Date, we will make annuity payments under the Life Annuity with Guaranteed Period annuity option, using a guaranteed period of 10 years unless a shorter period is otherwise required by law.

You may choose to have annuity payments made on a monthly, quarterly, semi-annual or annual basis. If state law allows, we may choose to distribute your Contract Value in a lump sum if it is equal to or less than $2,000 or monthly annuity payments would be less than $20. We also reserve the right to change the payment frequency if payment amounts would be less than $250. You may elect to have payments delivered by mail or electronically transferred to a bank account.
Proof of Age or Sex. We may require proof of age or sex before beginning annuity payments under any annuity option based on life or life expectancy. If the age or sex of any Annuitant has been misstated, annuity payments will be based on the corrected information. Underpayments will be made up in a lump sum with the next scheduled payment. Overpayments will be deducted from future payments until the total is repaid. We will credit interest on underpayments but will not charge interest on overpayments. We may require evidence satisfactory to us that an Annuitant is living before we make any payment.

DEATH BENEFIT

If you die during the Accumulation Phase, the Contract provides for a death benefit equal to the greater of:

(a)	Your Contract Value; or

(b)
Your Purchase Payment reduced proportionately by the percentage reduction in the Indexed Account Values and the Fixed Account Value for each partial withdrawal, including the impact of any surrender charge deduction.

If we permit the Contract to be assigned, or you designate someone else as Owner, the death benefit will be adjusted to equal the Contract Value as of the date of assignment or ownership change. If the death of the original Owner precedes the death of the new Owner and the Purchase Payment exceeds the Contract Value as of the date we receive proof of the original Owner’s death, the difference between the Purchase Payment and the Contract Value will be added to the Fixed Account on this date.

The death benefit will not be payable once the Income Phase begins under any circumstances. It will terminate on the Annuity Date without value.
Death of Annuitant. If the Annuitant is not an Owner and the Annuitant dies before the Annuity Date, you must designate a new Annuitant. If no designation is made within 30 days after we are notified of the Annuitant’s death, the Owner (or oldest joint Owner) named in the application will become the Annuitant.
If this Contract is owned by a non-natural person (e.g., a corporation or a trust), the death of the Annuitant will be treated as the death of an Owner for purposes of the death benefit.

DUE PROOF OF DEATH
The amount of the death benefit is subject to fluctuation until we receive due proof of death. Most importantly, if the Contract is invested in at least one Indexed Account at the time that a death benefit becomes payable, the amount of the death benefit may decrease in value until we receive due proof of death. Thus, eligible recipients of the death benefit should notify us of an Owner’s death and provide us due proof of death as promptly as possible to limit the risk of a decline in the death benefit.

We will determine the amount of the death benefit upon receipt at our Home Office of due proof of death, which includes the following information:

•	Proof of death acceptable to us, such as a certified copy of a death certificate;

•	Written payment directions from at least one eligible recipient of the death benefit; and

•	Any other documents, forms or information we may require.

The amount of the death benefit will include any interest required by state law.

TO WHOM THE DEATH BENEFIT IS PAID
Upon the death of a natural Owner during the Accumulation Phase, the death benefit is payable to the following:

•	Surviving Owner; or if none, then

•	Surviving primary Beneficiaries; or if none, then

•	Surviving contingent Beneficiaries; or if none, then

•	Estate of the last Owner to die.

For a Contract owned by a non-natural Owner, upon the death of the Annuitant during the Accumulation Phase, the death benefit is payable to the following:

•	Surviving primary Beneficiaries; or if none, then

•	Surviving contingent Beneficiaries; or if none, then

•	The non-natural Owner.

If a person entitled to receive the death benefit dies before the death benefit is distributed, we will pay the death benefit to that person’s named beneficiary or, if none, to that person’s estate.

PAYMENT OPTIONS
Under a non-qualified Contract, the death benefit must be paid as:

(a)	A lump sum payment or series of withdrawals that are completed within five years from the date of death; or

(b)	Payments made over the Beneficiary's life or life expectancy.

Different death benefit elections may be available under qualified Contracts. See the section titled "Taxes” for more information. If the death benefit is payable to the Owner’s estate, we will make a lump sum payment. Different death benefit elections may be available to certain Beneficiaries.

We will determine the value of the death benefit as of the Business Day on which we receive the Beneficiary’s election and all information we need to process the claim. If your Beneficiary chooses to make a series of withdrawals over time as provided in option (a) above, then the allocation of Contract Value among the Indexed Accounts and the Fixed Account will not change (unless an Indexed Account becomes unavailable, in which case Contract Value allocated to that Indexed Account will be automatically reallocated to the Fixed Account). To the extent the Contract Value is allocated to an Indexed Account, the Beneficiary will be subject to the risk that the Contract Value will decrease in value.
SPOUSAL CONTINUATION
In some cases, a spouse who is entitled to receive a death benefit may have the option to continue the Contract instead. If you entered into a civil union, same sex partnership, or domestic partnership your partner will not have the same rights to continue the Contract due to limitations under federal tax law. See the section titled "Taxes” for more information. Only one spousal continuation is permitted per Contract.
DEATH DURING THE INCOME PHASE
If an Owner dies during the Income Phase, then any amounts paid after the Owner’s death will depend on which annuity option was selected. If an Owner dies while annuity payments are being paid, we will pay the remaining annuity payments, if any, in accordance with that option. If the Annuitant is not an Owner and dies after the Annuity Date, then we will continue paying any remaining annuity payments to the Payee designated by the Owner. The remaining annuity payments will be distributed at least as rapidly as under the annuity option then in effect. See the section titled "Annuity Payments" for more information.

TAXES

This section discusses how the federal income tax applies to annuities in general. This information is not complete and is not intended as tax advice. Tax laws and their interpretations are complex and subject to change. We cannot predict the probability that any changes in the interpretation of the laws, or the laws themselves, will occur. No attempt is made to discuss state or other tax laws. Symetra Life does not guarantee the tax treatment of any Contract or any transaction involving a Contract. You bear the complete risk that the Contract may not be treated as an “annuity contract” under federal income tax laws. It should be further understood that the following discussion is not exhaustive and that special rules not described in this prospectus may be applicable in certain situations. You should consult a competent tax advisor about the possibilities of tax law changes and your individual circumstances.

ANNUITY CONTRACTS IN GENERAL
Different tax rules apply to Purchase Payments made to annuity contracts and distributions from annuity contracts depending on how you take money out and whether the annuity contract is a “non-qualified contract” or a “qualified contract.” A “non-qualified contract” is one that is not purchased as part of a formal retirement plan. A “qualified contract” is purchased as part of an individual retirement plan or an employer-sponsored plan. Currently, we offer this Contract as a qualified contract to fund an IRA, or Roth IRA. Non-qualified contracts purchased with after-tax money and not part of an IRA or Roth IRA or other retirement plan, receive different tax treatment than qualified contracts.
NON-QUALIFIED CONTRACTS
Individuals may purchase non-qualified annuity contracts without any Purchase Payment limits imposed under the Code. The Purchase Payments receive no tax benefit but taxes on the increases in the value of the Contract are generally deferred until distribution occurs, either in the form of a lump sum payment, a partial withdrawal, or as annuity payments under the option elected.

Your cost basis equals the total amount of the after-tax Purchase Payment remaining in the Contract. Under the Code, you generally do not pay tax on Contract earnings until received. If the Contract Value exceeds the Purchase Payment made to the Contract, any amount withdrawn will generally be treated as coming first from income on the Contract and then, only after the income portion is exhausted, as coming from the Purchase Payment. Exceptions to this rule include distributions from any Purchase Payment made prior to August 14, 1982 and full surrenders of the Contract which are treated as taxable income to the extent the amount received exceeds the investment in the Contract. Withdrawn earnings are includable in gross income and taxed at ordinary income rates. See also the discussion under Medicare Tax below. In certain situations, an ordinary loss deduction may be available upon the full surrender of a contract if the proceeds of the surrender are less than the investment in the Contract. However, the deduction will be subject to the limitation on itemized deductions. You should consult your tax advisor before deducting any loss resulting from the surrender of a non-qualified annuity contract.
Contracts not owned for the benefit of natural persons, e.g., contracts owned by a corporation or certain other entities, are generally not treated as annuities for federal income tax purposes and any earnings are taxed as ordinary income in the current year. Exceptions may apply. For example, contracts held by a trust which holds the annuity contract as an agent for a natural person can defer tax on earnings until money is withdrawn from the annuity contract. Purchasers who are not natural persons should consult their own tax counsel or other tax advisor before purchasing the Contract.
In addition to ordinary income tax, Section 72(q) of the Code imposes a ten percent (10%) penalty on the income portion of any premature withdrawals from a non-qualified annuity contract. The penalty is not imposed on amounts received: (a) after the taxpayer reaches age 59 ½; (b) after the death of the Owner; (c) if the taxpayer is totally disabled (for this purpose disability is as defined in Section 72(m)(7) of the Code); (d) as a series of substantially equal periodic payments made not less frequently than annually for the life (or life expectancy) of the taxpayer or for the joint lives (or joint life expectancies) of the taxpayer and his or her beneficiary; or (e) which are allocable to Purchase Payments made prior to August 14, 1982. With respect to (d) above, if the series of substantially equal periodic payments is modified before the later of your attaining age 59 ½ or five years from the date of the first periodic payment, then the tax for the year of the modification is increased by an amount equal to the tax which would have been imposed but for the exception, plus interest for the tax years in which the exception was used. There may be other exceptions to the 10% tax penalty and additional conditions to the 10% penalty exceptions described above. Before you make a withdrawal from a non-qualified contract, you should consult your tax advisor to determine the tax treatment of the withdrawal and whether the 10% penalty tax will apply.

DISTRIBUTIONS AT DEATH
In order to be treated as an annuity contract for tax purposes, a non-qualified contract must provide that:

1.
If an owner dies before annuity payments begin, the entire interest in the contract must be distributed within five years after the date of the owner’s death. If payable to a designated beneficiary, the distributions may be paid over the life or life expectancy of that designated beneficiary, so long as the payouts begin within one year of the owner’s death. If the sole designated beneficiary is the spouse of the owner, the contract may be continued in the name of the spouse as owner; or

2.
If the owner dies on or after annuity payments begin, the remainder of any interest in the contract must be distributed at least as rapidly as provided for in the method in effect on the date of death.

If the owner is not a natural person, then for purposes of these distribution rules, the annuitant is considered the owner. In addition, when the owner is not a natural person, a change in the annuitant is treated as the death of the Owner.
ANNUITY DATE
We will deny our consent to a later Annuity Date based upon any current or future legal restrictions imposed by state laws and regulations, by regulatory authorities or by the Code and the IRS. For non-qualified Contracts, if the Contract’s Income Phase occurs at a time when the Annuitant has reached an advanced age (e.g., past age 95), it is possible that the Contract would not be treated as an annuity for federal income tax purposes. In that event, gains under the Contract could be currently includable in your income. The IRS has not provided guidance with respect to a maximum date on which annuity payments must start. In the event that any future rulings, regulations, or other pronouncements by the IRS provide us with guidance, we may need to restrict your ability to change to any Annuity Date under a non-qualified Contract which occurs when the Annuitant is at an advanced age (e.g., past age 95).
QUALIFIED CONTRACTS
Contracts purchased as an IRA or Roth IRA are referred to as “qualified contracts” because they are qualified under the Code to provide tax deferral for retirement purposes. You do not have to purchase an annuity contract to qualify for the tax deferral offered by these qualified contracts. There may be other investment vehicles that can be purchased for your retirement plan. However, an annuity contract has features and benefits other than tax deferral that may make it an appropriate investment for your retirement plan. Numerous special tax rules apply to the participants in qualified plans and to annuity contracts used in connection with qualified plans. Therefore, we make no attempt in this prospectus to provide more than general information about use of the Contract with qualified plans. Other than those qualified contract types listed above, we do not offer contracts purchased as part of your employer’s retirement plan. You should consult your tax advisor regarding these features and benefits before you buy a qualified Contract.

Qualified contracts are subject to special rules and limits on Purchase Payments and distributions that vary according to the type of retirement plan. You may be able to make a direct transfer or rollover from other qualified plans and qualified contracts to this qualified Contract. Ineligible or excess contributions to qualified contracts can result in substantial penalties. Tax penalties of 10% or more may apply to certain distributions; for example if you are under age 59 ½ and not disabled as defined by the Code.
IRAs. Individuals may contribute to an individual retirement arrangement known as a traditional IRA. Under applicable limitations, certain amounts may be contributed to an IRA which will be deductible from the individual’s gross income. Under some circumstances, you may be able to make “after-tax” contributions. These IRAs are subject to limitations on eligibility, contributions, transferability and distributions. Under certain conditions, distributions from other IRAs and other retirement plans may be rolled over or transferred on a tax deferred basis into an IRA. Purchasers of IRAs should obtain competent tax advice as to the tax treatment and suitability of such an investment.
Roth IRAs. Under applicable limitations, individuals may also contribute nondeductible contributions to Roth IRAs. These Roth IRAs are also subject to limitations on eligibility, contributions, transferability and distributions. “Qualified distributions” from Roth IRAs are excluded from taxable gross income. “Qualified distributions” are distributions which (a) are made more than five years after the taxable year of the first contribution to a Roth IRA, and (b) meet any of the following conditions: (1) the annuity owner has reached age 59 ½; (2) the distribution is paid to a beneficiary after the owner’s death; (3) the annuity owner is disabled; or (4) the distribution will be used for first time home purchase. (Qualified distributions for first time home purchases may not exceed $10,000.) Non-qualified distributions are includable in taxable gross income only to the extent that they exceed the contributions made to the Roth IRA. The taxable portion of a non-qualified distribution may be subject to the 10% penalty tax.
You may convert a traditional IRA to a Roth IRA. You will be required to include the taxable portion of the conversion in your taxable gross income, but you will not be required to pay the 10% penalty tax. However, a 10% penalty tax may apply to a conversion from an IRA if distributions occur during the five taxable years beginning with the year in which the conversion was made. You should consult a tax advisor before converting an IRA to a Roth IRA.
If your Contract is issued as an IRA or Roth IRA, then we will issue the Contract with language intended to qualify the Contract for tax purposes as an IRA or Roth IRA. We will also provide the necessary administrative procedures to administer the IRAs and Roth IRAs in accordance with IRS requirements governing the sponsors of IRAs and Roth IRAs subject to the accuracy and completeness of the information you provide us.

The Contract is also available for purchase as an investment by an IRA or Roth IRA custodial or trust account. In that case, we will issue a non-qualified Contract to the custodian or trustee for the benefit of the underlying IRA owner, as the tax qualification requirements will appear in the account and the custodian or trustee is responsible for administering the account in accordance with IRS requirements. However, the rights of any person to benefits may be subject to the terms and conditions of the IRA or Roth IRA account, regardless of the terms and conditions of the Contract. In addition, we will not be bound by the terms and conditions of the account to the extent such terms and conditions contradict the Contract, unless we consent.
Limits on Annual Contributions. Under federal tax law, IRAs and Roth IRAs both limit the amount of annual contributions an individual can contribute to his or her IRA or Roth IRA. The IRA and Roth IRA annual contribution limit for 2018 is the smaller of your taxable compensation or $5,500. This amount is lower than the minimum Purchase Payment of $25,000 that we accept. Therefore, you may only contribute an initial Purchase Payment that is a rollover contribution of $25,000 or more from other eligible retirement plans. Generally, rollovers and direct transfers will not be subject to annual contribution limits. IRA owners age 50 or older may be able to make additional “catch-up” contributions each year. A rollover from or conversion of an IRA to a Roth IRA is generally subject to tax.
Required Minimum Distributions. Generally, qualified contracts (except for Roth IRAs) are subject to lifetime required minimum distributions. For IRAs, you must begin receiving required minimum distributions by April 1 of the year following the year in which you reach age 70 ½. There is a 50% penalty tax on the shortfall if you fail to take required minimum distributions.
The required minimum distribution rules require that the entire interest in the Contract generally must be distributed not later than the required beginning date or distributed, beginning not later than the required beginning date, over the life or life expectancy of the owner, or the joint lives or joint life expectancy of the owner and his or her designated beneficiary. These requirements do not apply to a Roth IRA during the owner’s life. Required minimum distributions from all IRAs you own may be taken in the form of withdrawals from (1) the IRA Contract Value prior to the Contract’s Annuity Date, or (2) from one or more of the other IRAs that you own, to the extent permitted under federal tax law.
Generally, if the owner dies before required minimum distributions have begun, the entire interest of the owner must be distributed by December 31st of the year that is the fifth anniversary of the owner’s death or over the life or life expectancy of the designated beneficiary if such distributions begin no later than December 31st of the year after the date of the owner’s death. If your spouse is your beneficiary and your contract permits, your spouse may delay the start of required minimum distributions until December 31st of the year in which you would have reached age 70 ½. The spouse beneficiary of an IRA may elect to roll over the death proceeds into his or her own IRA (or a Roth IRA and pay tax on the taxable portion of the death proceeds) and treat the IRA (or Roth IRA) as his or her own. Non-spouse beneficiaries may also be able to roll over death proceeds to an inherited IRA. If you die after required minimum distributions have begun, payments of your entire remaining interest must be made in a manner and over a period as provided under the Code. Roth IRAs are not subject to the required minimum distributions rule while the owner is alive. Distributions from a Roth IRA may be deferred until the death of the owner.

Tax Treatment of Withdrawals. To the extent Purchase Payments have a zero cost basis (were made with pre-tax dollars), withdrawals will be taxed as ordinary income. In addition to ordinary income tax, Section 72(t) of the Code imposes a 10% penalty tax on the taxable portion of any distributions from certain qualified contracts. To the extent amounts are not includable in gross income because they have been rolled over to an IRA or to another eligible plan; no tax penalty will be imposed. The following is a list of some of the distributions to which the tax penalty will not apply: (a) distributions made on or after the date on which the owner reaches ages 59 ½; (b) distributions following the death or disability of the owner as defined by the Code; (c) distributions made after separation from service after attainment of age 55; (d) distributions that are part of substantially equal periodic payments made not less frequently than annually for the life (or life expectancy) of the owner or the joint lives (or joint life expectancies) of such owner and his or her beneficiary; (e) distributions made to the owner to the extent such distributions do not exceed the amount allowable as a deduction under Section 213 of the Code to the owner for amounts paid during the taxable year for medical care; (f) distributions made to pay health insurance premiums for an unemployed owner; (g) distributions made to pay qualified higher education expenses; (h) distributions made to an owner for first time home purchases; (i) distributions due to an IRS levy; (j) “qualified reservist distributions,” as defined by the Code; and (k) distributions to qualified public safety employees from a governmental defined benefit plan after attaining age 50 and separating from service. The exception stated in (c) above does not apply to an IRA and Roth IRA. There may be other exceptions to the 10% tax penalty and additional conditions to the 10% penalty exceptions described above. Before you make a withdrawal, you should consult your tax advisor to determine the tax treatment of the withdrawal and whether the 10% penalty tax will apply.
TAXATION OF ANNUITY PAYMENTS
Although tax consequences may vary depending on the payout option elected under an annuity contract, a portion of each annuity payment (or “amount received as an annuity”) is generally not taxed and the remainder is taxed as ordinary income. The non-taxable portion of an annuity payment is generally determined using an exclusion ratio in a manner that is designed to allow you to recover your after-tax investment in the contract. The exclusion amount for annuity payments based on a fixed annuity is determined by multiplying the payment by the ratio that the cost basis of the contract (adjusted for any period certain) bears to the expected return under the contract. For qualified contracts, the after-tax investment may be zero. The exclusion ratio is determined when annuity payments start. It is applied to each annuity payment over the expected stream of annuity payments, so that each annuity payment is taxable in part and tax free in part. Once your investment in the Contract has been fully recovered, however, the full amount of each annuity payment is subject to tax as ordinary income. If the annuity payments stop as a result of the Annuitant’s death before full recovery of the investment in the Contract, you should consult a competent tax advisor to determine whether the unrecovered investment in the Contract is deductible. Owners, Payees and Beneficiaries under the contracts should seek competent financial advice about the tax consequences of any distributions.
As mentioned above, distributions prior to age 59 ½ are subject to a 10% penalty tax, subject to certain exceptions. One exception is for distributions that are part of a series of substantially equal periodic payments (made not less frequently than annually) for the life (or life expectancy) of the taxpayer or the joint lives (or joint life expectancies) of the taxpayer and his or her designated beneficiary. Another is the exception for annuity payments made pursuant to a partial or complete annuitization of your non-qualified Contract. Whether annuity payments made prior to age 59 ½ satisfy either of these exceptions will depend on the manner in which such payments are made under the facts and circumstances of each case.

DEATH BENEFITS
Any death benefits paid under the Contract are generally taxable to the Beneficiary. The rules governing taxation of payments from an annuity contract, as discussed above, generally apply to the payment of death benefits and depend on whether the death benefits are paid as a lump sum or as annuity payments. Estate or gift taxes may also apply.
EFFECT OF CIVIL UNIONS AND DOMESTIC PARTNERSHIPS
For non-qualified and qualified annuities, there may be certain distribution options or elections available under federal tax law to beneficiaries who are “spouses” as defined under federal tax law. For federal tax law purposes, a “spouse” is a person recognized as a “spouse” in the state where the couple was legally married. The term does not include a party to a registered domestic partnership, civil union, or similar formal relationship recognized under state law that is not denominated a marriage under that state’s law. Accordingly, these same options are not available to surviving beneficiaries who are “civil union partners,” “domestic partners” or other similar relationships as recognized under the laws of certain states. The administration of spousal rights and the related tax reporting for the Contract will be done in a manner consistent with federal tax law requirements. The rights and benefits of civil union, domestic partnerships and other similar relationships under federal law are complex. Therefore, you should contact your legal advisor to discuss the availability of options and elections available to your surviving partner.
EXCHANGES
From time to time we may offer programs under which certain annuity contracts previously issued by us may be exchanged for the Contracts offered by this prospectus. These programs will be made available on terms and conditions determined by us, and any such programs will comply with applicable law. We believe the exchanges will be tax free for federal income tax purposes; however, you should consult your tax advisor. Generally you can exchange one non-qualified Contract for another in a tax free exchange under Section 1035 of the Code. In addition, if your Contract is a qualified Contract, then it will generally qualify as a tax free rollover or transfer. However, only one rollover is permitted during any one-year period.
Beginning in 2015, you can make only one rollover from an IRA to another (or the same) IRA in any 12-month period, regardless of the number of IRAs you own. The limit will apply by aggregating all of your IRAs, including Roth IRAs, effectively treating them as one IRA for purposes of the limit. Trustee-to-trustee transfers between IRAs and rollovers from traditional to Roth IRAs are not limited.
If you exchange part of an existing contract for this Contract, and within 180 days of the exchange you receive a payment (e.g., you make a withdrawal) from either contract, the exchange may not be treated as a tax free exchange. Rather, the exchange may be treated as if you had made a taxable withdrawal from the existing contract and then purchased this Contract. Subject to certain exceptions, some or all of the amount exchanged into this Contract could be includible in your income and subject to the 10% tax described in the “Non-Qualified Contracts” section of this prospectus.
If you are considering a partial exchange of an annuity contract, you should consider the conditions described by Revenue Procedure 2011-38, effective for transfers that are completed on or after October 24, 2011. Under Rev. Proc. 2011-38: (1) the period of time after which cash can be withdrawn from either contract is 180 days beginning on the date of the transfer and (2) annuity payments that satisfy the newly enacted partial annuitization rule under Section 72(a)(2) of the Code will not be treated as a distribution from either the old or new contract.

In a private letter ruling, the IRS allowed the beneficiary of a series of several fixed and variable non-qualified inherited annuities to complete an exchange under Section 1035 of the Code of those contracts into a new variable annuity so long as the technical requirements for the exchange under Section 1035 of the Code were honored, and the beneficiary committed to taking post-death distributions from the new annuity at least as rapidly as were occurring under the old contract. While a private letter ruling gives an insight into the IRS’ view, legally it only applies to the taxpayer who requested the ruling. A beneficiary contemplating an exchange under Section 1035 of the Code of an inherited annuity contract should consult with their tax advisor.
Before making an exchange, you should compare both contracts carefully. You may have to pay a surrender charge on your existing annuity contract; other charges may be higher (or lower) and the benefits may be different. You should not exchange another annuity contract for this one unless you determine that, after knowing all the facts, the exchange is in your best interest. Also, you should consult your tax advisor in connection with an exchange involving the Contract, especially if you anticipate making a withdrawal from either contract.
A transfer or assignment of ownership of a contract, the designation of an annuitant, the selection of certain annuity dates, or the exchange of a contract may result in certain tax consequences to you that are not discussed here. An owner contemplating any such transfer, assignment or exchange should consult with their tax advisor.
MULTIPLE CONTRACTS
All deferred non-qualified annuity contracts that are issued by Symetra Life (or any affiliate) to the same owner during any calendar year will be treated as one annuity contract for purposes of determining the taxable amount. As a result, withdrawals from any such contracts will be taxed based upon the income in all of the contracts aggregated in the same calendar year. Such treatment may result in adverse tax consequences including more rapid taxation of the distributed amounts from such multiple contracts. For purposes of the aggregation rule, contracts received in a 1035 exchange will be considered issued in the year of the exchange. Also, all traditional IRAs you own will be treated as one IRA for tax purposes. You should consult a tax advisor prior to purchasing more than one annuity contract in any calendar year or owning more than one IRA.

TAX WITHHOLDING
Generally, federal income tax is withheld from the taxable portion of withdrawals at a rate of 10%. Withholding on periodic payments as defined by the Code is at the same rate as wages. Typically, you may elect not to have income taxes withheld or to have withholding done at a different rate. Special withholding rules apply to United States citizens residing outside the United States and to nonresident aliens.
FEDERAL ESTATE TAXES
While no attempt is being made to discuss the federal estate tax implications of the Contract, a purchaser should keep in mind that the value of an annuity contract owned by a decedent and payable to a beneficiary by virtue of surviving the decedent is included in the decedent’s gross estate. Depending on the terms of the annuity contract, the value of the annuity included in the gross estate may be the value of the lump sum payment payable to the designated beneficiary or the actuarial value of the payments to be received by the beneficiary. Consult an estate planning advisor for more information.
GENERATION-SKIPPING TRANSFER TAX
Under certain circumstances, the Code may impose a “generation-skipping transfer tax” when all or part of an annuity contract is transferred to, or a death benefit is paid to, an individual two or more generations younger than the owner. Regulations issued under the Code may require us to deduct the tax from your Contract, or from any applicable payment, and pay it directly to the IRS.

AMERICAN TAXPAYER RELIEF ACT OF 2012/TAX CUTS AND JOBS ACT
The American Taxpayer Relief Act: (1) permanently provides for a maximum federal estate tax rate, gift tax rate and generation skipping transfer tax rate of 40% with an inflation-adjusted $5 million lifetime unified estate and gift tax exclusion and a $5 million generation skipping transfer exclusion; (2) makes permanent “portability” between spouses which allows the estate of a decedent who is survived by a spouse to permit the surviving spouse to use the decedent’s unused $5 million lifetime exclusion; and (3) extends a number of generation skipping transfer provisions. The Tax Cuts and Jobs Act temporarily doubles the exemption amount, indexed for inflation, for estate, gift and generation-skipping taxes from the $5 million base, set in 2011, to the new $10 million base, effective for tax years 2018 through 2025.
MEDICARE TAX
Distributions from non-qualified annuity contracts will be considered “investment income” for purposes of the 3.8% Medicare tax on investment income. Thus, in certain circumstances, this tax will be applied to some or all of the taxable portion of distributions (e.g. earnings) to individuals whose income exceeds certain threshold amounts. Please consult a tax advisor for more information.
ANNUITY PURCHASES BY NONRESIDENT ALIENS AND FOREIGN CORPORATIONS
The discussion above provides general information regarding U.S. federal income tax consequences to annuity purchasers that are U.S. citizens or residents. If you are not a U.S. citizen or resident, you will generally be subject to U.S. federal withholding tax on taxable distributions from annuity contracts at a 30% rate, unless a lower treaty rate applies. In addition, you may be subject to state and/or municipal taxes and taxes that may be imposed by your country of citizenship or residence. You should consult with a qualified tax advisor regarding U.S., state, and foreign taxation with respect to purchasing the Contract.
FOREIGN TAX CREDITS
We may benefit from any foreign tax credits attributable to taxes paid by certain Indexes to foreign jurisdictions to the extent permitted under federal tax law.

POSSIBLE TAX LAW CHANGES
Although the likelihood of legislative changes is uncertain, there is always the possibility that the tax treatment of the Contract could change by legislation or otherwise. Consult a tax advisor with respect to legislative developments and their effect on the Contract.
We have the right to modify the Contract in response to legislative changes that could otherwise diminish the favorable tax treatment that annuity contract owners currently receive. We make no guarantee regarding the tax status of any contract and do not intend the above discussion as tax advice.

OTHER INFORMATION

GENERAL ACCOUNT
The General Account is made up of all of Symetra Life’s assets, including the Fixed Holding Account, the Fixed Account and Separate Account RINA. It does not include Separate Account RITX or any other Symetra Life separate accounts. Symetra Life exercises sole discretion over the investment of General Account assets, and bears the associated investment risk. You will not share in the investment experience of General Account assets. The General Account invests its assets in accordance with state insurance law. All of the assets of the General Account are chargeable with the claims of any of our contract owners as well as our creditors and are subject to the liabilities arising from any of our other business.

UNREGISTERED SEPARATE ACCOUNT
Except for Contracts issued in certain states, we place all assets that you allocate to the Indexed Accounts in Symetra Separate Account RINA. We have exclusive and absolute ownership and control of the assets of the Separate Account. You do not share in the investment performance of assets allocated to Symetra Separate Account RINA. Symetra Separate Account RINA is not registered under the Investment Company Act of 1940, as amended. It is non-unitized, non-insulated and was established under the laws of Iowa solely for the purpose of supporting our obligations under the Contract. Like our General Account, all of the assets of Symetra Separate Account RINA are chargeable with the claims of any of our contract owners as well as our creditors and are subject to the liabilities arising from any of our other business.

For Contracts issued in Texas, Alaska, and Washington, we place all assets that you allocate to the Indexed Accounts in Symetra Separate Account RITX, an unregistered, non-unitized, insulated separate account. Symetra Separate Account RITX is structured differently than Symetra Separate Account RINA and is only available for persons purchasing a Contract in certain states. Unlike Symetra Separate Account RINA, the assets in Symetra Separate Account RITX equal to the reserves and other contract liabilities (but not exceeding Purchase Payments allocated to the account and earnings thereon) are insulated from the claims of our creditors. Separate Account RITX was established under Iowa law and is not registered under the Investment Company Act of 1940, as amended.

CHANGES TO THE SEPARATE ACCOUNT
Where permitted by applicable law, we reserve the right to make certain changes to the structure and operation of the Separate Account. We will not make any such changes without receiving any necessary approval of any applicable state insurance department. We will notify you of any changes in writing. These changes include, among others, the right to:

•	Manage the Separate Account under the direction of a committee at any time;

•	Make any changes required by applicable law or regulation; and

•	Modify the provisions of the Contract to reflect changes to the Indexed Accounts and the Separate Account and to comply with applicable law.

Some, but not all, of these future changes may be the result of changes in applicable laws or interpretations of law. We reserve the right to make other structural and operational changes affecting the Separate Account.

SUSPENSION OF PAYMENTS, RETURN LOCK REQUESTS, OR TRANSFERS
We may be required to suspend or delay the payment of death benefits and withdrawals, the calculation of annuity payments, Return Lock requests, and transfers when we cannot calculate an Indexed Account Value under any of the following circumstances:

•	the New York Stock Exchange is closed (other than customary weekend and holiday closings);

•	the closing value of an Index is not published;

•	trading on the New York Stock Exchange is restricted;

•	the calculation of the Interim Value is not reasonably practical due to an emergency; or

•	during any other period when a regulator, by order, so permits.

If a value for an Index cannot be obtained on any day due to any of these circumstances, we will use the value of the Index as of the next Business Day that the value is available. If the beginning day of an Interest Term falls on a Business Day for which we cannot obtain a value for an Index, the beginning day of the Interest Term will not change.

DISTRIBUTION
The Contracts are distributed by Symetra Securities, Inc. (“SSI”). SSI will use its best efforts to sell the Contracts, but is not required to sell any number or dollar amount of Contracts. We may stop offering the Contracts at any time.

The Contracts are sold by individuals who, in addition to being licensed to sell annuity contracts for Symetra Life, are also registered representatives of broker-dealers who have a current sales agreement with SSI and Symetra Life. SSI is an affiliate of Symetra Life and is located at 777 108th Avenue NE, Suite 1200, Bellevue, Washington 98004. It is registered as a broker-dealer with the SEC under the Securities Act of 1934 and is a member of the Financial Industry Regulatory Authority (“FINRA”). No amounts are retained by SSI for acting as principal underwriter for the Separate Account.
Registered representatives who solicited sales of the Contracts may receive a portion of the commission payable to the broker-dealer firm, depending on the agreement between the broker-dealer and the registered representative. If you would like information about what your registered representative and his or her broker-dealer received in connection with the purchase of your Contract, please ask your registered representative.
We may contract with firms to act as wholesalers for us and assist us in offering and selling our contracts to broker-dealers and their registered representatives. Wholesalers may also be called “independent marketing organizations” and provide training, marketing and other sales-related functions. Wholesalers may also provide administrative services to us in connection with the Contracts. Wholesalers may be paid commissions and overrides.
We generally pay commissions as a percentage of Purchase Payments invested in the Contract. At the option of the broker-dealer, we may pay lower compensation on Purchase Payments but pay a periodic asset-based commission beginning after the first Contract Year. The amount and timing of the commission may differ depending on the agreement between us and the broker-dealer but is not expected to be more than 6.5% of Purchase Payments. Some broker-dealers may elect to receive a lower commission as a percentage of Purchase Payments and supplement this with a commission of up to 1.00% annually of the average Contract Value (if asset-based commissions are paid to the broker-dealer). We may also pay additional commission if you choose to receive your Contract Value in the form of an annuity option. We pay a commission of up to 1.25% of the Contract Value applied to purchase a fixed annuitization option. In addition, allowances and bonuses may be paid to broker-dealers and/or other distributors of the Contracts, and we may also provide non-cash compensation, including conferences and seminars, and items of small value, such as promotional gifts, meals or tickets to sporting or entertainment events. A bonus dependent upon persistency is one type of bonus that may be paid.
To the extent permitted by FINRA rules, promotional incentives or payments may have been provided to broker-dealers and wholesalers based on sales volumes, the assumption of wholesaling functions or other sales-related criteria. Other payments may have been made for other services that do not directly involve the sale of the Contracts. These services may include the recruitment and training of personnel, production of promotional literature, and similar services.

These additional incentives or payments are calculated in different ways and are not offered to all broker-dealer firms. They may be based on assets under management, purchase payments received, or other criteria. These additional incentives or payments could create an incentive for your registered representative, and the broker-dealer with which they are associated, to recommend products that pay them more than others.
AMENDMENTS TO THE CONTRACT
We reserve the right to amend the Contract to meet the requirements of applicable federal or state laws or regulations. You will be notified in writing of any changes, modifications or waivers.

ACCOUNT STATEMENTS
At least once each calendar year during the Accumulation Phase, we will send you an annual statement that will show your Contract Value, any transactions made to your Contract during the year, any surrender charge deductions, the amount of the death benefit, and any Indexed Interest credited to your Indexed Accounts. Each statement will show information as of a date not more than four months prior to the mailing date. On request, we will send you a current statement with the information described above.
LEGAL PROCEEDINGS
We are regularly a party to litigation, arbitration proceedings and governmental examinations in the ordinary course of our business. While we cannot predict the outcome of any pending or future litigation or examination, we do not believe that any pending matter, individually or in the aggregate, will have a material adverse effect on our business.

INFORMATION ON SYMETRA LIFE INSURANCE COMPANY

SYMETRA LIFE
Symetra Life Insurance Company ("Symetra Life" or the "Company") is a stock life insurance company headquartered in Bellevue, Washington. The Company was incorporated under Washington law in 1957 and, effective July 1, 2014, changed its state of domicile from Washington to Iowa. The Company has three wholly-owned subsidiaries: Symetra National Life Insurance Company, First Symetra National Life Insurance Company of New York and Symetra Reinsurance Corporation.
The Company is a wholly-owned subsidiary of Symetra Financial Corporation ("Symetra" or our "Parent"), a Delaware Corporation. On February 1, 2016, our Parent became a wholly-owned subsidiary of Sumitomo Life Insurance Company ("Sumitomo Life"), a Japanese mutual life insurer (sougo kaisha).
The Company offers products and services that serve the retirement, employment-based benefits and life insurance markets. These products and services are marketed through financial institutions, broker-dealers, benefits consultants and independent agents and advisors in 49 states and the District of Columbia. The Company’s principal products include fixed and fixed indexed deferred annuities, single premium immediate annuities (SPIAs), medical stop-loss insurance, group life and disability income (DI) insurance, group fixed-payment insurance, individual life insurance, and institutional life insurance including bank-owned life insurance (BOLI) and variable corporate owned life insurance (COLI). The Company also services its blocks of structured settlement and variable annuities.
AVAILABLE INFORMATION
The Company prepares financial information in conformity with U.S Generally Accepted Accounting Principles (GAAP) and statutory accounting standards prescribed or permitted by the Insurance Division and the Department of Commerce of the state of Iowa ("Statutory" accounting). Companies domiciled in the state of Iowa prepare their Statutory-basis financial statements in accordance with guidance promulgated by the National Association of Insurance Commissioners (NAIC), subject to any deviations prescribed or permitted by Iowa.

Additional information about Symetra Life, including unaudited statutory annual statements, is available on our Investor Relations website, which can be accessed at www.symetra.com > About Us. Information on our website is neither part of nor incorporated into this prospectus or other filings with the Securities and Exchange Commission (SEC). The Company's SEC filings may be obtained on the SEC's website at www.sec.gov.

STATUS PURSUANT TO SECURITIES EXCHANGE ACT OF 1934
Symetra Life hereby relies on the exemption provided by Rule 12h-7 under the Securities Act of 1934 from the requirement to file reports pursuant to Section 15(d) of that Act.

OUR BUSINESS

Unless the context otherwise requires, references to "we," "our," "us," and "the Company" are to Symetra Life Insurance Company together with its subsidiaries.

We are a financial services company in the life insurance industry with operations that date back to 1957. We are headquartered in Bellevue, Washington, and employ approximately 1,700 people in 19 offices across the country. This includes operations in Enfield, Connecticut and Waltham, Massachusetts, supporting our Benefits and Individual Life Divisions, respectively, and our investment management function in Farmington, Connecticut.
Our products are distributed domestically in all states and the District of Columbia, through benefits consultants, financial institutions, broker-dealers, and independent agents and advisers. We manage our business through three divisions (Benefits, Retirement and Individual Life), which align with our segment reporting.
Benefits Division
We are a multi-line carrier offering medical stop-loss; group life and disability income (DI); and group fixed-payment medical, accident and critical illness insurance products and services to employers.
Medical Stop-Loss
We provide medical stop-loss insurance to employers that self-fund their employee health plans. Employers that self-fund pay all claims and administrative costs. Our product helps employers manage health plan expenses by reimbursing individual claim amounts above a certain dollar deductible and by reimbursing aggregate claims above total dollar thresholds.
Group Life and Disability Income
Our group life and DI products and services include group term life, short-term disability, and long-term disability income insurance.
Our group term life insurance product provides benefits in the event of an insured employee's or dependent's death. The death benefit can be based on an individual's earnings or occupation, or can be a set dollar amount. We offer basic and supplemental benefits for group term life, including optional accidental death and dismemberment (AD&D) coverage. AD&D coverage provides benefits for an insured employee in the event of accidental death or injury.
Our group short- and long-term disability income insurance protects an employee against loss of income due to illness or injury. Our group short-term disability (STD) income coverage generally provides benefits for up to 26 weeks following a short waiting period. Our group long-term disability (LTD) income coverage provides benefits following a longer waiting period and throughout prolonged periods of disability. We also offer absence management services.
Retirement Division
We offer fixed deferred annuities, including fixed indexed annuities (FIA), to consumers who want to accumulate assets for retirement on a tax-deferred basis. We also offer single premium immediate annuities (SPIA) to customers seeking a reliable source of retirement income or protection against outliving their assets during retirement.
Fixed Annuities
We offer single premium fixed deferred annuities that require a premium payment at time of issue, provide an accumulation period and offer an annuity payout period beginning at some future date. Our fixed annuities include both traditional fixed-rate and fixed indexed annuity products.
Our primary traditional fixed-rate products are our Custom and Select annuities. Our Custom products offer a five- or seven-year surrender charge period and a choice of three-, five-, or seven-year initial guaranteed interest rate periods. Our Select products have a five- or seven year- surrender charge period and a guaranteed credited rate throughout the surrender charge period.
Our FIA products provide contract holders a choice of a traditional fixed-rate account and one or more indexed accounts. Indexed accounts provide crediting rates that are linked to the performance of an index. Contract holders may also select their crediting method, which can be based on the net change in the index for the interest term or a monthly average. Certain of our FIA products also provide guaranteed lifetime withdrawals which provide a source of lifetime income.
Index-linked Annuities
In 2019, we introduced a registered index-linked annuity product. This product allows customers to receive higher growth potential in index-linked interest credits, while obtaining limited protection from market loss. Contract holders select the manner in which they obtain limited protection from market loss. Options include an indexed interest buffer, where the Company bears risk of loss up to a certain percentage, or an indexed interest floor, where the contract holder bears risk of loss up to a certain percentage.

Immediate Annuities
Our SPIA products provide for contractually guaranteed payments that typically begin within one year of issue. In exchange for a single premium, SPIA products provide a fixed amount of income over a defined number of years, the annuitant's lifetime, or the longer of the two. Longevity annuities enable the customer to select a payment start date several years after contract purchase, which typically lowers the customer's cost of funding a future income stream.
Individual Life Division
We offer individual life insurance products, primarily universal life (UL), including indexed UL (IUL), and term insurance. We also offer institutional products, including bank-owned life insurance (BOLI) and variable corporate-owned life insurance (COLI).
Universal Life Insurance
We offer UL products that provide policyholders with death benefit coverage on a flexible premium, tax-favored basis and may include the ability to access the cash value of the policy through a policy loan, partial withdrawal, or full surrender. Our UL products carry a secondary guarantee in the form of a lapse protection benefit rider, offering guaranteed coverage while maintaining the potential for some cash accumulation value.
We offer an IUL product with flexible premiums and index-linked or fixed interest rate crediting options. Index-linked interest rate crediting is based on the performance of the index or indexes selected by the policyholder, related participation rates, and the product's index caps and floors. Caps and floors are the maximum and minimum indexed interest crediting rates set at the beginning of each indexed interest term. In 2019, we plan to introduce an IUL product with a protection feature.
Term Life Insurance
We offer term life products that provide a guaranteed benefit upon the death of the insured. Our term life policies have no cash value buildup and therefore rarely have a payout if a policyholder allows the policy to lapse. These products have guaranteed level premiums for initial terms ranging from 10 to 30 years.
Institutional Products
Our institutional products include fixed rate BOLI and variable COLI products, which are commonly used by banks and other corporations as a tax-advantaged asset to fund employee benefit plans.
Our BOLI product offers institutional customers a stable, low-risk investment with an attractive after-tax equivalent return. The majority of our BOLI policies have contractual provisions that adjust the interest crediting rate periodically, based on the portfolio yield and claims experience, subject to certain contractual minimums.
Our variable COLI product allows corporate customers to allocate premium to a separate account, a fixed account or both. The separate account is divided into subaccounts that each invest in shares of a designated underlying mutual fund, and customers elect their investment allocations within these subaccounts.
Other segment
The Other segment reflects our operations that are not directly related to the operating segments. This primarily includes unallocated investment results related to surplus invested assets; unallocated corporate expenses; and inter-segment elimination entries.
Reinsurance Transaction – Closed Block component
In September 2018, we entered into an agreement with Resolution Re Ltd. to fully reinsure our block of in-force income annuity contracts issued prior to October 1, 2017 (the Reinsurance Transaction). The reinsured business includes all of our long-term structured settlement annuities, which we discontinued selling in 2012, as well as a smaller amount of retail SPIA. This transaction reduces our exposure to the long-term interest rate risk associated with the long-tail nature of the reinsured business. We will continue to service the reinsured business and hold the associated invested assets and policyholder liabilities on our balance sheets.

DISTRIBUTION
We distribute our products through a national network of financial institutions, broker-dealers, benefits consultants, and independent agents and advisers. Our wholesalers provide support with sales and marketing for our products.

COMPETITION
We face significant competition from companies that offer similar products and use similar distribution channels. This includes competition from other major insurers, banks, other financial institutions, mutual funds, private equity and asset management firms and specialty providers. Generally, our products compete with similar products offered by other large and highly rated insurers, as well as those offered by new non-traditional competitors. In addition, our annuity products compete with retirement savings products offered by other financial services companies. Our ability to compete effectively is dependent on a number of factors, including:

•	product features;

•	price, crediting rates and cap and margin rates;

•	commissions and fees;

•	our ability to respond to changes in the economic environment and/or regulations;

•	the strength of our brand;

•	reputation;

•	quality of service and related technological capabilities;

•	financial strength ratings and other industry ratings;

•	our ability to invest premiums and deposits in appropriate assets; and

•	diversification of distribution channels.
The relative importance of these factors depends on the particular product and market. For example, many of our annuity products compete on the interest rates we credit, resulting in the risk that our annuity contract holders may be able to obtain more favorable rates from our competitors. Recent entrants to annuity markets may be willing to assume more risk in their investment portfolios, allowing them to offer higher crediting rates that are more attractive to consumers. Additionally, our ability to gain traction with new distribution partners may be impacted by a lack of consumer name recognition in certain markets. However, we believe that our extensive distribution network, strong financial position, diverse business mix, and disciplined investment management provide us with competitive advantages.
INVESTMENTS
We maintain investments in a general account, as well as various insulated and non-insulated separate accounts to support certain products. In managing our investments, we are focused on disciplined matching of our assets to our policyholder liabilities and preservation of principal. We aim to reduce and manage credit risk by focusing on capital preservation, fundamental credit analysis and value-oriented security selection. Our investment portfolio consists in large part of high quality fixed maturities and commercial mortgage loans. We also have a smaller allocation of high-yield fixed maturities, and other investments including marketable equity securities. Additionally, we utilize derivative instruments to mitigate certain risks.
Our investment department directs the management of our invested assets. The majority of our invested assets are managed internally, including origination of our commercial mortgage loan portfolio. Where appropriate, we contract with external investment advisors to manage certain portions of our portfolio.
In September 2018, we entered into a 100% modified coinsurance agreement with Resolution Re Ltd. for $6.8 billion (GAAP-basis) of our in-force block of income annuities. Under the terms of the agreement, we continue to service the reinsured business and hold the associated invested assets and policyholder liabilities on our balance sheets. However, Resolution Re Ltd. is responsible for asset management, subject to investment management guidelines.
We separate our investments into distinct portfolios and align them to our business segments. Our investment strategy for each portfolio is based on the expected cash flow characteristics of the liabilities associated with the portfolio. The portfolio strategies are regularly monitored using several portfolio metrics, including effective duration, yield curve sensitivity, convexity, liquidity, asset sector concentration and credit quality.
SELECTED FINANCIAL DATA
The following selected financial data for each period shown below have been derived from our audited consolidated financial statements, prepared under GAAP, which includes the Company's wholly-owned subsidiaries. Amounts are presented in millions.
On February 1, 2016, our Parent was acquired by Sumitomo Life. The Company elected to push down the acquisition method of accounting (referred to as purchase accounting or PGAAP), and all identifiable assets and liabilities were adjusted to their fair values on February 1, 2016.
Financial information subsequent to the acquisition is attributed to the Successor Company and reflects the impact of PGAAP. Prior period results, which are attributed to the Predecessor Company, were not restated for the new basis of accounting.

	Successor Company			Predecessor Company
	For the Year Ended December 31, 2018	For the Year Ended December 31, 2017	February 1 to December 31, 2016	January 1 to January 31, 2016	For the Year Ended December 31, 2015	For the Year Ended December 31, 2014
Consolidated Income Statement Data:
Total revenues	$2,281.2	$2,458.2	$1,928.6	$162.3	$2,169.9	$2,146.1
Total benefits and expenses	2,403.7	2,343.5	1,980.3	175.1	2,021.8	1,843.7
Income (loss) from operations before income taxes	(122.5)	114.7	(51.7)	(12.8)	148.1	302.4
Total provision (benefit) for income taxes	(76.3)	(145.4)	(70.5)	(8.9)	(30.3)	46.2
Net income (loss)	$(46.2)	$260.1	$18.8	$(3.9)	$178.4	$256.2

	Successor Company			Predecessor Company
	As of December 31,			As of December 31,
	2018	2017	2016	2015	2014
Consolidated Balance Sheet Data
Total assets	$48,961.5	$42,554.2	$39,854.7	$34,913.0	$32,554.9

BOARD OF DIRECTORS
Our board of directors (our "Board") manages the business affairs of the Company. It consists of eight directors, all of whom are employees of Symetra Life.  Six are Company executives and were selected for their extensive industry experience, proven leadership skills, and particular expertise demonstrated by their role with the Company. Two are senior business liaisons and were selected for their extensive industry experience in governance, institutional investing, and international business, among other areas, as well as their management roles with Sumitomo Life.
Our Board does not have any independent directors and has not established any committees of its own. The board and committees of our Parent satisfy Iowa's independence requirements.
DIRECTORS AND EXECUTIVE OFFICERS
Set forth below is a list of our directors and executive officers as of March 22, 2019*:

Name	Age	Director and/or Executive Officer Positions
Margaret A. Meister	54	Director and President
Tommie D. Brooks	48	Director, Executive Vice President, Chief Financial Officer and Chief Actuary
Michael W. Fry	57	Director and Executive Vice President - Benefits Division
Daniel R. Guilbert	45	Director and Executive Vice President - Individual Life and Retirement Divisions
Mark E. Hunt	58	Director, Executive Vice President and Chief Investment Officer
Jacqueline M. Veneziani	54	Director, Senior Vice President, General Counsel and Secretary
Christine A. Katzmar Holmes	60	Senior Vice President - Human Resources and Administration
Joel C. Kneisley	54	Senior Vice President and Chief Information Officer
Hirofumi Miyahara	57	Director
Masato Naitoh	54	Director

Margaret A. Meister joined Symetra Life in 1988. She has been a director of Symetra Life since 2004 and president since February 2018. Prior to her current position, Ms. Meister served in a variety of positions, most recently as executive vice president and chief financial officer from 2006 to January 2018. Ms. Meister also serves as director, president and chief executive officer of our Parent, as well as a director and/or officer of other affiliates of Symetra Life. Ms. Meister is a Fellow of the Society of Actuaries and a member of the American Academy of Actuaries. She received her B.A. degree from Whitman College.
Tommie D. Brooks joined Symetra Life in 1992. He has been a director of Symetra Life since April 2018, executive vice president and chief financial officer since February 2018 and chief actuary since 2007. Prior to his current position, Mr. Brooks served in a variety of positions, most recently as senior vice president from 2010 to January 2018. Mr. Brooks also serves as executive vice president, chief financial officer and chief actuary of our Parent, as well as a director and/or officer of other affiliates of Symetra

Life. Mr. Brooks is a Fellow of the Society of Actuaries and a member of the American Academy of Actuaries. He received his B.S. degree from Central Washington University.
Michael W. Fry joined Symetra Life in 2002. He has been a director of Symetra Life since 2009 and executive vice president of the Benefits Division since 2010. Mr. Fry also serves as executive vice president of our Parent, as well as a director and/or officer of other affiliates of Symetra Life. He received his B.S. degree from Indiana University.
Daniel R. Guilbert joined Symetra Life in 2010. He has been a director of Symetra Life since 2010, executive vice president of the Retirement Division since 2010 and executive vice president of the Individual Life Division since August 2017. Mr. Guilbert also serves as executive vice president of our Parent, as well as a director and/or officer of other affiliates of Symetra Life. Mr. Guilbert is a Fellow of the Society of Actuaries. He received his B.S. degree from Bryant University.
Mark E. Hunt joined Symetra Life in January 2015. He has been a director of Symetra Life since September 2015 and executive vice president and chief investment officer since January 2015. Mr. Hunt also serves as executive vice president and chief investment officer of our Parent, as well as a director and/or officer of other affiliates of Symetra Life. From 2004 to December 2014, Mr. Hunt was with White Mountains Advisors LLC, a financial investment advisory firm, where he was managing director, responsible for all life company portfolios and alternative investments for all clients, including Symetra Life. Mr. Hunt holds a Chartered Financial Analyst designation and is a Fellow of the Society of Actuaries. He received his B.S. degree from the University of Chicago.
Jacqueline M. Veneziani joined Symetra Life in 1998. She has been a director of Symetra Life since April 2018, senior vice president since March 2017 and general counsel and secretary since April 2018. Prior to her current position, Ms. Veneziani served in a variety of positions, most recently as deputy general counsel from March 2017 to March 2018, associate general counsel from 2010 to February 2017 and assistant secretary from 2010 to March 2018. Ms. Veneziani also serves as senior vice president, general counsel and secretary of our Parent, as well as a director and/or officer of other affiliates of Symetra Life. Ms. Veneziani received her B.A. degrees from the University of Washington and her J.D. from the University of Washington School of Law.
Christine A. Katzmar Holmes joined Symetra Life in 2001. She has been senior vice president of Human Resources and Administration since 2010, which includes oversight over human resources, corporate operations, business continuity and security/special investigations. She also serves as senior vice president of our Parent, as well as an officer of other affiliates of Symetra Life. She received her B.S. degree from Miami University, Ohio.
Joel C. Kneisley joined Symetra Life in 2011. He has been senior vice president and chief information officer since October 2016. Prior to his current position, he served as vice president from 2011 to September 2016. Mr. Kneisley also serves as senior vice president and chief information officer of our Parent, as well as an officer of other affiliates of Symetra Life. He received his B.B.A. from Ohio University.
Hirofumi Miyahara joined Symetra Life in 2016. He has been a director of Symetra Life since February 2016 and senior business liaison II since March 2016, while continuing his employment with our indirect parent company, Sumitomo Life. Mr. Miyahara joined Sumitomo Life in1985 and has held various positions including head of the Internal Audit Planning Department, head of the Investment Planning Department, head of the Fixed Investment Department and general manager, International Business Department. He also serves as a director of our Parent, as well as a director of a wholly-owned subsidiary of Symetra Life. He received his B.A. in Law, Faculty of Law, from Waseda University, Japan.
Masato Naitoh joined Symetra Life in 2016. He has been a director of Symetra Life since February 2016 and senior business liaison II since March 2016, while continuing his employment with our indirect parent company, Sumitomo Life. Mr. Naitoh joined Sumitomo Life in 1987 and has held various positions including deputy general manager, International Business Department and president of Sumitomo Life’s wholly-owned subsidiary, Sumitomo Life Insurance Agency America. Mr. Naitoh also serves as a director of our Parent. Mr. Naitoh is a Chartered Financial Analyst and Chartered Member of the Securities Analyst Association of Japan. He received his B.A. in Law, Faculty of Law, from Chuo University, Japan.
* Mr. Miyahara provided notice of his resignation, effective March 31, 2019. Muneo Sasagawa was selected to replace Mr. Miyahara, effective April 1, 2019. Mr. Sasagawa joined Sumitomo Life in 1987 and has held various positions including head of the International Business Department. Mr. Sasagawa is a Member of the New York State Bar Association. He received his LL.M. degree from the University of Pennsylvania and his LL.B. from the University of Tokyo, Japan. In addition, effective April 30, 2019, Mr. Fry will be leaving the Company and our CEO will assume leadership of the Benefits Division.  Mr. Fry’s vacancy on the Board may be filled in the future.

EXECUTIVE COMPENSATION
This executive compensation discussion and analysis describes the Company’s executive compensation program, as well as the compensation earned by, awarded to or paid to our president (who is our chief executive officer), our former president, our chief financial officer (CFO), and our three other most highly paid executive officers as of December 31, 2018. These individuals are collectively referred to as the “Named Executive Officers” or “NEOs.”

The Named Executive Officers

•	Margaret A. Meister, Director and President

•	Tommie D. Brooks, Director, Executive Vice President, CFO and Chief Actuary

•	Thomas M. Marra, Former Director and Former President

•	Michael W. Fry, Director and Executive Vice President - Benefits Division

•	Daniel R. Guilbert, Director and Executive Vice President - Retirement and Individual Life Divisions

•	Mark E. Hunt, Director, Executive Vice President and Chief Investment Officer
Effective February 1, 2018, Mr. Marra resigned as director and president of the Company; Ms. Meister, our former executive vice president and CFO, was appointed president; and Mr. Brooks, our former senior vice president, was appointed executive vice president and CFO. Mr. Marra continued his employment with the Company in his role as executive chairman of our Parent until his resignation effective December 31, 2018. Mr. Marra remains a director and chairman of the board of our Parent.

Compensation Philosophy and Objectives
The compensation received by our executive officers is paid by the Company, as their employer. However, the Company’s compensation philosophy, as well as the actual amounts and types of compensation awarded to its executive officers, is determined by our Parent. Symetra’s Compensation Committee (the "Compensation Committee”) reviews executive officer compensation annually and makes recommendations to Symetra’s board of directors for approval. The Compensation Committee consists of seven directors, four of whom are independent.

The Company measures performance using financial information relevant to managing our operations and common industry practices. This includes information prepared in conformity with GAAP and Statutory accounting principles. Achievement of performance metrics is generally based on Symetra's consolidated results, except for metrics based on Statutory results, which include the results of the Company and its subsidiaries.

Since the acquisition of Symetra by Sumitomo Life (the “Merger”) in February 2016, the Compensation Committee has been transitioning the Company’s compensation programs and philosophy to align with that of privately-owned U.S. life insurance companies and subsidiaries of Japanese life insurance companies. This includes incorporation of performance metrics based on embedded value, an industry measure reflecting expected future profits from in-force business. Embedded value growth is a performance metric used by Sumitomo Life in measuring its own performance. Additionally, in connection with the Merger, executive officers received two-year retention bonuses.

The Company’s executive compensation program is designed to align the financial interests of executives with achieving long-term profitability and enterprise value consistent with the interests of Sumitomo Life. In general, focus is on pay for performance, both individual and enterprise, by providing incentives that emphasize long-term, sustainable value creation, while providing competitive salaries. Based on this philosophy, salaries are approaching or are at the market-median for financial services companies and life insurers.

Pay for Performance. A majority of executive officers’ compensation is directly linked to the Company's short- and long-term financial performance goals, thereby providing incentives for both short- and long-term results. The annual bonus plan rewards performance relative to short-term results, generally based on a combination of meeting financial performance goals and individual performance goals. In addition, the Company rewards performance relative to financial goals set on three-year cycles and seeks to further align the interests of executive officers, including our NEOs, with longer-term value creation for Sumitomo Life.

Pay at Risk. The pay at risk philosophy is intended to align each executive officer’s compensation with his or her impact on enterprise performance. Executive officers have a significant amount of their total annual compensation at risk through performance-based incentives. Accordingly, if such performance goals are not achieved, the total annual compensation for executive officers will generally be negatively impacted.

Elements of Compensation
The Company compensates executive officers through a combination of base salary, annual cash-based incentive compensation and long-term cash-based incentive compensation. While determining the overall mix of compensation for executive officers, the Compensation Committee considers a number of factors, including general market data obtained through surveys of companies within the industry as well as from a compensation consultant in order to remain competitive with current compensation practices.

Base Salary. Executive officer performance is annually reviewed. Their base salaries are adjusted when the Compensation Committee determines it is appropriate, based on the executive officers’ performance and the competitive market for senior executive talent in the insurance industry.

Annual Cash-Based Incentive Compensation. The annual bonus plan provides executive officers and other eligible employees, including our NEOs, the opportunity to earn annual cash incentive awards based on achievement of company and individual performance goals. Company goals are determined at the beginning of each year.

The Compensation Committee recommends the target award percentages for executive officers as part of its total compensation review each year. Combining overall company performance and individual performance in determining the amount to be received by each executive officer ensures that the interests of each executive are aligned with Symetra’s goals for financial success and that each executive is also rewarded for individual performance.

Annual bonus compensation is generally paid in March of each year for performance in the prior calendar year. Annually, Symetra's CEO recommends the individual target percentages to be paid to an executive officer, based on individual performance and/or the performance of their respective areas, as applicable. The Compensation Committee may, at its discretion, recommend that the actual amount paid to an executive officer be different from the payout calculated based on the achievement of specified goals.

Funding for the annual bonus compensation is primarily based on Symetra's book value growth rate ("GAAP Growth Rate"), which is a measure of returns calculated using GAAP-basis information. Additionally, funding for annual bonus compensation for certain employees in our investment department, including Mr. Hunt, reflects the achievement of investment-based portfolio metrics. The annual bonus payouts to our NEOs are set forth in the “Summary Compensation Table.” For 2018, these reflect the 61% company performance funding level, based on GAAP Growth Rate results, and 164% investment performance funding level, based on investment-based portfolio metrics.

Long-Term Incentive Compensation. The Compensation Committee administers the long-term incentive compensation awards. These awards are granted in order to align the interests of executive officers with the long-term interests of Symetra and Sumitomo Life. The grants made to executive officers are reflective of their respective duties and are not based on predetermined guidelines or mathematical formulas. The Compensation Committee recommends which individuals are eligible to receive awards, the amounts to be granted, the vesting schedule for each award, and the maximum payouts.

Long-term incentive awards typically have a three-year performance cycle and have been divided into five components (A, B, C, D1, and D2), based on the award terms. Awards of components A and D1 fully vest at the end of the performance cycle ("cliff vesting"). Awards of components B, C, and D2 vest annually, in even portions each year in the performance cycle ("ratable vesting").

The value of long-term incentive awards is tied to the results of various performance metrics. These metrics include:

•	GAAP Growth Rate, as described above;

•	Statutory book value growth rate ("STAT Growth Rate"), which is a measure of returns calculated using Statutory-basis information;

•	Embedded value growth rate (EVGR), which is a measure of returns calculated based on embedded value;

•	Investment-based portfolio metrics as each relates to Symetra's expectations:

◦	Return on investments;

◦	Investment defaults;

◦	Investment spreads; and

◦	Hedging effectiveness.
Certain award components are growth-based, where payouts change in value based on attained growth metrics. Other award components are achievement-based, where payouts reflect the achievement of a metric relative to a specified range and may include growth in value based on attained growth metrics. A description of each component is set forth in the "Grants of Plan-Based Awards Table."

In 2016, due to the Merger, the Company needed to evaluate appropriate executive compensation metrics. As a result, Symetra granted the 2016 - 2018 incentive units with no performance metric or growth component. These awards paid a set amount annually over a three-year period.

Severance Pay
Our NEOs participate in the Symetra Financial Corporation Executive Severance Pay Plan (“Executive Severance Pay Plan”). The Executive Severance Pay Plan was adopted to protect incoming and current executive officers. NEOs also participate in the Symetra Financial Corporation Senior Executive Change in Control Plan (“Senior Executive Change in Control Plan”). The Senior Executive Change in Control Plan, which was in place prior to the Merger, was adopted to ensure retention of our executive talent particularly when considering potential acquisitions.

These plans provide severance benefits upon certain events, including involuntary or constructive employment termination and change in control of Symetra. These benefits may result in the payment of the full or pro-rated value of any outstanding performance awards.

For more detailed information about the Executive Severance Pay Plan and Senior Executive Change in Control Plan, and any other severance benefits applicable to our NEOs, see “Potential Payments Upon Termination or Change in Control Table."

Retirement Benefits
All of the Company’s employees, including executive officers and our NEOs, may participate in a qualified 401(k) plan, which includes a safe harbor employer match. The safe harbor match is equal to 100% of employee contributions up to the first 6% of eligible compensation, subject to limitations under Section 401(k). Participants immediately vest in all contributions. The Company does not have any defined benefit pension plans, non-qualified deferred compensation plans or retiree medical plans.

Perquisites
While president, Mr. Marra received an allowance to assist him with his housing needs near the Company’s headquarters in Bellevue, Washington and was entitled to fly first class on commercial airlines when traveling between his residences and our headquarters. All executive officers have been offered financial and tax planning assistance. The cost of perquisites provided to the NEOs during 2018 is included in the “All Other Compensation” column of the “Summary Compensation Table.”

Compensation Program Risk
The Compensation Committee and Symetra's management periodically review compensation programs and practices applicable to all employees, including executive officers, in order to assess the risks presented by such programs and practices. Management analyzes the likelihood and magnitude of potential risks, focusing on program elements that may create risk, including financial risk, operational risk, regulatory/compliance risk and reputational risk. The review also takes into account mitigating features associated with Symetra’s compensation programs and practices, such as the fact that a significant portion of executive officer compensation is earned over a multiple-year cycle, which is a compensation structure that is intended to align incentives with appropriate risk-taking. The Compensation Committee and management believe that the compensation programs and practices work together to provide both short- and long-term focus, operating under a philosophy that is designed to pay for performance, and that any risks arising from such programs and practices are not reasonably likely to have a material adverse effect on the Company.

Compensation Committee Interlocks and Insider Participation
Symetra Life does not have a compensation committee of its own. No interlocking relationship exists between our Board and the board of directors of any other company, nor did any interlocking relationship exist during the fiscal year ended December 31, 2018.

Summary Compensation Table
The following table presents compensation earned by the Company's NEOs during 2018 and 2017. Principal positions reflect those held as of December 31, 2018.

Name Principal Position	Year	Salary ($) (1)	Bonus ($) (2)	Non-Equity Incentive Plan Compensation ($) (3)	All Other Compensation ($) (4)	Total Compensation ($)
Margaret A. Meister President	2018	715,816	493,873	1,830,346	32,849	3,072,884
	2017	568,558	493,873	936,725	24,144	2,023,300
Tommie D. Brooks (a) Executive Vice President, CFO and Chief Actuary	2018	385,510	184,436	417,505	38,433	1,025,884
Thomas M. Marra Former President	2018	621,538	753,714	2,808,656	71,480	4,255,388
	2017	795,721	753,714	1,873,863	111,577	3,534,875
Michael W. Fry Executive Vice President, Benefits Division	2018	521,454	351,388	953,048	48,738	1,874,628
	2017	473,769	351,388	593,545	41,033	1,459,735
Daniel R. Guilbert Executive Vice President, Retirement and Individual Life Divisions	2018	613,508	383,328	1,043,253	45,619	2,085,708
	2017	513,510	383,328	650,659	39,659	1,587,156
Mark E. Hunt Executive Vice President and Chief Investment Officer	2018	518,539	600,000	2,413,383	35,186	3,567,108
	2017	463,750	600,000	1,020,282	25,543	2,109,575
____________________
(a) Mr. Brooks was not a NEO in 2017.

(1) Represents the amount earned in base salary each fiscal year.
(2) For 2017 and 2018, represents the first and second installment, respectively, of the two-year retention bonus payable to executive officers in connection with the Merger.
(3) For 2018, represents (i) amount of 2018 annual bonus for Ms. Meister, Mr. Brooks, Mr. Marra, Mr. Fry, Mr. Guilbert, and Mr. Hunt of $506,065, $192,431, $379,138, $314,267, $374,212, and $1,063,004, respectively; (ii) amounts vested and paid in December 2018 for the 2016-2018 incentive units to Ms. Meister, Mr. Brooks, Mr. Marra, Mr. Fry, Mr. Guilbert, and Mr. Hunt of $208,333, $26,666, $500,000, $100,000, $100,000, and $158,333 respectively; (iii) amounts vested in 2018 and paid in 2019 for the guaranteed, growth, default, and return components, as applicable, of the 2016-2018 long term incentive awards to Ms. Meister, Mr. Brooks, Mr. Marra, Mr. Fry, Mr. Guilbert, and Mr. Hunt of $592,356, $113,732, $1,421,655, $284,331, $284,331, and $726,247, respectively; and (iv) amounts vested in 2018 and paid in 2019 for components B, C, and D2, as applicable, of the 2017-2019, and 2018-2020 long term incentive awards to Ms. Meister, Mr. Brooks, Mr. Marra, Mr. Fry, Mr. Guilbert, and Mr. Hunt of $523,592, $84,675, $507,862, $254,450, $284,710, $465,799, respectively.
For 2017, represents (i) amount of 2017 annual bonus for Ms. Meister, Mr. Marra, Mr. Fry, Mr. Guilbert, and Mr. Hunt of $517,388, $905,133, $388,017, $437,621, and $707,219, respectively; (ii) amounts vested and paid in December 2017 for the 2016-2018 incentive units to Ms. Meister, Mr. Marra, Mr. Fry, Mr. Guilbert, and Mr. Hunt of $208,333, $500,000, $100,000, $100,000, and $158,333 respectively; and (iii) amounts vested in 2017 and paid in 2018 for Components B, C, and D2, as applicable, of the 2017-2019 long term incentive awards to Ms. Meister, Mr. Marra, Mr. Fry, Mr. Guilbert, and Mr. Hunt of $211,004, $468,730, $105,528, $113,038, and $154,730 respectively.
(4) For 2018, represents (i) employer contributions to the Symetra Financial Retirement Savings Plan of $16,500 for each of Ms. Meister, Mr. Brooks, Mr. Marra, Mr. Fry, Mr. Guilbert, and Mr. Hunt; (ii) housing for Mr. Marra; (iii) payment of travel costs for Mr. Marra; (iv) financial and tax planning assistance of $18,850 for each of Mr. Brooks, Mr. Marra, Mr. Fry, and Mr. Guilbert; and (v) individual long-term disability insurance of $16,349 for Ms. Meister, $3,083 for Mr. Brooks, $28,684 for Mr. Marra, $13,388 for Mr. Fry, $10,269 for Mr. Guilbert, and $18,686 for Mr. Hunt.
For 2017, represents (i) employer contributions to the Symetra Financial Retirement Savings Plan of $16,200 for each of Ms. Meister, Mr. Marra, Mr. Fry, Mr. Guilbert, and Mr. Hunt; (ii) housing for Mr. Marra of $54,000; (iii) payment of travel costs for Mr. Marra; (iv) financial and tax planning assistance of $18,324 for each of Mr. Marra, Mr. Fry, and Mr. Guilbert; and (v) individual long-term disability insurance of $7,944 for Ms. Meister, $14,342 for Mr. Marra, $6,509 for Mr. Fry, $5,135 for Mr. Guilbert, and $9,343 for Mr. Hunt.

Grants of Plan-Based Awards Table
The following table summarizes the estimated payouts under the grants made to the NEOs in 2018 under our non-equity incentive plans. All grants were awarded on March 7, 2018.

Name Type of Award	Threshold ($)	Target ($)	Maximum ($)
Margaret A. Meister
Annual Bonus (1)	—	829,615	1,659,231
Long Term Incentives - Component A (2)	—	1,000,000	2,179,805
Long Term Incentives - Component B (3)	686,708	800,000	1,716,770
Long Term Incentives - Component C (4)	172,406	200,000	344,812
Tommie D. Brooks
Annual Bonus (1)	—	315,460	630,921
Long Term Incentives - Component A (2)	—	162,500	354,218
Long Term Incentives - Component B (3)	111,590	130,000	278,975
Long Term Incentives - Component C (4)	28,016	32,500	56,032
Thomas M. Marra
Annual Bonus (1)	—	621,538	1,243,077
Michael W. Fry
Annual Bonus (1)	—	515,192	1,030,385
Long Term Incentives - Component A (2)	—	475,000	1,035,407
Long Term Incentives - Component B (3)	326,186	380,000	815,466
Long Term Incentives - Component C (4)	81,893	95,000	163,786
Daniel R. Guilbert
Annual Bonus (1)	—	613,462	1,226,923
Long Term Incentives - Component A (2)	—	550,000	1,198,893

Name Type of Award	Threshold ($)	Target ($)	Maximum ($)
Long Term Incentives - Component B (3)	377,690	440,000	944,224
Long Term Incentives - Component C (4)	94,823	110,000	189,647
Mark E. Hunt
Annual Bonus (1)	—	648,173	1,296,346
Long Term Incentives - Component A (2)	—	120,000	261,599
Long Term Incentives - Component B (3)	103,006	120,000	257,516
Long Term Incentives - Component C (4)	103,444	120,000	206,887
Long Term Incentives - Component D1 (5)	—	420,000	915,598
Long Term Incentives - Component D2 (6)	—	420,000	901,304
____________________
(1) Annual bonus amounts are based on achievement of GAAP Growth Rate relative to the target range. For Mr. Hunt, amounts also reflect achievement of certain investment-based metrics relative to their respective expectations and target ranges, including return on investments, investment defaults, and investment spreads, as well as a measure of hedging effectiveness. Actual amounts earned by the NEOs are reflected in the “Summary Compensation Table.”
(2) Component A is an achievement-based award that vests at the end of the three year term (December 2020). The payout is based on compounded GAAP Growth Rate relative to the target range, and annual growth based on compounded GAAP Growth Rate. No payout is received if GAAP Growth Rate falls below the minimum.
(3) Component B is a growth-based award that vests in even portions over the three year term (December 2018, 2019, and 2020). The payout reflects annual growth based on compounded STAT Growth Rate. The threshold amount presented reflects estimated payout if there is no growth in STAT Growth Rate; however, this amount could be reduced in the event of a negative STAT Growth Rate return.
(4) Component C is a growth-based award that vests in even portions over the three year term (December 2018, 2019, and 2020). The payout reflects annual growth based on compounded EVGR. The threshold amount presented reflects estimated payout if there is no growth in EVGR; however, this amount could be reduced in the event of a negative EVGR return.
(5) Component D1 is an achievement-based award that vests at the end of the three year term (December 2020). The payout is based on the weighted performance of return on investments, investment defaults, and investment spreads, as well as a measure of hedging effectiveness, all relative to their respective expectations and target ranges, and annual growth based on compounded GAAP Growth Rate. No payout is received if all four metrics described above fall below their minimums.
(6) Component D2 is an achievement-based award that vests in even portions over the three year term (December 2018, 2019, and 2020). Payout is based on the weighted performance of return on investments, investment defaults, and investment spreads, as well as a measure of derivative hedge effectiveness, all relative to their target ranges, and annual growth based on compounded STAT Growth Rate. No payout is received if all four metrics described above fall below their minimums.

Potential Payments Upon Termination or Change in Control Tabl e
The following table shows the potential payments that would have been made to the NEOs, except for Mr. Marra, assuming that employment with the Company was terminated on December 31, 2018. Mr. Marra was not paid severance upon his resignation from the Company, effective December 31, 2018. He received compensation post-termination with respect to his 2018 annual bonus and long-term incentive payouts (as reflected in the Summary Compensation Table for 2018) and will receive the remainder of his long-term incentive payout in 2020 with respect to long-term incentive awards granted for the 2017-2019 cycle.

Name Type of Event	Cash Severance ($) (1)	2018 Non-Equity Incentive Plans ($) (2)	Total ($)
Margaret A. Meister
Termination Without Cause	1,541,100	1,622,014	3,163,114
Termination Due to a Change in Control	2,391,207	1,115,948	3,507,155
Death, Disability, or Voluntary Termination at or After Age 65	184,700	1,662,014	1,846,714
Tommie D. Brooks
Termination Without Cause	601,331	390,839	992,170
Termination Due to a Change in Control	934,352	198,408	1,132,760
Death, Disability, or Voluntary Termination at or After Age 65	29,688	390,839	420,527
Michael W. Fry
Termination Without Cause	887,812	853,048	1,740,860
Termination Due to a Change in Control	1,476,570	538,781	2,015,351
Death, Disability, or Voluntary Termination at or After Age 65	92,312	853,048	945,360
Daniel R. Guilbert
Termination Without Cause	972,910	943,252	1,916,162
Termination Due to a Change in Control	1,666,580	569,041	2,235,621
Death, Disability, or Voluntary Termination at or After Age 65	98,981	943,252	1,042,233
Mark E. Hunt
Termination Without Cause	1,495,663	2,255,050	3,750,713
Termination Due to a Change in Control	2,413,394	1,192,046	3,605,440
Death, Disability, or Voluntary Termination at or After Age 65	699,020	2,255,050	2,954,070
____________________
(1) Termination without cause (or constructive termination): For Ms. Meister, this amount represents a lump sum payment equal to (i) two times base salary ($1,350,000); (ii) the pro-rated value of outstanding long term incentive awards that are at least 12 months into an award cycle ($184,700), and (iii) six-month medical premium payment. For Mr. Brooks, Mr. Fry, Mr. Guilbert, and Mr. Hunt, respectively, this amount represents a lump sum payment equal to (i) one and one-half times base salary ($562,500, $787,500, $862,500, and $787,500); (ii) the pro-rated value of outstanding long term incentive awards that are at least 12 months into an award cycle ($29,688, $92,312, $98,981, and $699,020); and (iii) six-month medical premium payment.
Termination due to change in control: For Ms. Meister, this amount represents a lump sum payment equal to (i) two and one-half times base salary ($1,687,500); (ii) the pro-rated value of outstanding long term incentive awards ($184,700); (iii) the three-year average annual bonus ($499,807); and (iv) an 18-month medical premium payment ($19,200). For Mr. Brooks, Mr. Fry, Mr. Guilbert, and Mr. Hunt, respectively, this amount represents a lump sum payment equal to (i) two times base salary ($750,000, $1,050,000, $1,150,000, and $1,050,000); (ii) the pro-rated value of outstanding long term incentive awards ($29,688, $92,312, $98,981, and $699,020); (iii) the three-year average annual bonus ($127,235, $310,258, $383,312, and $636,945); and (iv) an 18-month medical premium payment ($27,429, $24,000, $34,287, and $27,429).
Death, disability, or voluntary termination at or after age 65: This amount represents a lump sum payment equal to the pro-rated value of outstanding long term incentive awards.
(2) For Ms. Meister, Mr. Brooks, Mr. Fry, Mr. Guilbert, and Mr. Hunt respectively, this amount represents (i) long term incentive award payouts related to Components B, C, and D2, as applicable, that vested in 2018 ($1,115,948, $198,408, $538,781, $569,041, and $1,192,046) and, except for termination due to change in control, (ii) annual bonus payout based on 100% of each NEO's individual target modified by the funding level of the applicable bonus pool ($506,065, $192,431, $314,267, $374,212, and $1,063,004).

DIRECTOR COMPENSATION
All of the directors of the Company are also employees and do not receive additional compensation for their services as directors.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The Company is a wholly-owned subsidiary of Symetra and an indirect subsidiary of Sumitomo Life. None of the Company’s directors or executive officers beneficially owns shares of the Company’s common stock.

TRANSACTIONS WITH RELATED PERSONS, PROMOTERS AND CERTAIN CONTROL PERSONS
Related party transactions are those transactions that involve any transaction or series of transactions in which the Company or a subsidiary is a participant involving an amount in excess of $120,000 and a related party has a direct or indirect material interest. Under SEC rules, a related party is a director, executive officer, beneficial owner of more than 5% of our common stock or immediate family member of any of the foregoing.
Symetra’s board of directors has adopted a written Related Party Transaction Policy that sets forth policies and procedures for the review and approval or ratification of related party transactions. As a subsidiary of Symetra, we have modified our related party transaction procedures, where appropriate, to conform with SEC rules applicable to Symetra Life as registrant for Symetra Trek. On an annual basis, each director and executive officer of the Company is required to complete a Director and Officer Questionnaire that requires disclosure of any transaction with us in which a related party has a direct or indirect material interest. Our general counsel is primarily responsible for the development and implementation of procedures and controls to obtain information from these related parties. Any related party transaction proposed to be entered into and in which a related party had or will have a direct or indirect material interest, must be reported to our general counsel and reviewed with and approved by Symetra’s Audit Committee. In addition, previously approved related party transactions that are ongoing in nature are reviewed by the Audit Committee annually.
Since January 1, 2018, the Company has not entered into a reportable related party transaction.

REGULATION

We are subject to a wide variety of laws and regulations, including state insurance laws and regulations that govern most aspects of our business, federal, state and local tax laws that affect our products, and state and federal regulations that affect our distributors and customers. In addition, certain of our products, including registered indexed annuities, are regulated as securities by the SEC.
Insurance and securities regulatory authorities make inquiries of us regarding compliance with insurance, securities and other laws and regulations. We cooperate with such inquiries and take corrective action when warranted.
Our Parent's sole stockholder, Sumitomo Life, is subject to regulation by the Japanese Financial Services Agency (JFSA). Under applicable laws and regulations, Sumitomo Life is required to provide notice to or seek approval from the JFSA prior to taking certain actions or engaging in certain transactions, either directly or indirectly through its subsidiaries, including the Company.
Many of our customers and distribution partners are sensitive to changes in regulations that may affect their ability or desire to purchase or distribute our products. Additionally, many of the laws and regulations to which we are subject are regularly re-examined, and existing or future laws and regulations may become more restrictive or otherwise adversely affect our operations.
Insurance Regulation
We are licensed and regulated in all states in which we conduct insurance business, and all forms and rates are filed for approval in states where required. In many instances, the laws and regulations originate from the NAIC, which provides standardized insurance industry model laws and regulations, and standardized accounting and reporting guidance. The extent of this regulation varies, but most states have broad administrative power dealing with many aspects of our business. These laws and regulations govern the financial condition of insurers, including standards of solvency, types and concentration of investments, establishment and maintenance of reserves, credit for reinsurance, insurer use of captive reinsurance companies, mergers, and requirements of capital adequacy, and establish minimums for guaranteed crediting rates on life insurance policies and annuity contracts, corporate governance standards for insurers, and the business conduct of insurers, including risk management, marketing and sales practices, product designs, underwriting practices, privacy, agent appointments, and claims handling.
State insurance departments monitor our business by examining our policies, procedures and practices from time to time through market conduct and financial examinations; by enacting and enforcing reporting obligations; and by conducting inquiries and/or market analysis. In addition, statutes and regulations usually require the licensing of insurers and their agents, the approval of policy forms and related materials and the approval of rates for certain lines of insurance.

RISKS RELATED TO OUR BUSINESS AND INDUSTRY

Risks Related to Our Business
Competitive activity, technological changes, or other disruptive innovation within the insurance industry could adversely affect our ability to maintain or increase our market share and profitability.
Our businesses are subject to intense competition from companies that offer similar products and use similar distribution channels. This includes competition from other major insurers, banks, other financial institutions, mutual funds, private equity and asset management firms and specialty providers. The substantial expansion of banks' and insurance companies' distribution capacity and expansion of product features in recent years have intensified pressure on margins and production levels and have increased the level of competition, which could make it difficult to achieve our target returns. We also face competition from companies that have greater market share or breadth of distribution, stronger brand awareness, offer a broader range of products, services or features, assume a greater level of risk, have lower profitability expectations or have higher financial strength ratings than we do.
Our business could also be affected by technological changes or innovation, including the use of data analytics and other techniques to improve pricing accuracy, be more targeted in marketing, strengthen customer relationships, increase operational efficiency, and provide more customized loss prevention services. If we are unable to keep pace with such developments, it may materially affect our ability to compete within the industry and profitably grow our business. Technological changes may also impact how we access and communicate with our customers.
The failure to safeguard the security of our data and protect our customers’ confidential information and privacy could adversely affect our business.
We use computer and information technology systems to store, retrieve, process, evaluate and analyze customer and company data. Our computer systems have been, and will continue to be, subject to computer viruses or other malicious code, unauthorized access, cyber-attacks, hackers or other computer-related penetrations. To date, we are not aware of a material breach of cybersecurity. We invest significant resources to prevent cyber incidents and protect our information technology, but our preventative actions to monitor and reduce the risk of cyber threats may be insufficient to prevent physical and electronic break-ins, denial of service and other cyber-attacks or security breaches. The techniques used to obtain unauthorized access or sabotage systems change frequently and we may be unable to anticipate these techniques or implement adequate preventative measures.
A breach of cybersecurity could compromise our confidential information, including personal identifiable information (PII) of our customers and employees, and information related to third parties with whom we interact. This may impede or interrupt business operations and may result in other negative consequences, including reputational damage, remediation costs, loss of revenue, additional regulatory scrutiny, and litigation. Additionally, the majority of our annuities are distributed through major financial institutions, and a breach affecting customer information could jeopardize these distribution relationships and negatively impact sales. We purchase cyber risk insurance and assess the adequacy of this insurance annually, but this insurance may not be sufficient in scope or amount to cover all of our losses from breaches of our data.
A number of our businesses are subject to federal and state privacy regulations and confidentiality obligations that, among other things, restrict the use and dissemination of, and access to, the information that we produce, store, or maintain in the course of our business. We also have contractual obligations to protect certain confidential information we obtain from our existing vendors and clients. These obligations generally include protecting such confidential information in the same manner and to the same extent as we protect our own confidential information, and in some instances may impose indemnity obligations on us relating to unlawful or unauthorized disclosure of any such information.
If we do not properly comply with privacy regulations and/or fail to protect confidential information, whether through a cyber-attack or other means, we could experience adverse consequences, including reputational damage, regulatory sanctions, such as penalties, fines and loss of license, and possible litigation. This could have an adverse impact on our company’s image or customer relationships and, therefore, result in loss of distribution partners, lower sales, lapses of existing business, or increased expenses. Further, while we may maintain insurance to mitigate or offset these risks (as may our third-party vendors), we cannot be certain that any such insurance coverage would be sufficient in amount or scope to fully address any resulting losses or liability.
Market fluctuations, particularly in interest rates and interest rate spreads, could impact sales, profitability or cash flows of interest-rate sensitive products.
Our annuity and universal life insurance products are sensitive to interest rate fluctuations, and both prolonged low interest rates and rapidly rising interest rates could impact our business. We have entered into a reinsurance agreement to mitigate interest-related risks associated with our Closed Block policies, including our entire structured settlement portfolio. We also mitigate the risks related to fluctuations in interest rates by employing asset-to-liability matching strategies to help ensure that cash flows are available to pay claims as they become due. However, these strategies may fail to eliminate or reduce the adverse effects of interest rate volatility. Reductions in expected profitability or increased surrenders and withdrawals may require us to accelerate amortization of deferred policy acquisition costs (DAC), value of business acquired (VOBA), and other intangible asset balances, decreasing our earnings.

Prolonged periods of low interest rates
In recent years, we have experienced a low interest rate environment relative to historical levels. Prolonged periods of low interest rates challenge our ability to sell products that are dependent on interest earnings, as consumers look for other higher-yielding investment vehicles to fund their insurance and retirement needs. It may also affect our financial strength ratings, as rating agencies continually evaluate the impact of sustained low interest rates on the insurance industry. Additionally, we have experienced elevated levels of prepayment activity on our investment portfolio in this environment. This can result in reinvestment of proceeds at lower yields, which affects our asset-to-liability matching strategies.
We mitigate some of this risk by lowering crediting rates on existing account values, subject to contractual terms, and reducing guaranteed minimum crediting rates and caps offered on new business and, for our deferred annuity products, lowering up-front commissions. However, sustained low interest rates could result in lower sales and may require us to suspend offerings of certain products.
Periods of rising interest rates
Periods of rising interest rates may cause increased policy surrenders and withdrawals of deferred annuity and BOLI products as policyholders and contract holders seek investments with higher returns. This may lead to net cash outflows. To fund these outflows, we may be required to sell invested assets when the prices of those assets are adversely affected by the increase in interest rates, which could result in realized investment losses. Further, a portion of our investment portfolio consists of commercial mortgage loans and privately placed securities, which are relatively illiquid, thus increasing our liquidity risk.
Additionally, our fixed indexed annuities represent a significant portion of our Deferred Annuities business, and downturns in equity markets could adversely affect the profitability or attractiveness of these products.
Our investment portfolio is subject to various interest rate, credit and liquidity risks that may diminish the value of our invested assets, reduce investment returns and/or erode capital.
The performance of our investment portfolio depends in part upon the level of and changes in interest rates and credit spreads, the overall performance of the economy, the creditworthiness of the specific obligors included in our portfolio, equity prices, real estate values, liquidity and other factors, most of which are beyond our control. These factors could materially affect our investment results or capital position in any period. Additionally, our financial performance is dependent upon the continued availability of and our capacity to invest in suitable investments that align with our strategies and profitability targets.
Interest rate and credit spread risk
Interest rates and credit spreads are highly sensitive to many factors that impact global capital markets, including:

•	governmental monetary and fiscal policies;

•	general investor sentiment;

•	domestic and international economic, political, or general business conditions;

•	the level of inflation or deflation; and

•	changes in the credit quality of or risk assigned to specific obligors, industry sectors, asset classes, or markets.
Net investment income from future investments in fixed maturities will generally increase or decrease in step with interest rates and credit spreads. In periods of low interest rates, such as we have experienced during recent years, we may be challenged to find attractive yields on new investments. Further, fluctuations in interest rates may also cause actual net investment income or cash flows to differ from those originally expected for investments that carry prepayment and extension risk, such as mortgage-backed and other securities with embedded call options.
The fair value of our fixed maturities is generally inversely related to the levels of interest rates and credit spreads. Changes in the fair value of these securities are reflected as a component of other comprehensive income (OCI) and accumulate in our stockholder's equity balance. A rise in interest rates or credit spreads causes the fair value of our fixed maturity securities to decline, particularly for the longer-duration investments in our portfolio, and decreases our stockholder’s equity. In a rapidly rising interest rate environment, this decrease in stockholder’s equity could be significant. Further, GAAP does not currently require similar fair value accounting treatment for the insurance liabilities that the fixed maturities support. Therefore, changes in the fair value of our fixed maturities caused by interest rate fluctuations are not offset by similar adjustments to the value of our insurance liabilities on the balance sheet.
We mitigate the risks related to fluctuations in interest rates and credit spreads by employing asset-to-liability matching strategies to help ensure that cash flows are available to pay claims as they become due. However, these strategies may fail to eliminate or reduce the adverse effects of interest rate and credit spread volatility.

Credit risk
Issuers of the fixed maturities we own and borrowers of our commercial mortgage loans may default on principal and interest payments. Defaults by third parties in the payment or performance of their obligations could reduce our investment income and cause realized investment losses. A significant increase in defaults and/or impairments on our fixed maturity and/or commercial mortgage loan portfolios could adversely affect our financial condition, results of operations and cash flows. Management makes determinations regarding impairments using judgment and taking into account the financial condition and creditworthiness of the obligor, as well as the actual and future expected cash flows arising from the investment. Actual default losses may vary significantly from management’s assumptions or expectations.
Liquidity risk
Our investments in privately placed fixed maturities, commercial mortgage loans, and limited partnership interests are relatively illiquid compared to publicly traded fixed maturities and equities. In addition, periods of market disruption could also reduce liquidity for securities generally considered to be readily marketable.
If we require significant amounts of cash on short notice, we may have difficulty selling these relatively illiquid investments in a timely manner, be forced to sell them for less than we otherwise would have been able to realize, or both. This risk is mitigated by the liquidity structure of our underlying liabilities, of which a substantial portion cannot be surrendered or upon surrender would be subject to significant penalties or adjustments. We also maintain access to other sources of liquidity, including through our membership in the Federal Home Loan Bank of Des Moines.
We may face unanticipated losses if we determine our reserves are inadequate, or there are significant deviations from our pricing assumptions.
We calculate and maintain reserves for estimated future benefit payments to our policyholders and contract holders in accordance with GAAP, which are released as those future obligations are extinguished. The reserves we establish are estimates, primarily based on actuarial assumptions with regard to our future experience, which involve the exercise of significant judgment. Our future financial results depend upon the extent to which our actual future experience is consistent with the assumptions we have used in pricing our products and determining our reserves. Many factors can affect future experience, including, but not limited to:

•	frequency and severity of stop-loss claims,

•	persistency,

•	future investment returns, equity market performance, or interest rates,

•	expenses incurred,

•	reinsurance costs,

•	mortality and morbidity, and healthcare costs,

•	benefit utilization,

•	economic, political and social conditions, including inflation, and

•	changes in regulation or doctrines of legal liability.
Therefore, we cannot precisely predict the ultimate amounts we will pay for actual benefits or the timing of those payments. Further, we use actuarial models to assist us in establishing these reserves. The adequacy of our reserves depends on the effectiveness of these models and their underlying logic, data, and assumptions.
Our use of derivative financial instruments to manage risk may not be effective or sufficient.
We use derivatives to mitigate various business and investment risks to which we are exposed, including those stemming from our FIA and IUL products, foreign-denominated or floating-rate assets, and the uncertain yield on forecasted asset purchases. Our estimates and assumptions made in connection with our use of any derivative financial instrument may fail to reflect or correspond to our actual exposure in respect to identified risks. Derivative financial instruments held or purchased may also be insufficient to hedge the risks in relation to our obligations.
If we or our counterparties fail or refuse to honor obligations under the derivative instruments, our hedges of the related risk will be ineffective. This failure could have an adverse effect on our financial condition and results of operations. To mitigate this risk, our agreements typically require collateral to be posted when a net derivative position between us and a particular counterparty reaches certain contractual levels.
We may also choose not to hedge, in whole or in part, these or other risks that we have identified. For example, the availability and/or cost of suitable derivative financial instruments or extreme interest rates or equity market conditions may influence our hedging decisions. These conditions may be affected by changes to the regulatory environment. In addition, we may fail to identify risks, or the magnitude thereof, to which we are exposed.
The failure to maintain effective and efficient information systems could adversely affect our business.
Our computer and information technology systems interface with and rely upon third-party vendors. Our business is highly dependent on our ability, and the ability of third parties, to access these systems to perform necessary business functions, including providing insurance quotes, processing premium payments, administering our products, providing customer support, filing and paying claims and making changes to existing policies. We also use systems for investment management, financial reporting and data analysis to support our policyholder reserves and other actuarial estimates.
Systems supporting our Retirement and Individual Life Divisions mainly consist of legacy systems. We have committed and will continue to commit resources to develop, maintain and enhance our existing information systems and develop new information systems in order to keep pace with continuing changes in information processing technology, evolving industry and regulatory standards and changing customer preferences. Our ability to keep many of our systems fully integrated with those of our distribution partners is critical to the operation of our business.
System outages, cyber-attacks, or outright failures may compromise our ability to perform critical functions in a timely manner. This could hurt our relationships with our business partners and customers and may harm our ability to conduct business. If our systems or our data are destroyed or disabled, employees may be unable to perform their duties for an extended period of time. Any such interruptions may reduce our revenues or increase our expenses, and may also have an adverse impact upon our reputation, distribution partnerships, or our customer or vendor relationships. Such an occurrence may also impair our ability to timely and accurately complete our financial reporting and other regulatory obligations and may impact the effectiveness of our internal control over financial reporting.
A downgrade or a potential downgrade in our financial strength ratings could result in an adverse effect on our financial condition and results of operations.
Financial strength and credit ratings, which various ratings organizations publish as measures of an insurance company’s ability to meet contract holder and policyholder obligations and creditor obligations, are important to maintaining public confidence in our company and our products, and to our competitive position and ability to market our products. A downgrade in our financial strength or credit ratings, the announced potential for a downgrade, or an unfavorable change in our ratings relative to others in our industry could have an adverse effect on our financial condition, results of operations and cash flows in several ways, including:

•	materially increasing the number or amount of policy surrenders and withdrawals by contract holders and policyholders;

•	requiring us to reduce prices or increase crediting rates for many of our products and services to remain competitive;

•	increasing our cost of capital; and

•	adversely affecting our ability to obtain reinsurance or obtain reasonable pricing on reinsurance.
Our valuation of fixed maturities may include methodologies, estimations and assumptions that are subject to differing interpretations and could result in changes to investment valuations that may materially adversely affect our results of operations or financial condition.
Fixed maturities are reported at fair value on our consolidated balance sheets. The accounting guidance for fair value measurements establishes a three-level hierarchy that gives the highest priority to quoted prices in active markets for identical assets or liabilities (Level 1) and the lowest priority to valuation models using significant unobservable inputs (Level 3).
Because values for securities classified as Level 2 and Level 3 are not based on quoted market prices for identical instruments, the amount we realize may differ significantly from our reported fair value. Additionally, multiple valuation methods may be acceptable for the same security, and the use of different methodologies and assumptions could materially affect the estimated fair value amounts. Decreases in valuations may result in realized or unrealized losses, which may have an adverse effect on our financial condition and results of operations.
Additionally, during periods of market disruption, including periods of significantly rising interest rates, rapidly widening credit spreads or illiquidity, it may be difficult to value certain securities if trading becomes less frequent and/or market data becomes less observable. Valuations for those securities may require more subjectivity and management judgment, including valuation methods, inputs and assumptions that are less observable or require greater estimation. Rapidly changing and adverse credit and equity market conditions could also materially impact the valuation of securities reported in our consolidated financial statements, and the period-to-period changes in value could vary significantly.

Gross unrealized losses on fixed maturity securities classified as available-for-sale may become realized or result in future impairments, resulting in a reduction in our net income or financial condition.
Fixed maturity securities classified as available-for-sale account for a significant portion of our total assets. These securities are reported at fair value on our balance sheets. Changes in fair value are recorded as unrealized gains or losses in our stockholders’ equity and do not affect net income. Liquidity needs, portfolio rebalancing, or other reasons may require us to sell these securities prior to maturity, or credit concerns could prompt us to conclude that a decline in fair value is other-than-temporary. Resulting realized losses or impairments may materially adversely affect our income or financial condition.
The amount of statutory capital that we have and the amount of statutory capital that we must hold to meet rating agency, regulatory and other requirements can vary significantly from time to time and is sensitive to a number of factors, including equity market and credit market conditions and changes in rating agency models.
Statutory accounting standards and capital and reserve requirements for insurance companies are prescribed by the applicable insurance regulators and the NAIC. The NAIC has established regulations that provide minimum capitalization requirements based on risk-based capital (RBC) formulas for the Company and its subsidiaries. Further, state departments of insurance could impose higher than minimum capital requirements.
In any particular year, statutory surplus amounts and RBC ratios for the Company and its subsidiaries may increase or decrease depending on a variety of factors. These include the amount of statutory income or losses generated, dividends paid to or capital infusions from the Parent company, the amount of additional capital that must be held to support business growth or changes in business mix, changes in equity market levels, the value of certain fixed-income and equity securities in our investment portfolio, changes in interest rates, changes in credit quality ratings for fixed maturity securities in our investment portfolios, and changes to the RBC formulas, including changes to the C3 interest rate scenarios and changes to the income tax rate applied to RBC factors.
Our financial strength and credit ratings are significantly influenced by the statutory surplus amounts and RBC ratios of the Company. In addition, rating agencies may implement changes to their internal models that have the effect of increasing or decreasing the amount of statutory capital they believe we should hold. Our derivative counterparty agreements may impose minimum RBC ratios in order for the agreements to remain active for new and existing trades. Annually we are required to assess statutory reserve adequacy and establish additional statutory reserves if needed, which reduces our statutory surplus.
Our statutory financial statements are subject to the Statements of Statutory Accounting Principles (SSAPs), which are promulgated by the NAIC. In addition, the NAIC, through its Life and Health Actuarial Task Force, issues interpretations or guidelines (Actuarial Guidelines) of state statutes related to reserves and other actuarial topics. These guidelines are used to apply a statute to a particular circumstance. The SSAPs and Actuarial Guidelines affect the determination of statutory surplus and therefore have an impact on the amount of capital we are required to maintain.
We may face unanticipated losses if we are required to accelerate the amortization of DAC and/or VOBA, or recognize impairment in the value of goodwill or other intangible assets.
We have certain intangible assets on our balance sheet, including DAC, VOBA, goodwill, and other intangible assets, whose value is impacted by estimates of future profitability.
Our amortization of these assets, as applicable, and our considerations of whether to recognize an impairment, generally depends upon anticipated future cash flows or profits. These estimates may include assumptions based on future sales performance, investment returns, crediting rates, reinsurance costs, persistency, surrender and other policy and contract charges, mortality, morbidity, and maintenance and expense margins. Our assumptions are periodically adjusted to reflect actual experience to date and changes to future assumptions. Changes in our actual experience or our expected future cash flows may result in accelerated amortization or impairment of these assets, which would increase our expenses and reduce profitability.
Reinsurance may not be available, affordable or adequate to protect us against losses, and failure to perform by the counterparties to our reinsurance arrangements may expose us to risks we had sought to mitigate.
As part of our overall risk management strategy, we purchase reinsurance for certain risks underwritten. For individual life products, while reinsurance agreements generally bind the reinsurer for the life of the business reinsured at specified pricing, market conditions can determine the availability and cost of the reinsurance protection for new business. In certain circumstances, the price of reinsurance for business already reinsured may also increase. Similarly, for our group products, reinsurance premiums are usually renegotiated annually or every two years. Thus, changes in mortality or morbidity experience and prevailing market conditions, including the number of reinsurers servicing the market, can affect the availability and cost of reinsurance for both inforce and new business.
Any decrease in the amount of reinsurance obtained will increase our risk of loss, and any increase in the cost of reinsurance will reduce our earnings. Accordingly, we may be forced to incur additional expenses for reinsurance, may not be able to obtain sufficient reinsurance on acceptable terms, or may not be able to obtain reinsurance coverage, which could adversely affect our ability to write future business, offer new products or enter new markets, or could result in the assumption of more risk with respect to those policies we issue, cause an adjustment to fees associated with non-guaranteed elements on inforce business, or increase price upon group renewals.
Reinsurance does not relieve us of our direct liability to our policyholders, even when the reinsurer is liable to us. Accordingly, we bear counterparty credit risk with respect to our reinsurers. A reinsurer’s insolvency, or an unfavorable dispute settlement under the terms of its reinsurance agreement with us would have an adverse effect on our financial condition, results of operations and cash flows.
Closed Block Reinsurance Transaction
In 2018, we entered into an agreement to reinsure our block of in-force income annuity contracts, including structured settlements, issued prior to October 1, 2017. The counterparty to our reinsurance agreement may fail to perform on its obligations, or the reinsurance agreement may not be adequate to fully protect us against losses arising from market volatility, interest rate fluctuations, mortality risks and/or credit-related risks associated with the Closed Block annuity contracts and invested assets.
Assets supporting the net statutory reserves of the Closed Block are withheld and legally owned by the Company. In the event of the reinsurer’s insolvency, we would reclaim the assets supporting the reserve liability. We also have the ability to offset amounts due to the reinsurer with amounts owed from the reinsurer, as well as access to amounts held in trust, which reduces the risk of loss. The reinsurer is required to perform quarterly assessments of the adequacy of assets supporting Closed Block reserves.
The economic activity associated with the Closed Block annuity contracts and invested assets has been separated from our other businesses. Investment earnings, annuity benefits and realized gains (losses) are passed to the reinsurer on a statutory accounting-basis, which differs from the GAAP-basis primarily due to purchase accounting premiums established when we were acquired by Sumitomo Life Insurance Company and an embedded derivative recognized for GAAP reporting. The difference between statutory- and GAAP-basis of accounting causes us to realize losses that are not reflective of the economic activity that was ceded to the reinsurer. Therefore, the reported Closed Block results are expected to cause volatility in our results of operations from period-to-period.
The occurrence of catastrophic events, such as natural disasters, disease pandemics, terrorism or military actions could adversely affect our financial condition, results of operations and cash flows.
Our financial condition and results of operations are at risk of material adverse effects that could arise from catastrophic mortality and morbidity due to natural disasters, including floods, tornadoes, earthquakes and hurricanes, disease pandemics, terrorism and military actions. For example, such events could lead to unexpected changes in persistency rates, as policyholders and contract holders who are affected by the disaster may need to withdraw funds or be unable to meet their contractual obligations, such as payment of premiums on our insurance policies or deposits into our annuity products. Further, for products sold through our Benefits and Individual Life Divisions, a localized event that affects our customers could cause a significant loss due to mortality or morbidity claims. We attempt to mitigate our risk of exposure due to a catastrophic event through the use of catastrophic reinsurance coverage. These events may also adversely impact economic conditions, including the valuation and performance of our investment portfolio.
A substantial part of our operations is located in Bellevue, Washington, although we have offices throughout the U.S., primarily in Waltham, Massachusetts; Enfield, Connecticut; and Farmington Connecticut. We maintain a business continuity plan for our operations, but we cannot predict with certainty whether our plan will be successfully implemented in the event of an actual catastrophic event or disaster or predict with certainty when normal business operations would resume if such an event occurred.
Our business could be interrupted or compromised if we experience difficulties arising from outsourcing relationships.
We outsource significant technology and business functions to third parties, including a substantial portion of our information technology functions and certain systems supporting core business processes. When we engage a third-party, we regularly evaluate and monitor the third-party's service throughout the term of our agreement. This may include evaluations of the vendor's quality of service, financial stability, compliance with laws and regulations and appropriate business continuity plans. However, if our due diligence and our monitoring efforts are not sufficient, if we fail to maintain an effective outsourcing strategy or if third-party providers do not perform as contracted, we may experience operational difficulties, increased costs of service, significant costs to transition providers, harm to our customer and vendor relationships, and a loss of business and reputation that could have a material adverse effect on our consolidated results of operations. Further our third-party service providers are required to maintain and routinely test business continuity plans. However, catastrophic events interrupting vendors' business operations may disrupt their provision of critical services to us for an extended period of time, which in turn may adversely affect our financial condition, results of operations, and cash flows.
We may need additional capital in the future, which may not be available to us on favorable terms or at all.
We may need liquidity to pay our policyholder benefits, operating expenses, or other obligations. We may need to raise additional funds in order to fund liquidity needs, grow our business, or achieve other strategic priorities. To mitigate this risk, we maintain access to sources of liquidity, including through our membership in the Federal Home Loan Bank of Des Moines.

Future deterioration of our capital position at a time when we are unable to access the long-term debt market could have a material adverse effect on our liquidity. Our internal sources of liquidity may prove to be insufficient, and certain actions to remedy such a situation may require regulatory approval and/or the approval of counterparties, which are outside of our control or have economic costs associated with them. Actions we might take to access financing may also cause rating agencies to reevaluate our ratings.
Without sufficient liquidity, we could be forced to curtail our operations, and our business could suffer. Disruptions, uncertainty or volatility in the financial markets may limit our access to capital required to operate our business and maintain adequate RBC ratios. Adverse conditions may limit our ability to access the capital necessary to grow our business, replace capital withdrawn by customers or raise new capital as a result of volatility in the markets in a timely manner. As a result, we may be forced to delay raising capital, bear an unattractive cost of capital or be unable to raise capital at any price, which could decrease our profitability and significantly reduce our financial flexibility.
We are controlled by Sumitomo Life, whose financial standing or decisions may affect our business.
We are an indirect wholly-owned subsidiary of Sumitomo Life. Accordingly, they have the ability to significantly influence our business and strategy, including potential mergers or acquisitions, asset purchases or sales and other significant corporate transactions. Further, the financial standing or decisions of Sumitomo Life may have a significant effect on our business.
Our strategies for mitigating risks arising from our day-to-day operations may prove ineffective resulting in a material adverse effect on our results of operations and financial conditions.
Our performance is highly dependent on our ability to manage risks that arise from a large number of our day-to-day business activities, including setting of premium or interest crediting rates, underwriting, claims processing, policy administration and servicing, management of our computer systems, particularly legacy computer systems, execution of our investment and hedging strategies, management of our investment operations and portfolio, financial and tax reporting, marketing and sales efforts, maintaining adequate staffing dedicated to certain functions, our ability to prevent and detect fraud, and other activities, many of which are complex. We also may rely on third parties for such activities.
We seek to monitor and control our exposure to risks arising out of or related to these activities through a variety of internal controls, management review processes, enterprise risk management, and other mechanisms. However, the occurrence of unforeseen risks or risks of a greater magnitude than expected, including those arising from a failure in processes, procedures or systems implemented by us or a failure on the part of employees or third parties upon which we rely in this regard, may have a material adverse effect on our financial condition or results of operations.
Risks Related to Our Industry
Our industry is highly regulated and changes in regulations affecting our businesses may reduce our profitability and limit our growth.
Our insurance businesses are heavily regulated and are subject to a wide variety of laws and regulations in various jurisdictions. We are subject to state insurance laws and regulated by the insurance departments of the various states in which they are domiciled and licensed to sell products and services. State laws in the U.S. grant insurance regulatory authorities broad administrative powers with respect to various aspects of our insurance businesses.
State insurance regulators and the NAIC regularly re-examine existing laws and regulations applicable to insurance companies and their products. Changes in these laws and regulations, or in interpretations thereof, are often made for the benefit of the consumer at the expense of the insurer and thus could have an adverse effect on our business.
U.S. federal and state securities laws apply to investment products that are also securities, including variable annuities, registered indexed annuities, and variable life insurance policies. As a result, some of the policies and contracts that we offer are subject to regulation under these federal and state securities laws.
Recently, the SEC published a series of proposed rules related to the standard of care owed by a broker-dealer to its customers. Known as “Regulation BI,” these rules would impose a “best interest” standard of care on broker-dealers making recommendations to their customers. We cannot predict whether any such proposal will be adopted and, if so, what impact it could have on our business, consolidated results of operations and financial condition. There is also a possibility that the various states may develop rules raising the standard of care owed by insurance agents to their customers that may be in harmony or conflict with Regulation BI, if adopted, or other requirements. If these or similar changes are adopted by our state insurance regulator(s) and made applicable to us or the third-party firms that distribute our products, they could have an adverse impact on our business.
Securities laws and regulations are primarily intended to ensure the integrity of financial markets and to protect investors in the securities markets or investment advisory or brokerage clients. These laws and regulations grant supervisory agencies broad administrative powers, including the power to limit or restrict the conduct of business for failure to comply with those laws and regulations.

Legal and regulatory investigations and actions are increasingly common in our businesses and may result in financial losses and harm our reputation.
We face risk of litigation and regulatory investigations and actions in the ordinary course of operating our businesses, including the risk of class action lawsuits. Our pending legal and regulatory actions include proceedings specific to us and others generally applicable to business practices in the industries in which we operate. We may become subject to class actions and regulatory actions and we are or may become subject to individual lawsuits relating to, among other things, sales or underwriting practices, payment of contingent or other sales commissions, claims payments and procedures, product design, disclosure, administration, additional premium charges for premiums paid on a periodic basis, interest crediting practices, denial or delay of benefits, breaches of fiduciary or other duties to customers, and investment activities. Plaintiffs in class action and other lawsuits against us may seek very large or indeterminate amounts, including punitive and treble damages, which may remain unknown for substantial periods of time.
Current or future investigations and proceedings, or a substantial legal liability or a significant regulatory action against us, could have an adverse effect on our business. Moreover, even if we ultimately prevail in litigation, regulatory action or investigation, we could incur significant expenses or suffer reputational harm, which could have an adverse effect on our business. Increased regulatory scrutiny and any resulting investigations or proceedings could result in new legal actions or precedents and industry-wide regulations or practices that could adversely affect our business.
Potential changes in tax laws could adversely affect our profitability and make some of our products less attractive to customers.
Changes to the Internal Revenue Code, administrative rulings, or court decisions could make our products less desirable, increase our effective tax rate, or lower our earnings. Congress and the Administration have previously considered and may revisit legislation and/or regulation that could make our products less attractive to customers, including legislation that would reduce or eliminate the benefits derived from the tax exempt or deferred nature of life insurance and annuity products.
Changes in the availability or administration of benefits related to tax credit investments could also adversely affect our profitability. Additionally, if we are unable to generate sufficient taxable income, we may be unable to realize our expected rate of return on our tax credit investments or otherwise execute on our tax planning strategies.
Failures elsewhere in the insurance industry could obligate us to pay assessments through guaranty associations.
When an insurance company becomes insolvent, state insurance guaranty associations have the right to assess insurance companies doing business in their state to pay obligations to policyholders of the insolvent company, up to the state-specific limit of coverage. The total amount of the assessment is typically based on the policyholder liabilities related to the insured residents in each state, and each company’s portion is based on its proportionate share of premium volume in the relevant lines of business.
The future failure of a large life, health or annuity insurer could trigger assessments which we, along with other insurers, would be obligated to pay. Further, amounts for historical insolvencies may be assessed over many years, and there can be significant uncertainty around the total obligation for a given insolvency. Our liability may not be sufficient to fund the ultimate obligations of a historical insolvency, and we may be required to increase our liability, which could have an adverse effect on our results of operations. Certain states allow us to offset future assessments with premium tax offsets, which are estimated and recorded as a corresponding asset. Future premium tax offsets may not be realized and we may be required to decrease our asset, which could also have an adverse effect on our results of operations.

MANAGEMENT'S DISCUSSION AND ANALYSIS

Management's Discussion and Analysis reflects the consolidated results of operations and changes in financial position of Symetra Life Insurance Company and its wholly-owned subsidiaries. Unless the context otherwise requires, references to "we," "our," "us," and "the Company" are to Symetra Life Insurance Company, together with its subsidiaries. References to "our Parent" are to Symetra Financial Corporation.
FORWARD LOOKING STATEMENTS
This prospectus contains forward-looking statements that are intended to enhance the reader’s ability to assess the Company’s future financial and business performance. Forward-looking statements include, but are not limited to, statements that represent the Company’s beliefs concerning future operations, strategies, financial results or other developments, and contain words and phrases such as “may,” “expects,” “should,” “believes,” “anticipates,” “estimates,” “intends” or similar expressions.
These statements are based on estimates and assumptions made by the Company in light of information currently known to management and are subject to significant business, economic and competitive uncertainties, many of which are beyond the Company’s control or are subject to change. Whether actual results and developments will conform to our expectations is subject to a number of risks, uncertainties and contingencies that could cause actual results to differ materially from expectations, or that could cause management to deviate from currently expected or intended courses of actions, including, among others:

•
competitive conditions, including pricing pressure, new product offerings, the emergence of new non-traditional competitors, advancements in digital and analytical capabilities, and other industry disruption;

•
changes in laws or regulations, or their interpretation, including those that could increase our business costs, reserve levels and required capital levels, or that could restrict the manner in which we do business and produce sales, including uncertainty related to:

◦	health care reform, particularly the status of the Patient Protection and Affordable Care Act of 2010;

◦	financial regulation reform, particularly the status of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010; and

◦
the evolving and potentially conflicting standard of care requirements applicable to the sale of our annuity and life insurance products, including requirements from the Securities and Exchange Commission (SEC), and the legislatures and regulators of multiple states;

•	our ability to prevent or timely detect and remediate any unauthorized access to or disclosure of customer information and other sensitive business data;

•
effects of fluctuations in interest rates, including a prolonged low interest rate environment, a rapidly rising interest rate environment, or a flat or inverted yield curve, as well as management’s ability to anticipate and timely respond to any such fluctuations;

•	general economic, market or business conditions, including economic downturns or other adverse conditions in the global and domestic capital and credit markets;

•
effects of catastrophic events, both natural and man-made, that could adversely affect our operations and results, including impacts to claims and mortality experience, investment portfolio performance, and business operations;

•	effects of significant corporate refinance activity, including bond prepayments;

•
performance of our investment portfolio and the continued availability of and capacity to invest in suitable investments that align with our strategies and profitability targets, including quality commercial mortgage loans;

•	our ability to successfully execute on our strategies;

•	accuracy and adequacy of recorded reserves, including the actuarial and other assumptions upon which those reserves are established, adjusted and maintained;

•	persistency of our inforce blocks of business;

•	deviations from assumptions used in setting prices for insurance and annuity products or establishing cash flow testing reserves;

•	significant changes in projected future cash flows underlying the value of our intangible assets, including projections of future sales and profitability;

•	continued viability of certain products under various economic, regulatory and other conditions;

•	retention of key personnel and distribution partners;

•	financial strength or credit ratings changes, particularly ours but also of other companies in our industry sector;

•	our ability to maintain adequate telecommunications, information technology, or other operational systems;

•	the impact of potential changes in accounting principles and related financial reporting requirements;

•	availability and cost of capital and financing;

•
adequacy and collectibility of reinsurance that we have purchased, the continued availability and cost of reinsurance coverage, as well as the creditworthiness and ability of our reinsurance counterparties to perform;

•	our ability to implement effective risk management policies and procedures, including hedging strategies; and

•	initiation of regulatory investigations or litigation against us and the results of any regulatory proceedings.
Further, our Parent is a wholly-owned subsidiary of Sumitomo Life Insurance Company, which has the ability to make important decisions affecting our business.
OVERVIEW
The following discussion highlights significant factors influencing the results of operations and changes in financial position of Symetra Life Insurance Company and its wholly-owned subsidiaries for the year ended December 31, 2018 and 2017 .
This discussion should be read in conjunction with the accompanying December 31, 2018 audited consolidated financial statements. All dollar amounts are in millions, unless otherwise stated.

Discussions related to net income are presented in conformity with GAAP. Management also considers certain non-GAAP financial measures to be useful in evaluating its financial performance and condition. For a definition and further discussion of these non-GAAP measures, see – "Use of non-GAAP Financial Measures."
Our Operations
We manage our business through three divisions, which align with our segment reporting:
Benefits Division

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We are a multi-line carrier offering medical stop-loss; group life and disability income (DI); and group fixed-payment medical, accident, and critical illness insurance products and services to employers.

Retirement Division

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We offer fixed deferred annuities, including fixed indexed annuities (FIA), to consumers who want to accumulate assets for retirement on a tax-deferred basis. We also offer single premium immediate annuities (SPIA) to customers seeking a reliable source of retirement income or protection against outliving their assets during retirement.

Individual Life Division

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We offer individual life insurance products, primarily universal life (UL), including indexed UL (IUL), and term insurance. We also offer institutional products, including bank-owned life insurance (BOLI) and variable corporate-owned life insurance (COLI).

Other segment
The Other segment reflects our operations that are not directly related to the operating segments. This primarily includes tax credit investments, certain unallocated investment results related to surplus invested assets; unallocated corporate expenses; and inter-segment elimination entries.
Reinsurance Transaction – Closed Block component
In September 2018, we entered into an agreement with Resolution Re Ltd. to fully reinsure our block of in-force income annuity contracts issued prior to October 1, 2017 (the Reinsurance Transaction). The reinsured business includes all of our long-term structured settlement annuities, which we discontinued selling in 2012, as well as a smaller amount of retail SPIA. This transaction reduces our exposure to the long-term interest rate risk associated with the long-tail nature of the reinsured business. We will continue to service the reinsured business and hold the associated invested assets and policyholder liabilities on our balance sheets.
CRITICAL ACCOUNTING POLICIES
Significant accounting policies are summarized in Note 2 – "Summary of Significant Accounting Policies" to the consolidated financial statements. This includes discussion of recently adopted accounting pronouncements, and those not yet adopted.

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that can have a significant effect on amounts reported in the financial statements. As more information becomes known, these estimates and assumptions change and, thus, impact amounts reported in the future. The areas where management believes the degree of judgment required to determine amounts recorded in the financial statements is most significant are as follows:

•	valuation of investments carried at fair value;

•	the balance, recoverability and amortization of DAC and VOBA;

•	the liabilities for funds held under deposit contracts, future policy benefits, and policy and contract claims;

•	recoverability of goodwill and intangible assets; and

•	valuation of the deposit asset, funds withheld liability and embedded derivative related to the Reinsurance Transaction.

RESULTS OF OPERATIONS
This discussion should be read in conjunction with our audited consolidated financial statements.
Following the completion of the Reinsurance Transaction, we revised our segments. The results from operations related to the business exited through the Reinsurance Transaction are reported as the Closed Block and included in the consolidated financial statements. The income (loss) related to the Closed Block is excluded from the profitability measures used by management, as this results in more accurate trends in the Company's core business and aligns the results with how the Company manages its operations. Prior period results have been adjusted to reflect this change. This change did not have an impact on total consolidated net income.
Sumitomo Life Merger
Results of operations for the Successor Company reflect the impact of the Company's application of the acquisition method of accounting on February 1, 2016 (referred to as purchase accounting or PGAAP). On this date, all identifiable assets and liabilities were adjusted to their fair values. Total stockholder's equity was set to equal Sumitomo Life's purchase price of $3.7 billion, less certain after-tax, success-based merger fees. January 2016 results were not restated for the new basis of accounting.
For additional discussion of the application of purchase accounting, and changes to the Successor Company's accounting policies subsequent to the Sumitomo Life merger, refer to Notes 2 and 3 of the December 31, 2018 audited consolidated financial statements.
Because of the application of purchase accounting, it is not meaningful to compare results from the Predecessor and Successor companies, nor is it meaningful to compare results of the years ended December 31, 2018 or 2017 to a sum of results for the year ended December 31, 2016. Therefore, discussion of the results for the periods February 1 to December 31, 2016 (Successor Company) and January 1 to January 31, 2016 (Predecessor Company) have been omitted.

Consolidated Results
The following table sets forth adjusted pre-tax income, by segment:

	Successor Company			Predecessor Company
	For the Year Ended December 31, 2018	For the Year Ended December 31, 2017	February 1 to December 31, 2016	January 1 to January 31, 2016
Segment adjusted pre-tax income (loss):
Benefits	$52.4	$34.3	$35.8	$7.9
Retirement	111.7	106.2	60.8	10.3
Individual Life	16.0	19.9	17.1	0.5
Other	(16.6)	(44.2)	(62.8)	(2.8)
Adjusted pre-tax income (1)	$163.5	$116.2	$50.9	$15.9
Add (deduct) the following:
Add: Excluded realized gains (losses)	(70.4)	44.1	(12.5)	(4.0)
Add: Excluded amortization of intangible assets	(82.8)	(81.1)	(74.3)	—
Add: Closed Block results	(132.8)	35.5	(15.8)	(24.7)
Income (loss) from operations before income taxes	(122.5)	114.7	(51.7)	(12.8)
Total provision (benefit) for income taxes	(76.3)	(145.4)	(70.5)	(8.9)
Net income (loss)	$(46.2)	$260.1	$18.8	$(3.9)
________________

(1)	Represents a non-GAAP measure. For further discussion, including a description of how these measures are calculated, see – "Use of non-GAAP Financial Measures."
The following table sets forth detail of our other underwriting and operating expenses, which are allocated among the segments:

	Successor Company			Predecessor Company
	For the Year Ended December 31, 2018	For the Year Ended December 31, 2017	February 1 to December 31, 2016	January 1 to January 31, 2016
Salaries, incentive compensation, and other employee costs	$258.0	$239.4	$214.2	$18.9
Rent and occupancy costs	17.2	16.4	13.9	1.2
Professional services and software licensing	75.2	69.0	64.6	4.5
Other	16.8	18.5	17.9	1.4
Total operating expenses	$367.2	$343.3	$310.6	$26.0
Commissions and premium-based taxes and fees	359.7	324.0	284.9	24.5
DAC deferrals	(256.0)	(230.4)	(205.8)	(18.9)
Closed Block expenses	21.9	15.6	16.9	1.4
Other underwriting and operating expenses	$492.8	$452.5	$406.6	$33.0
Year Ended December 31, 2018 Compared to the Year Ended December 31, 2017

•
We reported a net loss of $46.2 for 2018, compared to net income of $260.1 during 2017. The 2018 net loss reflected a 41% year-over-year increase in adjusted pre-tax income that was more than offset by Closed Block losses and excluded realized losses. Closed Block results are discussed below and realized gains (losses) are further discussed in – "Investments."

Adjusted pre-tax income rose sharply as a result of business growth across our operating segments, and was achieved despite a significant reduction in prepayment income.

•
Operating expenses for 2018 reflected a larger workforce to support business growth, and increased professional services to support strategic initiatives. Closed Block expenses reflected professional services and excise taxes related to the Reinsurance Transaction.

•
Results for 2018 also reflected a tax benefit driven by realized losses, including losses from the Closed Block. Our effective tax rate differed from the U.S. federal income tax rate primarily due to benefits from tax credit investments. In 2017, the enactment of the 2017 Tax Act increased our tax benefit by $151.0 , due to remeasurement of our deferred tax assets and liabilities at the new corporate tax rate.

•
Closed Block Results – The economic activity associated with the Closed Block annuity contracts and invested assets have been reinsured and separated from our other businesses. The reinsurer has assumed all long-term interest rate risks, investment credit risks and mortality risks associated with the reinsured business. Investment earnings, annuity benefits and realized gains (losses) are passed to the reinsurer (referred to as ceded activity) on a statutory accounting-basis, which differs from the GAAP-basis primarily due to PGAAP premiums established as of the date of the Merger.

PGAAP resulted in the GAAP book values of our invested assets and related policyholder liabilities being adjusted to fair value. For invested assets, the adjustment to fair value resulted in additional book value, or a PGAAP premium, which is being amortized over the life of our invested assets as a reduction to net investment income. The amortization of PGAAP premiums has no economic impact. Importantly, our statutory results were not impacted by PGAAP and when invested assets are sold, we expect meaningful differences between GAAP- and statutory-basis realized gains (losses).
After the Reinsurance Transaction, the reinsurer began rebalancing the investment portfolio. Because the economic activity is reinsured, typically the gain or loss associated with the rebalancing activity would be offset (or nearly offset) by the amount ceded to the reinsurer, with little impact to net income. However, the significant difference between GAAP- and statutory-basis book values created by PGAAP is producing a very different result. The Closed Block result for 2018 reflected $29.9 of GAAP realized losses related to rebalancing activity with a related ceded statutory-basis gain of $132.7 for a combined loss of $162.6. This was partially offset by a $67.0 realized gain from the change in fair value of the embedded derivative created by the Reinsurance Transaction.
As a result of the PGAAP premium’s impact on realized gains (losses) and the embedded derivative gains (losses), the reported Closed Block results are expected to be volatile and do not reflect the economic activity of the Reinsurance Transaction, whereby the reinsurer assumed the income and the costs of the reinsured contracts.
Segment Results
Benefits
The following table sets forth the results of operations relating to our Benefits segment:

	Successor Company			Predecessor Company
	For the Year Ended December 31, 2018	For the Year Ended December 31, 2017	February 1 to December 31, 2016	January 1 to January 31, 2016
Adjusted revenues:
Premiums	$979.8	$867.4	$686.7	$58.6
Net investment income	30.3	25.7	18.8	2.1
Policy fees, contract charges, and other	4.6	4.9	6.3	0.6
Certain realized losses	(0.3)	—	—	—
Total adjusted revenues	1,014.4	898.0	711.8	61.3
Benefits and expenses:
Policyholder benefits and claims	719.8	640.2	497.6	37.1
Other underwriting and operating expenses	236.6	220.7	177.8	16.1
Amortization of DAC and VOBA	5.6	2.8	0.6	0.2
Total benefits and expenses	962.0	863.7	676.0	53.4
Segment adjusted pre-tax income (loss)	$52.4	$34.3	$35.8	$7.9

The following table sets forth selected metrics relating to our Benefits segment:

	Successor Company			Predecessor Company
	For the Year Ended December 31, 2018	For the Year Ended December 31, 2017	February 1 to December 31, 2016	January 1 to January 31, 2016
Loss ratio (1)	73.5%	73.8%	71.4%	63.3%
Expense ratio (2)	24.7	25.8	27.5	27.8
Combined ratio	98.2%	99.6%	98.9%	91.1%
Total sales (3)	$236.3	$276.6	$196.9	N/A
_________________

(1)	Loss ratio represents policyholder benefits and claims incurred divided by premiums earned.

(2)	Expense ratio represents the sum of other underwriting and operating expenses of our insurance operations and amortization of DAC divided by premiums earned.

(3)	Total sales represent annualized first-year premiums net of first year policy lapses. Sales reported for the period February 1 to December 31, 2016 represent full-year 2016 sales.
Year Ended December 31, 2018 Compared to the Year Ended December 31, 2017

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Segment adjusted pre-tax income was $52.4 for 2018, an increase of $18.1 from 2017. This increase was primarily driven by an improved combined ratio on higher premium revenues. The combined ratio improved 140 basis points in 2018, reflecting a lower expense ratio driven by continued growth in the group life and DI business.

•
Our total loss ratio was 73.5% for 2018, compared with 73.8% for 2017. The impact of an improvement in the full-year medical stop-loss loss ratio was effectively offset by the impact of the growth in our group life and DI business, which typically has a higher target loss ratio. While mitigated by our pricing actions last year, claims on medical stop-loss business written in January 2018 continued to run higher than target in 2018. We closely monitor the experience of our business and will continue to adjust pricing for new and renewal business as needed.

•
Premiums increased $112.4 compared to 2017. This was achieved through medical stop-loss price increases and solid persistency on the 2017 block of business, combined with solid sales of medical stop-loss and group life and DI in 2018.

•	2018 sales of $236.3 were solid, although down compared to 2017, which was a strong year for medical stop-loss sales.
Retirement
The following table sets forth the results of operations for our Retirement segment:

	Successor Company			Predecessor Company
	For the Year Ended December 31, 2018	For the Year Ended December 31, 2017	February 1 to December 31, 2016	January 1 to January 31, 2016
Adjusted revenues:
Net investment income	$762.2	$698.7	$579.5	$57.3
Policy fees, contract charges, and other	27.6	22.9	17.9	1.4
Certain realized gains (losses)	(7.0)	(12.7)	(24.3)	(0.4)
Total adjusted revenues	782.8	708.9	573.1	58.3
Benefits and expenses:
Policyholder benefits and claims	8.3	8.4	2.8	0.2
Interest credited	461.8	418.4	354.8	33.2
Other underwriting and operating expenses	124.7	115.1	98.2	8.0
Amortization of DAC and VOBA	76.3	60.8	56.5	6.6
Total benefits and expenses	671.1	602.7	512.3	48.0
Segment adjusted pre-tax income	$111.7	$106.2	$60.8	$10.3

The following table sets forth selected operating metrics for our Retirement segment:

	Successor Company			Predecessor Company
	For the Year Ended December 31, 2018	For the Year Ended December 31, 2017	February 1 to December 31, 2016	January 1 to January 31, 2016
Fixed account values, excluding FIA	$11,918.0	$11,798.7	$11,943.4	$11,539.5
Interest spread (1)	1.23%	1.31%	1.23%	1.66%
Base interest spread (2)	1.13%	1.09%	0.92%	1.63%
Fixed account values, FIA	$11,230.2	$9,574.1	$7,610.5	$5,847.0
FIA interest spread (3)	1.50%	1.43%	1.35%	1.56%
FIA base interest spread (4)	1.43%	1.34%	1.32%	1.45%
Total sales (5)	$3,852.5	$3,140.5	$3,566.5	N/A
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(1)
Interest spread excludes FIA and SPIA and is the difference between the net investment yield and the credited rate to policyholders. The net investment yield is the approximate yield on invested assets. The credited rate is the approximate rate credited on policyholder fixed account values. Interest credited is subject to contractual terms, including minimum guarantees.

(2)
Base interest spread excludes items that can vary significantly from period to period due to a number of factors and, therefore, may contribute to results that are not indicative of the underlying trends. This is primarily the impact of asset prepayments, such as bond make-whole premiums net of related deferred sales inducement amortization, and the mortgage-backed security (MBS) prepayment speed adjustment.

(3)
FIA interest spread is the difference between the net investment yield and the incurred interest rate on the host contract and fixed funds. For fixed funds, the incurred interest equals the interest credited to the customer in the fixed account. For the host contract, incurred interest equals the interest required to fund the guaranteed benefits in the indexed account. The net investment yield is the approximate yield on invested assets, excluding derivative assets. The credited rate represents amounts recorded in interest credited related to FIA contracts.

(4)
FIA base interest spread excludes items that can vary significantly from period to period due to a number of factors and, therefore, may contribute to results that are not indicative of the underlying trends. This is primarily the impact of asset prepayments, such as bond make-whole premiums and the MBS prepayment speed adjustment and the impact of reserve adjustments on interest credited.

(5)	Total sales represent deposits for new policies net of first year policy lapses and/or surrenders. Sales reported for the period February 1 to December 31, 2016 represent full-year 2016 sales.
Year Ended December 31, 2018 Compared to the Year Ended December 31, 2017

•
Segment adjusted pre-tax income was $111.7 for 2018, a $5.5 increase from the prior period. This increase was primarily driven by higher account values and increased base interest spread in our growing FIA business. The impact from these positive factors was partially offset by increased operating expenses to support higher business volumes, a smaller benefit this year from the annual actuarial assumption review (unlocking), and less net prepayment related income.

•
Growth in FIA account values, coupled with an improved base interest spread, drove a $139.4 FIA base interest margin, which was a $31.2 increase over 2017. The increased interest margin was partially offset by reserves related to FIA policy riders.

For our retirement business, base interest margin is defined as net investment income, less interest credited, and adjusted mainly to exclude the impact of asset prepayments. It represents the earnings generated by the base spread, relative to average account values during the period.
In addition, we establish reserves related to our FIA policies with death benefits and guaranteed lifetime withdrawal benefits. Changes to the interest rate environment and expectations of future benefits drove higher reserves, which reduced income by $3.8 in 2018.

•
Unlocking impact was $5.0 favorable for 2018, primarily from actuarial model refinements on our FIA balances. This compared with a $14.1 favorable impact in the prior year period, driven by expectations of lower lapses on our FIA business.

Annually in third quarter, we review and update actuarial assumptions used for estimates of future gross profits underlying the amortization of deferred acquisition costs, value of business acquired, and deferred sales inducements, and the measurement and amortization of certain reserves. This process is referred to as "unlocking" our future assumptions. We may also implement actuarial modeling true-ups and other refinements as part of the unlocking process.

•	Net prepayment related income was $5.7 for 2018, a decrease of $8.5 from 2017.

•
Sales were $3,852.5 in 2018, compared to $3,140.5 in 2017, reflecting an improved interest rate environment, impacts of changes to the regulatory environment, and increased stock market volatility in the second half of 2018.

Individual Life
The following table sets forth the results of operations relating to our Individual Life segment:

	Successor Company			Predecessor Company
	For the Year Ended December 31, 2018	For the Year Ended December 31, 2017	February 1 to December 31, 2016	January 1 to January 31, 2016
Adjusted revenues:
Premiums	$33.5	$32.1	$30.8	$2.6
Net investment income	261.7	242.1	202.9	22.9
Policy fees, contract charges, and other	277.4	244.2	195.0	16.2
Certain realized gains (losses)	(3.3)	(5.4)	(7.9)	—
Total adjusted revenues	569.3	513.0	420.8	41.7
Benefits and expenses:
Policyholder benefits and claims	148.3	110.1	68.4	11.1
Interest credited	286.7	275.5	245.5	21.6
Other underwriting and operating expenses	109.9	98.8	87.9	7.3
Amortization of DAC and VOBA	8.4	8.7	1.9	1.2
Total benefits and expenses	553.3	493.1	403.7	41.2
Segment adjusted pre-tax income	$16.0	$19.9	$17.1	$0.5
The following table sets forth selected metrics relating to our Individual Life segment:

	Successor Company			Predecessor Company
	For the Year Ended December 31, 2018	For the Year Ended December 31, 2017	February 1 to December 31, 2016	January 1 to January 31, 2016
Individual insurance:
Individual claims (1)	$75.6	$62.9	$52.3	$4.7
UL account values	1,341.3	1,163.3	1,018.5	881.3
Individual sales (2)	92.4	85.3	78.5	N/A
Institutional Markets:
Account values	$5,684.9	$5,522.0	$5,316.1	$5,158.6
ROA (3)	0.83%	0.79%	0.56%	0.40%
Base ROA (4)	0.78%	0.68%	0.40%	0.40%
COLI sales (5)	$38.7	$35.7	$20.5	N/A
_________________

(1)	Individual claims represents incurred claims, net of reinsurance, on our term and universal life policies.

(2)	Individual sales represents annualized first year premiums for recurring premium products and 10% of new single premium deposits, net of first year policy lapses and/or surrenders.

(3)
ROA is a measure of the gross margin on our institutional block of business. This metric is calculated as the difference between our institutional revenue earnings rate and our institutional policy benefits rate. The revenue earnings rate is calculated as revenues divided by average invested assets. The policy benefits rate is calculated as total policy benefits divided by average account values, which includes the impact of PGAAP reserve amortization. The policy benefits used in this metric do not include expenses.

(4)
Base ROA excludes items that can vary significantly from period to period due to a number of factors and, therefore, may contribute to yields that are not indicative of the underlying trends. These are primarily the impact of asset prepayments, such as bond make-whole premiums and the MBS prepayment speed adjustment, and reserve adjustments.

(5)	COLI sales represent deposits for new policies. COLI sales typically occur in uneven patterns. Sales reported for the period February 1 to December 31, 2016 represent full-year 2016 sales.

Year Ended December 31, 2018 Compared to the Year Ended December 31, 2017

•
Segment adjusted pre-tax income was $16.0 for 2018, a decrease of $3.9 from 2017. Higher base margins on our growing blocks of universal life and institutional life were more than offset by increased operating expenses in support of our growth and an unfavorable impact related to annual unlocking.

•
Base margin for our universal life business was $67.2 for 2018, an $8.8 increase from 2017. This was driven by a larger block of inforce business. Base margin for our institutional life business was $51.6 for 2018, up $7.6 from 2017.

For our Individual Life segment, base margin is defined as adjusted revenues, less policyholder benefits and claims (including changes to reserves), and interest credited, and is adjusted to exclude the impact of asset prepayments, unlocking and other items. For institutional products, it represents the earnings generated by the base ROA on average account values during the period.

•
Unlocking impact was $12.4 unfavorable for 2018, primarily from updating lapse assumptions and model refinements on our universal life business. This compared with a $6.4 unfavorable impact in the prior year.

•
Sales of individual life products, predominantly UL (including IUL), were $92.4 for 2018, an increase of $7.1 compared to 2017. There has been strong market interest for our IUL product, which launched in 2017 and represents an important broadening of our portfolio as the market pivots away from guaranteed UL. Our IUL sales in 2018 more than offset the decline in our guaranteed UL products.

Other
The following table sets forth the results of operations relating to our Other segment:

	Successor Company			Predecessor Company
	For the Year Ended December 31, 2018	For the Year Ended December 31, 2017	February 1 to December 31, 2016	January 1 to January 31, 2016
Adjusted revenues:
Net investment income	$28.2	$14.3	$11.3	$(2.4)
Policy fees, contract charges, and other	—	—	0.1	—
Certain realized gains (losses)	(45.1)	(56.2)	(48.5)	—
Total adjusted revenues	(16.9)	(41.9)	(37.1)	(2.4)
Benefits and expenses:
Other underwriting and operating expenses	(0.3)	2.3	25.7	0.4
Total benefits and expenses	(0.3)	2.3	25.7	0.4
Segment adjusted pre-tax loss	$(16.6)	$(44.2)	$(62.8)	$(2.8)
Year Ended December 31, 2018 Compared to the Year Ended December 31, 2017

•	Adjusted pre-tax loss was $16.6 and $44.2 , respectively, for 2018 and 2017.

•	Net investment income was higher, primarily due to dividend income from equity investments purchased in 2018 and surplus income allocations.

•
Realized losses on our tax credit investments were $12.2 lower due to decreased amortization and write downs. In 2017, the 2017 Tax Act caused a decrease in the expected future tax benefits from our tax credit investments due to the reduction in the corporate tax rate to 21% from 35%, resulting in $18.3 of impairments. For further discussion on these investments, see - "Investments in Limited Partnerships - Tax Credit Investments."

INVESTMENTS
Our investment portfolio is designed to support the expected cash flows of our liabilities and produce stable returns over the long term. The composition of our portfolio reflects our asset management philosophy of protecting principal and receiving appropriate reward for risk. As of December 31, 2018, our investment portfolio consisted of high quality fixed maturities and commercial mortgage loans we originated, as well as a smaller allocation of high-yield fixed maturities, investments in limited partnerships (primarily tax credit investments and alternative investments, which include private equity and hedge funds), derivatives, and other investments including marketable equity securities. Our equity investments have historically consisted of exchange-traded funds (ETFs) and common stock to mainly support asset-liability matching strategies for our long-duration income annuity contracts. The majority of these equity investments were sold in connection with the Reinsurance Transaction.
Closed Block Invested Assets
As of December 31, 2018, invested assets supporting the Closed Block had a carrying value of $5.9 billion. This included commercial mortgage loans with a carrying value of $1.2 billion, and fixed maturity securities with a fair value of $4.8 billion and a book value of $4.7 billion. Invested assets supporting the Closed Block are legally owned by the Company and included in the consolidated balance sheets.
The assets and liabilities, as well as income (loss), related to the Closed Block are excluded from the profitability measures used by management, as the economic activity associated with the Closed Block annuity contracts and invested assets have been reinsured and separated from our other businesses. The investments in the Closed Block, other than commercial mortgage loans, are managed by the reinsurer. Therefore, we have removed Closed Block results from the metrics presented and discussion herein. Prior period results have been adjusted to reflect this change.
Investment Returns
Net Investment Income
Return on invested assets is an important element of our financial results. The following tables set forth the income yield and net investment income, excluding realized gains (losses), for each major investment category:

	Successor Company						Predecessor Company
	For the Year Ended December 31, 2018		For the Year Ended December 31, 2017		February 1 to December 31, 2016		January 1 to January 31, 2016
	Yield (1)	Amount	Yield (1)	Amount	Yield (1)	Amount	Yield (1)	Amount
Investment Type:
Fixed maturities, available for sale (2)	3.40%	$870.7	3.28%	$788.9	3.16%	$651.0	4.07%	$70.9
Marketable equity securities	6.49	6.3	3.16	1.1	3.24	1.2	—	—
Mortgage loans, net (2)	4.07	203.6	3.86	175.5	3.71	134.0	4.98	14.6
Other income producing assets (3)	4.83	15.5	4.13	1.1	3.36	7.5	(8.26)	(3.3)
Income before expenses and prepayments	3.54	1,096.1	3.36	966.6	3.27	793.7	3.96	82.2
Prepayment-related income	0.09	26.6	0.17	48.9	0.19	51.2	0.04	0.7
Investment expenses	(0.12)	(38.5)	(0.11)	(30.9)	(0.11)	(27.2)	(0.12)	(2.5)
Net investment income, excluding Closed Block	3.50	1,084.2	3.42	984.6	3.37	817.7	3.88	80.4
Closed Block net investment income (4)	*	121.6	*	299.5	*	283.6	*	29.3
Net investment income	3.21%	$1,205.8	3.59%	$1,284.1	3.56%	$1,101.3	4.22%	$109.7
____________________

*	Yield is not meaningful.

(1)
Yields are determined based on monthly averages calculated using beginning and end-of-period balances. Yields for fixed maturities and equity securities are based on amortized cost. Yields for all other asset types are based on carrying values.

(2)	Excludes investment income related to prepayment activity.

(3)	Other income producing assets include policy loans, other invested assets, and cash and cash equivalents.

(4)
Represents investment income associated with our Closed Block, including investment income earned on assets held in our Income Annuities segment, excluding surplus income allocations, prior to July 1, 2018, the effective date of the Reinsurance Transaction. Investment income subsequent to July 1, 2018 is net of amounts ceded to the reinsurer.

Year ended December 31, 2018 Compared to the Year Ended December 31, 2017 (excluding Closed Block)

•
Net investment income increased in 2018 from 2017, driven by higher average invested assets and higher portfolio yields, offset by a reduction in prepayment income. Average invested assets increased on cash inflows from strong sales.

•	Yields were positively affected by the increasing interest rate environment. Excluding the impact of prepayments, yields on our investment portfolio increased to 3.54% for 2018 from 3.36% in 2017.
This increase was a result of earned rates on new purchases, which were higher than overall portfolio yields, as well as maturities of assets purchased in a lower interest rate environment. We also continued to focus on underwriting commercial mortgage loans, as we believe yields on these investments can be more attractive than those available on fixed maturities.

•
We experienced a $22.3 decline in the level of investment prepayment-related income as a result of the increasing interest rate environment. For 2018 and 2017, we also recognized $12.3 and $21.7, respectively, of realized losses related to prepayments, primarily due to premiums established for PGAAP.

Prepayment-related income shown above includes make-whole payments and consent fees on early calls or tenders of fixed maturities, prepayment speed adjustments on structured securities, and fees on mortgage loan payments received prior to the stated maturity or outside a rate resetting window. Prepayments of our fixed maturities and commercial mortgage loans result in the write-off of the premium or discount associated with the investment, which is recorded in net realized gains (losses).
Net Realized Gains (Losses)
The following table sets forth the detail of our net realized gains (losses) before taxes:

	Successor Company			Predecessor Company
	For the Year Ended December 31, 2018	For the Year Ended December 31, 2017	February 1 to December 31, 2016	January 1 to January 31, 2016
Fixed maturities, available-for-sale:
Gain (loss) on sales, net	$(9.7)	$1.8	$(4.7)	$0.9
Net impairment losses	(4.6)	(4.1)	(10.3)	—
Investments in limited partnerships	(42.7)	(54.9)	(47.1)	(0.6)
Net gain (loss) – FIA (1)	(6.9)	23.9	(14.3)	(4.4)
Annual unlocking impact	(39.2)	20.1	9.8	—
DAC and VOBA adjustment	(3.0)	(8.0)	9.3	(0.4)
Prepayment-related loss	(12.3)	(21.7)	(33.9)	(0.3)
Other net gains (losses)	(7.7)	12.7	(2.0)	0.4
Net realized gains (losses) excluding Closed Block	(126.1)	(30.2)	(93.2)	(4.4)
Net gains (losses) – Closed Block (2)	(124.1)	32.1	(17.1)	(22.5)
Total net realized gains (losses)	$(250.2)	$1.9	$(110.3)	$(26.9)
____________________

(1)	Includes changes in fair value of the FIA embedded derivative (VED) and related options, excluding options related to our block of FIA business sold during the late 1990s.

(2)
For Closed Block, realized gains (losses) include changes in fair value of the embedded derivative and our fixed maturities trading portfolio, and realized gains (losses) on sales of assets, and is reduced by amounts ceded to the reinsurer based on statutory realized gains (losses). Please see "Results of Operations – Consolidated Results" for more information on Closed Block Results.

Year Ended December 31, 2018 Compared to the Year Ended December 31, 2017 (excluding Closed Block)

•	Total net realized losses in 2018 were $252.1 larger than 2017, driven by an unfavorable annual unlocking impact, and a net loss from our FIA embedded derivatives.

•
Annual unlocking resulted in net loss of $39.2 for 2018 compared to net gain of $20.1 in 2017. This reflected the impact on updating assumptions associated with the value of our embedded derivatives for FIA products, and the related impact on DAC and VOBA.

•
For 2018, the changes in fair value of our FIA embedded derivatives and related options resulted in a net loss of $6.9 , driven by lower index values and higher expected option costs, compared to a net gain of $23.9 in 2017.

Fixed Maturity Securities
Fixed maturities represented 82.3% and 82.0% of invested assets as of December 31, 2018 and 2017 , respectively. The majority of our fixed maturities are invested in highly marketable or publicly traded securities. A modest allocation of our portfolio is invested in privately placed fixed maturities to enhance the overall value of the portfolio and obtain higher yields than can ordinarily be obtained on comparable securities in public markets. As of December 31, 2018 and 2017 , privately placed fixed maturities represented 5.5% and 5.3%, respectively, of our total fixed maturity portfolio at fair value.

The majority of our fixed maturities are invested in securities with a National Association of Insurance Commissioners (NAIC) designation of "1" or "2", which is considered investment grade. As of December 31, 2018 and 2017, 98.1% and 97.8%, respectively, of our fixed maturities were investment grade. Our holdings are diversified across industries and security categories.
We hold investments in high-quality foreign corporate securities, and continue to purchase investments as opportunities for favorable yields and diversification arise. The majority of these holdings are denominated in U.S. dollars. We utilize foreign currency swaps and forwards to hedge our exposure to securities denominated in foreign currencies. As of December 31, 2018 and 2017 , fixed maturities with fair values of $709.4 and $624.6, respectively, were denominated in a foreign currency and reported in U.S. dollars based on period-end exchange rates. The total fair value of our foreign holdings was $5,478.5 and $5,452.5, respectively, as of December 31, 2018 and 2017 . As of December 31, 2018 and 2017, our largest exposure to a single foreign issuer was $181.6, and $164.1, respectively, to an issuer based in the Netherlands.
As of December 31, 2018 and 2017 , 11.4% and 12.1%, respectively, of total fixed maturities were invested in RMBS and CMBS securities, less than 15% of which were originated prior to 2009. Additionally, as of December 31, 2018 and 2017 , 91.8% and 91.2%, respectively, of our total RMBS portfolio was agency securities, and we had no exposure to subprime RMBS.
Mortgage Loans
Commercial mortgage loans represented 14.2% and 13.9% of invested assets as of December 31, 2018 and 2017, respectively. Our mortgage loan department originates commercial mortgages and manages our existing commercial mortgage loan portfolio. We specialize in originating loans of $1.0 to $5.0, which are generally secured by first-mortgage liens on income-producing commercial real estate. As of December 31, 2018 and 2017 , 75.1% and 72.5% , respectively, of our mortgage loans had an outstanding principal under $5.0. As of December 31, 2018 and 2017, our average loan balance was $2.4 and $2.5, respectively.
All loans are underwritten consistently to our standards based on loan-to-value (LTV) ratios and debt service coverage ratios (DSCR). LTV ratios and DSCRs are based on income and detailed market, property and borrower analyses using our experience in commercial mortgage lending. A large majority of our loans have personal guarantees, and all loans are evaluated annually. We diversify our mortgage loans by geographic region, loan size and scheduled maturity.
As of December 31, 2018 and 2017 , our portfolio's weighted-average LTV ratio was 49.1% and 50.3% , respectively. As of both December 31, 2018 and 2017 , its weighted-average DSCR was 1.94 .
We believe we have maintained our disciplined underwriting as we have grown our mortgage loan portfolio. The following table presents information about our mortgage loan originations:

	Successor Company			Predecessor Company
	For the Year Ended December 31, 2018	For the Year Ended December 31, 2017	February 1 to December 31, 2016	January 1 to January 31, 2016
Weighted average LTV ratio of loans originated	48.3%	49.1%	50.2%	52.0%
Weighted average DSCR of loans originated	1.93	1.93	1.90	1.96
The following table sets forth our investments in mortgage loans by contractual maturity date:

	As of December 31, 2018
	Outstanding Principal	% of Total
Years to Maturity:
Due in one year or less	$38.7	0.7%
Due after one year through five years	602.4	11.7
Due after five years through ten years	1,441.3	27.9
Due after ten years	3,079.9	59.7
Total	$5,162.3	100.0%
Additionally, our loan terms usually allow borrowers to prepay their mortgage loan prior to the stated maturity or outside specified rate resetting windows. Prepayments are driven by factors specific to the activities of our borrowers as well as the interest rate environment. The majority of our mortgage loans contain yield maintenance and other provisions that we believe mitigate the impact of such prepayments.

Investments in Limited Partnerships — Tax Credit Investments
We invest in limited partnerships where the primary return on investment is in the form of income tax credits and the tax benefit on the pass-through of partnership activity. These partnerships are established to invest in low-income housing and other qualifying purposes (collectively referred to as "tax credit investments"). Although these investments decrease our income on a pre-tax basis, they contribute to net income by providing significant tax benefits that lower our effective tax rate.
The majority of our investments in limited partnerships relate to low-income housing. The tax credits from these partnerships are generally delivered in the first ten years of the investment, with the largest portions provided in the middle years. Other tax credit investments generally provide tax credits during the first two years of the investment.
Refer to Note 4 to the audited consolidated financial statements for further discussion related to our investments in low-income housing project investments.

As of December 31, 2018 and 2017 , the Company's tax credit investments had carrying values of $130.1 and $173.0 , respectively, of which $122.3 and $165.8, respectively, related to low-income housing project investments.

The following table sets forth the impact of these investments on net income. Pass-through activity and write downs are net of the U.S. federal income tax rate of 21% for the year ended December 31, 2018 and 35% for years prior:

	Successor Company			Predecessor Company
	For the Year Ended December 31, 2018	For the Year Ended December 31, 2017	February 1 to December 31, 2016	January 1 to January 31, 2016
Pass through activity, net of taxes	$(14.2)	$(16.2)	$(24.6)	$(2.3)
Write downs, net of taxes	(19.5)	(19.5)	(6.0)	(0.4)
Tax credits	40.6	37.0	52.0	4.1
Impact to net income	$6.9	$1.3	$21.4	$1.4
LIQUIDITY AND CAPITAL RESOURCES
We actively manage our liquidity in light of changing market, economic, and business conditions, and we believe that our liquidity levels are more than adequate to cover our exposures, as evidenced in the discussion below.
Reinsurance Transaction
In September 2018, we entered into the Reinsurance Transaction related to our Closed Block for $6.8 billion of our in force income annuities. We remain liable to our policyholders to the extent that the reinsurer does not meet its contractual obligations. In the event of the reinsurer's insolvency, we would reclaim the assets supporting the reserve liabilities. We have the ability to offset amounts due to reinsurer with amounts owed from the reinsurer, as well as access to amounts held in trust, which materially reduces the risk of loss. The amounts included in the discussion below exclude assets and liabilities related to the Closed Block.
Liquid Assets
Our investment strategies are intended to provide adequate funds to pay benefits without forced sales of investments. We consider the characteristics of our product liabilities and aim to match them with investments of similar duration and liquidity profiles. We hold sufficient levels of highly liquid, high quality assets to fund anticipated operating expenses, surrenders and withdrawals.
We define liquid assets to include cash, cash equivalents, short-term investments, and publicly traded and highly-marketable fixed maturities and equity securities. As of December 31, 2018 and 2017 , we had liquid assets of $25.38 billion and $24.10 billion, respectively. The portion of our total liquid assets consisting of cash and cash equivalents and short-term investments was $237.7 and $353.0 as of December 31, 2018 and 2017 , respectively.
Liquidity Requirements
Our liquidity requirements primarily relate to obligations associated with our insurance policies and investment contracts, operating expenses, the payment of dividends to our Parent, and the payment of income taxes. Obligations associated with our insurance policies and investment contracts include the payment of benefits, as well as cash payments made in connection with policy and contract surrenders and withdrawals. Historically, we have used cash flows from operations and invested assets to fund our liquidity requirements.
In managing the liquidity of our insurance operations, we consider the risk of policyholder and contract holder withdrawals of funds occurring earlier than assumed when selecting assets to support these contractual obligations. We use surrender charges, market value adjustments (MVAs), and other contract provisions to mitigate the extent, timing, and profitability impact of such withdrawals. Certain policy lapses and surrenders occur in the normal course of business. If interest rates rise significantly, we will likely experience an increase in lapses.
Our asset-liability management process takes into account the expected cash flows on investments and expected policyholder payments, as well as the specific nature and risk profile of the liabilities. Considering the size and liquidity profile of our investment portfolio, we believe that we have appropriately mitigated the risk of policyholder behavior varying from our projections. We also consider attributes of the various categories of liquid assets, for example, type of asset and credit quality, in evaluating the adequacy of our insurance operations’ liquidity under a variety of stress scenarios. We believe that the liquidity profile of our assets is sufficient to satisfy our liquidity requirements.
Contractual Obligations and Commitments
We enter into obligations with third parties in the ordinary course of our operations. The estimated cash payments related to these obligations as of December 31, 2018 are set forth in the table below. These estimates are based on management's expectations and assumptions, which are necessarily subjective. Actual cash outflows in future periods will vary, possibly materially. In addition, our operations involve significant expenditures that are not based upon contractual commitments, including expenditures for payroll and income taxes.

	Payments Due by Year
	Total	2019	2020-2021	2022-2023	2024 and thereafter
Contractual Obligations:
Insurance obligations (1)	$67,367.0	$3,666.3	$7,509.2	$7,782.9	$48,408.6
Purchase obligations:
Investments in limited partnerships (2)	8.4	6.3	0.3	1.2	0.6
Servicing fees (3)	27.5	11.9	15.6	—	—
Lease obligations (4)	33.0	10.2	14.4	5.2	3.2
Unfunded mortgage loan commitments	65.9	56.2	6.0	1.1	2.6
Other	18.0	6.0	4.8	1.0	6.2
Total	$67,519.8	$3,756.9	$7,550.3	$7,791.4	$48,421.2
________________

(1)
Includes estimated claims and benefits; policy surrenders; and commissions on in-force insurance policies and deposit contracts, including funding agreements issued to the Federal Home Loan Bank of Des Moines. Estimated claims and benefits are based on mortality, morbidity and lapse assumptions comparable with our historical experience. In contrast to this table, our obligations recorded in our consolidated balance sheets do not incorporate future credited interest for deposit contracts or tabular interest for insurance policies. Therefore, the estimated obligations for insurance liabilities presented in this table significantly exceed the liabilities recorded in reserves for future annuity and contract benefits and the liability for policy and contract claims. Due to the significance of the assumptions used, the amounts presented could materially differ from actual results. We have not included the variable separate account obligations as these obligations are legally insulated from general account obligations and will be fully funded by cash flows from separate account assets. We expect to fund the obligations for insurance liabilities from cash flows from general account investments and future deposits and premiums.

(2)
We have investments in limited partnership interests related to tax credit investments. Scheduled future contributions related to our tax credit investments are included on the balance sheets in "other liabilities."

(3)	Includes contractual commitments for a service agreement to outsource the majority of our information technology infrastructure.

(4)	Includes minimum rental commitments on leases for office space and certain equipment. For more information, see Note 10 to the consolidated financial statements.
Capitalization
Our principal sources of capital are insurance premiums and annuity considerations, net investment income, and proceeds from the maturity and sale of investments. The primary uses of these funds are investing activities, payments of policyholder benefits, commissions and operating expenses, and contract maturities, withdrawals, and surrenders.
The payment of dividends and other distributions to our Parent is subject to insurance laws and regulations. In general, dividends in excess of prescribed limits are deemed "extraordinary" and require regulatory approval. For both the year ended December 31, 2018 , and 2017 , we paid dividends of $50.0 to our Parent, which was within the prescribed limits.

For a more detailed discussion on dividends, see Note 15 of our December 31, 2018 audited consolidated financial statements.
The NAIC establishes RBC standards for life insurance companies. If an insurer's RBC falls below specified levels, the insurer will be subject to different degrees of regulatory action depending upon the level of deficiency. As of December 31, 2018 and 2017 , Symetra Life had an RBC ratio of 400% and 421% , respectively, which is well above regulatory action levels. Symetra Life's statutory capital and surplus, including asset valuation reserve, was $2,372.5 and $2,567.2 , as of December 31, 2018 and 2017 , respectively.
The RBC ratio reflects a positive impact resulting from the Reinsurance Transaction, which was offset by the NAIC's revision of certain tax-based factors following the enactment of the 2017 Tax Act. The Company implemented the revised factors in the third quarter of 2018. This revision reduced the RBC ratios of life insurers, including Symetra Life; however our ratios remain well above regulatory action levels.
Surplus Note
In December 2014, in association with a reserve financing transaction on certain universal life policies, the Company issued a surplus note. The note had no initial principal balance and there have been no borrowings under this note as of December 31, 2018.
Federal Home Loan Bank Funding Agreements
In August 2018, we became a member of the Federal Home Loan Bank of Des Moines (FHLB DM). Membership allows access to the FHLB DM's funding services, including the ability to obtain loans and issue funding agreements that are collateralized by qualifying assets. The FHLB DM sets a maximum borrowing limit that is calculated as a percentage of the member's total assets. Our limit as of December 31, 2018 was $11.4 billion, subject to availability of eligible collateral. We further impose internal authorization limits on our borrowing capacity.
We have issued funding agreements to the FHLB DM to support an institutional spread program, where we earn income primarily from the difference between investment income earned and interest paid. As of December 31, 2018, the Company had outstanding funding agreements of $105.7 and held collateral with a carrying value of $221.2 .
Cash Flows
The following table sets forth a summary of our consolidated cash flows for the dates indicated:

	Successor Company			Predecessor Company
	For the Year Ended December 31, 2018	For the Year Ended December 31, 2017	February 1 to December 31, 2016	January 1 to January 31, 2016
Net cash provided by operating activities	$606.6	$1,125.3	$1,036.4	$47.1
Net cash used in investing activities	(2,222.7)	(2,144.7)	(2,424.9)	(132.2)
Net cash provided by financing activities	1,546.2	1,039.8	1,461.6	195.1
The discussion below represents combined activity for the year ended December 31, 2018 and 2017 .
Operating Activities

•
Year Ended December 31, 2018 compared with 2017 . Net cash provided by operating activities for the year ended December 31, 2018 decreased $518.7 over 2017 . This decrease was primarily the result of a cash outflow at the inception of the Reinsurance Transaction and the subsequent ceding of net investment income to the reinsurer; an increase in paid claims due to growth in our businesses; and an increase in cash outflow related to higher operating expenditures. These were partially offset by an increase in collected premiums in our Benefits segment.

•
Year Ended December 31, 2017 compared with 2016. Net cash provided by operating activities for the year ended December 31, 2017 increased $41.8 over 2016. This increase was primarily the result of an increase in collected premiums in our Benefits segment and higher net investment income driven by increased prepayment income and higher average assets. These were partially offset by an increase in paid claims, primarily due to growth in business and the elevated loss ratio in medical stop-loss.

Investing Activities

•
Year Ended December 31, 2018 compared with 2017 . Net cash used in investing activities for the year ended December 31, 2018 increased $78.0 over 2017 . The increase was primarily the result of higher purchases of fixed maturities, equity securities, derivatives and other invested assets; and the lower proceeds from maturities, calls, paydowns, and investment prepayments. These were partially offset by higher proceeds from the sales of fixed maturities and equity securities.

•
Year Ended December 31, 2017 compared with 2016. Net cash used in investing activities for the year ended December 31, 2017 decreased $412.4 over 2016. This decrease was primarily the result of increased proceeds from sales of fixed maturities as well as proceeds from maturities, calls, paydowns, and investment prepayments. These were partially offset by higher purchases of fixed maturities and equity securities.

Financing Activities

•
Year Ended December 31, 2018 compared with 2017 . Net cash provided by financing activities for the year ended December 31, 2018 increased $506.4 over 2017 . This change was primarily driven by higher net policyholder deposits, as a result of higher annuity sales. This was partially offset by increased withdrawals and a higher cash dividends to our Parent.

•
Year Ended December 31, 2017 compared with 2016. Net cash provided by financing activities for the year ended December 31, 2017 decreased $616.9 over 2016. This change was primarily driven by lower net policyholder deposits, as a result of lower annuity sales. This was partially offset by a decrease in dividends to our Parent.

OFF-BALANCE SHEET TRANSACTIONS
We do not have any off-balance sheet arrangements that are reasonably likely to have a material effect on our financial condition, results of operations, liquidity, or capital resources.
SOURCES OF REVENUE AND EXPENSES
Our revenues generally come from our policyholders in the form of premiums and policy fees, as well as investment income earned on our investment portfolio. Our main expenses are benefits to policyholders, including interest credited, expenses for operations, and amortization. These items are discussed in further detail below.
Each of our business segments, as well as our Closed Block component, maintains its own portfolio of invested assets, which are managed in accordance with specific guidelines. The net investment income and realized gains (losses) are reported in the segment in which they occur. We also allocate net investment income generated by our surplus portfolio to each segment using a risk-based capital formula. The unallocated portion of net investment income is reported in the Other segment. Investment expenses, which are recorded as a reduction of net investment income, are allocated to each segment based on its portfolio of invested assets. We allocate shared services operating expenses to each segment using multiple factors, including employee headcount and time study results.
As a result of the Sumitomo Life merger, the reporting of our revenues and expenses was affected by PGAAP. The following description relates to results post-merger.
Revenues
Premiums
Premiums consist primarily of premiums from our medical stop-loss; group life and DI; group fixed-payment medical, accident and critical illness; and individual term and whole life insurance products, net of reinsurance premiums paid.
Net investment income
Net investment income represents the income earned on our investments, net of investment expenses, including prepayment-related income such as bond make-whole payments. For Closed Block, net investment income is reduced by amounts ceded to the reinsurer, which are based on statutory investment income.
Policy fees, contract charges and other
Policy fees, contract charges and other includes cost of insurance (COI) charges primarily on our UL, COLI, and BOLI policies, surrender and other administrative charges to policyholders, and reinsurance allowance fees.
Net realized gains (losses)
Net realized gains (losses) consists mainly of realized gains (losses) from sales of our investments, realized losses from investment impairments, prepayment-related gains (losses), and changes in fair value of our marked-to-market financial instruments, including embedded derivatives. It also includes the portion of DAC and VOBA amortization due to changes in estimated gross profits (EGPs) related to these items. For Successor Company, net realized gains (losses) also reflects expense from pass-through activity of tax credit investments. For Closed Block, realized gains (losses) include changes in fair value of the embedded derivative and our fixed maturities trading portfolio, and is reduced by amounts ceded to the reinsurer based on statutory realized gains (losses).
Benefits and Expenses
Policyholder benefits and claims
Policyholder benefits and claims consist of benefits paid, net of reinsurance recoveries, and reserve changes on group insurance, annuity products with death benefits, individual life, COLI and BOLI products.
Interest credited
Interest credited represents interest credited to policyholder reserves and contract holder general account balances, and the impact of deferred sales inducements. For Closed Block, interest credited is reduced by reserve activity related to the reinsured policies, as well as amortization of the deposit asset. For a more detailed discussion on the deposit asset, see Note 13 to the December 31, 2018 audited consolidated financial statements.
Other underwriting and operating expenses
Other underwriting and operating expenses represent non-deferrable costs related to the acquisition and the ongoing maintenance of policyholder contracts, including certain non-deferrable commissions, policy issuance expenses and other business and administrative operating costs.
Amortization of DAC and VOBA
We defer as assets certain commissions, distribution costs, new business processing costs, and other underwriting costs that are directly related to the successful acquisition of new and renewal business. In addition, as a result of the Sumitomo Life merger, we established a balance for VOBA, which represents the right to receive future gross profits from cash flows and earnings of our existing business. Amortization of previously capitalized DAC and VOBA is recorded as an expense.
Amortization of intangible assets
Intangible assets include value of distribution acquired (VODA), value of customer relationships acquired (VOCRA), trade names, and technology. These intangible assets have finite lives and are amortized on a straight-line basis over their estimated useful lives.
USE OF NON-GAAP FINANCIAL MEASURES
Certain tables and related disclosures in this report include non-GAAP financial measures. We believe these measures provide useful information for evaluating our financial performance or condition. Non-GAAP financial measures are not a substitute for their most directly comparable GAAP measures and should be read together with such measures. The adjustments made to derive non-GAAP measures are important to understanding our overall results of operations and financial position and, if evaluated without proper context, non-GAAP measures possess material limitations. These measures may be calculated differently from similarly titled measures of different companies.
We have provided reconciliations between non-GAAP financial measures and their most directly comparable GAAP financial measures in the - "Results of Operations" section of this report. In the following discussion we provide the definitions of these non-GAAP measures.
Adjusted Pre-tax Income
Adjusted pre-tax income consists of income from operations before income taxes, excluding results from our Closed Block, intangible asset amortization and certain net realized gains (losses). Adjusted pre-tax income represents the total of segment adjusted pre-tax income, which at the segment level is a GAAP measure. Income from operations before income taxes is the most directly comparable GAAP measure to adjusted pre-tax income.
Excluded realized gains (losses) consist of the following:

◦	investment sales or disposal,

◦	investment impairments,

◦	changes in the fair value of mark-to-market investments and derivative investments (except for certain index options discussed below),

◦	changes in the fair value of embedded derivatives related to the Company's indexed products, and

◦	DAC, VOBA, and DSI impacts related to these items.
We do not consider many of the activities reported through net realized gains (losses) to be part of the results of our insurance operations. The timing and amount of these gains (losses) are driven by investment decisions and external economic developments unrelated to our management of the insurance and underwriting aspects of our business. Additionally, excluding intangible amortization and results of the Closed Block allow us to focus on our core business.
Certain realized gains (losses) are included in adjusted pre-tax income. These include gains (losses) on certain index options supporting FIA policies primarily sold in the late 1990s, and realized gains (losses) from prepayment activity and pass-through activity and write-downs associated with tax credit investments. Management considers this meaningful when assessing the results of our core business operations.
We believe it is useful to review adjusted pre-tax income to focus on the results of our core retained business operations. This assists management in determining whether, for our ongoing businesses, our insurance-related revenues have been sufficient to generate operating earnings after meeting our insurance-related obligations and underwriting and other operating costs. In addition, our management and board of directors have other uses for this measure, including assessing achievement of our financial plan.
QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK
Market Risk Exposures and Risk Management
Market risk is the risk we will incur losses due to fluctuations in the fair value of certain assets and liabilities as a result of adverse changes in market rates and prices. Market risk is directly influenced by the volatility and liquidity in the markets in which the related underlying financial instruments are traded. We have exposure to several market risks, including interest rate risk, equity risk, credit risk and foreign currency risk.
We enter into market-sensitive instruments primarily to support our insurance liabilities. We manage our portfolio to balance quality, diversification, asset-liability matching, and investment return. Additionally, we have entered into a reinsurance agreement to mitigate risks associated with our Closed Block policies, including our entire structured settlement portfolio.
We also use derivative instruments to modify the market risk characteristics of existing assets or liabilities or assets expected to be purchased. As a matter of policy, we have not engaged, and do not intend to engage, in derivative market-making, trading or other speculative derivatives activities. For further discussion about our derivatives, see Note 6 to the consolidated financial statements.
Interest Rate Risk
Our exposure to interest rate risk relates to the market price and/or cash flow variability on our assets and liabilities associated with changes in market interest rates. We have certain products, including annuities and universal life insurance, that are sensitive to interest rate fluctuations. We are also exposed to reinvestment risk for long-term liabilities on contracts with interest rate guarantees, such as certain universal life products with secondary guarantees. Many of our products have minimum guaranteed crediting rates that we are obligated to provide to our contract holders, and our universal life products may be subject to investments of future policyholder premiums for many years. We manage our exposure to interest rate risk through asset allocation limits, asset/liability duration and cash flow matching.
A gradual increase in market interest rates from current levels would generally be a favorable development. However, if interest rates rise significantly within a short time period, the fair value of fixed income securities would decline and certain interest-sensitive lines of business would be exposed to lapses as policyholders seek higher returns. In periods of low interest rates, we are exposed to risk of prepayment activity in our investment portfolio. This can result in reinvestment of proceeds at lower yields, which can impact our asset/liability management strategies.
Our investments are carried at fair value but our insurance liabilities are not. The fair value of our fixed maturities fluctuates depending on the interest rate and credit environment, including credit spreads. As a result, changes in market risk will provide fluctuations between the investments at fair value and their associated liability.
We make limited use of derivatives to hedge against exposure to changes in interest rates. We use interest rate swaps primarily to convert floating rate securities to fixed rate securities to better match our liabilities, which limits our exposure to decreases in yield on these securities. We also use interest rate swaptions to mitigate the exposure to decreases in yield on securities in support of our product offerings.

Equity Risk
We are exposed to equity price risk primarily on our FIA and IUL products. These products expose us to equity price risk if the performance of the underlying index or separate account investments experiences downturns, upturns or volatility for an extended period of time. We attempt to mitigate the risk in the index-based component of these products through transactions in call options and futures based on the appropriate index, and by setting cap rates and margins at each index interest term period.
Credit Risk
Our portfolio of invested assets primarily consists of corporate bonds, structured securities, and mortgage loans on real estate. We manage the risk of adverse default experience on these investments by applying disciplined credit evaluation, prudently limiting allocations to lower-quality, higher-yielding investments and diversifying exposures by issuer, industry, region and property type. For commercial mortgage loans, we also manage credit risk by applying disciplined underwriting standards, analyzing the market value and revenue generating potential of the property for all new loans, assessing the credit worthiness of the borrower, and inspecting the underlying property. We also monitor and limit our aggregate exposure to each counterparty, including affiliates, and industry.
For further discussion of our investment portfolio holdings, see "Management’s Discussion and Analysis of Financial Condition and Results of Operations — Investments" and Note 4 to the consolidated financial statements.
In conjunction with our use of derivatives, we are exposed to counterparty risk, or the risk that the counterparty will fail to perform under the terms of the derivative contract. We manage this risk by:

•	entering into agreements with new counterparties that are considered acceptable based on our derivative use plan;

•	diversifying our risk across numerous approved counterparties;

•
implementing credit support annex (collateral) agreements (CSAs), which provides for bilateral thresholds and netting of exposures, with all of our counterparties to further limit counterparty exposures;

•	limiting exposure to only counterparties with at least an A- credit rating with S&P or A3 with Moody's at the time of the transaction; and

•	daily monitoring of counterparty exposures and associated collateral levels.
Our agreements with derivative counterparties typically require collateral to be posted when a net derivative position between us and a particular counterparty reaches certain a contractual level. As a result, we may be required to post collateral due to adverse fluctuations in the fair value of our derivatives and that may result in us holding more cash or high quality securities, for example, U.S. Treasuries, to ensure we have sufficient collateral available. For further discussion on derivatives and counterparties, see Note 6 to the consolidated financial statements.
We are also exposed to credit risk related to our reinsurers. When we reinsure business, we are still liable to our policyholders regardless of whether we receive reimbursement from the reinsurer. To manage this risk, we monitor our exposure to each reinsurer as described in Note 13 to the consolidated financial statements.
Foreign Currency Risk
Foreign currency risk is the risk we will incur economic losses due to adverse fluctuations in foreign currency exchange rates. The principal currencies that create foreign currency exchange rate risk in our investment portfolio are the Euro, the British pound, and the Canadian dollar.
We use foreign currency swaps to reduce risks from changes in currency exchange rates with respect to investments in foreign-denominated fixed maturities. These swaps are used as cash flow hedges, and changes in the fair value of the swaps may not exactly offset changes in fair value of the related fixed maturity security. We also use foreign currency forwards to hedge exposure related to purchases of foreign denominated fixed maturities.

FINANCIAL STATEMENTS

SYMETRA LIFE INSURANCE COMPANY
CONSOLIDATED FINANCIAL STATEMENTS

Report of Independent Registered Public Accounting Firm

To the Stockholder and Board of Directors of Symetra Life Insurance Company

Opinion on the Financial Statements
We have audited the accompanying consolidated balance sheets of Symetra Life Insurance Company (the Company) as of December 31, 2018 and 2017, the related consolidated statements of income (loss), comprehensive income (loss), changes in stockholder’s equity and cash flows for the years ended December 31, 2018 and 2017 and the period from February 1, 2016 to December 31, 2016 (Successor) and for the period from January 1, 2016 to January 31, 2016 (Predecessor), and the related notes (collectively referred to as the “consolidated financial statements”). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company at December 31, 2018 and 2017, and the results of its operations and its cash flows for the years ended December 31, 2018 and 2017 and the period from February 1, 2016 to December 31, 2016 (Successor) and for the period from January 1, 2016 to January 31, 2016 (Predecessor), in conformity with U.S. generally accepted accounting principles.

Application of Pushdown Accounting
As discussed in Note 1 to the consolidated financial statements, the Company’s parent, Symetra Financial Corporation, became a wholly owned subsidiary of Sumitomo Life Insurance Company on February 1, 2016. The Company elected to apply “pushdown” accounting as of that date and as such the impacts of the sale transaction have been reflected herein.

Adoption of ASU No. 2016-01, “Recognition and Measurement of Financial Assets and Financial Liabilities
As discussed in Note 2 to the consolidated financial statements, the Company changed its accounting for the recognition and measurement of equity securities as a result of the adoption of the amendments to the FASB Accounting Standards Codification resulting from Accounting Standards Update No. 2016-01, “Recognition and Measurement of Financial Assets and Financial Liabilities,” effective January 1, 2018. Our opinion is not modified with respect to this matter.

Basis for Opinion
These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB and in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ Ernst & Young LLP

We have served as the Company’s auditor since 1987.
Seattle, Washington
March 27, 2019

SYMETRA LIFE INSURANCE COMPANY
CONSOLIDATED BALANCE SHEETS
(In millions, except share and per share data)

	As of December 31, 2018	As of December 31, 2017

ASSETS
Investments:
Fixed Maturities:
Available-for-sale, at fair value (amortized cost: $30,654.7 and $29,599.2, respectively)	$30,179.3	$30,281.3
Trading securities, at fair value	1,095.8	—
Marketable equity securities, at fair value	97.7	755.7
Mortgage loans, net	6,485.1	6,241.2
Policy loans and other invested assets	74.7	54.5
Investments in limited partnerships	130.1	173.0
Derivatives, at fair value	178.9	339.1
Total investments	38,241.6	37,844.8
Cash and cash equivalents	227.3	347.5
Accrued investment income	328.7	335.2
Reinsurance recoverables	6,228.8	318.2
DAC and VOBA	1,023.0	696.2
Receivables and other assets	244.3	216.3
Other intangible assets, net	1,170.7	1,254.9
Goodwill	563.0	563.0
Deferred income tax assets, net	29.8	—
Separate account assets	904.3	978.1
Total assets	$48,961.5	$42,554.2
LIABILITIES AND STOCKHOLDER'S EQUITY
Funds held under deposit contracts	$37,404.5	$35,345.9
Future policy benefits	523.2	498.8
Policy and contract claims	203.0	196.6
Other policyholders' funds	149.3	117.9
Funds withheld liability	5,589.9	—
Deferred income tax liabilities, net	—	251.1
Other liabilities	476.5	601.3
Separate account liabilities	904.3	978.1
Total liabilities	45,250.7	37,989.7
Commitments and contingencies (Note 11)
Common stock, $250 par value; 20,000 shares authorized, issued, and outstanding	5.0	5.0
Additional paid-in capital	3,867.5	3,867.5
Retained earnings	159.0	140.9
Accumulated other comprehensive income (loss), net of taxes	(320.7)	551.1
Total stockholder's equity	3,710.8	4,564.5
Total liabilities and stockholder's equity	$48,961.5	$42,554.2
See accompanying notes.

SYMETRA LIFE INSURANCE COMPANY
CONSOLIDATED STATEMENTS OF INCOME (LOSS)
(In millions)

	Successor Company			Predecessor Company
	For the Year Ended December 31, 2018	For the Year Ended December 31, 2017	February 1 to December 31, 2016	January 1 to January 31, 2016
Revenues:
Premiums	$1,013.3	$899.5	$717.5	$61.2
Net investment income	1,205.8	1,284.1	1,101.3	109.7
Policy fees, contract charges, and other	312.3	272.7	220.1	18.3
Net realized gains (losses):
Total other-than-temporary impairment losses on securities	(9.0)	(6.5)	(10.6)	(3.8)
Less: portion recognized in other comprehensive income	1.2	0.1	(0.1)	—
Net impairment losses on securities recognized in earnings	(7.8)	(6.4)	(10.7)	(3.8)
Other net realized gains (losses)	(242.4)	8.3	(99.6)	(23.1)
Net realized gains (losses)	(250.2)	1.9	(110.3)	(26.9)
Total revenues	2,281.2	2,458.2	1,928.6	162.3
Benefits and expenses:
Policyholder benefits and claims	876.4	758.7	568.8	48.4
Interest credited	858.3	973.6	867.8	84.9
Other underwriting and operating expenses	492.8	452.5	406.6	33.0
Amortization of DAC and VOBA	91.7	74.3	59.7	8.6
Amortization of intangible assets	84.5	84.4	77.4	0.2
Total benefits and expenses	2,403.7	2,343.5	1,980.3	175.1
Income (loss) from operations before income taxes	(122.5)	114.7	(51.7)	(12.8)
Provision (benefit) for income taxes:
Current	3.2	9.0	19.1	(24.2)
Deferred	(79.5)	(154.4)	(89.6)	15.3
Total provision (benefit) for income taxes	(76.3)	(145.4)	(70.5)	(8.9)
Net income (loss)	$(46.2)	$260.1	$18.8	$(3.9)
See accompanying notes.

SYMETRA LIFE INSURANCE COMPANY
CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)
(In millions)

	Successor Company			Predecessor Company
	For the Year Ended December 31, 2018	For the Year Ended December 31, 2017	February 1 to December 31, 2016	January 1 to January 31, 2016
Net income (loss)	$(46.2)	$260.1	$18.8	$(3.9)
Other comprehensive income (loss), net of taxes and reclassification adjustments:
Changes in unrealized gains (losses) on available-for-sale securities (net of taxes of: 2018 $(251.2); 2017 $190.4; 2016 Successor $74.1; 2016 Predecessor $61.0)	(945.1)	411.5	137.7	113.3
Other-than-temporary impairments on fixed maturities not related to credit losses (net of taxes of: 2018 $(0.3); 2017 $0.0; 2016 Successor $(0.1); 2016 Predecessor $0.0)	(0.9)	(0.1)	(0.3)	—
Impact of net unrealized (gains) losses on DAC and VOBA (net of taxes of: 2018 $39.8; 2017 $(17.0); 2016 Successor $(7.5); 2016 Predecessor $(13.1))	149.6	(41.9)	(14.0)	(24.4)
Impact of cash flow hedges (net of taxes of: 2018 $10.3; 2017 $(21.2); 2016 Successor $9.5; 2016 Predecessor $13.6)	38.9	(41.1)	17.7	25.2
Other comprehensive income (loss)	(757.5)	328.4	141.1	114.1
Total comprehensive income (loss)	$(803.7)	$588.5	$159.9	$110.2
See accompanying notes.

SYMETRA LIFE INSURANCE COMPANY
CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDER'S EQUITY
(In millions)

	Common Stock	Additional Paid-in Capital	Retained Earnings	Accumulated Other Comprehensive Income	Total Stockholder's Equity
Predecessor Company
January 1, 2016	$5.0	$1,653.0	$980.1	$518.1	$3,156.2
Net loss	—	—	(3.9)	—	(3.9)
Other comprehensive income	—	—	—	114.1	114.1
Capital contributions	—	0.4	—	—	0.4
Balances as of January 31, 2016	$5.0	$1,653.4	$976.2	$632.2	$3,266.8
____________________________________________________________________________________________

	Common Stock	Additional Paid-in Capital	Retained Earnings	Accumulated Other Comprehensive Income	Total Stockholder's Equity
Successor Company
February 1, 2016	$5.0	$3,941.1	$—	$—	$3,946.1
Net income	—	—	18.8	—	18.8
Other comprehensive income	—	—	—	141.1	141.1
Dividends declared	—	(53.7)	(26.3)	—	(80.0)
Balances as of December 31, 2016	$5.0	$3,887.4	$(7.5)	$141.1	$4,026.0

	Common Stock	Additional Paid-in Capital	Retained Earnings	Accumulated Other Comprehensive Income	Total Stockholder's Equity
Successor Company
January 1, 2017	$5.0	$3,887.4	$(7.5)	$141.1	$4,026.0
Net income	—	—	260.1	—	260.1
Other comprehensive income	—	—	—	328.4	328.4
Dividends declared	—	(19.9)	(30.1)	—	(50.0)
Adoption of new accounting standard	—	—	(81.6)	81.6	—
Balances as of December 31, 2017	$5.0	$3,867.5	$140.9	$551.1	$4,564.5

	Common Stock	Additional Paid-in Capital	Retained Earnings	Accumulated Other Comprehensive Income	Total Stockholder's Equity
Successor Company
January 1, 2018	$5.0	$3,867.5	$140.9	$551.1	$4,564.5
Net loss	—	—	(46.2)	—	(46.2)
Other comprehensive loss	—	—	—	(757.5)	(757.5)
Dividends declared	—	—	(50.0)	—	(50.0)
Adoption of new accounting standard	—	—	114.3	(114.3)	—
Balances as of December 31, 2018	$5.0	$3,867.5	$159.0	$(320.7)	$3,710.8
See accompanying notes.

SYMETRA LIFE INSURANCE COMPANY
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions)

	Successor Company					Predecessor Company
	For the Year Ended December 31, 2018	For the Year Ended December 31, 2017	February 1 to December 31, 2016			January 1 to January 31, 2016
Cash flows from operating activities
Net income (loss)	$(46.2)	$260.1	$18.8			$(3.9)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Net realized (gains) losses	250.2	(1.9)	110.3			26.9
Accretion and amortization of invested assets, net	233.6	295.2	292.9			8.3
Amortization of intangible assets	84.5	84.4	77.4			0.2
Deferred income tax provision (benefit)	(79.5)	(154.4)	(89.6)			15.3
Interest credited on deposit contracts	858.3	973.6	867.8			84.9
Mortality and expense charges and administrative fees	(275.4)	(239.0)	(175.2)			(13.6)
Payment at inception of reinsurance transaction	(360.0)	—	—			—
Other changes in:
DAC and VOBA	(168.9)	(165.6)	(155.6)			(11.0)
Future policy benefits	40.0	28.9	17.8			(2.7)
Other policyholder reserves	35.5	84.3	47.1			3.6
Policy and contract claims	6.4	43.8	8.6			(6.1)
Funds withheld liability	(142.3)	—	—			—
Other assets and liabilities	176.6	(78.0)	10.0			(46.4)
Other, net	(6.2)	(6.1)	6.1			(8.4)
Total adjustments	652.8	865.2	1,017.6			51.0
Net cash provided by (used in) operating activities	606.6	1,125.3	1,036.4			47.1
Cash flows from investing activities
Purchases of:
Fixed maturities – available-for-sale	(7,753.0)	(6,759.0)	(5,294.0)			(437.6)
Fixed maturities – trading	(1,116.8)	—	—			—
Marketable equity securities	(293.0)	(168.8)	(114.5)			(11.1)
Derivatives and other investments	(234.2)	(177.9)	(133.6)			(5.6)
Issuances of mortgage loans	(865.1)	(1,019.1)	(1,046.1)			(45.4)
Sales of fixed maturities – available-for-sale	3,293.5	2,512.3	1,672.0			193.0
Sales of fixed maturities – trading	780.5	—	—	—	—	—
Sales of marketable equity securities	938.0	229.6	—			9.6
Maturities, calls, paydowns, and other repayments	2,409.3	2,560.5	1,873.0			129.8
Cash received for sales/settlements of derivatives and other investments	233.2	245.2	85.9			20.3
Repayments of mortgage loans	578.6	420.7	377.4			33.9
Cash received (pledged or returned) as collateral, net	(168.4)	54.9	166.0			(19.7)
Other, net	(25.3)	(43.1)	(11.0)			0.6
Net cash provided by (used in) investing activities	(2,222.7)	(2,144.7)	(2,424.9)			(132.2)
Cash flows from financing activities
Policyholder account balances:
Deposits	4,374.5	3,689.8	3,715.4			365.4
Withdrawals	(2,778.3)	(2,620.9)	(2,173.8)			(169.1)
Cash dividends paid on common stock	(50.0)	(29.1)	(80.0)			—
Other, net	—	—	—			(1.2)
Net cash provided by (used in) financing activities	1,546.2	1,039.8	1,461.6			195.1
Net increase (decrease) in cash, cash equivalents, and restricted cash	(69.9)	20.4	73.1			110.0
Cash, cash equivalents, and restricted cash at beginning of period	348.3	327.9	254.8			144.8
Cash, cash equivalents, and restricted cash at end of period	$278.4	$348.3	$327.9			$254.8
Supplemental disclosures of cash flow information
Net cash paid (received) during the year for:
Income taxes	(19.3)	28.2	(4.5)			—
Non-cash transactions during the period:
Fixed maturities exchanges	1,397.0	649.2	309.1			11.1
Cash, cash equivalents, and restricted cash reconciliation
Cash and cash equivalents	$227.3	$347.5	$326.2			$254.0
Restricted cash, included in receivables and other assets	51.1	0.8	1.7			0.8
Total cash, cash equivalents, and restricted cash	$278.4	$348.3	$327.9			$254.8
See accompanying notes.

SYMETRA LIFE INSURANCE COMPANY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(All dollar amounts in millions, unless otherwise stated)

1. Description of Business
The accompanying financial statements include, on a consolidated basis, the accounts of Symetra Life Insurance Company (Symetra Life) and its three wholly-owned subsidiaries, Symetra National Life Insurance Company, First Symetra National Life Insurance Company of New York, and Symetra Reinsurance Corporation, collectively referred to as "Symetra" or "the Company." Symetra Life is a stock life insurance company and a wholly-owned subsidiary of Symetra Financial Corporation, a Delaware corporation, referred to as "the Parent."
Symetra offers products and services that serve the retirement, employment-based benefits and life insurance markets. These products and services are marketed through financial institutions, broker-dealers, benefits consultants, and independent agents and advisors in all 50 states and the District of Columbia.
The Company's principal products include fixed and fixed indexed deferred annuities, single premium immediate annuities (SPIA), medical stop-loss insurance, group life and disability income (DI) insurance, group fixed-payment insurance, universal life insurance, including indexed universal life insurance, and institutional life insurance including bank-owned life insurance (BOLI) and variable corporate owned life insurance (COLI).
On February 1, 2016 (the Merger Date), the Parent became a wholly-owned subsidiary of Sumitomo Life Insurance Company, an event which is referred to as the Merger. The Merger was accounted for under the acquisition method of accounting (purchase accounting, or PGAAP).
These financial statements include information as of December 31, 2018 and 2017, for the years ended December 31, 2018 and 2017, and for the period February 1 to December 31, 2016 that relates to the Successor Company, following completion of the Merger. Information for the period January 1 to January 31, 2016 relates to the Predecessor Company. Amounts are generally not comparable between the Successor Company and Predecessor Company due to the application of purchase accounting.
Reinsurance Transaction
In September 2018, the Company entered into a 100% modified coinsurance reinsurance agreement with Resolution Re Ltd. (the Reinsurance Transaction) for $6.8 billion of its in force income annuities, including all of its structured settlement annuities (the Closed Block). The transaction reduced the Company's exposure to long-term interest rate risk associated with the long-tail nature of the reinsured business.
The Company discontinued selling structured settlements in 2012. Retail SPIA policies issued after September 30, 2017 were not included in this agreement, and the Company continues to sell these products as part of its retirement product offerings.
Under terms of the agreement, the Company continues to service the reinsured business and hold the associated invested assets and policyholder liabilities on its balance sheets. Resolution Re Ltd. is responsible for asset management, subject to investment management guidelines. Refer to Note 13 for further discussion.
2. Summary of Significant Accounting Policies
Basis of Presentation and Use of Estimates
The consolidated financial statements have been prepared in conformity with U.S. generally accepted accounting principles (GAAP). All significant intercompany transactions and balances between Symetra Life and its subsidiaries have been eliminated. Certain reclassifications have been made to prior year financial information to conform to the current period presentation. The Company adjusted its segment information to reflect its new reportable segments following the execution of the Reinsurance Transaction in the third quarter of 2018. Refer to Note 13 for further discussion.
The preparation of financial statements in conformity with GAAP requires the Company to make estimates and assumptions that may affect the amounts reported in the consolidated financial statements and accompanying notes. The most significant estimates include those used to determine the following: valuation of investments carried at fair value; the balance, recoverability and amortization of deferred policy acquisition costs (DAC) and value of business acquired (VOBA); the liabilities for funds held under deposit contracts, future policy benefits, and policy and contract claims; recoverability of goodwill and intangible assets; valuation of the deposit asset, funds withheld liability and embedded derivative related to the Reinsurance Transaction; and valuation of deferred tax assets. The recorded amounts reflect management’s best estimates, though actual results could differ from those estimates.

SYMETRA LIFE INSURANCE COMPANY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(All dollar amounts in millions, unless otherwise stated)

Recognition of Insurance Revenue and Related Benefits
The Company’s group insurance policies, which include medical stop-loss, and group life and DI, are short-duration contracts. Group life and DI business includes group life insurance and short- and long-term disability products. Premiums from these products are recognized as revenue when earned over the life of the policy. Policyholder claims are charged to operations as incurred.
Traditional individual life insurance products, including term life insurance products, are long-duration contracts, and the associated premiums and benefits are fixed. Premiums from these products are considered earned and recognized as revenue when due. Reserves are associated with earned premiums such that profits are recognized over the life of the contracts.
Deposits related to universal life (UL) insurance products and investment-type products are credited to policyholder account balances and reflected as liabilities, rather than as premium income, when received. Investment-type products include fixed deferred annuities, SPIA, and structured settlements.
Revenues from UL insurance and investment-type products consist of net investment income on the policyholders’ fund balances, and amounts assessed for cost of insurance, policy administration, and surrender charges. These assessments are recorded in policy fees, contract charges, and other in the consolidated statements of income (loss). Expenses charged to operations for these products include interest credited and claims in excess of related policyholder account balances. These amounts are expensed as incurred.
Revenue from variable annuities, life and COLI products include mortality and expense, policy administration and surrender charges. These fees are charged to policyholders’ accounts based upon the daily net assets of the policyholders’ account values and are recognized as revenue in policy fees, contract charges, and other in the consolidated statements of income (loss) when assessed.
Separate Account Assets and Liabilities
Separate account balances relate to the Company's variable products. Separate account assets are reported at fair value and represent funds that are invested on behalf of the Company’s variable product policyholders. The assets of each separate account are legally segregated and are not subject to claims that arise out of the Company’s other business activities. Investment risks associated with market value changes are borne by the policyholder, except to the extent of death benefits guaranteed by the Company with respect to certain accounts. Net investment income and realized gains and losses accrue directly to the policyholders and are not included in the Company’s revenues. Separate account liabilities represent the policyholders' account balances in the separate account.
For variable annuity contracts with guaranteed minimum death benefits (GMDB), the Company contractually guarantees death benefits that may exceed the policyholder's account balance. The Company reinsures most of the GMDB risk on its variable annuity contracts.
Funds Held Under Deposit Contracts
Funds held under deposit contracts includes liabilities for fixed deferred annuity contracts, fixed indexed annuities (FIA), SPIA, structured settlement annuities, and UL policies, including BOLI. For the Successor Company, these liabilities also include PGAAP-related adjustments discussed below.
Liabilities for fixed deferred annuity contracts, and the fixed account portion of FIA and universal life policies are equal to account value, plus additional liabilities for policy benefits accrued but not yet earned, credited, or redeemed. Account value represents the amount available in cash to the policyholder, without regard to any surrender fees. This is computed as deposits net of withdrawals made by the policyholder, plus amounts credited based on contract specifications, less contract fees and charges assessed, plus any additional interest. Policy benefits accrued but not yet earned, credited, or redeemed relate to bonus interest, excess death benefits, and other policy benefits that can be attributed to a specific policy or group of policies.
The liability for the indexed account portions of FIA and Indexed UL represent the present value of future estimated guaranteed benefits, as well as embedded derivatives related to expected index credits on these contracts and policies. The embedded derivatives are recorded at fair value. See Note 6 for further discussion.
For SPIA and structured settlements, liabilities are based on discounted amounts of estimated future benefits. Future benefits are either fully guaranteed or are contingent on the survivorship of the contract holder. For policies issued subsequent to the Merger, contingent future benefits are discounted with pricing mortality assumptions, which include provisions for longer life spans over time. The interest rate pattern used to calculate the reserves for these policies is set at issue, and interest rates for the pattern vary over time. For the Successor Company, assumptions were reset for policies in force as of the date of the Merger, as discussed below.

SYMETRA LIFE INSURANCE COMPANY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(All dollar amounts in millions, unless otherwise stated)

Impact of Purchase Accounting
In conjunction with the Merger, liabilities for in-force business were recorded at fair value and the underlying contracts were considered to be new contracts for measurement and reporting purposes as of the Merger Date. Estimating the fair value of these liabilities required the use of current assumptions for future investment yields, mortality, persistency, and other factors based on the Company’s historical experience, modified as necessary to reflect anticipated trends. The Company’s assumptions and estimates required significant judgment and, therefore, are inherently uncertain. The Company cannot determine with precision the ultimate amounts that it will pay to its contract holders or the timing of those payments. At the Merger Date, the Company updated the assumptions described above to reflect current best estimates.
Either a VOBA asset or an additional insurance liability was recorded to reflect the difference between the fair value of the liability and the amounts previously established. An additional insurance liability was established for the Company's lines of business related to structured settlements, SPIA, and certain BOLI policies. The liability is reported in funds held under deposit contracts and amortized over the policy period in proportion to the approximate consumption of losses. Amortization is recorded as a reduction of interest credited.
Funding Agreements with Federal Home Loan Bank of Des Moines
In August 2018, the Company became a member of the Federal Home Loan Bank of Des Moines (FHLB DM). Membership allows access to the FHLB DM's funding services, which provide an alternative liquidity source, including the ability to obtain loans and issue funding agreements that are collateralized by qualifying assets. Eligible collateral includes eligible CMBS, RMBS, government or agency securities and mortgage loans.
The Company has issued funding agreements to the FHLB DM to support an institutional spread program, where the Company earns income primarily from the difference between investment income earned and interest paid on the funding agreements. These amounts are recorded in net investment income and interest credited, respectively, on the consolidated statements of income (loss). As of December 31, 2018, the Company had outstanding funding agreements of $105.7 and had pledged collateral with a fair value of $221.2.
The Company's maximum borrowing capacity with the FHLB DM is based on a percentage of total assets. As of December 31, 2018, the Company's maximum borrowing capacity from the FHLB DM was $11.4 billion, subject to availability of eligible collateral and internal authorization limits.
Future Policy Benefits
The Company estimates liabilities for future policy benefits for its traditional individual life policies as the present value of expected future policy benefits less future net premiums. The Company selects the net premiums so that the actuarial present value of future benefits equals the actuarial present value of future premiums. The Company sets the interest, mortality, and persistency assumptions in the year of issue and includes a provision for adverse deviation. The provision for adverse deviation is intended to provide coverage for the risk that actual experience may be worse than locked-in best-estimate assumptions. The Company derives mortality assumptions from both company-specific and industry statistics. Future benefits are discounted at interest rates that vary by year of policy issue. These rates are initially set to be consistent with investment rates at the time of issue, and are graded to a lower rate over time. Assumptions are set at the time each product is introduced and are not updated for actual experience unless the total product liability amount is determined to be inadequate to cover future policy benefits.
The Company estimates liabilities for future policy benefits for group long-term disability policies as the present value of future benefit payments, net of terminations and reinsurance recoverables, and discounted at interest rates based on investment rates at the time of disability.
Liabilities for policies in-force as of the Merger Date were set to fair value, using assumptions that reflected current best estimates as of the Merger Date.
Investments in Limited Partnerships
The Company invests in limited partnerships where the primary return on investment is in the form of income tax credits and the tax benefit on the pass-through of partnership activity. These partnerships (collectively referred to as "tax credit investments") are established to invest in low-income housing and other qualifying purposes. Refer to Note 4 for further discussion.
Investments in limited partnerships also include alternative investments (private equity and hedge funds) recorded at fair value. Changes in the fair value of these investments are recorded in realized gains (losses). The Company elected the fair value option for these investments, regardless of ownership percentage, to standardize the related accounting and reporting.

SYMETRA LIFE INSURANCE COMPANY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(All dollar amounts in millions, unless otherwise stated)

Policy Loans
Policy loans are carried at unpaid principal balances. Policy loans are not granted for amounts in excess of the accumulated cash surrender value of the policy or contract.
Variable Interest Entities
The Company performs an ongoing qualitative assessment of its involvement with variable interest entities (VIEs). A VIE is an entity that does not have sufficient equity to finance its own activities without additional financial support, or where investors lack certain characteristics of a controlling financial interest. The Company assesses its contractual, ownership or other interests in a VIE to determine whether it has a variable interest in the entity, and if so, to determine whether the Company has a controlling financial interest and would therefore be considered the primary beneficiary of the VIE. If it is determined the Company is the primary beneficiary of a VIE, the Company includes the assets and liabilities of the VIE in the consolidated financial statements.
The limited partnerships that the Company invests in meet the definition of a VIE. Because the Company, as a limited partner, lacks the ability to direct the activities of any of these partnerships, it is not considered the primary beneficiary and therefore has not consolidated them. The maximum exposure to loss in these VIEs was $131.2 and $176.3 as of December 31, 2018 and 2017, respectively. The maximum exposure to loss includes commitments to provide future capital contributions.
In the normal course of business, the Company also makes passive investments in structured securities issued by VIEs. These structured securities primarily include residential and commercial mortgage-backed securities and collateralized loan obligations. Because the Company lacks the ability to direct the activities that most significantly impact the economic performance of the VIEs, it is not considered the primary beneficiary and therefore does not consolidate them. The Company’s maximum exposure to loss with respect to these investments is limited to the amortized cost of the Company’s investment, which was $5,424.0 and $5,053.9 as of December 31, 2018 and 2017, respectively.
Subsequent Events
The Company has evaluated the effects of events subsequent to December 31, 2018, and the accounting and disclosure requirements related to subsequent events are included in the consolidated financial statements. Management has assessed material subsequent events through March 27, 2019, the date the financial statements were available to be issued.
Other Significant Accounting Policies
The following table includes significant accounting policies that are described in other notes to the financial statements, including the number of the note.

Significant Accounting Policy	Note #
Other Intangible Assets	3
Goodwill	3
Investments	4
Mortgage Loans	5
Derivative Financial Instruments	6
Fair Value of Financial Instruments	7
Deferred Policy Acquisition Costs (DAC)	8
Value of Business Acquired (VOBA)	8
Liability for Unpaid Claims	9
Commitments and Contingencies	11
Segment Information	12
Reinsurance	13
Income Taxes	14
Accounting Pronouncements Newly Adopted
ASU No. 2016-01, Financial Instruments (Topic 825): Recognition and Measurement of Financial Assets and Financial Liabilities. This accounting standards update (ASU) amends recognition and disclosure requirements primarily for equity

SYMETRA LIFE INSURANCE COMPANY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(All dollar amounts in millions, unless otherwise stated)

investments carried at fair value. Under the standard, changes in fair value are recorded in income. The update is effective beginning January 1, 2018, with early adoption permissible.
The Company adopted the standard on January 1, 2018 using a modified retrospective approach. The Company previously held equity investments classified as available-for-sale securities that were impacted by the standard. Upon adoption, $114.3 of net unrealized gains, net of taxes of $30.4, related to these securities were reclassified from accumulated other comprehensive income (loss) (AOCI) to retained earnings. Subsequent to adoption, changes in fair value of these securities are recorded through net realized gains (losses) in the consolidated statements of income (loss). As a result, the Company expects increased volatility in net income and removed disclosures no longer required.
ASU No. 2017-08, Receivables – Nonrefundable Fees and Other Costs (Subtopic 310-20): Premium Amortization on Purchased Callable Debt Securities. This standard amends the guidance for amortization of premiums on purchased callable debt securities. Under the standard, premiums on these securities will be amortized to the earliest call date, rather than final maturity of the security. The guidance applies only to bonds for which the call date and price is fixed. Further, the amortization period for debt securities carried at a discount will not be impacted. The update is effective beginning January 1, 2019, with early adoption permissible.
The Company early adopted the standard on October 1, 2018 using a modified retrospective approach. The change in amortization method upon adoption did not have a significant impact on the Company's consolidated financial statements.
Accounting Pronouncements Not Yet Adopted
ASU No. 2017-12, Derivatives and Hedging (Topic 815): Targeted Improvements to Accounting for Hedging Activities. This standard amends the recognition and measurement of hedging instruments to better represent an entity's risk management activities. Under the standard, the requirement to separately measure and report hedge ineffectiveness is eliminated. In addition, the standard provides relief from certain initial documentation requirements and replaces the requirement for quarterly quantitative ineffectiveness testing with a qualitative approach. The update is effective beginning January 1, 2019, with early adoption permissible.
The Company adopted the standard on January 1, 2019 using a modified retrospective approach. Upon adoption, the Company updated its internal processes and controls to ensure compliance with the revised standard. The adoption did not have a significant impact on the Company's consolidated financial statements.
ASU No. 2016-02, No. 2018-10, No. 2018-11, Leases (Topic 842). These standards amend the recognition requirements for all leases with a term greater than 12 months and provide new guidelines for the identification of a lease within a contract. Under these standards, companies must measure and recognize a liability to make lease payments and a right-of-use asset representing the right to use the underlying asset for the lease term. In addition, the standards require expanded quantitative and qualitative disclosures. The standards also provide a simplified transition method, which allows entities to recognize the cumulative-effect adjustment to the opening balance of retained earnings in the period of adoption, rather than in the earliest period presented. These updates are effective beginning January 1, 2019, with early adoption permissible.
The Company adopted the standard on January 1, 2019 using a modified retrospective approach and applied the requirements to all existing leases using the simplified transition option. Upon adoption, the Company established a right-of-use asset of $6.6 and corresponding lease liability on its consolidated balance sheets and did not have any income statement impact.
ASU No. 2016-13, Financial Instruments – Credit Losses (Topic 326). This standard amends the credit loss measurement guidance for certain financial assets to reflect current expected credit losses (CECL). Under the CECL model, an entity will estimate lifetime expected credit losses considering available relevant information about historical events, current conditions and reasonable and supportable forecasts. Additionally, the guidance expands the required credit loss disclosures. Finally, the standard amends the impairment model for available-for-sale fixed maturities, and any credit losses will be recognized through an allowance, rather than through an adjustment to the amortized cost basis. The update is effective beginning January 1, 2020, with early adoption permissible.
The Company is evaluating the impact of the standard on its financial statements, with a focus on fixed maturity securities, mortgage loans, and reinsurance recoverables. Upon adoption, the Company will apply the standard using a modified retrospective approach. The Company plans to adopt on January 1, 2020.
ASU No. 2017-04, Intangibles – Goodwill and Other (Topic 350). This standard removes the requirement to calculate the implied fair value of goodwill (Step 2 of the goodwill impairment test) to measure a goodwill impairment charge. A goodwill impairment charge will now be measured as the amount by which a reporting unit's carrying value exceeds its fair value determined in Step 1 of the goodwill impairment test. This impairment test will be applied to goodwill assigned to all reporting units, even those with zero or negative carrying amounts. The update is effective beginning January 1, 2020, with early adoption permissible.

SYMETRA LIFE INSURANCE COMPANY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(All dollar amounts in millions, unless otherwise stated)

The Company is monitoring the potential impact of the standard on its annual goodwill impairment assessment. Upon adoption, the Company will apply the standard prospectively. The Company plans to adopt on January 1, 2020.
ASU No. 2018-12, Financial Services – Insurance (Topic 944): Targeted Improvements to the Accounting for Long-Duration Contracts. This standard substantially changes the accounting treatment of long-duration contracts. Entities will now be required to regularly review and update assumptions used to measure the liability for future policy benefits, which were previously locked at contract inception and held constant over the contract term. Assumptions used to measure discounted cash flows will be reviewed at least annually, and the discount rate assumption will be updated at each reporting date based on a standardized, market-observable discount rate. Entities will also be required to use a fair value model to measure their market risk benefits, with the insurance accrual model no longer an option. The standard also simplifies the DAC amortization method for all long-duration contracts by replacing the previous earnings-based methods with a constant level approach. The update will also require additional financial statement disclosures, including a rollforward of the liability and information about significant assumptions used. The update is effective beginning January 1, 2021, with early adoption permissible.
The Company is in the early stages of assessing the impact of the standard on its annuity and life insurance contracts, and assessing which transition approach to apply upon adoption. The Company plans to adopt on January 1, 2021.
ASU No. 2018-13, Fair Value Measurement (Topic 820): Disclosure Framework. This standard amends the disclosure requirements for fair value measurements. Under the standard, there are new disclosure requirements for Level 3 fair value measurements as well as the elimination of certain current disclosure requirements. The update is effective beginning January 1, 2020, with early adoption permissible.
The Company is assessing the impact on its annual disclosures. The Company plans to adopt on January 1, 2020.
3. Goodwill and Other Intangible Assets
Intangible assets with finite lives are amortized on a straight-line basis over the estimated useful life of the assets. Amortizable intangible assets consist of value of distribution acquired (VODA), value of customer relationships acquired (VOCRA), trade names and technology. VODA represents the present value of expected future profits associated with the expected future business derived from distribution relationships in existence as of the Merger Date. VOCRA represents the present value of the expected future profits associated with the Company's group insurance business in-force in the Benefits segment as of the Merger Date, including the value of renewals associated with this business. Identified intangible assets were valued using the excess earnings method, relief from royalty method or cost approach, as appropriate.
Other intangible assets with finite lives are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of the assets might not be recoverable. Conditions that would necessitate an impairment assessment include a significant change in the extent or manner in which an asset is used or any other significant adverse change that would indicate that the carrying amount of an asset or group of assets may not be recoverable. Impairment is only recorded if the asset’s carrying amount is not recoverable through its undiscounted future cash flows. If an impairment exists, the amount is measured as the difference between the carrying amount and fair value.
The following table sets forth the gross carrying amounts and accumulated amortization for identified intangible assets as of December 31, 2018 and 2017:

		As of December 31, 2018		As of December 31, 2017
	Useful Life on Acquisition Date	Gross Carrying Amount	Accumulated Amortization	Gross Carrying Amount	Accumulated Amortization
VODA	35 years	$782.0	$(66.2)	$782.0	$(43.5)
VOCRA	10 years	361.8	(105.5)	361.8	(69.4)
Trade names	17 years	190.0	(32.6)	190.0	(21.4)
Technology	5 years	72.0	(42.0)	72.0	(27.6)
Total intangible assets subject to amortization	24.3 years	1,405.8	(246.3)	1,405.8	(161.9)
Insurance licenses	Indefinite	11.0	—	11.0	—
Total intangible assets		$1,416.8	$(246.3)	$1,416.8	$(161.9)

SYMETRA LIFE INSURANCE COMPANY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(All dollar amounts in millions, unless otherwise stated)

The following table sets forth the estimated future aggregate amortization expense for the next 5 years:

Year	Amount
2019	$84.5
2020	84.5
2021	70.9
2022	69.6
2023	69.6
Goodwill
Goodwill represents the acquisition price in excess of the fair value of net assets acquired in the Merger, including identifiable intangible assets, and reflects the Company’s future growth potential, assembled workforce and other sources of value not associated with identifiable assets. The Company's goodwill balance was assigned to its reporting units, which are the same as the Company's segments (Benefits, Retirement and Individual Life). Refer to Note 12 for additional information regarding our segments. The goodwill recognized is not deductible for tax purposes.
The following table presents the Company's goodwill by segment:

	As of December 31, 2018	As of December 31, 2017
Segment goodwill:
Benefits	$308.0	$308.0
Retirement	249.0	249.0
Individual Life	6.0	6.0
Total goodwill	$563.0	$563.0
The Company has elected not to amortize goodwill, and reviews for impairment at least annually, as of July 1, or more frequently if there are indicators of impairment, with consideration given to financial performance and estimates of the future profitability of the associated lines of business. The goodwill impairment process requires a comparison of the estimated fair value of a reporting unit to its carrying value. The Company tests goodwill for impairment by either performing a qualitative assessment or a quantitative test.
The qualitative assessment is an assessment of historical information and relevant events and circumstances to determine whether it is more likely than not that an impairment exists. If the Company concludes that it is more likely than not that the fair value of a reporting unit is less than its carrying amount, including goodwill, the Company moves on to a quantitative impairment test. The Company may also elect not to perform the qualitative assessment for some or all of its reporting units and perform a quantitative impairment test instead.
In performing the quantitative impairment test, the Company may determine the fair values of its reporting units by applying a discounted cash flow and/or market valuation approach. The discounted cash flow valuation approach requires significant judgments and assumptions about the level of economic capital required to support the mix of business, long-term growth rates, the account value of in-force business, projections of new and renewal business, as well as margins on such business, the level of interest rates, credit spreads, equity market levels, and the discount rate that the Company believes is appropriate for the respective reporting unit. If the fair value is lower than the carrying amount, the Company determines the implied fair value of goodwill and records an impairment equal to the excess of the existing goodwill balance over the implied fair value.
During 2018, the Company performed its annual impairment assessment of goodwill and determined that goodwill was not impaired.
4. Investments
The Company's investment portfolio consists of fixed maturities and commercial mortgage loans, as well as a smaller allocation of investments in limited partnerships, derivatives, marketable equity securities, and other investments. Historically, equity investments included exchange traded funds and common stock in support of structured settlement annuities. The majority of the Company's equity investments were sold in connection with the Reinsurance Transaction. As of December 31, 2018, and 2017, the Company had no investments in related parties.

SYMETRA LIFE INSURANCE COMPANY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(All dollar amounts in millions, unless otherwise stated)

Closed Block Invested Assets
As of December 31, 2018, invested assets supporting the Closed Block had a carrying value of $5.9 billion. This included commercial mortgage loans with a carrying value of $1.2 billion, fixed maturity securities with a fair value of $4.8 billion, and a book value of $4.7 billion, and restricted cash of $50.5, included in receivables and other assets in the consolidated balance sheets. Invested assets supporting the Closed Block are legally owned by the Company and included in the consolidated balance sheets.
Subsequent to July 1, 2018, the effective date of the Reinsurance Transaction, the Company designated new purchases of fixed maturities supporting the Closed Block as trading securities, which are carried at fair value on the Company's consolidated balance sheets. Trading securities had a fair value of $1.1 billion as of December 31, 2018. The trading securities primarily consist of corporate securities, with a total fair value of $918.9. Changes in the fair value of trading securities are recorded as realized gains (losses), and interest income earned on trading securities is reported in net investment income on the Company's consolidated statements of income (loss).
Available-for-Sale Securities
The Company classifies the majority of its investments in fixed maturities as available-for-sale and carries them at fair value. Fixed maturities primarily include bonds, mortgage-backed securities, collateralized loan obligations and redeemable preferred stock. See Note 7 for information on the valuation of these securities and additional disclosures regarding fair value measurements.
The Company reports net unrealized gains (losses) related to its available-for-sale securities in AOCI in stockholder’s equity, net of related DAC and VOBA adjustments and deferred income taxes. The cost of securities sold is determined using the specific-identification method.
The Company reports interest and dividends earned, including prepayment fees or interest-related make whole payments, in net investment income. Prepayments of fixed maturities and commercial mortgage loans result in accelerated amortization or accretion of the premium or discount associated with the investment, which is recorded in realized gains (losses).
Interest income for fixed maturities is recognized using the effective yield method. For mortgage-backed securities, the Company recognizes income using a constant effective yield based on anticipated prepayments and the estimated economic life of the securities. Quarterly, the Company compares actual prepayments to anticipated prepayments and recalculates the effective yield to reflect actual payments plus anticipated future payments. The Company includes any resulting adjustment in net investment income in the current period.
When the collectibility of interest income for fixed maturities is considered doubtful, any accrued but uncollectible interest is deducted from investment income in the current period. The Company then places the securities on nonaccrual status, and they are not restored to accrual status until all delinquent interest and principal are paid.

SYMETRA LIFE INSURANCE COMPANY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(All dollar amounts in millions, unless otherwise stated)

The following tables summarize the Company's available-for-sale (AFS) securities:

	As of December 31, 2018
	Cost or Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value
U.S. government and agencies	$435.9	$3.0	$(6.1)	$432.8
State and political subdivisions	737.0	2.4	(10.5)	728.9
Corporate securities	24,074.0	204.5	(587.1)	23,691.4
Residential mortgage-backed securities	2,435.6	6.5	(60.9)	2,381.2
Commercial mortgage-backed securities	867.2	4.0	(12.8)	858.4
Collateralized loan obligations	933.6	0.2	(21.2)	912.6
Other debt obligations	1,171.4	14.3	(11.7)	1,174.0
Total	$30,654.7	$234.9	$(710.3)	$30,179.3

	As of December 31, 2017
	Cost or Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value
Fixed maturities:
U.S. government and agencies	$426.9	$0.2	$(4.9)	$422.2
State and political subdivisions	794.3	5.0	(6.9)	792.4
Corporate securities	23,223.8	768.9	(60.5)	23,932.2
Residential mortgage-backed securities	2,516.0	6.6	(49.8)	2,472.8
Commercial mortgage-backed securities	795.0	3.8	(3.1)	795.7
Collateralized loan obligations	1,128.1	18.5	—	1,146.6
Other debt obligations	715.1	9.8	(5.5)	719.4
Total fixed maturities	29,599.2	812.8	(130.7)	30,281.3
Marketable equity securities	611.4	150.7	(6.4)	755.7
Total	$30,210.6	$963.5	$(137.1)	$31,037.0
The Company maintains a diversified portfolio of corporate fixed maturity securities across industries. The following table presents the composition of the Company's corporate securities portfolio by sector:

	As of December 31, 2018		As of December 31, 2017
	Fair Value	% of Total	Fair Value	% of Total
Consumer staples	$5,707.7	24.1	$5,779.5	24.1
Industrial	4,281.2	18.1	4,737.1	19.8
Energy	2,892.4	12.2	2,457.7	10.3
Financials	2,660.8	11.2	2,535.0	10.6
Utilities	2,652.0	11.2	2,739.2	11.4
Telecommunication services	2,230.0	9.4	2,248.6	9.4
Consumer discretionary	2,110.9	8.9	2,010.8	8.4
Other	1,156.4	4.9	1,424.3	6.0
Total	$23,691.4	100.0%	$23,932.2	100.0%
The following tables summarize gross unrealized losses and fair values of the Company's available-for-sale investments. The tables are aggregated by investment category and present separately those securities that have been in a continuous unrealized loss position for less than twelve months and for twelve months or more.

SYMETRA LIFE INSURANCE COMPANY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(All dollar amounts in millions, unless otherwise stated)

	As of December 31, 2018
	Less Than 12 Months			12 Months or More
	Fair Value	Gross Unrealized Losses	# of Securities	Fair Value	Gross Unrealized Losses	# of Securities
U.S. government and agencies	$11.2	$(0.3)	3	$199.9	$(5.8)	31
State and political subdivisions	55.3	(0.7)	10	512.2	(9.8)	80
Corporate securities	10,978.2	(318.5)	971	6,704.3	(268.6)	440
Residential mortgage-backed securities	258.0	(3.4)	67	1,864.1	(57.5)	469
Commercial mortgage-backed securities	110.1	(3.6)	16	461.2	(9.2)	45
Collateralized loan obligations	811.2	(19.8)	45	41.1	(1.4)	3
Other debt obligations	188.9	(2.8)	15	324.6	(8.9)	39
Total	$12,412.9	$(349.1)	1,127	$10,107.4	$(361.2)	1,107

	As of December 31, 2017
	Less Than 12 Months			12 Months or More
	Fair Value	Gross Unrealized Losses	# of Securities	Fair Value	Gross Unrealized Losses	# of Securities
Fixed maturities:
U.S. government and agencies	$111.2	$(0.3)	4	$206.2	$(4.6)	30
State and political subdivisions	311.8	(2.8)	48	169.7	(4.1)	36
Corporate securities	4,963.8	(34.3)	396	1,257.7	(26.2)	82
Residential mortgage-backed securities	693.4	(7.7)	176	1,509.9	(42.1)	351
Commercial mortgage-backed securities	296.5	(1.4)	24	60.5	(1.7)	19
Collateralized loan obligations	10.0	—	1	—	—	—
Other debt obligations	218.0	(2.5)	32	109.3	(3.0)	13
Total fixed maturities	6,604.7	(49.0)	681	3,313.3	(81.7)	531
Marketable equity securities	34.8	(3.3)	153	40.7	(3.1)	9
Total	$6,639.5	$(52.3)	834	$3,354.0	$(84.8)	540
Based on National Association of Insurance Commissioners (NAIC) ratings as of December 31, 2018 and 2017, the Company held below-investment-grade fixed maturities with fair values of $868.0 and $1,111.4, respectively, and amortized costs of $888.0 and $1,029.6, respectively. These holdings amounted to 2.9% and 3.7% of the Company's available-for-sale fixed maturities as of December 31, 2018 and 2017, respectively.
The following table summarizes the amortized costs and fair values of available-for-sale fixed maturities as of December 31, 2018, by contractual years to maturity. Actual maturities may differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without penalties.

	Amortized Cost	Fair Value
One year or less	$1,372.5	$1,365.6
Over one year through five years	8,659.2	8,563.0
Over five years through ten years	10,408.1	10,199.1
Over ten years	4,893.0	4,811.9
Total fixed maturities with contractual maturity dates	25,332.8	24,939.6
Residential mortgage-backed securities	2,435.6	2,381.2
Commercial mortgage-backed securities	867.2	858.4
Collateralized loan obligations	933.6	912.6
Other asset-backed securities	1,085.5	1,087.5
Total fixed maturities	$30,654.7	$30,179.3

SYMETRA LIFE INSURANCE COMPANY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(All dollar amounts in millions, unless otherwise stated)

The following table summarizes the Company's net investment income:

	Successor Company			Predecessor Company
	For the Year Ended December 31, 2018	For the Year Ended December 31, 2017	February 1 to December 31, 2016	January 1 to January 31, 2016
Fixed maturities – AFS	$1,104.3	$1,055.8	$915.3	$95.5
Fixed maturities – Trading	11.2	—	—	—
Marketable equity securities	12.9	17.9	19.4	0.3
Mortgage loans	277.8	239.9	195.1	21.3
Other	15.8	9.9	7.1	(4.1)
Total investment income	1,422.0	1,323.5	1,136.9	113.0
Investment expenses	(45.5)	(39.4)	(35.6)	(3.3)
Ceded net investment income (1)	(170.7)	—	—	—
Net investment income	$1,205.8	$1,284.1	$1,101.3	$109.7
____________________

(1)	Ceded net investment income represents statutory-basis investment income in the Closed Block.
The following table summarizes the Company's net realized gains (losses):

	Successor Company			Predecessor Company
	For the Year Ended December 31, 2018	For the Year Ended December 31, 2017	February 1 to December 31, 2016	January 1 to January 31, 2016
Fixed maturities – AFS:
Gross gains on sales	$39.9	$23.1	$20.7	$2.4
Gross losses on sales	(49.9)	(10.4)	(24.3)	(1.2)
Net impairment losses	(7.8)	(6.4)	(10.7)	(3.8)
Marketable equity securities (1)	10.1	30.9	23.3	(22.5)
Total return swaps	(47.7)	(4.3)	(22.8)	—
Fixed maturities – Trading (2)	(41.0)	—	—	—
Investments in limited partnerships	(42.7)	(54.9)	(47.1)	(0.6)
Net gains (losses) – FIA (3)	(6.9)	23.9	(14.3)	(4.4)
Annual unlocking impact	(39.2)	20.1	9.8	—
DAC and VOBA adjustment	(3.0)	(8.0)	9.3	(0.4)
Embedded derivative – Closed Block	67.0	—	—	—
Ceded realized (gains) losses (4)	(132.7)	—	—	—
Other (5)	3.7	(12.1)	(54.2)	3.6
Net realized gains (losses)	$(250.2)	$1.9	$(110.3)	$(26.9)
____________________

(1)
Includes net losses on changes in the fair value of equity securities held totaling $(17.5) for the year ended December 31, 2018. The majority of the Company's equity investments were sold during 2018 in connection with the Reinsurance Transaction.

(2)	Includes net losses on changes in the fair value of fixed maturities – trading securities held totaling $(21.4) for year ended December 31, 2018.

(3)	Includes changes in fair value of the FIA embedded derivative (VED) and related options, excluding options related to the Company's block of FIA business sold during the late 1990s.

(4)	Includes ceded realized statutory (gains) losses on sales of assets supporting the Closed Block.

(5)
Includes net gains (losses) related to calls and redemptions, certain derivatives not designated for hedge accounting, commercial mortgage loans, and other instruments. For more information on net gain (losses) on derivatives not designated as hedges, refer to Note 6.

Other-Than-Temporary Impairments (OTTI)
The Company's review of available-for-sale fixed maturities for OTTI includes both quantitative and qualitative criteria. Quantitative criteria include the length of time and amount that each security is in an unrealized loss position (i.e., is underwater) and whether expected future cash flows indicate that a credit loss exists.

SYMETRA LIFE INSURANCE COMPANY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(All dollar amounts in millions, unless otherwise stated)

While all securities are monitored for impairment, the Company's experience indicates that, under normal market conditions, securities for which the cost or amortized cost exceeds fair value by less than 20% do not typically represent a significant risk of impairment and, often, fair values recover over time as the factors that caused the declines improve. If the estimated fair value has declined and remained below cost or amortized cost by 20% or more for at least six months, the Company further analyzes the decrease in fair value to determine whether it is an other-than-temporary decline. To make this determination for each security, the Company considers, among other factors:

•	Extent and duration of the decline in fair value below amortized cost;

•
Financial condition and near-term prospects of the issuer of the security, including any specific events that may affect its operations, earnings potential or compliance with terms and covenants of the security;

•	Changes in the financial condition of the security's underlying collateral;

•	Any downgrades of the security by a rating agency;

•	Nonpayment of scheduled interest; and

•	Other indications that a credit loss has occurred.
Fixed Maturities – AFS
For fixed maturities, the Company concludes that an OTTI has occurred if a security is underwater and there is an intent to sell the security, or it is more likely than not that the Company will be required to sell the security prior to recovery of its amortized cost, considering any regulatory developments, prepayment or call notifications and the Company's liquidity needs. If there is an intent or requirement to sell the security, the entire unrealized loss is recognized as an OTTI in net realized gains (losses).
An OTTI has also occurred if the present value of expected cash flows is less than the amortized cost of the security (i.e., a credit loss exists). In such cases, the Company isolates the portion of the total unrealized loss related to the credit loss, which is recognized in realized gains (losses) on the consolidated statements of income (loss), and the remainder is recorded as a non-credit OTTI through other comprehensive income.
To determine the amount of a credit loss, the Company calculates the recovery value by discounting its estimate of future cash flows from the security. The discount rate is the original effective yield for corporate securities, which reflects book value adjustments made at PGAAP, or current effective yield for mortgage-backed and other structured securities. The amount of the credit loss equals the difference between the carrying value and recovery value of the security.
Determination of Credit-Related OTTI on Corporate Securities
To determine the recovery value for a corporate security, the Company performs an analysis including, but not limited to, the following:

•	Expected cash flows of the issuer;

•	Fundamentals of the industry in which the issuer operates;

•	Fundamentals of the issuer to determine what the Company would recover if the issuer were to file for bankruptcy or restructure its debt outside of bankruptcy;

•	Expectations regarding defaults and recovery rates;

•	Changes to the rating of the security by a rating agency;

•	Third-party guarantees; and

•	Additional available market information.
Determination of Credit-Related OTTI on Structured Securities
To determine the recovery value for a structured security, including residential mortgage-, commercial mortgage- and other asset-backed securities, the Company performs an analysis including, but not limited to, the following:

•	Expected cash flows from the security;

•	Creditworthiness;

•	Delinquency, debt-service coverage, and loan-to-value ratios on the underlying collateral;

•	Underlying collateral values, vintage year and level of subordination;

•	Geographic concentrations; and

SYMETRA LIFE INSURANCE COMPANY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(All dollar amounts in millions, unless otherwise stated)

•	Susceptibility to prepayment due to changes in the interest rate environment.
The largest write-downs recorded through net realized gains (losses) on fixed maturities were related to investments in the following sectors:

	Successor Company								Predecessor Company
	For the Year Ended December 31, 2018		For the Year Ended December 31, 2017			February 1 to December 31, 2016			January 1 to January 31, 2016
	Amount	% of Total	Amount		% of Total	Amount		% of Total	Amount		% of Total
U.S. Federal Government (1)	$2.9	37.2	$3.1		48.4	$3.7		34.6	$—		—
Consumer Discretionary	1.3	16.7	—		—	—		—	—		—
Energy	1.1	14.1	—		—	0.4		3.7	3.8		100.0
Financials	0.8	10.2	0.1		1.6	4.2		39.3	—		—
Telecommunication services	0.7	9.0	2.6		40.6	—		—	—		—
Other	1.0	12.8	0.6	—	9.4	2.4	—	22.4	—	—	—
Net impairment losses recognized in earnings	$7.8	100.0%	$6.4		100.0%	$10.7		100.0%	$3.8		100.0%
____________________

(1)	Impairments on U.S. Federal Government securities are due to the Company's intent to sell and reflect the impact of interest rate movements.
The following table presents the severity and duration of the gross unrealized losses on the Company's underwater available-for-sale fixed maturities, after the recognition of OTTI:

	As of December 31, 2018			As of December 31, 2017
	Fair Value	Gross Unrealized Losses	# of Securities	Fair Value	Gross Unrealized Losses	# of Securities
Fixed maturities – AFS:
Underwater by 20% or more:
Less than 6 consecutive months	$81.9	$(23.7)	26	$5.2	$(1.7)	6
6 consecutive months or more	1.3	(1.8)	6	0.9	(0.8)	3
Total underwater by 20% or more	83.2	(25.5)	32	6.1	(2.5)	9
All other underwater fixed maturities	22,437.1	(684.8)	2,243	9,911.9	(128.2)	1,203
Total underwater fixed maturities	$22,520.3	$(710.3)	2,275	$9,918.0	$(130.7)	1,212
Changes in the amount of credit-related OTTI recognized in net income when the portion related to other factors was recognized in other comprehensive income (loss) (OCI) were as follows:

	Successor Company			Predecessor Company
	For the Year Ended December 31, 2018	For the Year Ended December 31, 2017	February 1 to December 31, 2016	January 1 to January 31, 2016
Balance, beginning of period	$3.8	$4.4	$—	$27.7
Increases recognized in the current period:
For which an OTTI was not previously recognized	1.5	0.2	4.1	—
For which an OTTI was previously recognized	—	—	0.9	—
Decreases attributable to:
Securities sold or paid down during the period	(0.9)	(0.8)	(0.6)	(0.4)
Balance, end of period	$4.4	$3.8	$4.4	$27.3
The Company reviewed its available-for-sale securities with unrealized losses as of December 31, 2018 in accordance with its impairment policy and determined, after the recognition of OTTI, that the declines in fair value were temporary. The Company did not intend to sell its underwater securities, and it was not more likely than not that the Company will be required to sell the securities before recovery of cost or amortized cost, which may be maturity. This conclusion is supported by the Company's spread analyses, cash flow modeling and expected continuation of contractually required principal and interest payments.

SYMETRA LIFE INSURANCE COMPANY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(All dollar amounts in millions, unless otherwise stated)

Investments in Limited Partnerships – Low-Income Housing Project Investments
The Company invests in limited partnerships that are established to fund low-income housing and other qualifying purposes, where the primary return on investment is in the form of income tax credits. These are collectively referred to as "tax credit investments." The majority of the Company's tax credit investments relate to low-income housing project investments. As of December 31, 2018 and 2017, the Company's tax credit investments had carrying values of $130.1 and $173.0, respectively, of which $122.3 and $165.8, respectively, related to low-income housing project investments.
The Company’s tax credit investments are accounted for under the equity method, which recognizes the Company's share of partnership income or loss (pass through activity) in earnings. Typically, low-income housing project investments are written down over time as partnership losses are allocated to the Company or when the carrying value of the investment exceeds the total amount of remaining benefits. Activity related to these investments is recorded in other net realized gains (losses). The associated tax credits are reported in the provision for income taxes.
For certain partnerships, the Company contributes its investment commitment over time, and the present value of any unfunded commitments is included in the asset balance and recorded in other liabilities.
The following table sets forth the impact of low-income housing project investments on net income. These amounts do not include the impacts of the Company's holdings in other types of tax credit investments.

	Successor Company			Predecessor Company
	For the Year Ended December 31, 2018	For the Year Ended December 31, 2017	February 1 to December 31, 2016	January 1 to January 31, 2016
Pass through activity	$(22.6)	$(27.4)	$(24.0)	$(2.1)
Write downs	(22.3)	(25.6)	(1.0)	(0.5)
Tax benefits	9.4	18.6	8.8	0.9
Tax credits, net	40.0	34.7	35.5	3.1
Impact to net income	$4.5	$0.3	$19.3	$1.4
The 2017 Tax Act caused a decrease in the Company's expected tax benefits from future pass through activity due to the reduction in the corporate tax rate to 21% from 35%, resulting in impairments of $18.4 during the year ended December 31, 2017.
5. Mortgage Loans
The Company originates and manages a portfolio of mortgage loans, which are secured by first-mortgage liens on income-producing commercial real estate, primarily in the retail, industrial and office building sectors. Loans are underwritten based on loan-to-value (LTV) ratios and debt-service coverage ratios (DSCR), as well as detailed market, property and borrower analyses. The Company's mortgage loan portfolio is considered a single portfolio segment and class of financing receivables, which is consistent with how the Company assesses and monitors the risk and performance of the portfolio. A large majority of these loans have personal guarantees, and all mortgaged properties are inspected annually. The Company updates each loan's LTV ratio every period based on the carrying value of the property, while property information (such as property value and income for DSCR) is updated annually, primarily during the third quarter.
The Company's mortgage loan portfolio is diversified by geographic region, loan size and scheduled maturity. As of December 31, 2018, the three states with the largest concentrations of the Company's commercial mortgage loans were California, Texas and Washington, representing 26.3%, 11.2%, and 6.9%, respectively, of total outstanding principal. Of the loans in California, 41.9% related to properties located in the Los Angeles area.
As of the Merger Date, all outstanding mortgage loans were measured at fair value, which resulted in the establishment of a net premium for the portfolio. This net premium is amortized into net investment income for each loan based on its expected maturity, using the effective interest rate method. As of December 31, 2018 and 2017, the unamortized premium balance was $130.6 and $177.1, respectively.
For loans issued subsequent to the Merger, the carrying value of mortgage loans reflects outstanding principal balances, adjusted for unamortized deferred fees and costs, net of an allowance for loan losses. Loan origination fees and costs are deferred and amortized over the life of the loan. Interest income, including amortization of deferred fees and expenses, is recorded in net investment income using the effective interest rate method.

SYMETRA LIFE INSURANCE COMPANY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(All dollar amounts in millions, unless otherwise stated)

Allowance for Loan Losses
The allowance for losses on mortgage loans provides for the risk of credit loss inherent in the lending process. The allowance consists of a portfolio reserve for probable losses incurred but not specifically identified and, as needed, specific reserves for impaired loans. The allowance for losses on mortgage loans is evaluated at each reporting period and adjustments are recorded when appropriate. Loans are specifically evaluated for impairment if the Company considers it probable that amounts due according to the terms of the loan agreement will not be collected, or the loan is modified in a troubled debt restructuring. The Company establishes specific reserves for these loans when the fair value is less than the carrying value.
To assist in its evaluation of the allowance for loan losses, the Company utilizes the following credit quality indicators to categorize its loans as lower, medium or higher risk:

•	Lower Risk Loans – Loans with an LTV ratio of less than 65%, and a DSCR of greater than 1.50.

•	Medium Risk Loans – Loans that have an LTV ratio of less than 65% but a DSCR below 1.50, or loans with an LTV ratio between 65% and 80% and a DSCR of greater than 1.50.

•	Higher Risk Loans – Loans with an LTV ratio greater than 80%, or loans which have an LTV ratio between 65% and 80% and a DSCR of less than 1.50.
As a result of the Merger, loans held as of February 1, 2016 (referred to as PGAAP loans) were adjusted to fair value, which incorporated expectations for credit losses at that time, and the allowance was set to zero. The Company separately monitors these loans for deterioration in credit quality or other indicators that a loss has incurred. Any allowance related to these PGAAP loans reflects losses incurred subsequent to the Merger.
The following table sets forth the Company's mortgage loans by risk category:

	As of December 31, 2018		As of December 31, 2017
	Balance	%	Balance	%
Lower risk	$1,965.2	66.9%	$1,486.1	69.8%
Medium risk	727.6	24.8	486.3	22.8
Higher risk	244.7	8.3	157.6	7.4
Subtotal, excluding certain PGAAP loans	2,937.5	100.0	2,130.0	100.0
Lower risk	2,586.9	73.0	2,899.2	70.7
Medium risk	745.9	21.0	896.8	21.8
Higher risk	211.2	6.0	308.4	7.5
Subtotal, certain PGAAP loans (1)	3,544.0	100.0%	4,104.4	100.0%
Loans specifically evaluated for impairment (2)	—		4.8
Other (3)	3.6		2.0
Total	$6,485.1		$6,241.2
________________

(1)	Represents loans set to fair value on February 1, 2016 for which there are no indications of subsequent credit deterioration.

(2)	As of both December 31, 2018 and 2017, no reserves were held for loans specifically evaluated for impairment.

(3)	Includes allowance for loan losses and deferred fees and costs.
In developing the portfolio reserve for incurred but not specifically identified losses, the Company evaluates loans by risk category. The Company considers past loan experience, commercial real estate market conditions, third-party data for expected losses on loans with similar LTV ratios and DSCRs, personal guarantees, and other relevant factors when determining whether an allowance is needed for loans categorized as medium or higher risk. No allowance is recorded for lower risk loans, based on their characteristics and the Company's historical experience. In developing the provision for specifically identified loans, a market valuation on the collateral is performed to determine if a reserve is necessary.

SYMETRA LIFE INSURANCE COMPANY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(All dollar amounts in millions, unless otherwise stated)

The following table summarizes the activity in the Company’s allowance for mortgage loan losses, which includes portfolio and specific reserves:

	Successor Company			Predecessor Company
	For the Year Ended December 31, 2018	For the Year Ended December 31, 2017	February 1 to December 31, 2016	January 1 to January 31, 2016
Allowance at beginning of period (1)	$1.0	$0.7	$—	$8.1
Provision for specific loans	0.6	—	—	—
Provision for loans not specifically identified	0.5	0.3	0.7	—
Charge-offs	(0.6)	—	—	—
Allowance at end of period	$1.5	$1.0	$0.7	$8.1
________________

(1)	Balance was reset to $0.0 on February 1, 2016 due to PGAAP.
Non-performing loans, defined generally as those in default, close to being in default or more than 90 days past due, are placed on non-accrual status. As of December 31, 2018 and 2017, no loans were considered non-performing.

6. Derivative Instruments
The Company uses derivative financial instruments to hedge certain portions of its exposure to equity market risk, interest rate risk and foreign currency exchange risk. Derivative financial instruments currently held consist primarily of equity market contracts, interest rate swaps, and foreign currency swaps. Derivative instruments may be exchange-traded or contracted in the over-the-counter (OTC) market. The Company has established policies for managing its derivatives, including prohibitions on derivatives market-making and other speculative derivatives activities. All of the Company’s derivative financial instruments are individually recognized at fair value as either assets within derivatives, or liabilities within other liabilities in the consolidated balance sheets.
The accounting for derivatives depends on whether it qualifies and has been designated for hedge accounting. To qualify for hedge accounting treatment, a derivative must be highly effective in mitigating the designated risk of the hedged item. Effectiveness of the hedge is formally assessed at inception and throughout the life of the hedging relationship. In connection with purchase accounting, the Company formally redesignated its hedge accounting relationships as of the Merger Date.
When a derivative is designated as a cash flow hedge and is determined to be highly effective, changes in its fair value are recorded as a component of other comprehensive income and reclassified into net income in the same period during which the hedged transaction affects net income. Any hedge ineffectiveness is recorded in the consolidated statements of income (loss) within net realized gains (losses). If a derivative instrument does not qualify, or is not designated for hedge accounting, the changes in its fair value are recorded in the consolidated statements of income (loss) within net realized gains (losses).
The Company prospectively discontinues hedge accounting when: (1) the criteria to qualify for hedge accounting is no longer met (e.g., the derivative is no longer highly effective in offsetting the change in cash flows of a hedged item); (2) the derivative expires, is sold, terminated or exercised; or (3) the derivative is de-designated as a hedging instrument for hedge accounting purposes. If it is determined that a derivative no longer qualifies as an effective hedge, the derivative continues to be carried in the consolidated balance sheets at its fair value, with changes in fair value recognized prospectively in the consolidated statements of income (loss) within net realized gains (losses).
The Company also issues fixed indexed annuity contracts and indexed universal life policies that contain embedded derivatives, which are recorded at fair value in funds held under deposit contracts in the consolidated balance sheets. The Reinsurance Transaction also contains an embedded derivative related to the withheld assets supporting the Closed Block annuity contracts. Refer to Note 13 for more information about the Closed Block embedded derivative. Changes in fair value of embedded derivatives are recognized in net realized gains (losses).

SYMETRA LIFE INSURANCE COMPANY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(All dollar amounts in millions, unless otherwise stated)

Derivative Exposure
The following table sets forth the fair value of the Company's derivative instruments:

	As of December 31, 2018			As of December 31, 2017
	Notional Amount	Fair Value		Notional Amount	Fair Value
		Assets	Liabilities		Assets	Liabilities
Derivatives designated as hedges:
Cash flow hedges:
Interest rate swaps	$916.6	$1.5	$—	$968.1	$1.5	$1.4
Foreign currency swaps	801.3	115.4	3.1	686.2	75.5	5.6
Total derivatives designated as hedges	$1,717.9	$116.9	$3.1	$1,654.3	$77.0	$7.0
Derivatives not designated as hedges:
Index options	$8,231.5	$61.8	$0.6	$6,696.1	$261.9	$1.5
Embedded derivatives – Indexed products	—	—	871.5	—	—	797.5
Embedded derivative – Closed Block (1)	—	67.0	—	—	—	—
Other derivatives	25.2	0.2	0.7	22.2	0.2	—
Total derivatives not designated as hedges	8,256.7	129.0	872.8	6,718.3	262.1	799.0
Total derivatives	$9,974.6	$245.9	$875.9	$8,372.6	$339.1	$806.0
_______________________

(1)	Changes in the fair value of the embedded derivative related to the Closed Block are recorded as an adjustment to the funds withheld liability on the consolidated balance sheets.
Equity Market Contracts and Embedded Derivatives – Indexed Products
The Company uses indexed call options and futures as part of its equity market risk management strategy. The Company offers FIA and indexed UL products that permit the contract holder to allocate all or a portion of their account value that credits interest based on the performance of an index, subject to caps or performance margins set by the Company. The contract holders may elect to rebalance index options at renewal dates, typically annually. As of each renewal date, the Company has the opportunity to re-price the indexed component by establishing revised cap rates or performance margins, subject to contractual guarantees. The Company transacts in call options according to the portfolio allocation decisions of the contract holders, such that the Company is economically hedged with respect to equity returns for the current interest term. These derivatives are not designated for hedge accounting.
The index-based crediting feature in these contracts is an embedded derivative instrument that is bifurcated from the host contract for measurement purposes, because it possesses economic characteristics that are not clearly and closely related to the economic characteristics of the host contract.
Foreign Currency Contracts
The Company uses foreign currency swaps and forwards as part of its foreign currency risk management strategy, to reduce exchange risk with respect to the Company's investments denominated in foreign currencies. In a foreign currency swap transaction, the Company agrees with other parties to exchange, at specified intervals, one currency for another at a specified rate of exchange. Generally, the notional amount of each currency is exchanged at the maturity of the currency swap by each party. These derivatives qualify and are designated as cash flow hedges, and accumulated gains (losses) are reclassified into income when interest and principal payments on the underlying foreign bonds are received.
Interest Rate Swaps
The Company uses interest rate swaps as part of its interest rate risk management strategy. In an interest rate swap, the Company agrees with other parties to exchange, at specified intervals, the difference between floating-rate and fixed-rate interest amounts calculated by reference to an agreed upon notional principal amount. The Company primarily uses interest rate swaps to synthetically convert variable rate fixed maturities, including investments in collateralized loan obligations, to fixed rate securities. These derivatives qualify and are designated as cash flow hedges, and accumulated gains (losses) are reclassified into income when interest payments on the underlying bonds are received.

SYMETRA LIFE INSURANCE COMPANY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(All dollar amounts in millions, unless otherwise stated)

Collateral Arrangements and Offsetting of Financial Instruments
The Company's derivative contracts are typically governed by an International Swaps and Derivatives Association (ISDA) Master Agreement. For each Master Agreement, the Company and the counterparty have also entered into a credit support annex (CSA) to reduce the risk of counterparty default in derivative transactions by requiring the posting of cash collateral or other financial assets. The CSA requires either party to post collateral when net exposures from all derivative contracts between the parties exceed pre-determined contractual thresholds, which vary by counterparty. The amount of net exposure is the difference between the derivative contract's fair value and the fair value of the collateral held for such agreements with each counterparty. Collateral amounts required to be posted or received are determined daily based on the net exposure with each counterparty under a master netting agreement.
The Company does not offset recognized collateral amounts pledged or received against the fair value amounts recognized for derivative contracts. For certain centrally-cleared instruments, the Company is required to post initial margin, which is determined at contract inception, as well as variation margin, which is based on the fair value of the derivative contracts and generally determined on a daily basis. As of December 31, 2018 and 2017, the Company posted initial margin of $21.3 and $33.5, respectively, related to its centrally-cleared derivatives. These amounts are not reflected in collateral presented in the tables below.
Certain exchanges legally characterize variation margin payments as settlements as opposed to collateral for centrally cleared derivatives. As a result, the variation margin for these securities reduces the fair value of the derivative recorded in the consolidated balance sheets.
In the consolidated balance sheets, the Company recognizes cash collateral received in cash and cash equivalents, and the obligation to return cash collateral in other liabilities. Non-cash collateral received is not recognized in the consolidated balance sheets. In the event of default, the counterparty relinquishes claim to the assets pledged as collateral, and the Company recognizes the collateral as its own asset recorded at fair value, or, in the case of cash collateral, derecognizes its obligation to return collateral.
The following tables present the potential effect of netting arrangements by counterparty on the Company's consolidated balance sheets:

	As of December 31, 2018
		Gross Amounts not Offset in the Consolidated Balance Sheets
	Fair Value Presented in the Balance Sheets	Financial Instruments (1)	Cash Collateral Received	Net Amount
Counterparty:
Assets:
A	$18.1	$(2.6)	$(15.5)	$—
B	60.1	(0.6)	(59.5)	—
C	18.7	—	(18.7)	—
E	11.8	—	(11.8)	—
G	15.9	—	(15.6)	0.3
H	11.0	(0.5)	(10.5)	—
I	16.3	—	(16.0)	0.3
Other	27.0	(0.7)	(24.1)	2.2
Total derivative assets (2)	$178.9	$(4.4)	$(171.7)	$2.8
_______________________

(1)
Represents amount of offsetting derivative liabilities that are subject to an enforceable master netting agreement or similar agreement that are not netted against the gross derivative assets for presentation on the consolidated balance sheets.

(2)	Excludes embedded derivatives that have no counterparty.

SYMETRA LIFE INSURANCE COMPANY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(All dollar amounts in millions, unless otherwise stated)

	As of December 31, 2018
		Gross Amounts not Offset in the Consolidated Balance Sheets
	Fair Value Presented in the Balance Sheets	Financial Instruments (1)	Cash Collateral Posted	Net Amount
Counterparty:
Liabilities:
A	$2.6	$(2.6)	$—	$—
B	0.6	(0.6)	—	—
H	0.5	(0.5)	—	—
Other	0.7	(0.7)	—	—
Total derivative liabilities (2)	$4.4	$(4.4)	$—	$—
_______________________

(1)
Represents amount of offsetting derivative assets that are subject to an enforceable master netting agreement or similar agreement that are not netted against the gross derivative liabilities for presentation on the consolidated balance sheets.

(2)	Excludes embedded derivatives that have no counterparty.

	As of December 31, 2017
		Gross Amounts not Offset in the Consolidated Balance Sheets
	Fair Value Presented in the Balance Sheets	Financial Instruments (1)	Cash Collateral Received	Net Amount
Counterparty:
Assets:
A	$46.1	$(4.2)	$(41.9)	$—
B	63.6	(1.4)	(62.2)	—
C	13.2	—	(13.2)	—
E	21.3	—	(21.3)	—
F	31.6	(1.3)	(29.0)	1.3
G	30.2	—	(30.2)	—
H	51.9	(1.0)	(50.9)	—
I	34.6	—	(32.9)	1.7
J	42.7	—	(42.7)	—
Other	3.9	(0.6)	(3.3)	—
Total derivative assets	$339.1	$(8.5)	$(327.6)	$3.0
_______________________

(1)
Represents amount of offsetting derivative liabilities that are subject to an enforceable master netting agreement or similar agreement that are not netted against the gross derivative assets for presentation on the consolidated balance sheets.

SYMETRA LIFE INSURANCE COMPANY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(All dollar amounts in millions, unless otherwise stated)

	As of December 31, 2017
		Gross Amounts not Offset in the Consolidated Balance Sheets
	Fair Value Presented in the Balance Sheets	Financial Instruments (1)	Cash Collateral Posted	Net Amount
Counterparty:
Liabilities:
A	$4.2	$(4.2)	$—	$—
B	1.4	(1.4)	—	—
F	1.3	(1.3)	—	—
Other	1.6	(1.6)	—	—
Total derivative liabilities (2)	$8.5	$(8.5)	$—	$—
_______________________

(1)
Represents amount of offsetting derivative assets that are subject to an enforceable master netting agreement or similar agreement that are not netted against the gross derivative liabilities for presentation on the consolidated balance sheets.

(2)	Excludes embedded derivatives that have no counterparty.
Derivatives Designated as Hedges
The following table presents the amount of gain (loss) recognized in OCI on derivatives qualifying and designated as cash flow hedges:

	Successor Company			Predecessor Company
	For the Year Ended December 31, 2018	For the Year Ended December 31, 2017	February 1 to December 31, 2016	January 1 to January 31, 2016
Interest rate swaps	$(3.3)	$(2.9)	$(18.9)	$11.3
Foreign currency swaps	46.5	(64.6)	62.5	29.1
Total	$43.2	$(67.5)	$43.6	$40.4
See Note 10 for amounts reclassified out of AOCI into net income. The Company expects to reclassify net gains of $6.0 from AOCI into net income in the next 12 months. Actual amounts may vary from this estimate as a result of market conditions.
As of December 31, 2018, the maximum term over which the Company is hedging its exposure to the variability in future cash flows is approximately 22 years. For the year ended December 31, 2018, net realized losses of $0.3 were recognized related to hedge ineffectiveness, while for the year ended December 31, 2017, gains of $1.6 were recorded. For the period February 1 to December 31, 2016, losses of $1.9 were recorded. For the period January 1 to January 31, 2016, no material hedge ineffectiveness was recorded.

SYMETRA LIFE INSURANCE COMPANY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(All dollar amounts in millions, unless otherwise stated)

Derivatives Not Designated as Hedges
The following table shows the effect of derivatives not designated as hedges in the consolidated statements of income (loss), which is recorded in net realized gains (losses):

	Successor Company			Predecessor Company
	For the Year Ended December 31, 2018	For the Year Ended December 31, 2017	February 1 to December 31, 2016	January 1 to January 31, 2016
Index options	$(141.1)	$170.0	$84.3	$(33.2)
Interest rate swaps	3.2	0.9	(0.3)	3.7
Total return swaps	(47.4)	(4.3)	(22.8)	—
Futures	(13.1)	3.7	0.8	—
Embedded derivatives – Indexed products	88.5	(118.6)	(84.5)	29.4
Embedded derivative – Closed Block	67.0	—	—	—
Other derivatives	—	0.3	1.4	0.1
Total	$(42.9)	$52.0	$(21.1)	$—
7. Fair Value of Financial Instruments
The Company determines the fair value of its financial instruments based on the fair value hierarchy, which favors the use of observable inputs over the use of unobservable inputs. The Company has categorized its financial instruments into the three-level hierarchy, which gives the highest priority to quoted prices in active markets for identical assets or liabilities (Level 1) and the lowest priority to unobservable inputs (Level 3). The level assigned to a fair value measurement is based on the lowest-level input that is significant to the measurement. The fair value measurements for the Company's financial instruments are categorized as follows:

•	Level 1 — Unadjusted quoted prices in active markets for identical instruments.

•
Level 2 — Quoted prices for similar instruments in active markets and model-derived valuations whose inputs are observable. This category includes financial instruments that are valued using industry-standard pricing methodologies or models. All significant inputs are observable or derived from observable information in the marketplace.

•
Level 3 — Fair value estimates whose significant inputs are unobservable. This includes financial instruments for which fair value is estimated based on industry-standard pricing methodologies and internally developed models utilizing significant inputs not based on or corroborated by readily available market information. In limited circumstances, this may also utilize estimates based on non-binding broker quotes.

The following tables present the fair value of the Company's financial instruments classified by the valuation hierarchy described above. The financial instruments are separated between those measured at fair value on a recurring basis and those not carried at fair value, but for which disclosure of fair value is required.

SYMETRA LIFE INSURANCE COMPANY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(All dollar amounts in millions, unless otherwise stated)

	As of December 31, 2018
	Carrying Amount	Fair Value	Level 1	Level 2	Level 3
Measured at fair value on a recurring basis:
Financial assets:
Fixed maturities, available-for-sale:
U.S. government and agencies	$432.8	$432.8	$—	$432.8	$—
State and political subdivisions	728.9	728.9	—	728.9	—
Corporate securities	23,691.4	23,691.4	—	23,405.8	285.6
Residential mortgage-backed securities	2,381.2	2,381.2	—	2,381.2	—
Commercial mortgage-backed securities	858.4	858.4	—	858.4	—
Collateralized loan obligations	912.6	912.6	—	912.6	—
Other debt obligations	1,174.0	1,174.0	—	1,123.2	50.8
Total fixed maturities, available-for-sale	30,179.3	30,179.3	—	29,842.9	336.4
Fixed maturities, trading	1,095.8	1,095.8	—	1,095.8	—
Marketable equity securities	97.7	97.7	85.2	12.0	0.5
Derivatives:
Index options	61.8	61.8	—	61.8	—
Foreign currency swaps	115.4	115.4	—	115.4	—
Other	1.7	1.7	0.2	1.5	—
Total derivatives	178.9	178.9	0.2	178.7	—
Total investments carried at fair value	31,551.7	31,551.7	85.4	31,129.4	336.9
Embedded derivative – Closed Block	67.0	67.0	—	—	67.0
Separate account assets	904.3	904.3	904.3	—
Total assets at fair value	$32,523.0	$32,523.0	$989.7	$31,129.4	$403.9
Financial liabilities:
Embedded derivatives – Indexed products	$871.5	$871.5	$—	$—	$871.5

Subject to fair value disclosure requirements:
Financial assets:
Mortgage loans	$6,485.1	$6,349.0	$—	$—	$6,349.0
Investments in limited partnerships, tax credit investments (1)	130.1	122.0	—	—	122.0
Cash and cash equivalents	227.3	227.3	227.3	—	—
Deposit asset	5,920.4	6,750.4	—	—	6,750.4
Financial liabilities:
Funds held under deposit contracts (2):
Deferred annuities	$22,797.7	$21,946.8	$—	$—	$21,946.8
Income annuities	474.6	470.4	—	—	470.4
Closed Block	6,594.4	6,750.4	—	—	6,750.4
Funds withheld liability (3)	5,656.9	6,084.5	—	—	6,084.5
_______________________

(1)	Fair value includes obligations for future investment contributions of $8.4, which is reflected as a liability on the consolidated balance sheets.

(2)	The carrying value of this balance excludes $8,407.6 of liabilities related to insurance contracts and embedded derivatives.

(3)	The carrying value of this balance excludes $(67.0) related to the Closed Block embedded derivative.

SYMETRA LIFE INSURANCE COMPANY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(All dollar amounts in millions, unless otherwise stated)

	As of December 31, 2017
	Carrying Amount	Fair Value	Level 1	Level 2	Level 3
Measured at fair value on a recurring basis:
Financial assets:
Fixed maturities, available-for-sale:
U.S. government and agencies	$422.2	$422.2	$—	$422.2	$—
State and political subdivisions	792.4	792.4	—	792.4	—
Corporate securities	23,932.2	23,932.2	—	23,731.4	200.8
Residential mortgage-backed securities	2,472.8	2,472.8	—	2,472.8	—
Commercial mortgage-backed securities	795.7	795.7	—	795.6	0.1
Collateralized loan obligations	1,146.6	1,146.6	—	1,146.6	—
Other debt obligations	719.4	719.4	—	677.9	41.5
Total fixed maturities, available-for-sale	30,281.3	30,281.3	—	30,038.9	242.4
Marketable equity securities	755.7	755.7	722.6	26.8	6.3
Derivatives:
Index options	261.9	261.9	—	222.4	39.5
Foreign currency swaps	75.5	75.5	—	75.5	—
Other	1.7	1.7	0.2	1.5	—
Total derivatives	339.1	339.1	0.2	299.4	39.5
Total investments carried at fair value	31,376.1	31,376.1	722.8	30,365.1	288.2
Separate account assets	978.1	978.1	978.1	—	—
Total assets at fair value	$32,354.2	$32,354.2	$1,700.9	$30,365.1	$288.2
Financial liabilities:
Embedded derivatives – Indexed products	$797.5	$797.5	$—	$—	$797.5

Subject to fair value disclosure requirements:
Financial assets:
Mortgage loans	$6,241.2	$6,180.8	$—	$—	$6,180.8
Investments in limited partnerships, tax credit investments (1)	173.0	135.1	—	—	135.1
Cash and cash equivalents	347.5	347.5	347.5	—	—
Financial liabilities:
Funds held under deposit contracts (2):
Deferred annuities	$20,128.3	$19,943.3	$—	$—	$19,943.3
Closed Block	7,202.5	8,080.5	—	—	8,080.5
_______________________

(1)	Fair value includes obligations for future investment contributions of $32.8, which is reflected as a liability on the consolidated balance sheets.

(2)	The carrying value of this balance excludes $8,015.1 of liabilities related to insurance contracts and embedded derivatives.
Financial Instruments Measured at Fair Value on a Recurring Basis
Fixed Maturities
The vast majority of the Company's fixed maturities, including both available-for-sale and trading, have been classified as Level 2 measurements. To make this assessment, the Company determines whether the market for a security is active and if significant pricing inputs are observable. The Company predominantly utilizes third-party independent pricing services to assist management in determining the fair value of its fixed maturity securities. As of both December 31, 2018 and 2017, pricing services provided prices for 94.4% of the Company's fixed maturities.
As of December 31, 2018, the Company had $1,576.9, or 5.0%, of its available-for-sale fixed maturities invested in private placement securities. These securities were generally valued using a composite of observed comparable public securities as well as reference yield curves. The yield curves are determined based on industry, credit quality, seniority rank in the capital

SYMETRA LIFE INSURANCE COMPANY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(All dollar amounts in millions, unless otherwise stated)

structure, and residual spreads determined by the Company's independent pricing service for each security. The residual spreads are considered unobservable inputs and classified as a Level 3 measurement when they are significant to the valuation result. When only observable inputs are significant to the valuation result, they are classified as Level 2 measurements. The use of only significant observable inputs in determining the fair value of the Company's investments in private placement securities resulted in the classification of $1,303.6, or 82.7%, as Level 2 measurements as of December 31, 2018. As of December 31, 2017, the Company had $1,509.0, or 5.0%, of its fixed maturities invested in private placement securities, of which $1,325.9, or 87.9%, were classified as Level 2 measurements.
Corporate Securities
The majority of corporate securities classified as Level 2 measurements are priced by independent pricing services utilizing evaluated pricing models. Because many corporate securities do not trade on a daily basis, evaluated pricing models apply available information through processes such as benchmark curves, benchmarking of like securities, sector groupings and matrix pricing to prepare valuations. The significant inputs for security evaluations include benchmark yields, reported trades, broker-dealer quotes, issuer spreads, two-sided markets, benchmark securities, bids, offers and other reference data, including market research publications.
Residential Mortgage-backed Securities
The Company's residential mortgage-backed securities (RMBS) classified as Level 2 measurements are priced by pricing services that utilize evaluated pricing models. Because many RMBS do not trade on a daily basis, evaluated pricing models apply available information through processes such as benchmark curves, benchmarking of like securities, sector groupings and matrix pricing to prepare evaluations. The significant observable inputs for security evaluations include benchmark yields, reported trades, broker-dealer quotes, issuer spreads, two-sided markets, benchmark securities, bids, offers and other reference data, including market research publications. In addition, the pricing services use models and processes to develop prepayment and interest rate scenarios. The pricing services monitor market indicators, industry and economic events, and their models take into account market convention.
Marketable Equity Securities
Marketable equity securities have historically included exchange traded funds and common stock in support of long duration income annuity policies. The majority of the Company's equity investments were sold in connection with the Reinsurance Transaction. When the fair values of the Company's marketable equity securities are based on quoted market prices in active markets for identical assets, they are classified as Level 1 measurements. The fair values of nonredeemable preferred stocks are determined by pricing services utilizing evaluated pricing models and are classified as a Level 2 measurement. These valuations are created based on benchmark curves using industry standard inputs and exchange prices of underlying securities and common stock of the same issuer.
Index Options
Index options consist primarily of Standard & Poor's 500 Index® (S&P 500) options. The fair values of these index options were determined using option pricing models. Significant inputs include index implied volatilities, index dividend yields, index prices, a risk-free rate, option term and option strike price. As these inputs are observable, most index options are classified as a Level 2 measurement.
Foreign Currency Swaps
Foreign currency swaps are valued using an income approach. These swaps are priced using a discounted cash flow model. The significant inputs include the projected cash flows, currency spot rates, swap yield curve and cross currency basis curve. As these inputs are observable, the foreign currency swaps valuation is classified as a Level 2 measurement.
Separate Accounts
Separate account assets are primarily invested in mutual funds with published NAVs, which are classified as a Level 1 measurement.
Embedded Derivatives
Embedded derivatives primarily relate to the Company's indexed products, which credits interest to the policyholder's account balance based on increases in selected indexes, primarily the S&P 500. The fair value of the embedded derivative reflects the excess of the projected benefits based on the indexed fund value over the projected benefits based on the guaranteed fund

SYMETRA LIFE INSURANCE COMPANY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(All dollar amounts in millions, unless otherwise stated)

value. The excess benefits are projected using best estimates for surrenders, mortality and indexed fund interest, and discounted at a risk-free rate plus a spread for nonperformance and policyholder behavior risk.
The Company updates its estimates regarding projected benefits during the third quarter each year as part of its annual unlocking of various assumptions used to determine the fair value. This resulted in an increase of $36.4 to the fair value of the embedded derivative for 2018, which was recorded as a loss in net realized gains (losses). For the same period in 2017, this resulted in a decrease of $28.9 to the fair value of the embedded derivative, which was recorded as a gain in net realized gains (losses).
The Reinsurance Transaction also contains an embedded derivative related to the withheld assets supporting the Closed Block annuity contracts. The embedded derivative is primarily measured as the change in the market-over-book value of the assets supporting the Closed Block, which includes both fixed maturities and commercial mortgage loans.
Because the fair value measurement of these estimates utilizes significant unobservable inputs, the Company classifies the valuation of embedded derivatives as a Level 3 measurement.
Rollforward of Financial Instruments Measured at Fair Value on a Recurring Basis Using Significant Unobservable Inputs (Level 3)
The following tables present additional information about financial instruments measured at fair value on a recurring basis and for which the Company has utilized significant unobservable inputs (Level 3) to determine fair value for the year ended December 31, 2018:

						Unrealized Gains (Losses) Included in:
	Balance as of January 1, 2018	Purchases and Issues(1)	Sales and Settlements(1)	Transfers In and/or (Out) of Level 3(2)	Other(3)	Net Income(4)	Other Comprehensive Income (5)	Realized Gains (Losses)(4)	Balance as of December 31, 2018
Financial Assets:
Fixed maturities, available-for-sale:
Corporate securities	$200.8	$26.4	$—	$78.4	$(4.7)	$—	$(15.3)	$—	$285.6
Commercial mortgage-backed securities	0.1	—	—	—	(0.1)	—	—	—	—
Other debt obligations	41.5	12.1	—	—	0.1	—	(2.9)	—	50.8
Total fixed maturities, available-for-sale	242.4	38.5	—	78.4	(4.7)	—	(18.2)	—	336.4
Marketable equity securities	6.3	—	—	(5.8)	—	—	—	—	0.5
Derivatives:
Index options	39.5	—	—	(38.7)	—	0.9	—	(1.7)	—
Embedded derivative – Closed Block	—	—	—	—	—	67.0	—	—	67.0
Total Level 3 assets	$288.2	$38.5	$—	$33.9	$(4.7)	$67.9	$(18.2)	$(1.7)	$403.9
Financial Liabilities:
Embedded derivatives – Indexed products	$797.5	$179.4	$(16.9)	$—	$—	$(88.5)	$—	$—	$871.5
_______________

(1)	Issues and settlements are related to the Company's embedded derivative liabilities.

(2)
Transfers into Level 3 are generally the result of observable market information on a security no longer being available or utilized by pricing vendors. Transfers into and/or out of Level 3 are reported at the value as of the beginning of the period in which the transfer occurs. Gross transfers into Level 3 were $81.9 for the year ended December 31, 2018. Gross transfers out of Level 3 were $48.0 for the year ended December 31, 2018.

(3)	Other includes transactions such as pay downs, calls, amortization, and redemptions.

(4)	Amounts are included in net realized gains (losses) on the consolidated statements of income (loss). Amounts shown for financial liabilities are (gains) losses in net income.

(5)	Amounts are generally included in changes in unrealized gains (losses) on available-for-sale securities on the consolidated statements of comprehensive income (loss).

SYMETRA LIFE INSURANCE COMPANY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(All dollar amounts in millions, unless otherwise stated)

The following tables present additional information about financial instruments measured at fair value on a recurring basis and for which the Company has utilized significant unobservable inputs (Level 3) to determine fair value for the year ended December 31, 2017:

						Unrealized Gains (Losses) Included in:
	Balance as of January 1, 2017	Purchases and Issues(1)	Sales and Settlements(1)	Transfers In and/or (Out) of Level 3(2)	Other(3)	Net Income(4)	Other Comprehensive Income (5)	Realized Gains (Losses)(4)	Balance as of December 31, 2017
Financial Assets:
Fixed maturities, available-for-sale:
Corporate securities	$57.0	$87.9	$—	$57.2	$(9.0)	$—	$7.8	$(0.1)	$200.8
Commercial mortgage-backed securities	0.9	—	—	—	(0.8)	—	—	—	0.1
Other debt obligations	7.6	—	—	28.7	0.7	—	4.5	—	41.5
Total fixed maturities, available-for-sale	65.5	87.9	—	85.9	(9.1)	—	12.3	(0.1)	242.4
Marketable equity securities	5.9	—	—	0.1	—	—	0.3	—	6.3
Derivatives:
Index options	7.0	22.7	—	—	(14.5)	26.0	—	(1.7)	39.5
Other	—	0.9	—	—	(0.6)	—	—	(0.3)	—
Total derivatives	7.0	23.6	—	—	(15.1)	26.0	—	(2.0)	39.5
Total Level 3 assets	$78.4	$111.5	$—	$86.0	$(24.2)	$26.0	$12.6	$(2.1)	$288.2
Financial Liabilities:
Embedded derivatives – Indexed products	$532.4	$162.6	$(8.0)	$—	$(8.1)	$118.6	$—	$—	$797.5
_______________

(1)	Issues and settlements are related to the Company's embedded derivative liabilities.

(2)
Transfers into and/or out of Level 3 are reported at the value as of the beginning of the period in which the transfer occurs. Gross transfers into Level 3 were $86.0 for the year ended December 31, 2017. Gross transfers out of Level 3 were $0.0 for the year ended December 31, 2017.

(3)	Other includes transactions such as pay downs, calls, amortization and redemptions.

(4)	Amounts are included in net realized gains (losses) on the consolidated statements of income (loss). Amounts shown for financial liabilities are (gains) losses in net income.

(5)	Amounts are generally included in changes in unrealized gains (losses) on available-for-sale securities on the consolidated statements of comprehensive income (loss).
8. Deferred Policy Acquisition Costs (DAC) and Value of Business Acquired (VOBA)
The Company defers costs that are directly related to the successful acquisition or renewal of insurance contracts. These primarily include commissions, distribution costs directly related to sales, third-party underwriting costs and the portion of salaries and benefits directly related to processing successful new and renewal contracts. All other acquisition-related costs, including costs incurred for soliciting potential customers, managing the distribution and underwriting functions, training, administration, unsuccessful acquisition or renewal efforts, market research and product development are not deferrable and are expensed in the period incurred.
In addition, on the date of the Merger, the Company's DAC balance was reset to zero, and a balance for VOBA was established, representing the right to receive future gross profits from cash flows and earnings of the Company's existing business. VOBA was based on the actuarially estimated present value of future cash flows from the Company's insurance policies and annuity contracts in-force on the date of the Merger. The estimated present value of future cash flows used in the calculation of VOBA was based on certain assumptions, including lapse rates, mortality experience, maintenance expenses, crediting rates, and investment performance that the Company expects to experience in future years.
The Company amortizes DAC and VOBA for deferred annuity contracts and universal life insurance policies over the lives of the contracts or policies in proportion to the estimated future gross profits. To estimate future gross profits, the Company makes assumptions as to lapse rates, mortality experience, maintenance expenses, crediting rates, and investment performance. Actual profits can vary from the estimates and can thereby result in increases or decreases to DAC and VOBA amortization. The Company regularly evaluates its assumptions and, when necessary, revises the estimated gross profits of these contracts, resulting in assumption and experience unlocking adjustments to DAC and VOBA amortization. When such estimates are revised, the impact is recorded in the consolidated statements of income (loss).
The Company amortizes acquisition costs for traditional individual life insurance policies over the premium paying period of the related policies, using assumptions consistent with those used in computing policy reserves. The Company amortizes acquisition costs for immediate annuities using a constant yield approach.
The Company adjusts the unamortized DAC and VOBA balances for the effect of net unrealized gains and losses on securities as if they had been realized as of the balance sheet date. The Company includes the impact of this adjustment, net of tax, in AOCI. The Company also adjusts its unamortized DAC and VOBA balances for the effect of realized gains and losses including

SYMETRA LIFE INSURANCE COMPANY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(All dollar amounts in millions, unless otherwise stated)

changes in fair value of the embedded derivatives for the Company's FIA policies. These adjustments are recognized in net realized gains (losses) in the consolidated statements of income (loss).
For some products, policyholders can elect to modify product benefits, features, rights or coverage by exchanging a contract for a new contract; by amendment, endorsement or rider to a contract; or by election of a feature or coverage within a contract. These transactions are known as internal replacements. If the modification substantially changes the original contract, the remaining DAC balance is immediately written off through earnings and any eligible costs associated with the replacement contract are deferred. If the modification does not substantially change the contract, the DAC is retained and amortized over the life of the modified contract and any acquisition costs associated with the related modification are expensed as incurred.
The following table provides a reconciliation of the beginning and ending balance for DAC:

	Successor Company			Predecessor Company
	For the Year Ended December 31, 2018	For the Year Ended December 31, 2017	February 1 to December 31, 2016	January 1 to January 31, 2016
Unamortized balance at beginning of period	$407.2	$202.8	$—	$677.5
Deferral of acquisition costs	260.6	239.9	215.4	19.6
Adjustments for realized (gains) losses (1)	(1.5)	(4.6)	(1.6)	(0.4)
Amortization – excluding unlocking	(39.7)	(30.9)	(9.9)	(8.4)
Amortization – impact of unlocking (1)	(4.1)	—	(1.1)	(0.2)
Adjustment for Closed Block (2)	(12.6)	—	—	—
Unamortized balance at end of period	609.9	407.2	202.8	688.1
Accumulated effect of net unrealized (gains) losses	34.4	(21.0)	(3.4)	(41.0)
Balance at end of period	$644.3	$386.2	$199.4	$647.1
___________________

(1)
Includes the impact of assumption and experience unlocking related to quarterly investment prepayment activity, as well as the Company's annual unlocking process, which takes place during the third quarter of each year. Adjustments for realized (gains) losses also includes the impact from annual unlocking.

(2)	The DAC balance associated with policies reinsured under the Reinsurance Transaction was reclassified to the beginning balance of the deposit asset.

The following table provides a reconciliation of the beginning and ending balance for VOBA:

	Successor Company
	For the Year Ended December 31, 2018	For the Year Ended December 31, 2017	February 1 to December 31, 2016
Unamortized balance at beginning of period	$358.1	$413.4	$457.6
Adjustments related to realized (gains) losses (1)	10.1	(11.9)	4.5
Amortization – excluding unlocking	(42.8)	(41.8)	(40.7)
Amortization – impact of unlocking (1)	(5.1)	(1.6)	(8.0)
Unamortized balance at end of period	320.3	358.1	413.4
Accumulated effect of net unrealized (gains) losses	58.4	(48.1)	(16.1)
Balance at end of period	$378.7	$310.0	$397.3
___________________

(1)
Includes the impact of assumption and experience unlocking related to quarterly investment prepayment activity, as well as the Company's annual unlocking process, which takes place during the third quarter of each year. Adjustments for realized (gains) losses also includes the impact from annual unlocking.

SYMETRA LIFE INSURANCE COMPANY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(All dollar amounts in millions, unless otherwise stated)

The following table sets forth the estimated future VOBA amortization expense, net of interest, for the next 5 years, based on the balance recorded as of December 31, 2018:

Year	Amount
2019	$40.3
2020	35.0
2021	29.8
2022	24.3
2023	18.2

9. Liability for Unpaid Claims and Claim Adjustment Expenses
Liabilities for policy and contract claims primarily represent liabilities for claims under medical stop-loss, group life and DI, and individual life policies. These liabilities are established on the basis of reported losses. The Company also provides for claims incurred but not reported (IBNR). For medical stop-loss and group life and DI policies, this is based on expected loss ratios, claims paying completion patterns and historical experience. If expected loss ratios increase or expected claims paying completion patterns extend, the IBNR claim liability increases. The Company reviews estimates for reported but unpaid claims and IBNR claims quarterly. Any necessary adjustments are reflected in earnings.
The following tables provide reconciliations of the beginning and ending liability balances for unpaid claims and claims adjustment expenses (CAE) disaggregated by medical stop-loss, group life and DI, and other. These reserves include policy and contract claims and certain amounts recorded in future policy benefits on the consolidated balance sheets.

Medical Stop-Loss	Successor Company			Predecessor Company
	For the Year Ended December 31, 2018	For the Year Ended December 31, 2017	February 1 to December 31, 2016	January 1 to January 31, 2016
Balance, beginning of period	$153.1	$114.6	$113.1	$122.9
Less: reinsurance recoverables	12.4	7.7	3.4	3.6
Net balance, beginning of period	140.7	106.9	109.7	119.3
Incurred related to insured events of:
The current year	502.3	460.6	351.9	28.1
Prior years	(2.7)	7.5	(5.2)	(0.5)
Total incurred	499.6	468.1	346.7	27.6
Paid related to insured events of:
The current year	370.1	331.2	276.7	1.9
Prior years	127.2	103.1	72.8	35.3
Total paid	497.3	434.3	349.5	37.2
Net balance, end of period	143.0	140.7	106.9	109.7
Add: reinsurance recoverables	6.4	12.4	7.7	3.4
Balance, end of period	$149.4	$153.1	$114.6	$113.1

SYMETRA LIFE INSURANCE COMPANY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(All dollar amounts in millions, unless otherwise stated)

Group Life and DI	Successor Company			Predecessor Company
	For the Year Ended December 31, 2018	For the Year Ended December 31, 2017	February 1 to December 31, 2016	January 1 to January 31, 2016
Balance, beginning of period	$184.2	$149.9	$122.2	$119.8
Less: reinsurance recoverables	41.9	48.4	76.7	76.9
Net balance, beginning of period	142.3	101.5	45.5	42.9
Incurred related to insured events of:
The current year	199.7	150.4	122.6	6.8
Prior years	(2.2)	2.7	5.7	0.5
Total incurred	197.5	153.1	128.3	7.3
Paid related to insured events of:
The current year	106.2	79.1	52.5	0.2
Prior years	43.9	33.2	19.8	4.5
Total paid	150.1	112.3	72.3	4.7
Net balance, end of period	189.7	142.3	101.5	45.5
Add: reinsurance recoverables	40.3	41.9	48.4	76.7
Balance, end of period	$230.0	$184.2	$149.9	$122.2

	Successor Company			Predecessor Company
Other	For the Year Ended December 31, 2018	For the Year Ended December 31, 2017	February 1 to December 31, 2016	January 1 to January 31, 2016
Balance, beginning of period	$29.6	$33.0	$27.2	$24.5
Less: reinsurance recoverables	4.7	6.7	3.8	4.4
Net balance, beginning of period	24.9	26.3	23.4	20.1
Incurred related to insured events of:
The current year	118.1	111.0	99.3	7.6
Prior years	3.8	(0.1)	4.8	2.5
Total incurred	121.9	110.9	104.1	10.1
Paid related to insured events of:
The current year	93.1	93.1	85.4	1.5
Prior years	21.2	19.2	15.8	5.3
Total paid	114.3	112.3	101.2	6.8
Net balance, end of period	32.5	24.9	26.3	23.4
Add: reinsurance recoverables	4.5	4.7	6.7	3.8
Balance, end of period	$37.0	$29.6	$33.0	$27.2
Claims Development – Short Duration Contracts
The Company's short duration contracts primarily include medical stop-loss and group life and DI. The following tables present information about claims development of short-duration contracts as of December 31, 2018, net of reinsurance. The tables also include cumulative claim frequency (presented in whole numbers) and the total of incurred but not reported (IBNR) liabilities plus expected development on reported claims included within the net incurred amounts. Claim frequency for medical stop-loss is measured on an individual claimant basis per policy year. Claim frequency for group life and DI is measured by claim event on an individual basis.
The information about incurred and paid claims development for the years ended December 31, 2013 through 2017 is presented as unaudited supplementary information. The recording and paying of claims and related reserves on short duration contracts was not impacted by the Merger, and therefore, the information presented below combines Predecessor and Successor Company for 2016.

SYMETRA LIFE INSURANCE COMPANY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(All dollar amounts in millions, unless otherwise stated)

The tables below present information for the number of years for which claims incurred typically remain outstanding. Medical stop-loss claims are typically paid within two years. Claims for group life and DI tend to develop over a longer period; however, prior to 2013, this business was substantially reinsured and did not materially impact the Company's results. Additionally, during the fourth quarter of 2016, the Company entered into an agreement to recapture the majority of the long-term DI business that had been ceded to a reinsurer, which impacted the retained incurred claims in later contract years. Prior to the recapture, long-term DI business was generally reinsured at 45% to 90%, depending on year of issue, and prior period amounts have not been adjusted to reflect the recapture.
Medical Stop-Loss

	For the Years Ended December 31,		As of December 31, 2018
			Related IBNR Reserves	Cumulative Number of Reported Claims
Year of Insured Event	2017	2018
Incurred Claims, Net of Reinsurance:
2017	$460.6	$466.6	$8.5	5,753
2018		502.3	105.4	3,079
Total		$968.9	$113.9
Cumulative Paid Claims, Net of Reinsurance:
2017	$331.2	$455.8
2018		370.1
Total		825.9
Liabilities for unpaid claims prior to 2016, net of reinsurance		—
Total liabilities for unpaid claims, net of reinsurance		$143.0

SYMETRA LIFE INSURANCE COMPANY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(All dollar amounts in millions, unless otherwise stated)

Group Life and DI

	For the Years Ended December 31,						As of December 31, 2018
	2013	2014	2015	2016	2017		Related IBNR Reserves	Cumulative Number of Reported Claims
Year of Insured Event	(Unaudited)					2018
Incurred Claims, Net of Reinsurance:
2013	$21.9	$23.5	$23.0	$26.6	$27.5	$27.7	$—	1,613
2014		41.3	42.1	56.2	56.1	58.0	—	3,895
2015			73.6	92.1	90.8	90.0	—	5,702
2016				106.5	105.6	103.5	—	6,889
2017					157.9	153.1	5.1	9,714
2018						208.1	50.5	11,506
Total						$640.4	$55.6
Cumulative Paid Claims, Net of Reinsurance:
2013	$15.1	$19.7	$21.3	$22.0	$22.8	$23.2
2014		25.3	32.6	35.9	39.8	42.3
2015			39.9	57.1	66.1	69.8
2016				53.4	74.2	80.1
2017					80.7	112.0
2018						106.2
Total						$433.6
Liabilities for unpaid claims prior to 2013, net of reinsurance						2.4
Total liabilities for unpaid claims, net of reinsurance						$209.2
Reconciliation
The reconciliation of the December 31, 2018 net incurred and paid claims development tables to the unpaid claims liability is as follows:

Reconciliation of the Claims Development Information to the Liability for Unpaid Claims and CAE
As of December 31, 2018
Net outstanding liabilities for unpaid claims
Medical Stop-Loss	$143.0
Group Life and DI	209.2
Other	4.1
Liabilities for unpaid claims, net of reinsurance	356.3

Reinsurance recoverable on unpaid claims
Medical Stop-Loss	6.4
Group Life and DI	40.3
Other	—
Total reinsurance recoverable on unpaid claims	46.7

Insurance lines other than short duration, net	32.9
Impact of discounting	(19.5)
Total gross liability for unpaid claims	$416.4

SYMETRA LIFE INSURANCE COMPANY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(All dollar amounts in millions, unless otherwise stated)

Claims Duration and Payout
The following is required unaudited supplementary information about average historical percentage payout of incurred claims by age, net of reinsurance. The calculation uses the amount of claims paid in each development year compared with the estimated incurred claims as of December 31, 2018:

Average Annual Percentage Payout of Incurred Claims by Age, Net of Reinsurance (Unaudited)
	Year 1	Year 2	Year 3	Year 4	Year 5	Year 6
Group Life and DI	49.7%	17.8%	6.7%	4.5%	3.5%	1.5%

10. Stockholder's Equity
Components of AOCI primarily relate to unrealized gains (losses) on the Company's available-for-sale securities and derivatives designated as cash flow hedges, as well as the related adjustments to DAC and VOBA. These amounts are reported net of deferred taxes. The tax effects are released from AOCI into income tax expense (benefit) when the underlying amounts are reclassified to income, typically when the related instrument is sold, terminated or otherwise extinguished.
The following tables summarize the components of AOCI and the adjustments to OCI for amounts reclassified from AOCI into net income for the year ended December 31, 2018 (Successor Company):

	Net Unrealized Gains (Losses) on Available-for- sale Securities (4)	OTTI on Fixed Maturities not related to Credit Losses (2)	Adjustment for DAC and VOBA	Net Gains (Losses) on Cash Flow Hedges	Accumulated Other Comprehensive Income
Balance as of January 1, 2018	$642.7	$(0.3)	$(63.6)	$(27.7)	$551.1
Other comprehensive income (loss) before reclassifications, net of taxes (1)	(959.8)	(0.9)	157.0	34.1	(769.6)
Reclassifications recorded in:
Net investment income:
Interest rate swaps	—	—	—	(2.0)	(2.0)
Foreign currency swaps	—	—	—	5.0	5.0
Net realized (gains) losses	18.6	—	(9.4)	3.1	12.3
Total provision (benefit) for income taxes	(3.9)	—	2.0	(1.3)	(3.2)
Total reclassifications from AOCI, net of taxes	14.7	—	(7.4)	4.8	12.1
Other comprehensive income (loss) after reclassifications	(945.1)	(0.9)	149.6	38.9	(757.5)
Adoption of new accounting standard (3)	(114.3)	—	—	—	(114.3)
Balance as of December 31, 2018	$(416.7)	$(1.2)	$86.0	$11.2	$(320.7)
___________________

(1)
Other comprehensive income (loss) before reclassifications is net of taxes of $(255.1), $(0.3), $41.8, $9.0, and $(204.6), respectively, for the year ended December 31, 2018. Tax effects in OCI are calculated based on the applicable enacted tax rate at the time gains (losses) are incurred.

(2)
Reclassification adjustments of OTTI on fixed maturities not related to credit losses are included in changes in unrealized gains and losses on available-for-sale securities within the consolidated statements of comprehensive income.

(3)	Accounting Standards Update No. 2016-01, Financial Instruments (Topic 825): Recognition and Measurement of Financial Assets and Financial Liabilities. Refer to Note 2 for further discussion.

(4)	Includes net unrealized losses of $42.0 for the year ended December 31, 2018 related to changes in exchange rates on fixed maturities held in foreign currencies.

SYMETRA LIFE INSURANCE COMPANY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(All dollar amounts in millions, unless otherwise stated)

The following tables summarize the components of AOCI and the adjustments to OCI for amounts reclassified from AOCI into net income for the year ended December 31, 2017 (Successor Company):

	Net Unrealized Gains (Losses) on Available-for- sale Securities	OTTI on Fixed Maturities not related to Credit Losses (2)	Adjustment for DAC and VOBA	Net Gains (Losses) on Cash Flow Hedges	Accumulated Other Comprehensive Income
Balance as of January 1, 2017	$137.6	$(0.2)	$(14.0)	$17.7	$141.1
Other comprehensive income (loss) before reclassifications, net of taxes (1)	432.9	(0.1)	(52.7)	(44.5)	335.6
Reclassifications recorded in:
Net investment income:
Interest rate swaps	—	—	—	0.1	0.1
Foreign currency swaps	—	—	—	(2.7)	(2.7)
Net realized (gains) losses	(32.9)	—	16.6	7.8	(8.5)
Total provision (benefit) for income taxes	11.5	—	(5.8)	(1.8)	3.9
Total reclassifications from AOCI, net of taxes	(21.4)	—	10.8	3.4	(7.2)
Other comprehensive income (loss) after reclassifications	411.5	(0.1)	(41.9)	(41.1)	328.4
Adoption of new accounting standard (3)	93.6	—	(7.7)	(4.3)	81.6
Balance as of December 31, 2017	$642.7	$(0.3)	$(63.6)	$(27.7)	$551.1
___________________

(1)
Other comprehensive income (loss) before reclassifications is net of taxes of $201.9, $0.0, $(22.8), $(23.0), and $156.1, respectively, for the period year ended December 31, 2017. Tax effects in OCI are calculated based on the applicable enacted tax rate at the time gains (losses) are incurred.

(2)
Reclassification adjustments of OTTI on fixed maturities not related to credit losses are included in changes in unrealized gains and losses on available-for-sale securities within the consolidated statements of comprehensive income (loss).

(3)	Accounting Standards Update No. 2018-02, Reclassification of Certain Tax Effects from Accumulated Other Comprehensive Income.
The following tables summarize the components of AOCI and the adjustments to OCI for amounts reclassified from AOCI into net income for the period February 1 to December 31, 2016 (Successor Company):

	Net Unrealized Gains (Losses) on Available-for- sale Securities	OTTI on Fixed Maturities not related to Credit Losses (2)	Adjustment for DAC and VOBA	Net Gains (Losses) on Cash Flow Hedges	Accumulated Other Comprehensive Income
Balance as of February 1, 2016	$—	$—	$—	$—	$—
Other comprehensive income (loss) before reclassifications, net of taxes (1)	128.6	(0.3)	(11.5)	28.3	145.1
Reclassifications recorded in:
Net investment income:
Interest rate swaps	—	—	—	(6.6)	(6.6)
Foreign currency swaps	—	—	—	(9.0)	(9.0)
Net realized (gains) losses	13.8	0.1	(3.7)	(0.8)	9.4
Total provision (benefit) for income taxes	(4.8)	—	1.2	5.8	2.2
Total reclassifications from AOCI, net of taxes	9.0	0.1	(2.5)	(10.6)	(4.0)
Other comprehensive income (loss) after reclassifications	137.6	(0.2)	(14.0)	17.7	141.1
Balance as of December 31, 2016	$137.6	$(0.2)	$(14.0)	$17.7	$141.1
___________________

(1)	Other comprehensive income (loss) before reclassifications is net of taxes of $69.3, $(0.1), $(6.3), $15.3, and $78.2, respectively, for the period February 1 to December 31, 2016.

(2)
Reclassification adjustments of OTTI on fixed maturities not related to credit losses are included in changes in unrealized gains and losses on available-for-sale securities within the consolidated statements of comprehensive income.

SYMETRA LIFE INSURANCE COMPANY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(All dollar amounts in millions, unless otherwise stated)

The following table summarizes the components of AOCI and the adjustments to OCI for amounts reclassified from AOCI into net income for the period January 1 to January 31, 2016 (Predecessor Company):

	Net Unrealized Gains (Losses) on Available-for- sale Securities	OTTI on Fixed Maturities not related to Credit Losses (2)	Adjustment for DAC	Net Gains (Losses) on Cash Flow Hedges	Accumulated Other Comprehensive Income
Balance as of January 1, 2016	$521.7	$(17.7)	$(28.1)	$42.2	$518.1
Other comprehensive income (loss) before reclassifications, net of taxes (1)	111.6	—	(24.7)	26.2	113.1
Reclassifications recorded in:
Net investment income:
Interest rate swaps	—	—	—	(0.6)	(0.6)
Foreign currency swaps	—	—	—	(1.0)	(1.0)
Net realized (gains) losses	2.6	—	0.5	—	3.1
Total provision (benefit) for income taxes	(0.9)	—	(0.2)	0.6	(0.5)
Total reclassifications from AOCI, net of taxes	1.7	—	0.3	(1.0)	1.0
Other comprehensive income (loss) after reclassifications	113.3	—	(24.4)	25.2	114.1
Balance as of January 31, 2016	$635.0	$(17.7)	$(52.5)	$67.4	$632.2
___________________

(1)	Other comprehensive income (loss) before reclassifications is net of taxes of $60.1, $0.0, $(13.3), $14.2, and $61.0, respectively, for the period January 1 to January 31, 2016.

(2)
Reclassification adjustments of OTTI on fixed maturities not related to credit losses are included in changes in unrealized gains and losses on available-for-sale securities within the consolidated statements of comprehensive income.

11. Commitments and Contingencies
Leases
The Company has office space and certain equipment under leases that expire at various dates through 2025, subject to certain renewal options. The Company accounts for these leases primarily as operating leases.
Future minimum lease commitments, including cost escalation clauses, for the next five years and thereafter are as follows:

Lease Payments
2019	$10.2
2020	9.3
2021	5.1
2022	2.9
2023	2.3
Thereafter	3.2
Total	$33.0
Litigation
Because of the nature of its business, the Company is subject to legal actions filed or threatened in the ordinary course of its business operations. The Company establishes liabilities for litigation and regulatory actions when it is probable that a loss has been incurred and the amount of the loss can be reasonably estimated. For matters where a loss is believed to be reasonably possible, but not probable, no liability is established. For such matters, the Company may provide an estimate of the possible loss or range of loss or a statement that such an estimate cannot be made. The Company reviews relevant information with respect to litigation and regulatory matters on a quarterly basis and updates its established liabilities, disclosures and estimates of reasonably possible losses or range of loss based on such reviews.
Although the Company cannot predict the outcome of any litigation or regulatory action, the Company does not believe that any such matters will have an impact on its financial condition or results of operations that differs materially from the Company’s established liabilities. Given the inherent difficulty in predicting the outcome of such matters, however, it is possible that an

SYMETRA LIFE INSURANCE COMPANY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(All dollar amounts in millions, unless otherwise stated)

adverse outcome in certain such matters could be material to the Company’s financial condition or results of operations for any particular reporting period.
Surplus Note
On December 12, 2014, Symetra Life and its wholly-owned subsidiary, Symetra Reinsurance Corporation (SRC), entered into a 25-year transaction to finance certain non-economic statutory reserves related to a block of universal life insurance policies with secondary guarantees issued by Symetra Life. As part of this transaction, SRC issued a surplus note with no initial principal balance. The maximum borrowing capacity as of December 31, 2018 was $100.7. There have been no borrowings since inception under the surplus note.
Other Commitments
As of December 31, 2018 and 2017, unfunded mortgage loan commitments were $65.9 and $53.2, respectively. The Company had no other material commitments or contingencies as of December 31, 2018 and 2017.
12. Segment Information
The Company offers a broad range of products and services that include retirement, employment-based benefits, and life insurance products. These operations are managed separately as three divisions. In the third quarter 2018, and as a result of the Reinsurance Transaction, the Company revised its segments into three business segments based on product groupings and information used by management: Benefits, Retirement, and Individual Life. The Company also has a fourth reportable segment, Other, consisting primarily of unallocated corporate items and surplus investment income.
The results from operations related to the business exited through the Reinsurance Transaction are reported as the "Closed Block" and included in the consolidated financial statements. The income (loss) related to the Closed Block is excluded from the profitability measures used by management, which results in more informative financial trends from the Company's core business and better aligns results with how the Company manages its segments. Prior period results have been adjusted to reflect this change.
The primary profitability measure that management uses to manage business segment results is adjusted pre-tax income (loss), which is defined as income from operations excluding results of the Closed Block, intangible asset amortization, and certain net realized gains (losses). Excluded gains (losses) are associated with:

◦	investment sales or disposal,

◦	investment impairments,

◦	changes in the fair value of mark-to-market investments and derivative investments (except for certain index options discussed below), and

◦	changes in the fair value of embedded derivatives related to the Company's indexed products.
In the Retirement segment, net gains (losses) on certain index options purchased to economically hedge exposure from FIA products sold in the late 1990s are included in adjusted pre-tax income.
The accounting policies of the segments are the same as those described for the Company, except for the method of capital allocation. The Company has an internally developed risk-based capital model, the purpose of which is to measure the risk in the business and to provide a basis upon which capital is deployed. This model accounts for the unique and specific nature of the risks inherent in the Company’s segments. A portion of net investment income on surplus investments, but not the invested assets, is allocated to the segments based on the level of allocated capital.

SYMETRA LIFE INSURANCE COMPANY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(All dollar amounts in millions, unless otherwise stated)

The following table presents selected financial information by segment and reconciles segment pre-tax adjusted operating income (loss) to amounts reported in the consolidated statements of income (loss):

	Successor Company			Predecessor Company
	For the Year Ended December 31, 2018	For the Year Ended December 31, 2017	February 1 to December 31, 2016	January 1 to January 31, 2016
Segment adjusted pre-tax income (loss):
Benefits	$52.4	$34.3	$35.8	$7.9
Retirement	111.7	106.2	60.8	10.3
Individual Life	16.0	19.9	17.1	0.5
Other	(16.6)	(44.2)	(62.8)	(2.8)
Total segment adjusted pre-tax income	163.5	116.2	50.9	15.9
Add (deduct) the following:
Excluded realized gains (losses)	(70.4)	44.1	(12.5)	(4.0)
Amortization of intangible assets	(82.8)	(81.1)	(74.3)	—
Closed Block results	(132.8)	35.5	(15.8)	(24.7)
Income (loss) from operations before income taxes	$(122.5)	$114.7	$(51.7)	$(12.8)
The following table presents total adjusted revenue by segment:

	Successor Company			Predecessor Company
	For the Year Ended December 31, 2018	For the Year Ended December 31, 2017	February 1 to December 31, 2016	January 1 to January 31, 2016
Segment adjusted revenue:
Benefits	$1,014.4	$898.0	$711.8	$61.3
Retirement	782.8	708.9	573.1	58.3
Individual Life	569.3	513.0	420.8	41.7
Other	(16.9)	(41.9)	(37.1)	(2.4)
Total segment adjusted revenue	2,349.6	2,078.0	1,668.6	158.9
Add: Excluded realized gains (losses)	(70.4)	44.1	(12.5)	(4.0)
Add: Closed Block revenue	2.0	336.1	272.5	7.4
Total Revenue	$2,281.2	$2,458.2	$1,928.6	$162.3
Segment adjusted revenue represents segment revenue excluding certain net realized gains and losses, as described above, and excludes revenue in the Closed Block.

SYMETRA LIFE INSURANCE COMPANY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(All dollar amounts in millions, unless otherwise stated)

The following table presents total assets by segment:

	As of December 31, 2018	As of December 31, 2017
Segment assets:
Benefits	$1,468.4	$1,467.3
Retirement	25,077.7	23,968.5
Individual Life	8,005.9	7,836.0
Other	2,356.7	1,769.0
Total segment assets	36,908.7	35,040.8
Add: Closed Block assets (1)	12,052.8	7,513.4
Total Assets	$48,961.5	$42,554.2
____________________

(1)	Includes deposit asset and invested assets related to Closed Block.

The following tables provide supplementary insurance information by segment:

	For the Year Ended December 31, 2018
	Premium Revenue	Net Investment Income	Benefits, Claims, and Interest Credited	Amortization of DAC and VOBA	Other Underwriting and Operating Expenses
Successor Company
Benefits	$979.8	$30.3	$719.8	$5.6	$236.6
Retirement	—	762.2	470.1	76.3	124.7
Individual Life	33.5	261.7	435.0	8.4	109.9
Other	—	28.2	—	—	(0.3)
Segment total	1,013.3	1,082.4	1,624.9	90.3	470.9
Add: Closed Block	—	123.4	109.8	1.4	21.9
Total	$1,013.3	$1,205.8	$1,734.7	$91.7	$492.8

	For the Year Ended December 31, 2017
	Premium Revenue	Net Investment Income	Benefits, Claims, and Interest Credited	Amortization of DAC and VOBA	Other Underwriting and Operating Expenses
Successor Company
Benefits	$867.4	$25.7	$640.2	$2.8	$220.7
Retirement	—	698.7	426.8	60.8	115.1
Individual Life	32.1	242.1	385.6	8.7	98.8
Other	—	14.3	—	—	2.3
Segment total	899.5	980.8	1,452.6	72.3	436.9
Add: Closed Block	—	303.3	279.7	2.0	15.6
Total	$899.5	$1,284.1	$1,732.3	$74.3	$452.5

SYMETRA LIFE INSURANCE COMPANY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(All dollar amounts in millions, unless otherwise stated)

	February 1 to December 31, 2016
	Premium Revenue	Net Investment Income	Benefits, claims, and interest credited	Amortization of DAC and VOBA	Underwriting and operating expenses
Successor Company
Benefits	$686.7	$18.8	$497.6	$0.6	$177.8
Retirement	—	579.5	357.6	56.5	98.2
Individual Life	30.8	202.9	313.9	1.9	87.9
Other	—	11.3	—	—	25.7
Segment total	717.5	812.5	1,169.1	59.0	389.6
Add: Closed Block	—	288.8	267.5	0.7	17.0
Total	$717.5	$1,101.3	$1,436.6	$59.7	$406.6

	January 1 to January 31, 2016
	Premium Revenue	Net Investment Income	Benefits, claims, and interest credited	Amortization of DAC and VOBA	Underwriting and operating expenses
Predecessor Company
Benefits	$58.6	$2.1	$37.1	$0.2	$16.1
Retirement	—	57.3	33.4	6.6	8.0
Individual Life	2.6	22.9	32.7	1.2	7.3
Other	—	(2.4)	—	—	0.4
Segment total	61.2	79.9	103.2	8.0	31.8
Add: Closed Block	—	29.8	30.1	0.6	1.2
Total	$61.2	$109.7	$133.3	$8.6	$33.0

	As of December 31, 2018			As of December 31, 2017
	DAC and VOBA	Future Policy Benefits, Losses, Claims, and Loss Expense (1)	Other Policyholders' Funds (2)	DAC and VOBA	Future Policy Benefits, Losses, Claims, and Loss Expense (1)	Other Policyholders' Funds (2)
Benefits	$9.5	$386.4	$32.7	$7.7	$344.7	$29.3
Retirement	627.6	23,598.7	54.3	422.0	21,350.2	22.7
Individual Life	385.9	7,551.3	50.2	250.2	7,221.9	47.0
Other	—	—	12.1	—	—	14.9
Segment total	1,023.0	31,536.4	149.3	679.9	28,916.8	113.9
Add: Closed Block	—	6,594.3	—	16.3	7,124.5	4.0
Total	$1,023.0	$38,130.7	$149.3	$696.2	$36,041.3	$117.9
____________________

(1)	Includes funds held under deposit contracts, future policy benefits, and policy and contract claims on the consolidated balance sheets.

(2)	Includes unearned premiums.
13. Reinsurance
The Company reinsures portions of its risk in order to limit losses and manage its statutory capital position. Reinsurance agreements are evaluated for risk transfer to determine if they qualify for reinsurance accounting. If they qualify, the Company accounts for reinsurance premiums, commissions, expense reimbursements, benefits and reserves related to reinsured business on bases consistent with those used in accounting for the original policies issued and the terms of the reinsurance contracts. If the agreements do not qualify, they are accounted for on a deposit contract basis.
The Company remains liable to its policyholders to the extent that counterparties to reinsurance contracts do not meet their contractual obligations. Accordingly, the future policy benefit reserves and policy and contract claims liabilities are reported gross of any related reinsurance recoverables, which are reported as assets. The Company reports premiums, benefits, and settlement

SYMETRA LIFE INSURANCE COMPANY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(All dollar amounts in millions, unless otherwise stated)

expenses net of reinsurance in the consolidated statements of income (loss). Assets and liabilities and premiums and benefits relating to certain reinsurance agreements that grant surplus relief may be recorded net on the consolidated balance sheets and statements of income (loss) if a right of offset exists within the reinsurance agreement.
The following summarizes the Company's reinsurance coverage:

•	Medical stop-loss. Starting in 2018, the Company reinsures the excess of $2.5 per individual claim; previously, the Company reinsured $2.0 per individual claim.

•
Group Life & DI. The Company typically reinsures group life mortality risk in excess of $0.25 per individual and line of coverage, and morbidity risk in excess of $8.0 thousand of gross monthly benefit per life. The Company also has catastrophic coverage for group life policies.

•
Deferred Annuities. In 2017, the Company executed a reinsurance agreement to manage its statutory capital position related to fixed deferred and fixed indexed annuities with a guaranteed return of premium feature and issued beginning in 2017. This agreement does not qualify for GAAP reinsurance accounting.

•
Income Annuities. In 2018, the Company executed a reinsurance agreement that transfers financial responsibility for its in-force block of income annuity contracts, which primarily consists of structured settlements and a smaller block of SPIAs. This agreement does not qualify for GAAP reinsurance accounting. See further discussion below.

•
Individual Life. The Company's reinsurance coverage varies by product, policy issue year, and issue age of the insured. For fully underwritten policies issued subsequent to April 2017, the Company retains up to a maximum of $5.0 per life. For fully underwritten policies issued between March 2013 and April 2017, the Company retains up to a maximum of $3.0 per life.

In 2018, the Company entered into a reinsurance arrangement to manage its statutory capital position on its survivorship guaranteed universal life policies. This agreement does not qualify for GAAP reinsurance accounting. In addition, the Company has an inter-company reinsurance agreement related to a block of guaranteed universal life policies in order to manage its statutory capital position.
The following tables and amounts exclude the deposit asset related to the Reinsurance Transaction, which is described in more detail below.
The following table sets forth net life insurance in force:

	As of December 31, 2018	As of December 31, 2017	As of December 31, 2016
Direct life insurance in force	$116,515.7	$109,179.4	$86,142.8
Amounts assumed from other companies	188.4	188.1	187.0
Amounts ceded to other companies	(29,612.4)	(26,473.9)	(24,452.4)
Net life insurance in force	$87,091.7	$82,893.6	$61,877.4
Percentage of amount assumed to net	0.22%	0.23%	0.30%
Percentage of amount ceded to direct	25.41%	24.25%	28.39%
The Company evaluates the financial condition of its reinsurers to monitor its exposure to losses from reinsurer insolvencies. The Company analyzes reinsurance recoverables according to the credit ratings and financial health of its reinsurers and is not aware of any of its major reinsurers currently experiencing financial difficulties. As of December 31, 2018 and 2017, $189.9 and $201.3, respectively, of the reinsurance recoverable was associated with two highly rated reinsurers, each representing approximately 35% of the recoverable balance in both periods. Of the total amount due from reinsurers, 97.6% and 97.5% were with reinsurers rated A- or higher by A.M. Best, as of December 31, 2018 and 2017, respectively. The Company had no write-offs or reserve for uncollectible reinsurance in 2018 or 2017.

SYMETRA LIFE INSURANCE COMPANY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(All dollar amounts in millions, unless otherwise stated)

Reinsurance recoverables are composed of the following amounts:

	As of December 31, 2018	As of December 31, 2017
Life insurance
Reinsurance recoverables on:
Funds held under deposit contracts	$104.7	$102.4
Future policy benefits	135.4	134.3
Paid claims, expense allowance, premium tax recoverables and other	14.2	18.7
Policy and contract claims	6.4	5.8
Total life insurance	260.7	261.2
Accident and health insurance
Reinsurance recoverables on:
Future policy benefits	37.5	40.3
Paid claims, expense allowance, premium tax recoverables and other	3.7	4.0
Policy and contract claims	6.4	12.7
Total accident and health insurance	47.6	57.0
Total reinsurance recoverables	$308.3	$318.2
The following table sets forth the effect of reinsurance on premiums and policy fees and contract charges. It is disaggregated by accident and health, and life insurance and investment-type products, which are short- and long-duration contracts, respectively.

	Successor Company			Predecessor Company
	For the Year Ended December 31, 2018	For the Year Ended December 31, 2017	February 1 to December 31, 2016	January 1 to January 31, 2016
Premiums:
Direct:
Accident and health	$879.9	$798.7	$626.3	$56.7
Life insurance	205.9	171.1	127.5	10.7
Total direct	1,085.8	969.8	753.8	67.4
Total assumed	1.2	0.9	0.3	—
Ceded:
Accident and health (1)	(27.4)	(26.4)	(0.6)	(4.0)
Life insurance	(46.3)	(44.8)	(36.0)	(2.2)
Total ceded	(73.7)	(71.2)	(36.6)	(6.2)
Total premiums	1,013.3	899.5	717.5	61.2
Policy fees and contract charges:
Direct life insurance and investment-type	318.4	278.0	220.8	18.0
Ceded life insurance and investment-type	(15.0)	(12.4)	(8.1)	(0.4)
Total policy fees and contract charges (2)	303.4	265.6	212.7	17.6
Total premiums and other amounts assessed to policyholders	$1,316.7	$1,165.1	$930.2	$78.8
Percentage of assumed to total premiums and other amounts assessed to policyholders	0.09%	0.08%	0.03%	—%
_______________

(1)	Successor Company ceded premiums reflect long-term disability income business recaptured during 2016.

(2)
Total policy fees and contract charges represents amounts charged to policyholders other than premiums and recorded in policy fees, contract charges and other in the consolidated statements of income (loss). This primarily consists of cost of insurance charges.

Reinsurance benefits reduced policyholder benefits and claims by $66.2, $98.1, $27.3 and $3.6 respectively, for the years ended December 31, 2018 and 2017, and the periods February 1 to December 31, 2016 and January 1 to January 31, 2016.

SYMETRA LIFE INSURANCE COMPANY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(All dollar amounts in millions, unless otherwise stated)

Reinsurance Transaction
In September 2018, the Company entered into the Reinsurance Transaction, which was effective as of July 1, 2018 (Agreement Date) and accounted for under the deposit accounting method. The deposit asset and funds withheld liability established by the Reinsurance Transaction do not have the right to offset, therefore are shown gross on the Company's consolidated balance sheets.
The Company established a $6.1 billion deposit asset which is included in reinsurance recoverables on its consolidated balance sheet for an amount equal to the Closed Block's $5.7 billion net statutory reserves due from the reinsurer and an amount paid to the reinsurer at the Transaction date. The equivalent GAAP reserves for the reinsured policies was $6.8 billion. The fair value adjustment to income annuity reserves recorded under PGAAP at the time of the Merger is the primary driver of the difference between the GAAP and statutory reserves. The difference between the deposit asset and the GAAP reserves is adjusted over the remaining life of the reinsured policies using the effective interest method and recognized in interest credited in the consolidated statements of income (loss).
Assets supporting the net statutory reserves of the Closed Block were withheld and are legally owned by the Company. These are reported as a funds withheld liability on the consolidated balance sheets. Adjustments to the funds withheld liability are based upon the investment and benefit amounts passed to the reinsurer during the period, which are recorded as ceded amounts in the consolidated statements of income (loss).
The funds withheld liability is composed of the host contract and an embedded derivative. The embedded derivative represents the right to receive or obligation to pay the total return on the withheld assets, which must be bifurcated from the host contract and carried at fair value on the Company’s consolidated balance sheets. The fair value of the embedded derivative fluctuates with changes in the unrealized gain (loss) on the withheld assets. Initially, the fair value of the embedded derivative is zero. Changes to the fair value of the embedded derivative are recognized in net realized gains (losses) on the Company’s consolidated statements of income (loss).
In the event of the reinsurer's insolvency, the Company would reclaim the assets supporting the reserve liabilities. The Company has the ability to offset amounts due to the reinsurer with amounts owed from the reinsurer, as well as access to amounts held in trust, which reduces the risk of loss. The Company remains liable to its policyholders to the extent that the reinsurer does not meet its contractual obligations.
The following table provides a reconciliation of the beginning and ending balance for the deposit asset and funds withheld liability:

For the Year Ended December 31, 2018
Deposit asset at inception	$6,072.6
Incurred interest adjustment	(152.2)
Deposit asset at end of period	$5,920.4

Funds withheld liability at inception	$5,700.0
Ceded investment amounts	303.4
Ceded benefit amounts	(313.0)
Quarterly settlement due to reinsurer	(33.5)
Changes in fair value of embedded derivative	(67.0)
Funds withheld liability at end of period	$5,589.9
14. Income Taxes
Symetra Life files a consolidated federal income tax return with its wholly-owned subsidiaries. Income taxes have been determined using the liability method. The provision for income taxes has three components: amounts currently payable or receivable, unrecognized tax benefits, and deferred income taxes. The deferred income taxes are calculated as the difference between the book and tax bases of the appropriate assets and liabilities and are measured using enacted tax rates.
The Company files income tax returns in the U.S. federal and various state jurisdictions. The Company's federal and state income tax returns are open for examination for tax years 2013 through the present.

SYMETRA LIFE INSURANCE COMPANY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(All dollar amounts in millions, unless otherwise stated)

The Company receives investment tax credits from its investments in certain limited partnerships. These are accounted for using the flow-through method. Refer to Note 4 for further discussion of our tax credit investments.
Differences between income taxes computed by applying the U.S. federal income tax rate of 21% (35% in 2017 and prior) to income (loss) from operations before income taxes and the provision (benefit) for income taxes were as follows:

	Successor Company						Predecessor Company
	For the Year Ended December 31, 2018		For the Year Ended December 31, 2017		February 1 to December 31, 2016		January 1 to January 31, 2016
Income (loss) from operations before income taxes	$(122.5)		$114.7		$(51.7)		$(12.8)
Tax provision (benefit) at U.S. Federal statutory rate	(25.7)	21.0%	40.2	35.0%	(18.1)	35.0%	(4.5)	35.0%
Increase (reduction) in rate resulting from:
Impact of change in enacted tax rates on deferred tax balances	(7.7)	6.3	(151.0)	(131.6)	—	—	—	—
Investment tax credits	(40.6)	33.1	(37.0)	(32.3)	(52.0)	100.8	(4.1)	32.0
Dividends received deduction	(1.7)	1.4	(4.0)	(3.5)	(1.0)	1.9	(0.1)	0.8
Other	(0.6)	0.5	6.4	5.6	0.6	(1.3)	(0.2)	1.6
Provision (benefit) for income taxes	$(76.3)	62.3%	$(145.4)	(126.8)%	$(70.5)	136.4%	$(8.9)	69.4%
As of December 22, 2017, the Company remeasured the deferred tax assets and liabilities to reflect a change in the federal statutory rate from 35% to 21%. As a result, income tax expense for 2017 includes a net decrease of $151.0 related to the remeasurement of deferred tax balances. As of December 31, 2018, the Company has completed its accounting for the effects of the 2017 Tax Act and there were no material adjustments made during the measurement period.
The following table sets forth the tax effects of temporary differences that gave rise to the deferred income tax assets and liabilities. Deferred income tax assets and liabilities were measured at a corporate tax rate of 21% as of December 31, 2018 and 2017.

	As of December 31, 2018	As of December 31, 2017
Deferred income tax assets:
Adjustments to life policy liabilities	$340.0	$452.6
Unrealized losses on investment securities (net of DAC and VOBA adjustment: $22.9 for 2018)	85.3	—
Net operating losses	26.8	—
Investment tax credit carryforward	63.1	—
Other	12.4	13.3
Total deferred income tax assets	527.6	465.9
Deferred income tax liabilities:
Deferred policy acquisition costs	52.7	24.4
Basis adjustment on securities	115.0	210.4
Unrealized gains on investment securities (net of DAC and VOBA adjustment: $16.9 for 2017)	—	146.5
Intangible assets and VOBA	322.7	325.7
Other	7.4	10.0
Total deferred income tax liabilities	497.8	717.0
Deferred income tax asset (liability), net	$29.8	$(251.1)
As of December 31, 2018, the Company has a gross federal net operating loss (NOL) carryforward of $127.4, which does not expire under current law, and investment tax credit carryforwards of $63.1, which expire during 2037 through 2039.
Deferred tax assets are recognized only to the extent that it is more likely than not that future taxable profits will be available, and a valuation allowance is established where deferred tax assets cannot be recognized. Based on an analysis of the Company’s tax position, management believes that it is more likely than not that the Company will generate sufficient taxable income to

SYMETRA LIFE INSURANCE COMPANY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(All dollar amounts in millions, unless otherwise stated)

utilize all of its deferred tax assets. Accordingly, no valuation allowance for deferred tax assets has been established as of December 31, 2018 and 2017.
The Company includes penalties and interest related to unrecognized tax benefits in the calculation of income tax expense in the accompanying consolidated statements of income (loss).
15. Dividends
Symetra Life is restricted by state regulations as to the aggregate amount of dividends it may pay to the Parent in any consecutive 12-month period without regulatory approval. The aggregate amount of dividends for the current year is determined based on the prior year’s statutory results. Under state law, Symetra Life may pay dividends only from the earned surplus arising from its business and must receive prior approval of the Insurance Commissioner of the State of Iowa ("the Commissioner") if such distributions would exceed certain statutory limitations. Iowa law gives the Commissioner discretion to disapprove requests for distributions in excess of these limits.
For the year ended December 31, 2018, dividends to the Parent from Symetra Life were limited to $221.9 without Commissioner approval, and total dividends declared were $50.0. For the year ended December 31, 2019, dividends are restricted to $212.7 without prior Commissioner approval.
16. Statutory-Basis Information
Symetra Life and its subsidiaries are required to prepare statutory financial statements in accordance with statutory accounting practices prescribed or permitted by the insurance department of the state of domicile. Statutory accounting practices differ from GAAP primarily by charging policy acquisition costs to expense as incurred and establishing future policy benefit liabilities using different actuarial assumptions, as well as using a different basis in accounting for investments, certain assets, certain financial reinsurance transactions, and deferred taxes. Additionally, the statutory financial statements were not affected by purchase accounting.
Effective January 1, 2017, Symetra Life elected Iowa Bulletin 06-01, which allows companies to record the change in fair value of derivative instruments used to economically hedge indexed products in income, consistent with how the change in indexed product reserves is recorded. There was no net impact on surplus.
The statutory net income (loss) and statutory capital and surplus for Symetra Life and its subsidiaries are as follows:

	For the Year Ended December 31, 2018	For the Year Ended December 31, 2017	For the Year Ended December 31, 2016
Statutory net income (loss):
Symetra Life	$(118.7)	$267.8	$43.4
Subsidiaries	0.5	11.1	7.3
Statutory capital and surplus:
Symetra Life (1)	$2,126.6	$2,218.9	$2,082.4
Subsidiaries	158.0	135.9	134.0
_______________

(1)
Symetra Life’s surplus includes the balances of its three wholly-owned subsidiaries, First Symetra National Life Insurance Company of New York, Symetra National Life Insurance Company and Symetra Reinsurance Corporation.

For the year ended December 31, 2018, Symetra Life's statutory net loss included negative ceding commission in connection with the Reinsurance Transaction and unrealized losses related to decreases in the fair value of derivatives recorded in income.
Each state of domicile imposes minimum risk-based capital (RBC) requirements that were developed by the NAIC. The formulas for determining the amount of RBC specify various weighting factors that are applied to the financial balances or various levels of activity based on the perceived degree of risk. Regulatory compliance is determined by a ratio of total adjusted capital, as defined by the NAIC, to company action level RBC, as defined by the NAIC. Companies below specific trigger points or ratios are classified within certain levels, each of which requires specified corrective action. Symetra Life and its subsidiaries have statutory surplus and RBC levels that are well above current regulatory required levels.

SYMETRA LIFE INSURANCE COMPANY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(All dollar amounts in millions, unless otherwise stated)

17. Related Parties
The Company has entered into various agreements with the Parent and its affiliates for services necessary to conduct its activities. These agreements specify that the parties will provide to and receive from each other certain general services related to sharing common management, personnel and facilities, and that the related expenses will be shared. These expenses include rent, payroll, benefits, data processing systems, and other charges. General service expenses are allocated among legal entities using various methodologies to estimate service utilization, including headcount, time studies or relevant activity levels, which management believes to be reasonable. In addition, the Company paid concessions, general agent fees, administrative and underwriting fees for services provided by its affiliates. These affiliates primarily included Symetra Securities, Inc. and Medical Risk Managers, Inc.
The Company’s affiliate, Symetra Assigned Benefits Service Company (SABSCO), purchased future payment streams of structured settlement annuity contracts issued by the Company from third-party payees. These contracts were assigned to and owned by SABSCO. The Company issued commutation endorsements to pay SABSCO lump sum amounts in lieu of receiving the future payment streams in the structured settlement annuity contracts and releases its reserves related to the contracts.
The Company records intercompany receivables in receivables and other assets and intercompany payables in other liabilities on the consolidated balance sheets. It is the Company’s policy to settle amounts due with affiliated companies within 30 days, except for certain long-term compensation liabilities that are settled when the awards are paid. Payables and receivables are aggregated and reported net for each affiliated entity. Balances and transactions with related parties recorded in the Company’s consolidated financial statements were as follows:

	As of December 31, 2018	As of December 31, 2017
Balances with Parent and affiliates:
Receivables	$0.1	$0.1
Payables	22.9	17.1

	Successor Company			Predecessor Company
	For the Year Ended December 31, 2018	For the Year Ended December 31, 2017	February 1 to December 31, 2016	January 1 to January 31, 2016
Transactions with Parent and affiliates:
Payments related to commutation endorsements (1)	$5.6	$7.8	$7.4	$0.6
Shared services expenses allocated, net (2)	8.4	6.9	6.1	0.4
Concessions, general agent fees, administrative and underwriting fees (3)	10.2	10.7	8.0	0.9
___________________

(1)
Commutation endorsements reduce the reserves reported in funds held under deposit contracts on the consolidated balance sheets and interest credited on the consolidated statements of income (loss), net of related payments.

(2)	Reported primarily in other underwriting and operating expenses on the consolidated statements of income (loss).

(3)	Reported in policy fees, contract charges, and other on the consolidated statements of income (loss).
During the year ended December 31, 2017, the Company purchased investments with a fair value of $72.2 from its Parent.

APPENDIX A: STATE VARIATIONS

The following information is a summary of the states where Symetra TrekSM Contracts or certain features and/or benefits vary from the Contract’s features and benefits as previously described in this prospectus. Certain provisions of the Contract may be different from the general description in this prospectus due to variations required by state law. The state in which your Contract is issued also governs whether or not certain options are available or will vary under your Contract. Any state variations will be included in your Contract or in riders or endorsements attached to your Contract.

STATE	FEATURE OR BENEFIT	VARIATION OR AVAILABILITY
Arizona	See “Right To Examine” under the Section titled "Purchase”
If you reside in Arizona and you are 65 years of age or older on the Contract Date or your Contract is a replacement of another insurance or annuity contract, you may return the Contract within 30 days from the date you received it.

California	See "Right To Examine" under the Section titled "Purchase"
If you reside in California and you are age 60 or older, you may return the Contract within 30 days from the date you received it. During that 30 day period, your money will be placed in a fixed account or money-market fund, unless you direct that the Purchase Payment be invested in a stock or bond portfolio underlying the Contract during the 30 day period. If you do not direct that the Purchase Payment be invested in a stock or bond portfolio, and if you return the policy within the 30 day period, you will be entitled to a refund of the Purchase Payment plus any fees or charges deducted under the Contract. If you direct that the Purchase Payment be invested in a stock or bond portfolio during the 30 day period, and if you return the Contract during that period, you will be entitled to a refund of the Contract Value, which could be less than the Purchase Payment you paid for the Contract.

	Nursing Home Waiver	The nursing home waiver is not available in the state of California.
	Terminal Illness Waiver	The terminal illness waiver is not available in the state of California.
Delaware	See "Right To Examine" under the Section titled "Purchase"	If you reside in Delaware and your Contract is a replacement of another insurance or annuity contract, you may return it within 20 days from the date you received it.
Florida	See "Right To Examine" under the Section titled "Purchase"
If you reside in Florida, you may return your Contract within 21 days from the date you received it. If your Contract is a replacement of another insurance or annuity contract, you may return it within 21 days from the date you received it.

Hawaii	See "Right To Examine" under the Section titled "Purchase"
If you reside in Hawaii and your Contract is a replacement of another insurance or annuity contract, you may return it within 10 days from the date you received it and receive a return of your Purchase Payment less any withdrawals. If your Contract is a replacement of another insurance or annuity contract and you return it within 11-30 days after you receive it, you will receive your Contract Value plus any fees or charges deducted under the Contract.

Idaho	See "Right To Examine" under the Section titled "Purchase"
If you reside in Idaho, you may return your Contract within 20 days from the date you received it. If your Contract is a replacement of another insurance or annuity contract, you may return it within 20 days from the date you received it.

Indiana	See "Right To Examine" under the Section titled "Purchase"	If you reside in Indiana and your Contract is a replacement of another insurance or annuity contract, you may return it within 20 days from the date you received it.
Kansas	See "Right To Examine" under the Section titled "Purchase"	If you reside in Kansas and your Contract is a replacement of another insurance or annuity contract, you may return it within 20 days from the date you received it.

A-1

Maryland	See "Terminal Illness Waiver" under the Section titled "Surrender Charge"
The second sentence of the first paragraph under the section titled Terminal Illness Waiver is replaced with the following:

For you to rely on this waiver, we must receive an eligible attending physician's certification regarding your illness and life expectancy and stating that your illness began after the Contract Date.

See "Account Statements" under the Section titled "Other Information"
The section titled "Account Statements" is replaced with the following:

At least once each calendar year during the Accumulation Phase, we will send you an annual statement that will show (as of a date not more than two months prior to the mailing date of the statement) your Contract Value, any transactions made to your Contract during the year, any surrender charge deductions, the amount of the death benefit, and any Indexed Interest credited to your Indexed Accounts. On request, we will send you a current statement with the information described above.

Massachusetts	See "Right To Examine" under the Section titled "Purchase"	If you reside in Massachusetts and your Contract is a replacement of another insurance or annuity contract, you may return it within 20 days from the date you received it.
	Nursing Home Waiver	The nursing home waiver is not available in the state of Massachusetts.
	Terminal Illness Waiver	The terminal illness waiver is not available in the state of Massachusetts.
North Dakota	See "Right To Examine" under the Section titled "Purchase"	If you reside in North Dakota, you may return your Contract within 20 days from the date you received it.
Oklahoma	See "Right To Examine" under the Section titled "Purchase"	If you reside in Oklahoma and your Contract is a replacement of another insurance or annuity contract, you may return it within 20 days from the date you received it.
Oregon		The Contract is not currently available for sale in the state of Oregon.
Pennsylvania	See "Right To Examine" under the Section titled "Purchase"	If you reside in Pennsylvania and your Contract is a replacement of another insurance or annuity contract, you may return it within 20 days from the date you received it.
Rhode Island	See "Right To Examine" under the Section titled "Purchase"	If you reside in Rhode Island, you may return your Contract within 20 days from the date you received it.
Tennessee	See "Right To Examine" under the Section titled "Purchase"	If you reside in Tennessee and your Contract is a replacement of another insurance or annuity contract, you may return it within 20 days from the date you received it.
Texas	See "Right To Examine" under the Section titled "Purchase"	If you reside in Texas, you may return your Contract within 20 days from the date you received it.
Washington	See "Right To Examine" under the Section titled "Purchase"	If you reside in Washington and your Contract is a replacement of another insurance or annuity contract, you may return it within 20 days from the date you received it.

A-2

APPENDIX B: INTERIM VALUE

We calculate the Interim Value for each Indexed Account at the end of each Business Day except for the first and last day of an Interest Term. The calculation is meant to measure the exit value of the hypothetical derivative investments for an allocation to an Indexed Account on that particular day. The exit value is determined with model inputs that reflect the estimated cost of exiting the hypothetical derivative investments before the end of the Interest Term. The exit value provides us with protection from the trading risk that we will have to pay out and/or reflect in the Indexed Account Value prior to the end of the Interest Term. If we did not take into account the estimated exit values, your Interim Value would be higher. The calculation includes the Index Return from the beginning of the Interest Term to the Interim Value date subject to the Indexed Interest Cap, and either the Indexed Interest Buffer or the Indexed Interest Floor. The Interim Value is calculated separately for each Indexed Account and is calculated differently depending on the crediting method chosen.

The Interim Value may be less than the beginning Indexed Account Value even when the Index Return is positive. This is due to, among other factors, market inputs for volatilities, interest rates and dividends. The implied return for the Interim Value is expected to be less than the Index Return on any Business Day. This is due to, among other factors, the fact that there would otherwise be the possibility of a lower value or loss if the Indexed Account was naturally left to the end of the Interest Term. The Interim Value reflects the amortization of the beginning Interim Value which represents the estimated cost of entering into the hypothetical derivatives at the beginning of the Interest Term for each strategy. As a result, the estimated cost of entering and exiting the hypothetical derivatives results in a lower Interim Value.

The calculation we use tracks hypothetical investments in fixed instruments and derivatives. The hypothetical call options are intended to value the potential for Index gains up to the Indexed Interest Cap. For the Indexed Interest Buffer crediting method, we use a hypothetical out-of-the-money put option that is intended to value the potential for Index losses greater than the Indexed Interest Buffer. Similarly, for the Indexed Interest Floor crediting method, we use a hypothetical at-the-money put option that is intended to value the potential for Index losses, but add back the hypothetical out-of-money put option to mimic the protection of the Indexed Interest Floor. We are not required to hold actual investments corresponding to the hypothetical investments, but we may or may not choose to do so. The Interim Value calculation will not be affected by the performance of any of our investments (or lack of investments) relating to any Indexed Account.

Our Interim Value calculation methodology, including the market standard Black-Scholes or Black’s model used to value the hypothetical derivatives, may result in values that are higher or lower than the values obtained from using other methodologies and models. Our Interim Value calculation may also be higher or lower than actual market prices of similar or identical derivatives. As a result, the Interim Value you receive may be higher or lower than what other methodologies and models would produce.

The Interim Value calculation reflects the amortization of the beginning hypothetical investment value during the Interest Term. This amortization is calculated by taking the number of days remaining in the Interest Term and dividing it by the total number of days in the Interest Term.

The Interim Value calculation for each Crediting Method is shown below.

THE INTERIM VALUE CALCULATION - INDEXED INTEREST BUFFER
The Interim Value for an Indexed Account using the Indexed Interest Buffer crediting method is equal to (A) times (B):

(A)	Base Value

(B)	One plus the following:
i.at-the-money call value; minus
ii.out-of-the-money call value; minus
iii.out-of-the-money put value; minus
iv.[Beginning hypothetical investment value x (number of days remaining) / (total number of days)] minus
v.trading costs.

EXAMPLE INTERIM VALUE CALCULATION - INDEXED INTEREST BUFFER

Start of Interest Term
Base Value	$100,000
Upfront Option Value (as % of Base Value)	0.74%
Mid-Year (185 days remaining in Interest Term)
Base Value	$100,000
Index YTD Return	7.14%
Value of Hypothetical Option Set (as % of Base Value)(1)	4.90%
At-the-Money Call	8.42%
Out-of-the-Money Call	2.97%
Out-of-the-Money Put	0.45%
Trading Costs	0.10%
Interim Value (2)	$104,520

(1) Value of Hypothetical Option Set calculated as:
At-the-Money Call; less
Out-of-the-Money Call; less
Out-of-the-Money Put; less
Trading Costs.
(2) Interim Value Calculated as (A) * [1+(B)]
Where:
(A) = Base Value
(B) = [Value of Hypothetical Option Set]; less
Upfront Option Value * (Days Remaining in Interest Term / Total Days in Interest Term)

THE INTERIM VALUE CALCULATION - INDEXED INTEREST FLOOR
The Interim Value for an Indexed Account using the Indexed Interest Floor crediting method is equal to (A) times (B):

(A)	Base Value

(B)	One plus the following:

i.	at-the-money call value; minus

ii.	out-of-the-money call value; minus

iii.	at-the-money put value; plus

iv.	out-of-the-money put value; minus

v.	[Beginning hypothetical option value x (number of days remaining) / (total number of days)] minus

vi.	trading costs.

EXAMPLE INTERIM VALUE CALCULATION - INDEXED INTEREST FLOOR

Start of Interest Term
Base Value	$100,000
Upfront Option Value (as % of Base Value)	0.69%
Mid-Year (185 days remaining in the Index Term)
Base Value	$100,000
Index YTD Return	7.14%
Value of Hypothetical Option Set (as % of Base Value)(1)	4.27%
At-the-Money Call	8.42%
Out-of-the-Money Call	2.97%
At-the-Money Put	1.53%
Out-of-the-Money Put	0.45%
Trading Costs	0.10%
Interim Value (2)	$103,922
(1) Value of Hypothetical Option Set calculated as:
At-the-Money Call; less
Out-of-the-Money Call; less
At-the-Money Put; plus
Out-of-the-Money Put; less
Trading Costs.
(2) Interim Value Calculated as (A) * [1+(B)]
Where:
(A) = Base Value
(B) = [Value of Hypothetical Option Set]; less
Upfront Option Value * (Days Remaining in Interest Term / Total Days in Interest Term)

The hypothetical call and put options defined below are used as positive values in the Interim Value calculation:

At-the-money call (AMC):This is an option to buy a position in the Index at the end of the Interest Term with the strike price set to the Index Value at the beginning of the Interest Term and where the value of the AMC option on any Business Day is measured as a percentage of the Index Value at the beginning of the Interest Term.

At-the-money put (AMP): This is an option to sell a position in the Index at the end of the Interest Term with the strike price set to the Index Value at the beginning of the Interest Term and where the value of the AMP option on any Business Day is measured as a percentage of the Index Value at the beginning of the Interest Term.

Out-of-the-money call (OMC): This is an option to buy a position in the Index at the end of the Interest Term with the strike price set to the Index Value at the beginning of the Interest Term multiplied by (one plus the Indexed Interest Cap) and where the value of the OMC option on any Business Day is measured as a percentage of the Index Value at the beginning of the Interest Term.

Out-of-the-money-put (OMP): This is an option to sell a position in the Index at the end of the Interest Term with the strike price set to the Index Value at the beginning of the Interest Term multiplied by (one minus either the Indexed Interest Buffer or the Indexed Interest Floor, depending on the crediting method) and where the value of the OMP option is measured on any Business Day as a percentage of the Index Value at the beginning of the Interest Term.

PROXY VALUE INPUTS

Index YTD return: The Index price at the end of the current Business Day divided by the Index Value as of the beginning of the Interest Term. The Index prices are sourced daily from Bloomberg or another market source.

Strike price: This varies for each derivative investment as follows:

•	For an at-the-money call or at-the-money put, the strike price is equal to the Index Value at the beginning of the Interest Term.

•	For an out-of-the-money call, the strike price is equal to the Index Value at the beginning of the Interest Term multiplied by (1 plus the Indexed Interest Cap).

•
For an out-of-the-money put, the strike price is equal to the Index Value at the beginning of the Interest Term multiplied by (1 minus the Indexed Interest Buffer or 1 plus the Indexed Interest Floor).

•
Interest rates - The interest rates to the end of the Interest Term as of a Business Day where the rates are interpolated from rates commonly used in the Black-Scholes formula for projecting and discounting and sourced daily from Bloomberg or another market source.

Dividend rates: The dividend rates to the end of the Interest Term as of a Business Day where the rates are interpolated from rates or implied from market data commonly used in the Black-Scholes formula as sourced daily from Bloomberg or another market source. The dividend rates may include adjustments to reflect the cost of carry and other market-implied forward-related adjustments.

Time remaining: The portion of a year remaining in the Interest Term as measured by the number of calendar days from the Business Day calculation date to the end of the Interest Term and then divided by the number of calendar days in the Interest Term.

Volatility: The implied option volatility is approximated daily using observed option prices sourced from Bloomberg or another market source. Direct sources for implied volatility are generally not available because options in the marketplace do not directly align with the time remaining in the Interest Term and strike prices for each of the hypothetical derivatives underlying the calculation of Interim Value for each Indexed Account. For each option embedded in an Indexed Account, we approximate the volatilities by interpolating between implied volatilities for similar options with the closest available time remaining and strike prices.

Trading Costs: The trading costs represent the additional cost of exiting the set of hypothetical options in the Index Crediting Method over and above the hypothetical values as calculated above.

APPENDIX C: INDEX DISCLOSURES

S&P 500 INDEX

The "S&P 500 Index" is a product of S&P Dow Jones Indices LLC, a division of S&P Global, or its affiliates (“SPDJI”), and has been licensed for use by Symetra Life Insurance Company (“Symetra”). Standard & Poor’s® and S&P® are registered trademarks of Standard & Poor’s Financial Services LLC, a division of S&P Global (“S&P”); Dow Jones® is a registered trademark of Dow Jones Trademark Holdings LLC (“Dow Jones”); and these trademarks have been licensed for use by SPDJI and sublicensed for certain purposes by Symetra Life Insurance Company. It is not possible to invest directly in an index. Symetra’s products are not sponsored, endorsed, sold or promoted by SPDJI, Dow Jones, S&P, any of their respective affiliates (collectively, “S&P Dow Jones Indices”). S&P Dow Jones Indices does not make any representation or warranty, express or implied, to the owners of Symetra’s products or any member of the public regarding the advisability of investing in securities generally or Symetra’s products particularly or the ability of the S&P 500 Index to track general market performance. Past performance of an index is not an indication or guarantee of future results. S&P Dow Jones Indices’ only relationship to Symetra with respect to the S&P 500 Index is the licensing of the Index and certain trademarks, service marks and/or trade names of S&P Dow Jones Indices and/or its licensors. The S&P 500 Index is determined, composed and calculated by S&P Dow Jones Indices without regard to Symetra or Symetra’s products. S&P Dow Jones Indices has no obligation to take the needs of Symetra or the owners of Symetra’s products into consideration in determining, composing or calculating the S&P 500 Index. S&P Dow Jones Indices is not responsible for and has not participated in the determination of the prices, and amount of Symetra’s products or the timing of the issuance or sale of Symetra’s products or in the determination or calculation of the equation by which Symetra’s products are to be converted into cash, surrendered or redeemed, as the case may be. S&P Dow Jones Indices has no obligation or liability in connection with the administration, marketing or trading of Symetra’s products. There is no assurance that investment products based on the S&P 500 Index will accurately track index performance or provide positive investment returns.  S&P Dow Jones Indices LLC is not an investment or tax advisor.  A tax advisor should be consulted to evaluate the impact of any tax-exempt securities on portfolios and the tax consequences of making any particular investment decision. Inclusion of a security within an index is not a recommendation by S&P Dow Jones Indices to buy, sell, or hold such security, nor is it considered to be investment advice.

S&P DOW JONES INDICES DOES NOT GUARANTEE THE ADEQUACY, ACCURACY, TIMELINESS AND/OR THE COMPLETENESS OF THE S&P 500 INDEX OR ANY DATA RELATED THERETO OR ANY COMMUNICATION, INCLUDING BUT NOT LIMITED TO, ORAL OR WRITTEN COMMUNICATION (INCLUDING ELECTRONIC COMMUNICATIONS) WITH RESPECT THERETO. S&P DOW JONES INDICES SHALL NOT BE SUBJECT TO ANY DAMAGES OR LIABILITY FOR ANY ERRORS, OMISSIONS, OR DELAYS THEREIN. S&P DOW JONES INDICES MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES, OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE OR AS TO RESULTS TO BE OBTAINED BY SYMETRA, OWNERS OF SYMETRA’S PRODUCTS, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE S&P 500 INDEX OR WITH RESPECT TO ANY DATA RELATED THERETO. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT WHATSOEVER SHALL S&P DOW JONES INDICES BE LIABLE FOR ANY INDIRECT, SPECIAL, INCIDENTAL, PUNITIVE, OR CONSEQUENTIAL DAMAGES INCLUDING BUT NOT LIMITED TO, LOSS OF PROFITS, TRADING LOSSES, LOST TIME OR GOODWILL, EVEN IF THEY HAVE BEEN ADVISED OF THE POSSIBLITY OF SUCH DAMAGES, WHETHER IN CONTRACT, TORT, STRICT LIABILITY, OR OTHERWISE. THERE ARE NO THIRD PARTY BENEFICIARIES OF ANY AGREEMENTS OR ARRANGEMENTS BETWEEN S&P DOW JONES INDICES AND SYMETRA, OTHER THAN THE LICENSORS OF S&P DOW JONES INDICES.

RUSSELL 2000® INDEX

The Product has been developed solely by Symetra Life Insurance Company and is not in any way connected to or sponsored, endorsed, sold or promoted by the London Stock Exchange Group plc and its group undertakings (collectively, the “LSE Group”). FTSE Russell is a trading name of certain of the LSE Group companies.

All rights in the “Russell 2000® Index” (the “Index”) vest in the relevant LSE Group company which owns the Index. “Russell®”, “FTSE Russell®”, and “Russell 2000® Index” are trademarks of the relevant LSE Group company and are used by any other LSE Group company under license.

The Index is calculated by or on behalf of LSE Group or its affiliate, agent or partner. The LSE Group does not accept any liability whatsoever to any person arising out of (a) the use of, reliance on or any error in the Index or (b) investment in or operation of the Product. The LSE Group makes no claim, prediction, warranty or representation either as to the results to be obtained from the Product or the suitability of the Index for the purpose to which it is being put by Symetra Life Insurance Company.

The Product is not in any way connected to or sponsored, endorsed, sold or promoted by the London Stock Exchange Group plc and its group undertakings (collectively, the “LSE Group”). The LSE Group does not accept any liability whatsoever to any person arising out of the use of the Product or the underlying data.

NASDAQ 100 INDEX

The Product(s) is not sponsored, endorsed, sold or promoted by Nasdaq, Inc. or its affiliates (Nasdaq, with its affiliates, are referred to as the “Corporations”). The Corporations have not passed on the legality or suitability of, or the accuracy or adequacy of descriptions and disclosures relating to, the Product(s). The Corporations make no representation or warranty, express or implied to the owners of the Product(s) or any member of the public regarding the advisability of investing in securities generally or in the Product(s) particularly, or the ability of the Nasdaq-100 Index® to track general stock market performance. The Corporations' only relationship to Symetra Life Insurance Company (“Licensee”) is in the licensing of the Nasdaq®, Nasdaq-100®, Nasdaq-100 Index®, and certain trade names of the Corporations and the use of the Nasdaq-100 Index® which is determined, composed and calculated by Nasdaq without regard to Licensee or the Product(s). Nasdaq has no obligation to take the needs of the Licensee or the owners of the Product(s) into consideration in determining, composing or calculating the Nasdaq-100 Index®. The Corporations are not responsible for and have not participated in the determination of the timing of, prices at, or quantities of the Product(s) to be issued or in the determination or calculation of the equation by which the Product(s) is to be converted into cash. The Corporations have no liability in connection with the administration, marketing or trading of the Product(s).

THE CORPORATIONS DO NOT GUARANTEE THE ACCURACY AND/OR UNINTERRUPTED CALCULATION OF NASDAQ-100 INDEX® OR ANY DATA INCLUDED THEREIN. THE CORPORATIONS MAKE NO WARANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY LICENSEE, OWNERS OF THE PRODUCT(S) OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE NASDAQ-100 INDEX® OR ANY DATA INCLUDED THEREIN. THE CORPORATIONS MAKE NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIM ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE NASDAQ-100 INDEX® OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL THE CORPORATIONS HAVE ANY LIABILITY FOR ANY LOST PROFITS OR SPECIAL, INCIDENTAL, PUNITIVE, INDIRECT, OR CONSEQUENTIAL DAMAGES, EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.

MSCI EMERGING MARKETS INDEX

THIS PRODUCT IS NOT SPONSORED, ENDORSED, SOLD OR PROMOTED BY MSCI INC. ("MSCI"), ANY OF ITS AFFILIATES, ANY OF ITS INFORMATION PROVIDERS OR ANY OTHER THIRD PARTY INVOLVED IN, OR RELATED TO, COMPILING, COMPUTING OR CREATING ANY MSCI INDEX (COLLECTIVELY, THE "MSCI PARTIES"). THE MSCI INDEXES ARE THE EXCLUSIVE PROPERTY OF MSCI. MSCI AND THE MSCI INDEX NAMES ARE SERVICE MARK(S) OF MSCI OR ITS AFFILIATES AND HAVE BEEN LICENSED FOR USE FOR CERTAIN PURPOSES BY SYMETRA LIFE INSURANCE COMPANY. NONE OF THE MSCI PARTIES MAKES ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, TO THE ISSUER OR OWNERS OF THIS PRODUCT OR ANY OTHER PERSON OR ENTITY REGARDING THE ADVISABILITY OF INVESTING IN PRODUCTS GENERALLY OR IN THIS PRODUCT PARTICULARLY OR THE ABILITY OF ANY MSCI INDEX TO TRACK CORRESPONDING STOCK MARKET PERFORMANCE. MSCI OR ITS AFFILIATES ARE THE LICENSORS OF CERTAIN TRADEMARKS, SERVICE MARKS AND TRADE NAMES AND OF THE MSCI INDEXES WHICH ARE DETERMINED, COMPOSED AND CALCULATED BY MSCI WITHOUT REGARD TO THIS PRODUCT OR THE ISSUER OR OWNERS OF THIS PRODUCT OR ANY OTHER PERSON OR ENTITY. NONE OF THE MSCI PARTIES HAS ANY OBLIGATION TO TAKE THE NEEDS OF THE ISSUER OR OWNERS OF THIS PRODUCT OR ANY OTHER PERSON OR ENTITY INTO CONSIDERATION IN DETERMINING, COMPOSING OR CALCULATING THE MSCI INDEXES. NONE OF THE MSCI PARTIES IS RESPONSIBLE FOR OR HAS PARTICIPATED IN THE DETERMINATION OF THE TIMING OF, PRICES AT, OR QUANTITIES OF THIS PRODUCT TO BE ISSUED OR IN THE DETERMINATION OR CALCULATION OF THE EQUATION BY OR THE CONSIDERATION INTO WHICH THIS PRODUCT IS REDEEMABLE. FURTHER, NONE OF THE MSCI PARTIES HAS ANY OBLIGATION OR LIABILITY TO THE ISSUER OR OWNERS OF THIS PRODUCT OR ANY OTHER PERSON OR ENTITY IN CONNECTION WITH THE ADMINISTRATION, MARKETING OR OFFERING OF THIS PRODUCT.
ALTHOUGH MSCI SHALL OBTAIN INFORMATION FOR INCLUSION IN OR FOR USE IN THE CALCULATION OF THE MSCI INDEXES FROM SOURCES THAT MSCI CONSIDERS RELIABLE, NONE OF THE MSCI PARTIES WARRANTS OR GUARANTEES THE ORIGINALITY, ACCURACY AND/OR THE COMPLETENESS OF ANY MSCI INDEX OR ANY DATA INCLUDED THEREIN. NONE OF THE MSCI PARTIES MAKES ANY WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY THE ISSUER OF THE PRODUCT, OWNERS OF THE PRODUCT, OR ANY OTHER PERSON OR ENTITY, FROM THE USE OF ANY MSCI INDEX OR ANY DATA INCLUDED THEREIN. NONE OF THE MSCI PARTIES SHALL HAVE ANY LIABILITY FOR ANY ERRORS, OMISSIONS OR INTERRUPTIONS OF OR IN CONNECTION WITH ANY MSCI INDEX OR ANY DATA INCLUDED THEREIN. FURTHER, NONE OF THE MSCI PARTIES MAKES ANY EXPRESS OR IMPLIED WARRANTIES OF ANY KIND, AND THE MSCI PARTIES HEREBY EXPRESSLY DISCLAIM ALL WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE, WITH RESPECT TO EACH MSCI INDEX AND ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL ANY OF THE MSCI PARTIES HAVE ANY LIABILITY FOR ANY DIRECT, INDIRECT, SPECIAL, PUNITIVE, CONSEQUENTIAL OR ANY OTHER DAMAGES (INCLUDING LOST PROFITS) EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.

PIMCO INDEX

The PIMCO Equity Fusion Index™ (the "Index") is an equity index that allocates to exchange-traded funds tracking four major equity markets: U.S. large-capitalization equities, U.S. small-capitalization equities, technology-focused equities, and emerging market equities. On a quarterly basis, the index adjusts its allocation to the Constituents according to a predefined set of rules based on contrarian signals. The Index is a trademark of Pacific Investment Management Company LLC ("PIMCO") and has been licensed for use for certain purposes by Symetra Life Insurance Company on behalf of the annuity. The Index is the exclusive property of PIMCO and is made and compiled without regard to the needs, including, but not limited to, the suitability needs, of Symetra Life Insurance Company, the annuity, or the annuity contract owners. The annuity is not sold, sponsored, endorsed or promoted by PIMCO or any other party involved in, or related to, making or compiling the Index.

PIMCO does not make any warranty or representation as to the accuracy, completeness, or availability of the Index or information included in the Index and shall have no responsibility or liability for the impact of any inaccuracy, incompleteness, or unavailability of the Index or such information. Neither PIMCO nor any other party involved in, or related to, making or compiling the Index makes any representation or warranty, express or implied, to the annuity contract owner, Symetra Life Insurance Company, or any member of the public regarding the advisability of purchasing annuities generally or the annuity particularly, the legality of the annuity under applicable federal securities, state insurance and tax laws, the ability of the annuity to track the performance of the Index, any other index or benchmark or general fixed income market or other asset class performance, or the results, including, but not limited to, performance results, to be obtained by Symetra Life Insurance Company, the annuity, annuity contract owners, or any other person or entity. PIMCO does not provide investment advice to Symetra Life Insurance Company with respect to the annuity, to the annuity, or to annuity contract owners.

Neither PIMCO nor any other party involved in, or related to, making or compiling the Index has any obligation to continue to provide the Index to Symetra Life Insurance Company with respect to the annuity. In the event that the Index is no longer available to the annuity or annuity contract owners, Symetra Life Insurance Company may seek to replace the Index with another suitable index, although there can be no assurance that one will be available.

PIMCO disclaims all warranties, express or implied, including all warranties of merchantability or fitness for a particular purpose or use. PIMCO shall have no responsibility or liability with respect to the annuity.

The Index is comprised of a number of constituents, some of which are owned by entities other than PIMCO.  The Index relies on a variety of publicly available data and information and licensable equity and fixed income sub-indices.  All disclaimers referenced in the Agreement relative to PIMCO also apply separately to those entities that are owners of the constituents of the Index.
SPDR® S&P 500® ETF Trust (SPY ETF), IWM (iShares Russell 2000 ETF), QQQ (Invesco QQQ Trust Series 1) and EEM (iShares MSCI Emerging Markets ETF) are each a constituent of the PIMCO Equity Fusion Index™. S&P® and SPDR® are registered trademarks of Standard & Poor’s Financial Services LLC (S&P), iShares® is a registered trademark of BlackRock Fund Advisors or BlackRock, Inc. and its subsidiaries, and “Russell” and Russell 2000® are registered trademarks of FTSE Russell, each an “ETF Trademark Owner” and collectively, the “ETF Trademark Owners”. The PIMCO Equity Fusion Index is not sponsored, endorsed, sold, or promoted by any of the ETF Trademark Owners. The ETF Trademark Owners make no representations or warranties to the owners of products utilizing the PIMCO Equity Fusion Index or any member of the public regarding the advisability of purchasing a product utilizing the PIMCO Equity Fusion Index. None of the ETF Trademark Owners has any obligation or liability in connection with the operation, marketing, trading or sale of the PIMCO Equity Fusion Index.

APPENDIX D: EXAMPLES OF POINT TO POINT WITH INDEXED INTEREST FLOOR CREDITING METHOD

The Contract offers two interest crediting methods for crediting Indexed Interest to the Indexed Accounts: the Point to Point with Indexed Interest Floor and the Point to Point with Indexed Interest Buffer. You should consult with your agent to determine which Crediting Method is right for you.

The point to point methods use Index Values on two dates to determine the amount of Indexed Interest to be credited: the beginning of an Interest Term and the end of an Interest Term. In the examples below, these are the Beginning Index Value and Ending Index Value columns. To determine the Index Return for the point to point methods, we determine the change in Index Value between the Beginning Index Value and the Ending Index Value and express it as a percentage. If the Index Return is positive, we determine if the Indexed Interest Cap will apply. If the Index Return is negative, we determine if the Indexed Interest Floor will apply. This is shown in the column titled Adjusted Index Return. The Adjusted Index Return is then multiplied by the Base Value to determine the amount of Indexed Interest to credit. The Indexed Interest is then added or subtracted from the Base Value to get the Indexed Account Value.

POINT TO POINT WITH INDEXED INTEREST FLOOR
Multi-Year Example showing Moderate Gain and Moderate Loss
Assumptions
Purchase Payment:		$100,000
Indexed Interest Cap:		8%
Indexed Interest Floor:		-10%		Indexed Interest Floor (-10%)

Contract Year	Beginning Index Value	Ending Index Value	Index Return	Adjusted Index Return	Beginning Amount (Base Value)	Indexed Interest	Indexed Account Value
1	1,000.00	1,150.00	15%	8%	$100,000.00	$8,000.00	$108,000.00
2	1,150.00	1,104.00	-4%	-4%	$108,000.00	$(4,320)	$103,680.00
3	1,104.00	1,247.52	13%	8%	$103,680.00	$8,294.40	$111,974.40
4	1,247.52	1,072.87	-14%	-10%	$111,974.40	$(11,197.44)	$100,776.96
5	1,072.87	1,147.97	7%	7%	$100,776.96	$7,054.39	$107,831.35

In Contract Year 1, the Index Return of 15% exceeded the Indexed Interest Cap of 8% so the Adjusted Index Return is equal to the Indexed Interest Cap of 8%. This also applies in Contract Year 3.

In Contract Year 2, the Index Return of -4% is greater than the Indexed Interest Floor of -10% so the Adjusted Index Return is equal to -4%. This results in negative Indexed Interest and the Indexed Account Value is reduced by the amount of $4,320.

In Contract Year 4, the Index Return of -14% is less than the Indexed Interest Floor of -10% so the Adjusted Index Return is equal to -10%. We protect against the remaining 4% loss and the Indexed Account Value is reduced by the amount of $11,197.44.

In Contract Year 5, the Index Return of 7% is less than the Indexed Interest Cap of 8% so the Adjusted Index Return is equal to 7%.

D-1

POINT TO POINT WITH INDEXED INTEREST FLOOR
Example Showing Severe Loss in Year 1 followed by Moderate Gain
Assumptions
Purchase Payment:		$100,000
Indexed Interest Cap:		8%
Indexed Interest Floor		-10%
				Indexed Interest Floor (-10%)
Contract Year	Beginning Index Value	Ending Index Value	Index Return	Adjusted Index Return	Beginning Amount (Base Value)	Indexed Interest	Indexed Account Value
1	1,000.00	700.00	-30%	-10%	$100,000.00	$(10,000.00)	$90,000.00
2	700.00	770.00	10%	8%	$90,000.00	$7,200.00	$97,200.00
3	770.00	847	10%	8%	$97,200.00	$7,776.00	$104,976.00
4	847	931.7	10%	8%	$104,976.00	$8,398.08	$113,374.08
5	931.7	1,024.87	10%	8%	$113,374.08	$9,069.93	$122,444.01

In Contract Year 1, the Index Return of -30% is less than the Indexed Interest Floor of -10%. The Adjusted Index Return is equal to the Indexed Interest Floor of -10%. We protect against the remaining 20% loss and the Indexed Account Value is reduced by the amount of $10,000.

In Contract Years 2 through 5, the Index Return of 10% is greater than the Indexed Interest Cap of 8% so the Adjusted Index Return is equal to 8% at the end of each Interest Term. Although Contract Year 2 has a positive Adjusted Index Return, the Indexed Account Value does not equal or exceed the original Purchase Payment amount of $100,000 until Contract Year 3.

D-2

APPENDIX E: EXAMPLES OF POINT TO POINT WITH INDEXED INTEREST BUFFER CREDITING METHOD

The Contract offers two interest Crediting Methods for crediting Indexed Interest to the Indexed Accounts: the Point to Point with Indexed Interest Floor and the Point to Point with Indexed Interest Buffer. You should consult with your agent to determine which Crediting Method is right for you.

The point to point methods use Index Values on two dates to determine the amount of Indexed Interest to be credited: the beginning of an Interest Term and the end of an Interest Term. In the examples below, these are the Beginning Index Value and Ending Index Value columns. To determine the Index Return for the point to point methods, we determine the change in Index Value between the Beginning Index Value and the Ending Index Value and express it as a percentage. If the Index Return is positive, we determine if the Indexed Interest Cap will apply. If the Index Return is negative, we determine if the Indexed Interest Buffer will apply. This is shown in the column titled Adjusted Index Return. The Adjusted Index Return is then multiplied by the Base Value to determine the amount of Indexed Interest to credit. The Indexed Interest is then added or subtracted from the Base Value to get the Indexed Account Value.

POINT TO POINT WITH INDEXED INTEREST BUFFER
Multi-Year Example showing Moderate Gain and Moderate Loss
Assumptions
Purchase Payment:		$100,000
Indexed Interest Cap:		8%
Indexed Interest Buffer:		10%
				Indexed Interest Buffer (10%)

Contract Year	Beginning Index Value	Ending Index Value	Index Return	Adjusted Index Return	Beginning Amount (Base Value)	Indexed Interest	Indexed Account Value
1	1,000.00	1,150.00	15%	8%	$100,000.00	$8,000.00	$108,000.00
2	1,150.00	1,104.00	-4%	0%	$108,000.00	$—	$108,000.00
3	1,104.00	1,247.52	13%	8%	$108,000.00	$8,640.00	$116,640.00
4	1,247.52	1,072.87	-14%	-4%	$116,640.00	$(4,665.60)	$111,974.40
5	1,072.87	1,147.97	7%	7%	$111,974.40	$7,838.21	$119,812.61

In Contract Year 1, the Index Return of 15% exceeds the Indexed Interest Cap of 8% so the Adjusted Index Return is equal to the Indexed Interest Cap of 8%. This also applies in Contract Year 3.

In Contract Year 2, the Index Return of -4% falls within the Indexed Interest Buffer range of 0% to -10%. The Adjusted Index Return is set to zero (0) because we protect against the loss. This results in no Indexed Interest being credited.

In Contract Year 4, the Index Return of -14% falls beyond the Indexed Interest Buffer of 10%. We protect against the first 10% of loss under the Indexed Interest Buffer and the Adjusted Index Return is equal to the remaining loss of 4%. The Indexed Account Value is reduced by the amount of $4,665.60

In Contract Year 5, the Index Return of 7% is less than the Indexed Interest Cap of 8% so the Adjusted Index Return is equal to 7%.

E-1

POINT TO POINT WITH INDEXED INTEREST BUFFER
Example Showing Severe Loss in Year 1 followed by Moderate Gain
Assumptions
Purchase Payment:		$100,000
Indexed Interest Cap:		8%
Indexed Interest Buffer		10%
				Indexed Interest Buffer (10%)
Contract Year	Beginning Index Value	Ending Index Value	Index Return	Adjusted Index Return	Beginning Amount (Base Value)	Indexed Interest	Indexed Account Value
1	1,000.00	700.00	-30%	-20%	$100,000.00	$(20,000.00)	$80,000.00
2	700.00	770.00	10%	8%	$80,000.00	$6,400.00	$86,400.00
3	770.00	847	10%	8%	$86,400.00	$6,912.00	$93,312.00
4	847	931.7	10%	8%	$93,312.00	$7,464.96	$100,776.96
5	931.7	1,024.87	10%	8%	$100,776.96	$8,062.16	$108,839.12

In Contract Year 1, the Index Return of -30% falls beyond the Indexed Interest Buffer of 10%. We protect against the first 10% of loss under the Indexed Interest Buffer and the Adjusted Index Return is equal to the remaining loss of 20%. The Indexed Account Value is reduced by the amount of $20,000.

In Contract Year 2 through 5, the Index Return of 10% is greater than the Indexed Interest Cap of 8% so the Adjusted Index Return is equal to 8% at the end of each Interest Term. Although Contract Year 2 and Contract Year 3 have a positive Adjusted Index Return, the Indexed Account Value does not equal or exceed the original Purchase Payment amount of $100,000 until Contract Year 4.

E-2

PART II: INFORMATION NOT REQUIRED IN PROSPECTUS

OTHER EXPENSES OF ISSUANCE & DISTRIBUTION
The estimated expenses for the issuance and distribution of the contracts described in this prospectus, other than any underwriting discounts and commissions, are as follows:

Securities and Exchange Commission Registration Fees	$181,803.30
Estimated Printing and Filing Fees	$136,000.00
Estimated Accounting fees and expenses	$230,000.00
Estimated Legal fees and expenses	$300,000.00
INDEMNIFICATION
As more fully set forth in its Bylaws, Symetra Life, to the maximum extent it is empowered by the Iowa Business Corporation Act, Iowa Code Chapter 490, shall indemnify and advance expenses to any person who was or is a party to or is threatened to be made a party to any threatened, pending or completed claim, action, suit or proceeding, whether civil, criminal, administrative or investigative (including a grand jury proceeding) and whether formal or informal, by reason of the fact that such person (a) is or was a director or officer of the corporation, or (b) while a director or officer of the corporation, is or was serving at the request of the corporation as a director, officer, employee, agent, partner or trustee (or in a similar capacity) of another corporation, partnership, joint venture, trust, other enterprise, or employee benefit plan, against reasonable expenses (including attorneys’ fees), judgments, fines, penalties, including an excise tax assessed with respect to an employee benefit plan, and amounts paid in settlement actually and reasonably incurred by such person in connection with such claim, action, suit or proceeding or any appeal thereof.

Under certain Director and Officer Indemnification Agreements (“Agreement(s)”) between Symetra Life’s parent company, Symetra Financial Corporation, and directors and/or certain officers of Symetra Life (“Indemnitees”), Symetra Financial Corporation indemnifies and holds harmless Indemnitees, to the full extent permitted by the laws of the State of Delaware in effect at the time the Agreement is effective or as such laws may from time to time be amended, against all Indemnifiable Losses related to, resulting from or arising out of any Claim (subject to certain exceptions) where:

•
“Claim” means any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, arbitrative, investigative or other, in which the Indemnitee is a party or reasonably could be made a party, is threatened to be made a party or is involved by reason of the fact that (i) Indemnitee is or was a director, officer, employee or agent of the Company and/or of a subsidiary of the Company, or (ii) Indemnitee is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, non-profit organization, joint venture, trust or other enterprise. Inclusion of the Indemnitee’s role with such an enterprise (including, for example, service on the board of directors of a non-profit organization) on a list approved from time to time by the Chief Executive Officer or Chief Financial Officer of the Company shall constitute service “at the request of the Company” for purposes of clause (ii) in the preceding sentence.

•
“Expenses” includes all direct and indirect costs and expenses of any type whatsoever (including without limitation all attorneys’ and experts’ fees, expenses and charges) and all other costs, expenses and obligations actually and reasonably paid or incurred by Indemnitee in connection with investigating, defending, being a witness in or participating in (including on appeal), or preparing to investigate, defend, be a witness in or participate in, any Claim; and

•
“Indemnifiable Losses” means any and all Expenses, damages, losses, liabilities, judgments, fines, penalties and amounts paid in settlement (including without limitation all interest, assessments and other charges paid or payable in connection with or in respect of any of the foregoing) (collectively, “Losses”) reasonably incurred by Indemnitee relating to, resulting from or arising out of any Claim.

RECENT SALES OF UNREGISTERED SECURITIES
None.

EXHIBITS

Exhibit		Description	Reference
1.	(i)	Selling Agreement	2
	(ii)	Underwriting Agreement	3
2.		Not Applicable
3.	(i)	Amended and Restated Articles of Incorporation of Symetra Life Insurance Company	1
	(ii)	Bylaws of Symetra Life Insurance Company	1
4.	(i)	Form of Individual Single Premium Deferred Index-Linked Annuity Contract	2
	(ii)	Form of Individual Single Premium Deferred Index-Linked Annuity Contract Data Page	2
	(iii)	Form of Index-Linked Annuity Contract Application	2
5.		Legality Opinion	Filed Herewith
8.		Not Applicable
9.		Not Applicable
10.		None
11.		Not Applicable
12.		Not Applicable
15.		Not Applicable
16.		Not Applicable
21.		Subsidiaries of Registrant	1
23.		Consent of Ernst and Young LLP, Independent Registered Public Accounting Firm	Filed Herewith
24.		Not Applicable
25.		Not Applicable
26.		Not Applicable
99		Not Applicable
101.INS		XBRL Instance Document	Filed Herewith
101.SCH		XBRL Taxonomy Extension Schema	Filed Herewith
101.CAL		XBRL Taxonomy Extension Calculation Linkbase	Filed Herewith
101.DEF		XBRL Taxonomy Definition Linkbase	Filed Herewith
101.LAB		XBRL Taxonomy Extension Label Linkbase	Filed Herewith
101.PRE		XBRL Taxonomy Extension Presentation Linkbase	Filed Herewith

Reference		Description
1		Incorporated by reference as an exhibit from the initial filing on Form S-1 (333-225314), electronically filed on May 31, 2018.
2		Incorporated by reference as an exhibit from the Pre-Effective Amendment No. 1 filing on Form S-1/A (333-225314), electronically filed on August 24, 2018.

Exhibit	Description	Reference
3	Incorporated by reference as an exhibit from the Pre-Effective Amendment No. 2 filing on Form S-1/A (333-225314), electronically filed on October 31, 2018.

UNDERTAKINGS
A.The undersigned registrant hereby undertakes:
1.To file, during any period in which offers or sales are being made of the securities registered hereby, a post-effective amendment to this registration statement:
i.To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;
ii.To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment hereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from low or high end estimated offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b), if, in the aggregate, the changes in volume and price represent no more than 20 percent change in maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

iii.To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement.
2.That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
3.To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
4.That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of Contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration or made in any such document immediately prior to such date of first use.
5.That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
i.Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
ii.Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
iii.The portion of any other free writing prospectus relating to the offering containing materials or information about the undersigned registrant or their securities provided by or on behalf of the undersigned registrant; and
iv.Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
B.In so far as indemnification for liability arising under the Securities Act of 1933 (the “Act”) may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bellevue and State of Washington, on this 29th day of March, 2019

SYMETRA LIFE INSURANCE COMPANY

By:	/s/ Margaret Meister
Name: Margaret A. Meister
Title: President

Pursuant to the requirement of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on March 29, 2019.

NAME                            TITLE

/s/ Tommie Brooks                Director, Executive Vice President, Chief Financial Officer, and Chief Actuary
Tommie D. Brooks                (Principal Accounting Officer and Principal Financial Officer)

/s/ Michael W. Fry                    Director and Executive Vice President
Michael W. Fry

/s/ Daniel R. Guilbert                Director and Executive Vice President
Daniel R. Guilbert

/s/Mark E. Hunt                    Director and Executive Vice President
Mark E. Hunt

/s/ Margaret Meister                Director and President (Principal Executive Officer)
Margaret A. Meister

/s/ Hirofumi Miyahara                Director
Hirofumi Miyahara

/s/ Masato Naitoh                    Director
Masato Naitoh

/s/ Jacqueline M. Veneziani            Director, General Counsel, Senior Vice President and Secretary
Jacqueline M. Veneziani

INDEX TO EXHIBITS

Exhibit	Description
5	Legality Opinion
23	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm
101.INS	XBRL Instance Document
101.SCH	XBRL Taxonomy Extension Schema
101.CAL	XBRL Taxonomy Extension Calculation Linkbase
101.DEF	XBRL Taxonomy Definition Linkbase
101.LAB	XBRL Taxonomy Extension Label Linkbase
101.PRE	XBRL Taxonomy Extension Presentation Linkbase